AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 1998.

                                                      REGISTRATION NO. 333-35459
================================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 6
                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           NATIONWIDE STAFFING, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

              DELAWARE                                  7363
   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL
   INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)

                                   76-0526381
                                (I.R.S. EMPLOYER
                               IDENTIFICATION NO.)

                                 LARRY E. DARST
                             CHIEF EXECUTIVE OFFICER
                            NATIONWIDE STAFFING, INC.
                             600 TRAVIS, SUITE 6200
                              HOUSTON, TEXAS 77002
                                 (713) 223-7742

      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
 AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES AND AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

          GEOFFREY A. LONG
    BRACEWELL & PATTERSON, L.L.P.                   ROBERT F. GRAY, JR.
     SOUTH TOWER PENNZOIL PLACE                 FULBRIGHT & JAWORSKI L.L.P.
  711 LOUISIANA STREET, SUITE 2900               1301 MCKINNEY, SUITE 5100
      HOUSTON, TEXAS 77002-2781                  HOUSTON, TEXAS 77010-3095

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION AND AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT
BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                 SUBJECT TO COMPLETION, DATED JANUARY 28, 1998

PROSPECTUS
                        , 1998

                                3,400,000 SHARES
                        [LOGO NATIONWIDE STAFFING, INC.]
                           NATIONWIDE STAFFING, INC.

                                  COMMON STOCK
                               ------------------

     All of the 3,400,000 shares of common stock, $0.01 par value ("Common Stock"), offered hereby are being offered by Nationwide Staffing, Inc. (the "Company"). Prior to this offering, there has been no public market for the Common Stock of the Company. It is currently estimated that the initial public offering price for the Common Stock will be $10.50 per share. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price.

     The Common Stock has been approved for listing on the American Stock Exchange under the symbol "STF."

     SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
------------------------------------------------------------------------
               PRICE TO                UNDERWRITING         PROCEEDS
                 THE                  DISCOUNTS AND          TO THE
                PUBLIC                COMMISSIONS(1)       COMPANY(2)

------------------------------------------------------------------------
Per Share....     $                         $                  $
Total(3).....     $                         $                  $
------------------------------------------------------------------------

(1) THE COMPANY HAS AGREED TO INDEMNIFY THE SEVERAL UNDERWRITERS AGAINST CERTAIN LIABILITIES, INCLUDING LIABILITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SEE "UNDERWRITING."

(2) BEFORE DEDUCTING EXPENSES OF THE OFFERING PAYABLE BY THE COMPANY ESTIMATED AT $4,000,000.

(3) THE COMPANY HAS GRANTED THE UNDERWRITERS A 30-DAY OPTION TO PURCHASE UP TO 510,000 ADDITIONAL SHARES OF COMMON STOCK AT THE PRICE TO THE PUBLIC, LESS UNDERWRITING DISCOUNTS AND COMMISSIONS, SOLELY TO COVER OVER-ALLOTMENTS, IF ANY. IF SUCH OPTION IS EXERCISED IN FULL, THE TOTAL PRICE TO THE PUBLIC, UNDERWRITING DISCOUNTS AND COMMISSIONS AND PROCEEDS TO THE COMPANY WILL BE
    $           , $          AND $           , RESPECTIVELY. SEE
    "UNDERWRITING."

                               ------------------

     The shares of Common Stock are being offered by the several Underwriters when, as and if delivered to and accepted by the Underwriters and subject to various prior conditions, including their right to reject orders in whole or in part. It is expected that delivery of the share certificates will be made in New
York, New York, on or about                         , 1998.

DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION

                           LEGG MASON WOOD WALKER
                                 INCORPORATED

                                                   LADENBURG THALMANN & CO. INC.

     NATIONWIDE STAFFING WAS ORGANIZED IN FEBRUARY 1997 TO BECOME A LEADING NATIONAL PROVIDER OF COMPREHENSIVE STAFFING SOLUTIONS TO BUSINESSES, PROFESSIONAL AND SERVICE ORGANIZATIONS AND GOVERNMENTAL AGENCIES. NATIONWIDE STAFFING HAS ENTERED INTO AGREEMENTS TO ACQUIRE SIMULTANEOUSLY WITH THE CLOSING OF THIS OFFERING EIGHT FOUNDING COMPANIES, WHICH HAVE BEEN IN BUSINESS FOR AN AVERAGE OF 15 YEARS AND CURRENTLY HAVE 29 OFFICES SERVING CLIENTS IN 42 STATES AND THE DISTRICT OF COLUMBIA.

     [MAP SHOWING THE STATES IN WHICH THE FOUNDING COMPANIES DO BUSINESS, THE CITIES IN WHICH THEY ARE HEADQUARTERED AND THE COMPANY'S HEADQUARTERS.]

     THE COMPANY INTENDS TO FURNISH ITS STOCKHOLDERS WITH ANNUAL REPORTS CONTAINING FINANCIAL STATEMENTS AUDITED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND WITH QUARTERLY REPORTS CONTAINING UNAUDITED SUMMARY FINANCIAL INFORMATION FOR EACH OF THE FIRST THREE QUARTERS OF EACH FISCAL YEAR.

                               ------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THIS OFFERING AND MAY BID FOR AND PURCHASE SHARES OF THE COMMON STOCK IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     SIMULTANEOUSLY WITH AND AS A CONDITION TO THE CONSUMMATION OF THE OFFERING MADE BY THIS PROSPECTUS (THE "OFFERING"), NATIONWIDE STAFFING, INC. WILL ACQUIRE, IN SEPARATE MERGER OR EXCHANGE TRANSACTIONS (COLLECTIVELY, THE "MERGERS"), IN EXCHANGE FOR CASH AND SHARES OF COMMON STOCK, ALL OF THE
CAPITAL STOCK OF EIGHT BUSINESSES ENGAGED IN PROVIDING TEMPORARY STAFFING, STAFF LEASING, RECRUITING, PERMANENT PLACEMENT, PAYROLL PROCESSING AND HUMAN RESOURCE CONSULTING SERVICES (EACH, A "FOUNDING COMPANY" AND, COLLECTIVELY, THE
"FOUNDING COMPANIES"). UNLESS OTHERWISE INDICATED, ALL REFERENCES HEREIN TO
THE "COMPANY" INCLUDE THE FOUNDING COMPANIES AND NATIONWIDE STAFFING, INC. AND REFERENCES TO "NATIONWIDE STAFFING" MEAN NATIONWIDE STAFFING, INC. PRIOR TO
THE CONSUMMATION OF THE MERGERS.

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE COMBINED, PRO FORMA COMBINED AND INDIVIDUAL HISTORICAL FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL SHARE, PER SHARE AND FINANCIAL INFORMATION (I) HAS BEEN ADJUSTED TO GIVE EFFECT TO THE MERGERS; (II) ASSUMES AN INITIAL PUBLIC OFFERING PRICE OF $10.50 PER SHARE (THE "OFFERING PRICE"); (III) HAS BEEN ADJUSTED TO REFLECT A
1,084-FOR-ONE STOCK SPLIT IN THE FORM OF A DIVIDEND; AND (IV) ASSUMES NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION. UNLESS OTHERWISE INDICATED, ALL REFERENCES TO COMMON STOCK INCLUDE BOTH COMMON STOCK, $0.01 PAR VALUE, AND RESTRICTED VOTING COMMON STOCK, $0.01 PAR VALUE (THE "RESTRICTED COMMON
STOCK"), OF THE COMPANY.

                                  THE COMPANY

     Nationwide Staffing was organized in February 1997 to become a leading national provider of comprehensive staffing solutions to businesses, professional and service organizations and governmental agencies. The Company provides professional, skilled industrial and commercial (clerical and light industrial) employees to over 2,400 clients in a wide variety of industries, including aerospace, petrochemicals, petroleum refining, insurance, food processing, legal and high technology, and to the government sector. The Company's pro forma revenues for the year ended December 31, 1996 of $133.8 million were derived approximately 70% from temporary staffing and approximately 30% from staff leasing or professional employer organization ("PEO") services. In a PEO arrangement, the Company enters into a contract to transfer the client company's existing workforce, or a portion thereof, to the Company and assumes responsibility for all or a portion of personnel-related matters. Upon consummation of the Offering, Nationwide Staffing will acquire through the Mergers the eight Founding Companies, which have been in business for an average of 15 years and currently have 29 offices and operations in 42 states and the District of Columbia.

     The Company believes that as businesses increasingly outsource a wider range of human resource functions in order to focus on their core operations, they will require more sophisticated and diverse services from their staffing providers. In order to serve these needs, the Company offers significantly broader services than those provided by traditional staffing companies. In addition to supplying temporary workers for short-term needs, the Company also provides extended-term temporary employees, including staff leasing or PEO services, temporary-to-permanent placements, recruiting, permanent placements, payroll processing, vendor-on-premises and human resource consulting. In addition, the Company is pursuing strategic alliances with selected human resource consulting firms that will enable the Company to expand its range of staffing services to include additional human resource department outsourcing services and executive compensation and employee benefits consulting.

     The Company's emphasis on providing comprehensive staffing solutions affords it a competitive advantage by appealing to a broader universe of potential clients, including regional and national companies, while also creating cross-marketing opportunities within its existing client base. The Company intends to provide companies with single-source solutions to their staffing needs by combining and integrating the extensive services already being provided by the Founding Companies, along with additional services that may become available through acquisitions and strategic alliances. This comprehensive service offering will allow the Company to offer cost-effective service to companies who can select those staffing services that best satisfy their particular needs. In addition, the Company will be able to cross market services to existing and new clients, thereby reducing the Company's business development costs, and will be able to serve larger companies seeking comprehensive staffing services on a regional or national basis. Finally, the Company believes that a comprehensive service offering will assist the Company in establishing multiple contacts within existing and new clients that should contribute to more extensive and longer-term relationships.

                               INDUSTRY OVERVIEW

     The staffing industry encompasses a wide range of services to businesses, professional and service organizations and governmental agencies. The U.S. staffing industry has grown rapidly in recent years as organizations have sought to reduce costs and improve operating efficiency by outsourcing more of their human resource functions. Staffing Industry Analysts, Inc. ("SIA"), an independent industry research firm, estimates that gross revenues in the U.S. staffing industry have grown since 1991 at a compound annual growth rate of 18.8%, from approximately $31.4 billion in 1991 to approximately $74.4 billion in 1996.

     According to SIA, temporary staffing and PEO services represented approximately 63.3% and 23.3%, respectively, of total staffing industry gross revenues in 1996. The use of temporary staffing services has grown rapidly in recent years as competitive pressures have caused businesses to focus on reducing overhead, including converting fixed labor costs to variable costs. The use of temporary employees also enables companies to improve flexibility in employee hiring and scheduling and to focus on their core business operations. According to SIA, the U.S. market for temporary staffing services has grown since 1991 at a compound annual rate of 17.0%, from approximately $21.5 billion in revenue in 1991 to approximately $47.1 billion in revenue in 1996. PEO services have also grown substantially in recent years, driven in large part by the increasingly complex legal and regulatory burdens placed on employers, as well as trends relating to the growth of small businesses in the United States and their efforts at improving productivity and competitiveness. SIA estimates that gross revenues in PEO services have grown since 1991 at a compound annual rate of 28.2%, from approximately $5.0 billion in 1991 to approximately $17.3 billion in 1996. With its broad offering of staffing solutions, the Company provides services typically associated with temporary staffing companies, such as recruiting, screening and training employees, while also providing services typically associated with PEO companies, such as risk management, employee benefits administration, payroll processing and other human resource administration functions.

     The Company believes that the U.S. staffing industry is highly fragmented and has begun to experience consolidation, particularly with respect to temporary staffing and PEO companies. Based on data available from Dun & Bradstreet and the National Association of Professional Employer Organizations ("NAPEO"), in the United States over 9,300 companies provide temporary staffing services and more than 1,800 companies provide PEO services. Many of these companies are small, owner-operated businesses with limited access to capital for development and expansion. The Company believes that temporary staffing and, to a lesser extent, PEO companies are consolidating in response to
(i) the increased demands of local, regional and national companies for a single supplier of a full range of staffing and human resource services, (ii) increased competition from larger, better capitalized competitors and (iii) owners' desires for liquidity. Although some consolidation activity has already occurred, the Company believes that consolidation in the U.S. staffing industry will continue and that there will be numerous available acquisition candidates.

                               BUSINESS STRATEGY

     The Company plans to achieve its objective of becoming a leading national provider of comprehensive staffing solutions through the implementation of a cohesive business strategy consisting of the following elements:

         o OFFER A DIVERSIFIED RANGE OF STAFFING SERVICES. The Company offers a wide range of staffing services, including short and extended-term temporaries, PEO services, temporary-to-permanent placements, recruiting, permanent placements, payroll processing, vendor-on-premises and human resource consulting. Each of the Company's services is available on a stand-alone basis or as part of a comprehensive staffing solution, thereby affording the Company the flexibility to provide customized services based on individual client requirements. By offering a broad range of staffing services, the Company believes that it will be able (i) to offer its services on a more cost-effective basis, (ii) to cross market services to existing and new clients, (iii) to capitalize on new marketing opportunities with clients demanding comprehensive staffing services, particularly regional and national companies, and (iv) to solidify long-term relationships with clients.

         o CONTINUE TO DEVELOP NICHE MARKETS. As U.S. corporations have become more accustomed to using specialized employees on a temporary basis, the Company has developed a strong reputation in certain markets either by focusing on specific industries, such as aerospace, petrochemical and insurance, or by providing temporary employees with specialized skills, such as engineers, computer technicians and health care specialists. These "niche" markets tend to yield longer-term staffing placements and, in many instances, higher margins. The Company intends to continue to expand its services in these speciality markets by leveraging the Founding Companies' expertise on a company-wide basis and to pursue additional niche market opportunities.

         o CONTINUE TO DEVELOP LONG-TERM CLIENT RELATIONSHIPS. The Company's emphasis on providing high quality, value-added staffing solutions has enabled it to establish long-term relationships with a number of clients. The Company's 25 largest clients have utilized its services on average for approximately eight years. By continuing to focus on providing superior client service and by continuing to expand its range of services, the Company intends to further its relationships with long-standing clients and to establish long-term relationships with new clients. The Company believes that long-standing client relationships provide it with the in-depth knowledge necessary to continue to provide focused and customized service, affording the Company with an advantage over competitors.

         o INCREASE OPERATING EFFICIENCIES. The Company believes that it can provide significant opportunities to achieve cost savings and greater operating efficiencies that are not available to the Founding Companies on an individual basis. The Company intends to support its subsidiaries and branch offices by combining a number of general and administrative functions at the corporate level, such as risk management, certain purchasing (including workers' compensation and health insurance), cash management, human resource and other systems and administrative support services. The Company will also implement a program to identify "best practices" among the Founding Companies to enhance operating efficiencies that can be implemented successfully throughout its operations. However, while maintaining strong operating and financial controls at the corporate level, the Company will also maintain a decentralized operating structure at the local level that will retain the entrepreneurial spirit present in each of the Founding Companies and will allow the Company to capitalize on the considerable local and regional market knowledge and customer relationships possessed by the Founding Companies.

         o FOCUS ON INTERNAL GROWTH OPPORTUNITIES. A key component of the Company's strategy is to build on the Founding Companies' history of internal growth. By combining the Founding Companies, Nationwide Staffing will be able to significantly expand the available service offering of each individual Founding Company, thereby allowing them to present a wider variety of services to both existing clients and potential clients. This wider service offering will also appeal to regional or national companies searching for a one-stop source of staffing solutions who previously may not have considered utilizing a Founding Company on a stand alone basis. Furthermore, the Company's assumption of many administrative functions formerly carried out by the Founding Companies will allow them to devote increased management efforts towards the cultivation of new clients.

         o EXPAND THROUGH ACQUISITIONS. The Company believes that providers of temporary staffing and PEO services in the United States are highly fragmented and consolidating, thereby offering significant opportunities for the Company to complement its internal growth by aggressively pursuing strategic acquisitions. The key objectives of the Company's acquisition program are (i) to enhance the Company's position in its existing niche markets and to establish a position in new niche markets,
       (ii) to broaden further the Company's range of staffing services, (iii) to enter new geographic markets, and (iv) to expand the Company's presence within its existing geographic markets. The Company's focus will be to acquire companies that have a history of growth and profitability, a strong management team, a reputation for quality services and the infrastructure necessary to be a core business into which other operations may be consolidated. The Company believes that there are significant opportunities to expand by acquiring companies that satisfy the Company's acquisition criteria. Once the Company has entered a geographic market, the Company will also pursue "tuck-in" acquisitions of smaller companies whose operations can be assimilated into an existing operation thereby leveraging the Company's established infrastructure.

                                  THE OFFERING

Common Stock offered by the Company................... 3,400,000 Shares
Common Stock to be outstanding after the Offering.....
                                                      8,271,433 Shares(1)
Use of Proceeds.......................................To pay the cash portion of the purchase prices for the Founding
                                                      Companies, to repay the debt of the
                                                      Founding Companies assumed by the
                                                      Company in the Mergers, to pay the
                                                      expenses incurred in connection with
                                                      the organization of Nationwide
                                                      Staffing and the Offering, and for
                                                      working capital and general corpo-
                                                      rate purposes, including future
                                                      acquisitions. See "Use of
                                                      Proceeds."
AMEX symbol........................................... STF

------------
(1) Includes (i) 1,300,715 shares of Common Stock previously issued and now held by WJG Capital, L.L.C. ("WJG Capital") and management of Nationwide
    Staffing (1,083,929 shares of which will be exchanged for Restricted Common Stock prior to the consummation of this Offering) and (ii) 3,570,718 shares of Common Stock to be issued to the stockholders of the Founding Companies in connection with the Mergers and excludes (a) 50,000 shares of Common Stock reserved for issuance upon exercise of outstanding warrants, (b) up to 850,000 shares available for issuance under the Company's 1997 Stock Awards Plan, 325,000 of which have been granted to date, and 212,592 of which will be issued upon consummation of the Offering and (c) up to 100,000 shares available for issuance under the Company's 1997 Nonqualified Stock Option Plan for Non-Employee Directors (the "1997 Directors Stock Option Plan"), 20,000 of which have been granted to date and 10,000 of which will be issued upon the consummation of the Offering. Each share of Restricted Common Stock is entitled to 0.35 of one vote held on all matters submitted to stockholders. See "Management -- 1997 Stock Awards Plan", "-- Director Compensation", "Certain Transactions" and "Description of Capital
    Stock."

                                  RISK FACTORS

     Prospective investors should carefully consider the factors discussed in detail elsewhere in this Prospectus under the caption "Risk Factors."

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA

     Nationwide Staffing will acquire the Founding Companies simultaneously with and as a condition to the consummation of this Offering. The following summary presents unaudited pro forma combined financial data for the Company, adjusted for (i) the effects of the Mergers on a historical basis, (ii) the effects of certain pro forma adjustments to the historical financial statements described below and (iii) the consummation of the Offering and the application of the net proceeds therefrom. See "Selected Financial Data," the Unaudited Pro Forma Combined Financial Statements and the historical Financial Statements of Nationwide Staffing and the Founding Companies and the Notes thereto included elsewhere in this Prospectus.

                                                PRO FORMA COMBINED(1)
                                        -------------------------------------
                                                          NINE MONTHS ENDED
                                         YEAR ENDED         SEPTEMBER 30,
                                        DECEMBER 31,    ---------------------
                                            1996          1996        1997
                                                   (IN THOUSANDS)
Income statement data:
     Revenues........................     $ 133,768     $  96,558  $  120,984
     Cost of services................       116,626        84,372     104,600
                                        -------------   ---------  ----------
     Gross profit....................        17,142        12,186      16,384
     Operating costs and
       expenses(2)...................        10,670         7,782      10,345
     Depreciation and
       amortization(3)...............         1,620           949       1,013
                                        -------------   ---------  ----------
     Operating income................         4,852         3,455       5,026
     Interest and other income,
       net(4)........................            95            97         124
                                        -------------   ---------  ----------
     Income before income tax........         4,947         3,552       5,150
     Income tax(5)...................         2,291         1,539       2,340
                                        -------------   ---------  ----------
     Net income......................     $   2,656     $   2,013  $    2,810
                                        =============   =========  ==========
     Net income per share............     $    0.35     $    0.27  $     0.37
     Shares used in computing pro
       forma net income per
       share(6)......................         7,528         7,528       7,528


                                                  AS OF
                                            SEPTEMBER 30, 1997
                                        --------------------------
                                         PRO FORMA         AS
                                        COMBINED(7)    ADJUSTED(8)
                                              (IN THOUSANDS)
Balance sheet data:
     Working capital.................     $    77        $13,758
     Total assets....................      56,070         62,286
     Long-term debt, net of current
      portion........................         518         --
     Stockholders' equity(9).........      22,970         52,171

------------

(1) During the periods presented above, the Founding Companies were not under common control or management. The unaudited pro forma combined income statement data assume that the Mergers and the Offering were consummated on January 1, 1996 and are not indicative of the results the Company would have achieved had these events actually occurred on such date or of the Company's future performance. Neither the potential cost savings from consolidating certain operational and administrative functions nor the costs of corporate overhead have been included in the pro forma combined financial information.

(2) The unaudited pro forma combined income statement data include an aggregate of approximately $2.7 million, $1.4 million and $1.5 million for the year ended December 31, 1996 and the nine months ended September 30, 1996 and 1997, respectively, in pro forma reductions in salary, bonuses and

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)
    benefits paid to the owners of the Founding Companies to which they have agreed prospectively (collectively, the "Compensation Differential").

(3) Includes amortization of goodwill over a 40-year period.

(4) Adjusted to repay $3.9 million of debt assumed by the Company in the Mergers and to eliminate the related interest expense.

(5) Assumes a corporate income tax rate of 39% and the non-deductibility of goodwill amortization for federal income tax purposes.

(6) The number of outstanding shares used in computing net income per share includes (i) 1,300,715 shares outstanding prior to the Mergers and Offering,
    (ii) 3,570,718 shares issued to owners of the Founding Companies, (iii) 34,286 net shares that would be outstanding if the warrants and options were exercised and the proceeds used to repurchase shares at the Offering Price and (iv) 2,622,373 of the 3,400,000 shares sold in the Offering necessary to pay the cash portion of the purchase prices for the Founding Companies, to repay indebtedness and to pay estimated Offering expenses. The remaining 777,627 shares have been excluded from shares outstanding in computing net income per share and represent the net cash proceeds to be used for working capital and general corporate purposes.

(7) The unaudited pro forma combined balance sheet data assume that the Mergers were closed on September 30, 1997.

(8) Adjusted for the sale of the 3,400,000 shares of Common Stock offered hereby and the application of the net proceeds therefrom. See "Use of Proceeds" and "Certain Transactions."

(9) Several of the Founding Companies are S corporations. Prior to the Mergers, these Founding Companies will distribute an aggregate of $0.5 million to their former stockholders (the "S Corporation Distributions"). Additionally, several of the Founding Companies which are C corporations have elected to withdraw retained earnings prior to the Mergers in an aggregate of $1.3 million (the "C Corporation Distributions").

               SUMMARY INDIVIDUAL FOUNDING COMPANY FINANCIAL DATA

     The following table presents summary income statement data for each of the individual Founding Companies' three most recent fiscal years. Operating income has not been adjusted for the Compensation Differential, potential cost savings from consolidating certain operational and administrative functions or the costs of corporate overhead. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Introduction" and the historical Financial Statements of the Founding Companies and the Notes thereto.

                                                                            NINE MONTHS
                                            FISCAL YEARS ENDED(1)       ENDED SEPTEMBER 30,
                                       -------------------------------  --------------------
                                         1994       1995       1996       1996       1997
                                                          (IN THOUSANDS)
ALTERNATIVE SOLUTIONS
     Revenues........................  $  11,461  $  12,381  $  13,681  $   9,659  $  11,219
     Operating income................        159         90        162        101        475
ASAP
     Revenues........................      3,370      4,099      6,132      4,379      7,275
     Operating income................        356        380        579        492        664
CARDINAL
     Revenues........................     14,136     17,531     20,292     14,097     14,861
     Operating income................        155        103          5        285        101
EMPLOYMENT ENTERPRISES
     Revenues........................     29,252     33,172     36,675     26,957     33,071
     Operating income................        161        226        241        153        858
EVINS GROUP
     Revenues........................      5,954      6,743      7,833      5,346      7,000
     Operating income (loss).........       (140)       (64)       379        160        207
GTS
     Revenues........................     25,162     23,167     28,661     20,824     31,892
     Operating income................        437        336        853        717      1,197
HP SERVICES
     Revenues........................      5,868      6,488      9,063      6,755      6,676
     Operating income................        310        410        479        456        584
TECHNOLOGY PLUS
     Revenues........................      6,580      9,828     12,256      8,541      8,990
     Operating income................        172        379        490        396        367

------------
(1) The fiscal years presented are as follows: Alternative Solutions -- the fiscal years ended April 30, 1995, 1996 and 1997; Cardinal -- the fiscal years ended June 30, 1995, 1996 and 1997; Employment Enterprises -- the fiscal years ended November 30, 1994 and 1995 and the year ended December 31, 1996; and ASAP, Evins Group, GTS, HP Services and Technology Plus -- the years ended December 31, 1994, 1995 and 1996.

                                  RISK FACTORS

     AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE COMMON STOCK.

     ABSENCE OF COMBINED OPERATING HISTORY. Nationwide Staffing was organized in February 1997 but has conducted no operations and generated no revenues to date. Nationwide Staffing has entered into definitive agreements to acquire the Founding Companies simultaneously with and as a condition to the closing of this Offering. The Founding Companies have been operating as separate, independent entities and there can be no assurance that the Company will be able to integrate the operations of these businesses successfully or to institute the necessary systems and procedures to manage the combined enterprise on a profitable basis, including accounting and financial reporting systems. The Company's management group has been assembled only recently and there can be no assurance that the management group will be able to manage effectively the combined entity or to implement effectively the Company's business strategy. The pro forma combined historical financial results of the Founding Companies cover periods when the Founding Companies and Nationwide Staffing were not under common control or management and, therefore, may not be indicative of the Company's future financial or operating results. The inability of the Company to integrate the Founding Companies successfully will have a material adverse effect on the Company's business, financial condition and results of operations and will make it unlikely that the Company's acquisition program will be successful. See "Business -- Business Strategy" and "Management."

     ABILITY TO MANAGE INTERNAL GROWTH. The Company intends to seek to improve the profitability of the Founding Companies by various means, including introducing a broader range of staffing services to the Founding Companies and achieving economies of scale, purchasing savings and operating efficiencies. The Company's ability to increase the revenues of the Founding Companies will be affected by various factors, including client acceptance of the expanded services, changes in the unemployment rates in the United States and in the local markets in which the Founding Companies operate and the Company's ability to negotiate lower insurance premiums. Many of these factors are beyond the control of the Company and there can be no assurance that the Company's operating and internal growth strategies will be successful or that it will be able to generate cash flow adequate for its operation and to support internal growth. See "Business -- Business Strategy."

     RISKS RELATED TO THE COMPANY'S ACQUISITION STRATEGY. The Company also intends to grow significantly through the acquisition of additional temporary staffing, staff leasing and complementary businesses. The Company expects to face competition for acquisition candidates, which may limit the number of acquisition opportunities and may lead to higher acquisition prices. There can be no assurance that the Company will be able to identify, acquire or manage profitably additional businesses or to integrate successfully any acquired businesses into the Company without substantial costs, delays or other operational or financial problems. Further, acquisitions involve a number of special risks, including possible adverse effects on the Company's operating results, diversion of management's attention, failure to retain key personnel of the acquired businesses and risks associated with unanticipated events or liabilities, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. The Company may consider acquiring complementary businesses involved in permanent placements and human resource consulting and there can be no assurance that these complementary businesses can be successfully integrated. In addition, there can be no assurance that businesses acquired in the future will achieve anticipated revenues and earnings. See "Business -- Business Strategy."

     RISKS RELATED TO ACQUISITION FINANCING. The timing, size and success of the Company's acquisition efforts and the associated capital commitments cannot be readily predicted. The Company currently intends to finance future acquisitions by using shares of its Common Stock for a portion of the consideration to be paid. In the event that the Common Stock does not maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to initiate and maintain its acquisition program. Upon completion of this Offering, the Company will have approximately $8.2 million of net proceeds remaining for future acquisitions and working capital after payment of expenses of the Mergers and this Offering, outstanding Founding Company indebtedness and the cash portion of the purchase prices for the Founding Companies. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financing. The Company intends to obtain a bank line of credit to fund its working capital and acquisition needs upon consummation of this Offering. However, there can be no assurance that the Company will be able to obtain the line of credit or other financing it will need for its acquisition program on terms that the Company deems acceptable. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     EFFECT OF FLUCTUATIONS IN THE GENERAL ECONOMY. Demand for the Company's temporary staffing and permanent placement services is significantly affected by the general level of economic activity and unemployment in the United States. When economic activity increases, temporary employees are often added before full-time employees are hired. However, as economic activity slows, many companies reduce their utilization of temporary employees prior to undertaking layoffs of full-time employees. The Company may experience more competitive pricing pressure during periods of economic downturn. Additionally, decreased economic activity also leads to a decreased need for permanent placement services. Therefore, any significant economic downturn could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     DEPENDENCE OF EACH FOUNDING COMPANY ON CERTAIN CLIENTS. Certain of the Founding Companies have derived greater than 10% of their revenues for their most recent fiscal year from certain of their clients. The loss of any such client would have an adverse impact on the affected Founding Company's profitability. To the extent any of such clients make up a material portion of the revenues of Nationwide Staffing after the consummation of the Mergers, the loss of any such client could have a material adverse effect on the Company's business, financial condition and results of operations. See "The Company."

     DEPENDENCE ON AVAILABILITY OF QUALIFIED TEMPORARY PERSONNEL. In providing temporary staffing services, the Company depends on its ability to attract, train and retain personnel who possess the skills and experience necessary to meet the staffing requirements of its clients. Competition for individuals with proven skills in certain areas, particularly engineering, medical and technical, is intense. The Company competes in several markets in which unemployment is relatively low thereby increasing competition for employees. The Company must continually evaluate, train and upgrade its base of available personnel to keep pace with the needs of its clients. There can be no assurance that qualified personnel will continue to be available to the Company in sufficient numbers and on terms of employment acceptable to the Company. The inability to attract and retain qualified personnel could have a material adverse effect on the Company's business, financial condition and results of operations. See
"Business -- Industry Overview."

     SUBSTANTIAL COMPETITION AND NEW MARKET ENTRANTS. The provision of temporary staffing services is highly competitive and highly fragmented, consisting of more than 9,300 firms. There are limited barriers to entry and new competition frequently enters the market. Principal competitors in the Company's markets are generally national temporary personnel companies with substantially greater financial and marketing resources than those of the Company. Due to the limited barriers to entry and as the temporary staffing industry grows, the Company expects additional well-organized competitors to enter markets serviced by the Company, some of which may have greater resources than the Company. Such competition could limit the Company's ability to maintain or increase its market share in the temporary staffing industry or maintain or increase gross margins on temporary staffing services, any one of which could have a material adverse effect on the financial condition and results of operations of the Company.

     The provision of PEO services is also highly fragmented, with approximately 1,800 companies performing PEO services to some extent. The Company believes that many of the PEO companies have limited operations; however, several leading participants are significantly larger than the Company's PEO operations. The Company encounters competition from "fee for service" companies, such as payroll processing firms, insurance companies and human resource consultants. Moreover, the Company expects that, as the provision of PEO services grows and its regulatory framework becomes better established, well-organized competitors with greater resources than the Company may enter the PEO market, possibly including large "fee for service" companies currently providing a more limited range of services. See "Business -- Industry Overview" and
" -- Competition."

     WORKERS' COMPENSATION INSURANCE AND BENEFIT PLANS; UNEMPLOYMENT TAXES AND WORKERS COMPENSATION RATES. The maintenance of workers' compensation and health insurance plans that cover worksite employees will be a significant part of the Company's business. The health and workers' compensation contracts used by the Founding Companies are provided by vendors with whom such Founding Companies have established relationships and on terms that the Company believes to be favorable. While the Company believes that replacement contracts could be secured on competitive terms without causing significant disruption to the Company's business, there can be no assurance in this regard. The Company is evaluating various forms of workers' compensation insurance and will implement a new program at such time as, in management's judgment, a more cost-effective program is identified. The Company's future workers' compensation insurance premiums are subject to adjustment based upon audits of the Company's employee classification practices and other data provided to the insurance carrier.

     Health insurance premiums, state unemployment taxes and workers' compensation rates will be determined, in part, by the Company's (including the Founding Companies) claims experience and will comprise a significant portion of the Company's direct costs. The Company will employ extensive risk management procedures in an attempt to control its claims incidence. However, should the Company experience a large increase in claim activity, its unemployment taxes, health insurance premiums or workers' compensation insurance rates may increase. The Company's ability to incorporate such increases into its service fees to clients could be constrained by contractual arrangements with clients, which could result in a delay before such increases can be reflected in service fees. As a result, such increases could have a material adverse effect on the Company's financial condition or results of operations.

     LIABILITY FOR WORKSITE EMPLOYEE PAYROLL. In both the temporary staffing and PEO situations, the Company is obligated to pay the salaries, wages and related benefit costs and payroll taxes of worksite employees. This obligation will be as a principal, not merely as an agent of the client company and must be fulfilled even if the client company does not make timely payment to the Company. No assurance can be given whether the Company's ultimate liability for worksite employee payroll and benefits costs will have a material adverse effect on its financial condition or results of operations.

     LIABILITIES FOR CLIENT AND EMPLOYEE ACTIONS. By providing temporary staffing and PEO services, the Company will be exposed to the risk of claims under employment and discrimination laws. A number of legal issues remain unresolved with respect to the employment arrangement between a PEO and its worksite employees. The Company's PEO agreement will establish the contractual division of responsibilities between the Company and its clients for various personnel management matters, including compliance with and liability under various governmental regulations. However, the Company may act as a co-employer in its PEO business, thereby subjecting it to liability for violations of these or other laws despite these contractual provisions, even if it does not participate in such violations. In addition, worksite employees may be deemed to be agents of the Company, subjecting the Company to liability for the actions of such worksite employees. See "Regulation."

     GOVERNMENT REGULATION. The Company's costs could increase if there are any material changes in government regulations. Recent federal and certain state legislative proposals have included provisions extending health insurance benefits to employees who do not presently receive such benefits. Due to the wide variety of national and state proposals currently under consideration, the impact of such proposals cannot be predicted. There can be no assurance that the Company will be able to increase the fees charged to its clients in a timely manner and in a sufficient amount to cover increased costs related to any new benefits that may be extended to temporary employees. It is not possible to predict whether other legislation or regulations affecting the Company's operations will be proposed or enacted at the federal or state level. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Regulation."

     While many states do not explicitly regulate PEO activities, 15 states have passed laws that have licensing or registration requirements for PEO companies and other states are considering such regulation. Immediately after the closing of this Offering, the Company will conduct PEO operations in five of the states that regulate PEO operations. Such laws vary from state to state but generally provide for monitoring the fiscal responsibility of PEO companies. There can be no assurance that the Company will be able to satisfy licensing requirements or other applicable regulations of any particular state in which the Company subsequently commences PEO operations. For a more complete description of these regulations, see "Regulation -- PEO."

     In providing temporary staffing services, the Company is treated as the employer of record. In providing PEO services, the Company assumes certain obligations and responsibilities of an employer. However, laws applicable to the employment situation (such as ERISA and federal and state employment tax laws) do not specifically address the obligations and responsibilities of non-traditional employers such as PEO companies. In addition, many states have not addressed the PEO relationship for purposes of compliance with applicable state laws governing the employer/employee relationship. If these or other federal or state laws are ultimately applied to the Company's PEO relationship with its worksite employees in a manner adverse to the Company, such an application could adversely affect the Company's results of operations or financial condition. See "Regulation." Additionally, the federal immigration laws and regulations are becoming increasingly complex, stringent and expensive, and there can be no assurance that continued compliance with existing or future laws or regulations will not adversely affect the operations of the Company.

     The IRS has established an Employee Leasing Market Segment Group for the purpose of identifying specific compliance issues prevalent in certain segments of the PEO industry. One issue that has arisen is whether a PEO can be a co-employer of worksite employees, including officers and owners of client companies, for various purposes under the Internal Revenue Code of 1986, as amended (the "Code"), including participation in the PEO's 401(k) plan. Should the IRS conclude that a PEO is not a "co-employer" of worksite employees for purposes of the Code, worksite employees could not continue to make salary deferral contributions to a 401(k) Plan or pursuant to a cafeteria plan or continue to participate in certain other employee benefit plans which may be established by the Company. The Company believes that, although unfavorable to the Company, a prospective application of such a conclusion (that is, one applicable only to periods after the conclusion by the IRS is finalized) would not have a material adverse effect on its financial position or results of operations, as the affected Founding Company could continue to make available similar benefit programs to its client companies at comparable cost. If such conclusion were applied retroactively to disqualify a 401(k) Plan of the Founding Companies, the employees' vested account balances under the 401(k) Plan would become taxable and the affected Founding Company would lose its tax deductions to the extent its matching contributions and profit sharing contributions were not vested, a Founding Company's Plan trust would become a taxable trust and such Founding Company would be subject to liability with respect to trust earnings and its failure to withhold applicable taxes with respect to certain contributions. Further, the affected Founding Company or the Company would be subject to liability, including penalties, with respect to its cafeteria plan for the failure to withhold and pay taxes applicable to salary deferral contributions by employees, including worksite employees. In such a scenario, the affected Founding Company or the Company also would face the risk of client dissatisfaction and potential litigation. Retroactive application by the IRS of an adverse conclusion could have a material adverse effect on the Company's financial position and results of operations.

     POTENTIAL MALPRACTICE LIABILITY AND INSURANCE.   Providing engineering,
specialty medical, legal and accounting services entails an inherent risk of professional malpractice and other similar claims. The Company expects to maintain insurance coverage that it believes will be adequate both as to risks and amounts. Each Founding Company will maintain its existing insurance coverage at its existing levels after the Mergers. The Company is evaluating various insurance options and intends to implement a new program at such time as, in management's judgment, a more cost-effective program is identified. The Company believes that such insurance will extend to professional liability claims that may be asserted against worksite employees of the Company. While the Company believes that replacement insurance contracts could be secured on competitive terms without causing significant disruption to the Company's business, there can be no assurance in this regard. Additionally, although management believes its professional malpractice coverage amounts are adequate, there can be no assurance that the Company's actual future claims will not exceed the coverage amounts. Should the Company experience a large claim on its professional malpractice insurance, the rates for such insurance may increase. The Company's ability to incorporate such increases into service fees to clients could be constrained by contractual arrangements with clients, which could result in a delay before such increases can be reflected in service fees. As a result, such increases could have a material adverse effect on the Company's financial condition or results of operations.

     FLUCTUATIONS IN OPERATING RESULTS; FLUCTUATIONS IN QUARTERLY RESULTS.   The
Company's results of operations may fluctuate significantly from quarter to quarter or year to year. Results may fluctuate due to a number of factors, including the timing of future acquisitions and branch office openings, seasonal fluctuations in the businesses of the Company's clients, seasonal fluctuations in the demand for staffing services and competitive factors. Accordingly, quarterly comparisons of the Company's revenues and operating results should not be relied on as an indication of future performance and the results of any quarterly period may not be indicative of results to be expected for a full year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     RELIANCE ON KEY PERSONNEL.   Due in part to the Company's decentralized
business strategy, the Company will be highly dependent on the continuing efforts of its executive officers and the senior management of the Founding Companies, and will likely depend on the senior management of any significant business it acquires in the future. The business or prospects of the Company could be affected adversely if these persons do not continue in their management role until the Company is able to attract and retain qualified replacements.

     VOTING CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS. Following the completion of the Mergers and this Offering, the Company's executive officers and directors, former stockholders of the Founding Companies and entities affiliated with any of them will hold shares representing voting interests of approximately 48.1% (45.1% if the Underwriters' over-allotment option is exercised in full), assuming the conversion by certain individuals of Common Stock into Restricted Common Stock. Up to 750,000 shares (the "Directed
Shares") of Common Stock may be sold to existing shareholders, including owners of the Founding Companies, officers and directors of the Company and representatives of WJG Capital, who have expressed an interest in purchasing shares of Common Stock in this Offering. In the event that the maximum amount of 750,000 Directed Shares are purchased by the Company's executive officers and directors or former stockholders of the Founding Companies or entities affiliated with them, such persons would hold shares representing approximately 56.2% (52.9% if the over-allotment option is exercised in full) of the voting interests of the Company. These persons, if acting in concert, could exercise control over the Company's affairs, elect the entire Board of Directors or control the outcome of any matter submitted to a vote of stockholders. See "Underwriting" and "Principal Stockholders."

     POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK. Upon the closing of the Mergers and the Offering, 8,271,433 (8,781,433 if the Underwriters' over-allotment option is exercised) shares of Common Stock will be outstanding. The 3,400,000 shares sold in this Offering (other than shares that may be purchased by affiliates of the Company) will be freely tradable. The remaining outstanding shares may be resold publicly only following their registration under the Securities Act of 1933, as amended (the
"Securities Act"), or pursuant to an available exemption from registration
(such as provided by Rule 144 and Rule 145 promulgated under the Securities Act following a one-year holding period for previously unregistered shares). The holders of those remaining shares have certain rights to have their shares registered in the future under the Securities Act, but may not exercise such registration rights and have agreed with the Company that they will not sell, transfer or otherwise dispose of any of their shares, for one year following the closing of this Offering. See "Shares Eligible for Future Sale." On completion of this Offering, the Company also will have outstanding warrants to purchase up to 50,000 shares of Common Stock, outstanding options to purchase 567,592 shares of Common Stock and 382,408 shares of Common Stock reserved for issuance pursuant to the Company's 1997 Stock Awards Plan and the Company's 1997 Directors Stock Option Plan. The Company intends to register all the shares subject to the options under the Securities Act for public resale. The Company intends to register 3,000,000 additional shares of Common Stock under the Securities Act within 90 days after completion of the Offering for issuance in connection with future acquisitions. These shares will be subject to the same 180-day lockup period agreed to by certain affiliates of the Company in this Offering and thereafter generally will be freely tradable after their issuance by persons not affiliated with the Company unless the Company contractually restricts their resale.

Sales, or the availability for sale of, substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the future ability of the Company to raise equity capital and complete any additional acquisitions for Common Stock. See "Shares Eligible for Future Sale."

     NO PRIOR PUBLIC MARKET AND DETERMINATION OF OFFERING PRICE. Prior to this Offering, there has been no public market for the Common Stock. Therefore, the initial public offering price for the Common Stock will be determined by negotiation between the Company and the Representatives of the Underwriters and may bear no relationship to the price at which the Common Stock will trade after the Offering. See "Underwriting" for the factors to be considered in determining the initial public offering price. The Common Stock has been approved for listing on the American Stock Exchange. However, there can be no assurance that an active trading market will develop subsequent to this Offering or, if active trading develops, that it will be sustained. Additionally, the Company must maintain certain financial and equity thresholds to continue to have its Common Stock listed on the American Stock Exchange.

     After this Offering, the market price of the Common Stock may be subject to significant fluctuations in response to numerous factors, including the timing of any acquisitions by the Company, variations in the annual or quarterly financial results of the Company or its competitors, changes by financial research analysts in their estimates of the earnings of the Company, conditions in the economy in general or in the Company's industry in particular, unfavorable publicity or changes in applicable laws and regulations (or judicial or administrative interpretations) affecting the Company or the staffing business. From time to time, the stock market experiences significant price and volume volatility, which may affect the market price of the Common Stock for reasons unrelated to the Company's performance.

     IMMEDIATE AND SUBSTANTIAL DILUTION. Purchasers of Common Stock in this Offering will experience immediate and substantial dilution in the net tangible book value of their stock of $8.69 per share and may experience further dilution in that value from issuances of Common Stock in connection with future acquisitions. See "Dilution."

     ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER PROVISIONS. The Company's Amended and Restated Certificate of Incorporation (the "Certificate of
Incorporation"), authorizes the Board of Directors to issue, without stockholder approval, one or more series of preferred stock having such preferences, powers and relative, participating, optional and other rights (including preferences over the Common Stock respecting dividends and distributions and voting rights) as the Board of Directors may determine. The existence of this "blank-check" preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. In addition, the Company's Certificate of Incorporation provides for a classified Board of Directors, which may also have the effect of inhibiting or delaying a change in control of the Company. Certain provisions of the Delaware General Corporation Law may also discourage takeover attempts that have not been approved by the Board of Directors. See "Management" and "Description of Capital Stock."

     NONPAYMENT OF DIVIDENDS. The Company has never paid any cash dividends and intends for the foreseeable future to retain any earnings otherwise available for dividends for the future operation and growth of the Company's business. In addition, the Company's financing arrangements will likely prohibit the payment of cash dividends on its capital stock. See "Dividend Policy."

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of any number of factors, including the risk factors set forth above and elsewhere in this Prospectus. When used in this Prospectus, the words "anticipate," "estimate," "believe," "project" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, believed or projected. Among the key factors that have a direct bearing on the Company's results of operations and the staffing business are the effects of general economic factors and of various governmental regulations, the fluctuation of the Company's direct costs and the costs and effectiveness of the Company's business strategy. These and other factors are discussed above and elsewhere in this Prospectus.

                                  THE COMPANY

     Nationwide Staffing was organized in February 1997 to become a leading national provider of comprehensive staffing solutions to businesses, professional and service organizations and governmental agencies. The Company provides professional, skilled industrial and commercial (clerical and light industrial) employees to over 2,400 clients in a wide variety of industries, including aerospace, petrochemicals, petroleum refining, insurance, food processing, legal and high technology, and to the government sector. The Company's pro forma combined 1996 revenues of $133.8 million were derived approximately 70% from temporary staffing and approximately 30% from staff leasing or PEO services. Upon consummation of the Offering, Nationwide Staffing will acquire through the Mergers the eight Founding Companies, which have been in business for an average of 15 years and currently have 29 offices and operations in 42 states and the District of Columbia. The following is a description of the Founding Companies:

          ALTERNATIVE SOLUTIONS, INC. -- Alternative Solutions, Inc. ("Alternative Solutions"), founded in 1982, is headquartered in Boston, Massachusetts and also has branch offices in Springfield, Massachusetts and East Hartford, Connecticut. Alternative Solutions provides temporary and permanent, administrative and technical workers in specialized areas such as the medical, legal and insurance industries, and PEO services. In addition, Alternative Solutions also provides temporary light industrial workers to various manufacturing industries. As of September 30, 1997, Alternative Solutions provided approximately 743 worksite employees serving 243 clients in the Boston, Springfield and East Hartford areas. None of Alternative Solutions' customers accounted for more than 10.0% of Alternative Solutions' revenue for the nine-month period ended September 30, 1997. Stephen M. Alter, Chief Executive Officer and founder of Alternative Solutions and Keith D. Alter, President of Alternative Solutions, have been employed by Alternative Solutions since its inception and will sign three-year employment agreements to continue in their present positions following consummation of the Offering. In addition, Mr. Stephen Alter will become a director of the Company.

          A.S.A.P. SERVICES, INC. -- A.S.A.P. Services, Inc. ("ASAP"), founded in 1990, is headquartered in Springdale, Arkansas and has branch offices in Fayetteville and Rogers, Arkansas and Joplin, Missouri. ASAP specializes in supplying light industrial labor to the food processing and manufacturing industries. As of September 30, 1997, ASAP provided approximately 732 worksite employees serving approximately 34 clients, primarily in Arkansas and Missouri. One of ASAP's clients, Butterball Turkey Company, a division of Armour Swift Eckrich, a division of Conagra Foods Incorporated, generated approximately 64.9% of ASAP's revenue for the nine-month period ended September 30, 1997. Brenda S. Dougan and L. Paul Dobbs, the President and Vice President of ASAP, respectively, will sign three-year employment agreements to continue in their present positions with ASAP following consummation of this Offering. In addition, Ms. Dougan will become a director of the Company.

          CARDINAL SERVICES, INC. -- Cardinal Services, Inc. ("Cardinal"), founded in 1988, is headquartered in Coos Bay, Oregon and has four branch offices in Eugene, Roseburg, Florence and Newport, Oregon. Cardinal provides temporary and leased employees to numerous industries, including the timber, paper and light industrial industries. As of September 30, 1997, Cardinal employed approximately 1,390 worksite employees serving approximately 381 clients in Oregon and California. None of Cardinal's clients accounted for more than 10.0% of Cardinal's revenue for the nine-month period ended September 30, 1997. Quincy T. Freeman, Chief Executive Officer of Cardinal, will sign a three-year employment agreement to continue in his present position with Cardinal following consummation of this Offering. In addition, Mr. Freeman will become a director of the Company.

          EMPLOYMENT ENTERPRISES, INC. -- Employment Enterprises, Inc., ("Employment Enterprises") is headquartered in Manassas, Virginia and was founded in 1980. Employment Enterprises operates through two wholly-owned subsidiaries: (i) Temporary Solutions, Inc., a temporary staffing company and (ii) Checks and Balances, Inc, a PEO. Employment Enterprises has five branch offices in North Carolina and Virginia. Both subsidiaries specialize in providing professional and clerical workers to the insurance and high technology industries. As of September 30, 1997, Employment Enterprises provided approximately 2,606 worksite employees in 39 states and the District of Columbia serving over 1,500 clients. Two of Employment Enterprises' clients, Allstate Insurance Company and Nationwide Mutual Insurance Company, generated approximately 52.6% and 39.3% respectively, of Employment Enterprises' revenue for the nine-month period ended September 30, 1997. Jana W. Yeates and Lovey L. Hammel have served as the Chief Executive Officer and President, respectively, of Employment Enterprises since its inception and both will sign three-year employment agreements to continue in their present positions with Employment Enterprises following consummation of the Offering. In addition, Ms. Hammel will become a director of the Company.

          EVINS PERSONNEL GROUP -- Evins Personnel Group is comprised of an affiliated group of corporations that are collectively referred to in this Prospectus as the "Evins Group." The first Evins Group corporation was founded in 1967, and all the companies are headquartered in Austin, Texas. Evins Group maintains branch offices in Austin, Abilene, Killeen and San Angelo, Texas and specializes in providing temporary staffing and permanent placements to companies in the Austin and central Texas area and to various agencies of the State of Texas. Evins Group's employees fill a wide range of roles including clerical and computer, circuit board and semi-conductor fabrication. As of September 30, 1997, Evins Group provided approximately 539 worksite employees serving approximately 168 clients. Various agencies of the State of Texas accounted for approximately 46.9% of Evins Group's revenue for the nine-month period ended September 30, 1997. Mary E. Evins has served as the President of Evins Group since its inception and will sign a three-year employment agreement to continue in her present position with Evins Group following consummation of this Offering. In addition, Ms. Evins will become a director of the Company.

          GLOBAL TECHNICAL SERVICES, INC. -- Global Technical Services, Inc. ("GTS"), located in Fort Worth, Texas, began operations in 1973 as a division of The Global Group, Inc., a privately held printing and publishing company located in Fort Worth. GTS was operated as a division of The Global Group until 1989 when it was spun off as a separate corporation. As of September 30, 1997, GTS provided approximately 623 worksite employees in 12 states serving 31 clients. GTS specializes in supplying engineers and skilled and unskilled labor to the aerospace industry. Two of GTS's customers, Lockheed Martin & Bell Helicopter (Textron), generated approximately 34.6% and 21.7%, respectively, of GTS's revenues for the nine-month period ended September 30, 1997. Paul L. Milligan has served as the President of GTS since 1989 and will sign a three-year employment agreement to continue in his present position with GTS following consummation of this Offering. In addition, Mr. Milligan will become a director of the Company.

          HP SERVICES, INC. -- HP Services, Inc. ("HP Services"), was founded in 1990 to acquire the employees of Gulf Coast Maintenance, Inc., which had been in operation since 1978. HP Services is headquartered in Alvin, Texas and specializes in supplying light industrial labor to the petrochemical industry. As of September 30, 1997, HP Services provided approximately 482 worksite employees to 8 clients located in the Texas Gulf Coast region. Three of HP Services' clients, Formosa Plastics Corporation, USA, Amtopp Plastics, Incorporated and Seadrift Coke, Incorporated generated approximately 39.3%, 16.9% and 18.7%, respectively of HP Services revenue for the nine-month period ended September 30, 1997. Gary D. Pitts has served as President of HP Services since its inception and will sign a three-year employment agreement to continue in his present position with HP Services following consummation of this Offering. In addition, Mr. Pitts will become a director of the Company.

          TECHNOLOGY PLUS, INC. -- Technology Plus, Inc. ("Technology Plus"), founded in 1985, is headquartered in Lee's Summit, Missouri, a suburb of Kansas City, Missouri and has branch offices in St. Louis, Missouri; Panama City, Florida and New Orleans, Louisiana. Technology Plus specializes in providing engineers, designers, CAD personnel and CAD services to the petrochemical, oil and gas refining and gas transportation industries. As of September 30, 1997, Technology Plus provided approximately 150 worksite employees in 22 states to approximately 50 clients. Four of Technology Plus' clients, Monsanto Company, Bayer Corporation, Waldenar S. Nelson and Company

     Incorporated, and Bechtel Corporation, generated approximately 29.1%, 17.8%, 13% and 11%, respectively, of Technology Plus, revenue for the nine-month period ended September 30, 1997. Mr. Richard L. Bronson and Bobby W. Watson have served as President and Executive Vice President, of Technology Plus, for twelve and seven years, respectively, and both will sign three-year employment agreements to continue in their present positions with Technology Plus following consummation of the Offering. In addition, Mr. Bronson will become a director of the Company.

     The Company's mailing address is 600 Travis, Suite 6200, Houston, Texas 77002 and its telephone number is (713) 223-7742.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of Common Stock offered hereby, after deducting the underwriting discounts and commissions and estimated offering expenses, are estimated to be approximately $29.2 million ($34.2 million if the Underwriters' over-allotment option is exercised in full).

     Of the net proceeds, $17.1 million will be used to pay the cash portion of the purchase prices for the Founding Companies, of which approximately $9.4 million will be paid to former stockholders of the Founding Companies who will become directors or holders of more than 5.0% of the Common Stock of the Company. Approximately $3.9 million of the net proceeds will be used to repay indebtedness assumed by the Company in the Mergers. Of such amount, $0.3 million and $1.2 million are owed to stockholders and affiliates of Evins Group and GTS, respectively. See "Certain Transactions."

     The approximately $8.2 million of remaining net proceeds will be available for working capital and general corporate purposes, which are expected to include future acquisitions. The Company currently has no binding agreements or letters of intent to effect any acquisitions. Pending such uses, the net proceeds will be invested in short-term, interest-bearing, investment grade securities.

     The Company is currently negotiating with various banks to obtain a $40 million credit facility, which the Company believes will be available upon the closing of this Offering. There can be no assurance that any line of credit will be obtained or that, if obtained, it will be on terms that are favorable to the Company. See "Risk Factors -- Risks Related to Acquisition Financing" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                DIVIDEND POLICY

     The Company intends to retain all of its earnings, if any, to finance the expansion of its business and for general corporate purposes, including future acquisitions. The Company does not anticipate paying any cash dividends on its Common Stock for the foreseeable future. In addition, in the event the Company is successful in obtaining one or more lines of credit, it is likely that any such facility will include restrictions on the ability of the Company to pay dividends without the consent of the lender. See "Management Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Combined."

     Several of the Founding Companies will make S Corporation Distributions and C Corporation Distributions prior to the Mergers totaling approximately $1.8 million.

                                 CAPITALIZATION

     The following table sets forth the current maturities of long-term debt obligations and capitalization as of September 30, 1997 (i) of the Company on a pro forma combined basis to give effect to the Mergers; and (ii) of the Company on a pro forma combined as adjusted basis to give effect to both the Mergers and the Offering and the application of the estimated net proceeds therefrom. See "Selected Financial Data" and "Use of Proceeds." This table should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements of the Company and the Notes thereto included elsewhere in this Prospectus.

                                           SEPTEMBER 30, 1997
                                        -------------------------
                                        PRO FORMA
                                        COMBINED      AS ADJUSTED
                                             (IN THOUSANDS)
Total short-term debt................    $ 3,371        $--
                                        =========     ===========
Long-term debt obligations, less
  current maturities.................    $   518        $--
Stockholders' equity:
     Common Stock: $0.01 par value,
       55,000,000 shares authorized;
       4,871,433 and 8,271,433 shares
       issued and outstanding,
       respectively(1)...............         49             83
     Additional paid-in capital......     24,314         63,880
     Retained earnings...............     (1,393)       (11,792)
                                        ---------     -----------
          Total stockholders'
          equity.....................     22,970         52,171
                                        ---------     -----------
               Total
               capitalization........    $23,488        $52,171
                                        =========     ===========

------------

(1) Excludes (a) 50,000 shares of Common Stock reserved for issuance upon exercise of outstanding warrants, (b) up to 850,000 shares available for issuance under the Company's 1997 Stock Awards Plan, 325,000 of which have been granted to date, and 212,592 of which will be issued upon consummation of the Offering and (c) up to 100,000 shares available for issuance under the Company's 1997 Directors Stock Option Plan, 20,000 of which have been granted to date and 10,000 of which will be issued upon the consummation of the Offering. See "Management -- 1997 Stock Awards Plan", "-- Director Compensation", "Certain Transactions" and "Description of Capital
    Stock."

                                    DILUTION

     The deficit in pro forma combined net tangible book value of the Company at September 30, 1997 was approximately $14.2 million, or $2.91 deficit per share of Common Stock. The deficit in pro forma combined net tangible book value per share represents the amount of the Company's stockholders' equity, less intangible assets, divided by the number of shares of Common Stock issued and outstanding after giving effect to the Mergers. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of shares of Common Stock in the Offering and the pro forma net tangible book value per share of Common Stock immediately after completion of the Offering. After giving effect to the sale of 3,400,000 shares of Common Stock by the Company in the Offering at $10.50 per share and the application of the estimated net proceeds therefrom, the pro forma net tangible book value of the Company as of September 30, 1997 would have been $15.0 million or $1.81 per share. This represents an immediate increase in pro forma net tangible book value of $4.72 per share to stockholders as of September 30, 1997 and an immediate dilution in pro forma net tangible book value of $8.69 per share to purchasers of Common Stock in the Offering. The following table illustrates the dilution per share:

Assumed initial public offering price
  per share..........................             $   10.50
     Pro forma deficit in net
      tangible book value per share
      before the Offering............  ($   2.91)
     Increase in pro forma net
      tangible book value per share
      attributable to new
      investors......................       4.72
                                       ---------
Pro forma net tangible book value per
  share after the Offering...........                  1.81
                                                  ---------
Dilution per share to new
  investors..........................             $    8.69
                                                  =========


     The following table shows, on a pro forma basis as of September 30,1997, the difference between existing stockholders prior to the Offering and new investors with respect to the number of shares purchased from the Company, the aggregate cash consideration paid and the average price per share paid to the Company.

                                           SHARES PURCHASED         TOTAL CONSIDERATION(1)      AVERAGE
                                        -----------------------     ----------------------       PRICE
                                         NUMBER         PERCENT      AMOUNT        PERCENT     PER SHARE
Existing stockholders (including
  owners of Founding Companies)......   4,871,433         58.9%     $(14,195)      (66.0)%      $ (2.91)
New investors(2).....................   3,400,000         41.1%       35,700        166.0%      $ 10.50
                                        ---------       -------     --------       -------
     Total...........................   8,271,433        100.0%     $ 21,505        100.0%
                                        =========       =======     ========       =======

------------
(1) Total consideration paid by existing stockholders represents the combined stockholders' equity of the Founding Companies and Nationwide Staffing before this Offering of $5.4 million, reduced to reflect: (i) the $17.1 million of cash consideration payable to the stockholders of the Founding Companies in connection with the Mergers; and (ii) the S Corporation Distributions and C Corporation Distributions and other distributions with a total effect of $2.5 million. See "Use of Proceeds" and "Capitalization."

(2) Includes any Directed Shares which may be purchased in the Offering at the initial public offering price by the Company's existing stockholders. See "Underwriting."

                            SELECTED FINANCIAL DATA

     Nationwide Staffing will acquire the Founding Companies simultaneously with and as a condition to the consummation of this Offering. For financial statement presentation purposes, however, Alternative Solutions has been identified as the accounting acquiror. The following selected historical financial data of Alternative Solutions as of, April 30, 1995, 1996 and 1997, December 31, 1996 and September 30, 1997 and for the respective fiscal years then ended and the nine months ended September 30, 1997 have been derived from the audited financial statements of Alternative Solutions included elsewhere in this Prospectus. The following selected historical financial data for Alternative Solutions as of April 30, 1993 and 1994 and September 30, 1996 for the respective fiscal years then ended and for the nine months ended September 30, 1996 have been derived from unaudited financial statements and, in the opinion of Alternative Solutions, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such data. The following summary unaudited pro forma financial data presents certain data for the Company, as adjusted for (i) the effects of the Mergers on a historical basis, (ii) the effects of certain pro forma adjustments to the historical financial statements described below and (iii) the consummation of the Offering and the application of the net proceeds therefrom. See the Unaudited Pro Forma Combined Financial Statements and the Notes thereto included elsewhere in this Prospectus.

                                                                                                               NINE MONTHS ENDED
                                                       YEAR ENDED APRIL 30,                     YEAR ENDED       SEPTEMBER 30,
                                       -----------------------------------------------------   DECEMBER 31,   --------------------
                                         1993       1994       1995       1996       1997          1996         1996       1997
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
ALTERNATIVE SOLUTIONS:
Revenues.............................  $   7,050  $  10,053  $  11,461  $  12,381  $  13,681     $ 12,855     $   9,659  $  11,219
Cost of services.....................      5,238      7,742      8,990      9,805     10,278        9,792         7,390      8,443
                                       ---------  ---------  ---------  ---------  ---------   ------------   ---------  ---------
Gross profit.........................      1,812      2,311      2,471      2,576      3,403        3,063         2,269      2,776
Operating costs and expenses.........      1,641      2,130      2,312      2,486      3,241        2,988         2,168      2,301
                                       ---------  ---------  ---------  ---------  ---------   ------------   ---------  ---------
Operating income.....................        171        181        159         90        162           75           101        475
Interest and other, net..............        (30)       (38)       (44)       (18)        13          (25)            4         21
                                       ---------  ---------  ---------  ---------  ---------   ------------   ---------  ---------
Income before income tax.............        141        143        115         72        175           50           105        496
Income tax expense...................         41         57         51         36         80           15            47        212
                                       ---------  ---------  ---------  ---------  ---------   ------------   ---------  ---------
Net income...........................  $     100  $      86  $      64  $      36  $      95     $     35     $      58  $     284
                                       =========  =========  =========  =========  =========   ============   =========  =========
PRO FORMA COMBINED(1):
Revenues....................................................................................     $133,768     $  96,558  $ 120,984
Cost of services............................................................................      116,626        84,372    104,600
                                                                                               ------------   ---------  ---------
Gross profit................................................................................       17,142        12,186     16,384
Operating costs and expenses(2).............................................................       10,670         7,782     10,345
Depreciation and amortization(3)............................................................        1,620           949      1,013
                                                                                               ------------   ---------  ---------
Operating income............................................................................        4,852         3,455      5,026
Interest and other, net(4)..................................................................           95            97        124
                                                                                               ------------   ---------  ---------
Income before income tax....................................................................        4,947         3,552      5,150
Income tax(5)...............................................................................        2,291         1,539      2,340
                                                                                               ------------   ---------  ---------
Net income..................................................................................     $  2,656     $   2,013  $   2,810
                                                                                               ============   =========  =========
Net income per share........................................................................     $   0.35     $    0.27  $    0.37
Shares used in computing pro forma net income per share(6)..................................        7,528         7,528      7,528

                                                             ALTERNATIVE SOLUTIONS, INC.
                                       ------------------------------------------------------------------------
                                                            AS OF APRIL 30,                           AS OF
                                       ---------------------------------------------------------   DECEMBER 31,
                                         1993        1994        1995        1996        1997          1996
                                                                    (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital......................   $    95     $    70     $   163     $   267     $   378       $  380
Total assets.........................     1,071       1,637       1,636       1,434       1,976        1,875
Long term debt, net of current
  portion............................     --          --          --          --          --          --
Stockholders' equity(9)..............       229         315         387         329         425          434

                                                                     COMBINED COMPANIES
                                                                            AS OF
                                                                     SEPTEMBER 30, 1997
                                                AS OF             -------------------------
                                            SEPTEMBER 30,          PRO FORMA        AS
                                                 1997             COMBINED(7)   ADJUSTED(8)

BALANCE SHEET DATA:
Working capital......................           $  670              $    77       $13,758
Total assets.........................            2,094               56,070        62,286
Long term debt, net of current
  portion............................        --                         518        --
Stockholders' equity(9)..............              718               22,970        52,171

                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------
(1) During the periods presented above, the Founding Companies were not under common control or management. The unaudited pro forma combined income statement data assume that the Mergers and the Offering were consummated on January 1, 1996 and are not indicative of the results the Company would have achieved had these events actually occurred on such date or of the Company's future performance. Neither the savings from consolidating certain operational and administrative functions nor the costs of corporate overhead have been included in the pro forma combined financial information.

(2) The unaudited pro forma combined income statement data include an aggregate of approximately $2.7 million, $1.4 million and $1.5 million for the twelve months ended December 31, 1996 and the nine months ended September 30, 1996 and 1997, respectively, in pro forma reductions for the Compensation Differential.

(3) Includes amortization of goodwill over a 40-year period.

(4) Adjusted to repay $3.9 million of debt assumed by the Company in the Mergers and to eliminate the related interest expense.

(5) Assumes a corporate income tax rate of 39% and the non-deductibility of goodwill amortization for federal income tax purposes.

(6) The number of outstanding shares used in computing net income per share includes (i) 1,300,715 shares outstanding prior to the Mergers and Offering,
    (ii) 3,570,718 shares issued to owners of the Founding Companies, (iii) 34,286 net shares that would be outstanding if the warrants and options were exercised and the proceeds used to repurchase shares at the Offering Price and (iv) 2,622,373 of the 3,400,000 shares sold in the Offering necessary to pay the cash portion of the purchase prices for the Founding Companies, to repay indebtedness and to pay estimated Offering expenses. The remaining 777,627 shares have been excluded from shares outstanding in computing net income per share and represent the net cash proceeds to be used for working capital and general corporate purposes.

(7) The unaudited pro forma combined balance sheet data assume that the Mergers were closed on September 30, 1997.

(8) Adjusted for the sale of the 3,400,000 shares of Common Stock offered hereby and the application of the net proceeds therefrom. See "Use of Proceeds" and "Certain Transactions."

(9) Several of the Founding Companies are S corporations. Prior to the Mergers, these Founding Companies will make an aggregate of $1.8 million of S Corporation Distributions and C Corporation Distributions.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS, THE HISTORICAL FINANCIAL STATEMENTS OF NATIONWIDE STAFFING AND THE FOUNDING COMPANIES AND THE NOTES THERETO AND "SELECTED FINANCIAL DATA" APPEARING ELSEWHERE IN THIS PROSPECTUS.

INTRODUCTION

     The Company's revenues are derived from providing services, to clients with billings related to a variety of services, including temporary staffing, staff leasing, temporary to permanent placements, recruiting, permanent placements, payroll processing, vendor-on-premises and human resource consulting services. Cost of services consist primarily of salaries and benefits for employees provided to clients. Operating costs and expenses consist primarily of compensation and related benefits to the Founding Companies' owners and certain key employees, administrative salaries and benefits, marketing, communications and professional fees.

     The Founding Companies have been managed throughout the periods presented as independent private companies, and as such, their results of operations reflect a variety of tax structures (S corporations and C corporations) which have influenced, among other things, their historical levels of owners' compensation. These owners and certain key employees have agreed to certain reductions in their compensation and benefits in connection with the organization of the Company and the Mergers.

     The Company, which has conducted no operations to date other than in connection with this Offering and the Mergers, has estimated the savings that it expects to realize by consolidating certain general and administrative functions. To the extent the owners and certain key employees of the Founding Companies have agreed prospectively to reductions in salary, bonuses, benefits and rent expense paid to the owners, these reductions have been reflected in the unaudited pro forma combined statements of income. With respect to other potential costs savings, the Company has not and cannot quantify these savings until completion of the combination of the Founding Companies. It is anticipated that these savings will be partially offset by the costs of being a publicly held company and the incremental increase in costs related to the Company's new management. However, these costs, like the savings that they offset, cannot be estimated at this time. These costs and possible savings may also make a comparison of historical operating results not comparable to, or indicative of, future performance.

COMBINED FOUNDING COMPANIES

  RESULTS OF OPERATIONS -- COMBINED

     The Combined Founding Companies Statements of Operations data for fiscal 1994, 1995 and 1996 and the nine months ended September 30, 1996 and 1997 do not purport to present results of operations of the combined Founding Companies in accordance with generally accepted accounting principles, but are only a summation of the revenues, gross profit and operating costs and expenses of the individual Founding Companies on a historical basis and exclude the effects of pro forma adjustments. This data may not be comparable to and may not be indicative of the Company's post combination results of operations because (i) the Founding Companies were not under common control or management during the periods presented; (ii) the Founding Companies used different tax structures (S corporations and C corporations) during the periods presented; (iii) the Company will incur incremental costs related to its new corporate management and the costs of being a public company; (iv) the Company will use the purchase method to record the Mergers, resulting in the recording of goodwill that will be amortized over 40 years; and (v) the combined data does not reflect the Compensation Differential and potential benefits and costs savings the Company expects to realize when operating as a combined entity.

     The following table sets forth certain unaudited combined data and data as a percentage of revenues of the Founding Companies on a historical basis and excludes the effects of pro forma adjustments for the periods indicated:

                                                                                                               COMBINED
                                                                                                          NINE MONTHS ENDED
                                                            FISCAL YEARS ENDED(1)                           SEPTEMBER 30,
                                       ----------------------------------------------------------------  --------------------
                                               1994                  1995                  1996                  1996
                                                                 (IN MILLIONS, EXCEPT PERCENTAGES)
Revenues --
    Temporary staffing...............  $    70.3       69.1% $    76.0       67.0% $    93.6       69.5% $    66.6       69.0%
    PEO services.....................       31.4       30.9%      37.4       33.0%      41.0       30.5%      29.9       31.0%
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                           101.7      100.0%     113.4      100.0%     134.6      100.0%      96.5      100.0%
Cost of services.....................       90.1       88.6%     100.1       88.3%     117.1       87.0%      84.3       87.4%

                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................       11.6       11.4%      13.3       11.7%      17.5       13.0%      12.2       12.6%
Operating costs and expenses.........       10.0        9.8%      11.4       10.0%      14.2       10.5%       9.4        9.7%
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income.....................  $     1.6        1.6% $     1.9        1.7% $     3.3        2.5% $     2.8        2.9%
                                       =========  =========  =========  =========  =========  =========  =========  =========

                                               COMBINED
                                           NINE MONTHS ENDED
                                              SEPTEMBER 30,
                                           --------------------
                                               1997
Revenues --
    Temporary staffing...............  $    85.9       71.0%
    PEO services.....................       35.1       29.0%
                                       ---------  ---------
                                           121.0      100.0%
Cost of services.....................      104.6       86.5%
                                       ---------  ---------
Gross profit.........................       16.4       13.5%
Operating costs and expenses.........       11.9        9.8%
                                       ---------  ---------
Operating income.....................  $     4.5        3.7%
                                       =========  =========
------------
(1) The fiscal years presented are as follows: Alternative Solutions -- the fiscal years ended April 30, 1995, 1996 and 1997; Cardinal -- the fiscal years ended June 30, 1995, 1996 and 1997; Employment Enterprises -- the fiscal years ended November 30, 1994 and 1995 and the year ended December 31, 1996; and ASAP, Evins Group, GTS, HP Services and Technology Plus -- the years ended December 31, 1994, 1995 and 1996.

COMBINED RESULTS FOR NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

     REVENUES. Revenues increased $24.5 million, or 25.4%, from $96.5 million for the nine months ended September 30, 1996 to $121.0 million for the nine months ended September 30, 1997. The increase in revenues occurred primarily at GTS and Employment Enterprises. Revenues at GTS increased $11.1 million primarily as a result of several new contracts which were entered into subsequent to September 30, 1996. Revenues at Employment Enterprises increased $6.1 million primarily as a result of obtaining new temporary staffing clients in the banking industry prior to and during the period ended September 30, 1997 and revenues related to a renewal of a nationwide leasing contract. All of the Founding Companies, except HP Services, reported an increase in revenues from the nine months ended September 30, 1996 when compared to the nine months ended September 30, 1997.

     GROSS PROFIT. Gross profit increased $4.2 million, or 34.4%, from $12.2 million for the nine months ended September 30, 1996 to $16.4 million for the nine months ended September 30, 1997. Gross profit, as a percent of total revenues, increased from 12.6% for the nine months ended September 30, 1996 to 13.5% for the nine months ended September 30, 1997 primarily due to savings from technological improvements made at Employment Enterprises and a profitability increase at GTS associated with a 53.3% increase in revenues for the nine months ended September 30, 1997 compared to the same period in the prior year. As part of its comprehensive service capabilities, the Company provides traditional short-term temporary staffing services, long-term contract staffing services and PEO services, as well as a full range of other staffing solutions. The provision of short-term temporary staffing services by the Company generates significantly higher gross profit margins than the provision of extended-term and PEO services. These differences are primarily due to the significantly lower SG&A costs associated with extended-term and PEO services and competitive pricing for such services. While the gross profit percentages between these services differ significantly, the Company's mix between short-term temporary staffing, extended-term and PEO services and related profit margins remained relatively consistent for all periods presented and did not have a significant impact on gross profit or operating income for any period.

     OPERATING COSTS AND EXPENSES. Operating costs and expenses increased $2.5 million, or 26.6%, from $9.4 million for the nine months ended September 30, 1996 to $11.9 million for the nine months ended September 30, 1997. Operating costs and expenses increased from 9.7% of total revenues in the nine months ended September 30, 1996 to 9.8% for the nine months ended September 30, 1997. The increase in operating costs and expenses primarily was due to an increase in owners' compensation as well as increased expenses related to internal staff to support new public-sector contracts awarded to Evins Group in prior periods.

     OPERATING INCOME. As a result of the aforementioned, operating income increased $1.7 million, or 60.7%, from $2.8 million for the nine months ended September 30, 1996 to $4.5 million for the nine months ended September 30, 1997. Operating income as a percent of total revenue increased from 2.9% for the nine months ended September 30, 1996 to 3.7% of sales for the nine months ended September 30, 1997.

COMBINED RESULTS FOR FISCAL 1996 COMPARED TO FISCAL 1995

     REVENUES. Revenues increased $21.2 million, or 18.7%, from $113.4 million for 1995 to $134.6 million for 1996. The increase in revenues occurred primarily at GTS, Employment Enterprises and Technology Plus. Revenues at GTS increased $5.5 million primarily as a result of several new contracts. Revenues at Employment Enterprises increased $3.5 million primarily as a result of obtaining new clients in 1996 from sales efforts started in prior periods. Technology Plus revenues increased $2.5 million due primarily to overtime billings associated with existing clients and partially due to billings with new clients. All of the Founding Companies reported an increase in revenues from 1995 to 1996.

     GROSS PROFIT. Gross profit increased $4.2 million, or 31.6%, from $13.3 million for 1995 to $17.5 million for 1996. Gross profit, as a percent of total revenues, increased from 11.7% in 1995 to 13.0% in 1996 due to a combination of factors, such as a reduction in workers' compensation insurance expense for Alternative Solutions and an increase in revenues without a commensurate increase in costs for worksite employees for Evins Group.

     OPERATING COSTS AND EXPENSES. Operating costs and expenses increased $2.8 million, or 24.6%, from $11.4 million for 1995 to $14.2 million for 1996. Operating costs and expenses increased from 10.0% of total revenues in 1995 to 10.5% of total revenues in 1996. The dollar and percentage increase in operating costs and expenses was primarily due to an increase in owners' compensation.

     OPERATING INCOME. As a result of the aforementioned, operating income increased $1.4 million, or 73.7%, from $1.9 million for 1995 to $3.3 million for 1996. Operating income as a percent of total revenue increased from 1.7% for 1995 to 2.5% of sales for 1996.

COMBINED RESULTS FOR FISCAL 1995 COMPARED TO FISCAL 1994

     REVENUES. Revenues increased $11.7 million, or 11.5%, from $101.7 million for 1994 to $113.4 million for 1995. The increase in revenues occurred primarily at Employment Enterprises, Technology Plus and Cardinal. Revenues increased at Employment Enterprises by $3.9 million, at Cardinal by $3.4 million and at Technology Plus by $3.2 million primarily as a result of the development of the existing client base in each instance. All of the Founding Companies, except GTS, experienced an increase in revenues from 1994 to 1995. GTS reported a decline in revenues of $2.0 million primarily due to a significant downturn in the fourth quarter of 1995 for two existing clients which subsequently returned to historical revenue levels in the first quarter of 1996.

     GROSS PROFIT. Gross profit increased $1.7 million, or 14.7%, from $11.6 million for 1994 to $13.3 million for 1995. Gross profit, as a percent of total revenues, increased from 11.4% in 1994 to 11.7% in 1995.

     OPERATING COSTS AND EXPENSES. Operating costs and expenses increased $1.4 million, or 14.0%, from $10.0 million for 1994 to $11.4 million for 1995. Operating costs and expenses increased from 9.8% of total revenues in 1994 to 10.0% of sales in 1995. The dollar and percentage increase in operating costs and expenses was primarily due to an increase in owners' compensation.

     OPERATING INCOME. As a result of the aforementioned, operating income increased $0.3 million, or 18.8%, from $1.6 million for 1994 to $1.9 million for 1995. Operating income as a percent of total revenue increased from 1.6% for 1994 to 1.7% of sales for 1995.

  LIQUIDITY AND CAPITAL RESOURCES -- COMBINED

     On a combined basis, the Founding Companies generated $4.0 million of net cash from operating activities for the nine months ended September 30, 1997, primarily at HP Services, Cardinal, GTS and ASAP . Net cash provided by investing activities totaled $0.7 million, primarily due to receipts from related party receivables at GTS. Net cash used in financing activities was $3.4 million and consisted of net decreases in debt and distributions to stockholders. At September 30, 1997 the combined Founding Companies had working capital of $4.3 million and $3.9 million of outstanding debt.

     In connection with and prior to the Mergers, certain Founding Companies will make S Corporation Distributions to their owners of substantially all of their previously taxed undistributed earnings. In addition, several of the Founding Companies which are C corporations have elected to withdraw retained earnings prior to the Merger. The pro forma combined financial statements as of September 30, 1997 and for the nine months then ended, included elsewhere in this Prospectus, reflect pro forma adjustments for the estimated amount of $1.8 million for such distributions.

     On a combined basis, the Founding Companies generated $0.6 million of net cash from operating activities during fiscal 1996, primarily at ASAP, HP Services and Employment Enterprises. Net cash used in investing activities was $0.4 million on a combined basis, primarily for equipment purchases at GTS. Net cash used in financing activities was $0.3 million on a combined basis, consisting of net reductions in debt and distributions to stockholders. At December 31, 1996, the combined Founding Companies had working capital of $2.1 million and total debt of $5.9 million.

     The Company is negotiating a $40 million revolving line of credit facility with various banking organizations. Such proposed credit facility will be used for acquisitions, capital expenditures, and for general corporate purposes. The proposed credit facility most likely will require the Company to comply with various loan covenants including (i) maintenance of certain financial ratios,
(ii) restrictions on additional indebtedness, and (iii) restrictions on liens, guarantees, advances and dividends. The proposed credit facility should also be subject to customary drawing conditions and the consummation of the Offering.

     The Company expects to pursue acquisition opportunities and to fund those acquisitions through the issuance of additional Common Stock, borrowings, including the use of amounts available under the proposed credit facility, and cash flow from operations. The Company anticipates that its cash flow from operations will provide cash in excess of the Company's normal working capital needs, debt service requirements and planned capital expenditures for equipment. On a combined basis, the Founding Companies made capital expenditures of $0.5 million in fiscal 1996.

     After giving effect to the Mergers and the Offering and the S Corporation Distributions and C Corporation Distributions, the Company will have combined pro forma working capital of $13.8 million and no long-term debt as of September 30, 1997. The Company anticipates that its existing working capital, cash flow from operations and credit facilities will be sufficient to meet the Company's working capital needs through the end of fiscal 1998.

ALTERNATIVE SOLUTIONS

     Founded in 1982, Alternative Solutions is headquartered in Boston, Massachusetts, and also has two other branch offices. Alternative Solutions specializes in providing temporary administrative workers in specialized areas such as the medical, legal and insurance industries and provides temporary light industrial workers to various manufacturing industries primarily in Massachusetts and Connecticut.

  RESULTS OF OPERATIONS -- ALTERNATIVE SOLUTIONS

     The following table sets forth certain selected financial data and data as a percentage of revenues for the periods indicated:

                                                                                                         NINE MONTHS ENDED
                                                         FISCAL YEARS ENDED APRIL 30,                       SEPTEMBER 30,
                                       ----------------------------------------------------------------  --------------------
                                               1995                  1996                  1997                  1996
                                                                 (IN THOUSANDS, EXCEPT PERCENTAGES)
Revenues --
    Temporary staffing...............  $   9,484       82.8% $   9,241       74.6% $  10,858       79.4% $   7,742       80.2%
    PEO services.....................      1,977       17.2%     3,140       25.4%     2,823       20.6%     1,917       19.8%
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                          11,461      100.0%    12,381      100.0%    13,681      100.0%     9,659      100.0%
Cost of services.....................      8,990       78.4%     9,805       79.2%    10,278       75.1%     7,391       76.5%
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      2,471       21.6%     2,576       20.8%     3,403       24.9%     2,268       23.5%
Operating costs and expenses.........      2,312       20.2%     2,486       20.1%     3,241       23.7%     2,167       22.4%
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income.....................  $     159        1.4% $      90        0.7% $     162        1.2% $     101        1.1%
                                       =========  =========  =========  =========  =========  =========  =========  =========

                                         NINE MONTHS ENDED
                                            SEPTEMBER 30,
                                        --------------------
                                               1997
Revenues --
    Temporary staffing...............  $   8,780       78.3%
    PEO services.....................      2,439       21.7%
                                       ---------  ---------
                                          11,219      100.0%
Cost of services.....................      8,443       75.3%
                                       ---------  ---------
Gross profit.........................      2,776       24.7%
Operating costs and expenses.........      2,301       20.5%
                                       ---------  ---------
Operating income.....................  $     475        4.2%
                                       =========  =========

ALTERNATIVE SOLUTIONS RESULTS FOR NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

     REVENUES. Revenues increased $1.5 million, or 15.5%, from $9.7 million for the nine months ended September 30, 1996 to $11.2 million for the nine months ended September 30, 1997. This increase was attributable to an increase in permanent placement and PEO services revenue and expansion with three new divisions.

     GROSS PROFIT. Gross profit increased $0.5 million, or 21.7%, from $2.3 million for the nine months ended September 30, 1996 to $2.8 million for the nine months ended September 30, 1997. Gross profit, as a percent of sales, increased from 23.5% for the nine months ended September 30, 1996 to 24.7% of sales for the nine months ended September 30, 1997 primarily due to an increase in permanent placement revenues which enjoy higher profit margins than other lines of business.

     OPERATING COSTS AND EXPENSES. Operating costs and expenses increased $0.1 million, or 4.5%, from $2.2 million for the nine months ended September 30, 1996 to $2.3 million for the nine months ended September 30, 1997. Operating costs and expenses as a percent of total revenues decreased from 22.4% in the nine months ended September 30, 1996 to 20.5% in the nine months ended September 30, 1997. The percentage decrease in operating costs and expenses was primarily attributable to a decrease in owner compensation.

     OPERATING INCOME. As a result of the aforementioned, operating income increased 400.0%, from approximately $0.1 million, or 1.1% of revenues, in the nine months ended September 30, 1996 to $0.5 million, or 4.2% of revenues, in the nine months ended September 30, 1997.

ALTERNATIVE SOLUTIONS RESULTS FOR YEAR ENDED APRIL 30, 1997 COMPARED TO YEAR ENDED APRIL 30, 1996

     REVENUES. Revenues increased $1.3 million, or 10.5%, from $12.4 million in 1996 to $13.7 million in 1997. The increase was related to an increase in temporary staffing revenues from new clients. PEO services revenues decreased $0.3 million or 9.7% from $3.1 million in 1996 to $2.8 million in 1997 due to a decline in business with a major client.

     GROSS PROFIT. Gross profit increased $0.8 million, or 30.8%, from $2.6 million for 1996 to $3.4 million for 1997. Gross profit, as a percent of sales, increased from 20.8% in 1996 to 24.9% of sales in 1997 primarily attributed to a reduction in workers' compensation insurance expenses.

     OPERATING COSTS AND EXPENSES.   Operating costs and expenses increased $0.7
million, or 28.0%, from $2.5 million in 1996 to $3.2 million in 1997. Operating costs and expenses as a percent of total revenues increased from 20.1% in 1996 to 23.7% of sales in 1997. The dollar and percentage increase was primarily related to an increase in owner compensation.

     OPERATING INCOME. As a result of the foregoing, operating income increased 100.0% from $0.1 million, or 0.7% of revenues, in 1996 to $0.2 million or, 1.2% of revenues, in 1997.

ALTERNATIVE SOLUTIONS RESULTS FOR YEAR ENDED APRIL 30, 1996 COMPARED TO YEAR ENDED APRIL 30, 1995

     REVENUES. Revenues increased $0.9 million, or 7.8%, from $11.5 million in 1995 to $12.4 million in 1996. The increase was related to an increase in revenues generated from new PEO clients.

     GROSS PROFIT. Gross profit increased $0.1 million, or 4.0%, from $2.5 million for 1995 to $2.6 million for 1996. Gross profit, as a percent of sales, decreased from 21.6% in 1995 to 20.8% of sales in 1996 primarily due to an increase in costs of worksite employees relative to pricing to clients.

     OPERATING COSTS AND EXPENSES. Operating costs and expenses increased $0.2 million, or 8.7%, from $2.3 million in 1995 to $2.5 million in 1996. Operating costs and expenses, as a percent of revenues, decreased from 20.2% in 1995 to 20.1% of sales in 1996.

     OPERATING INCOME. As a result of the foregoing, operating income decreased 50.0% from $0.2 million, or 1.4% of revenues, in 1995 to $0.1 million, or 0.7% of revenues, in 1996.

  LIQUIDITY AND CAPITAL RESOURCES -- ALTERNATIVE SOLUTIONS

     Alternative Solutions generated no material net cash from operations for the nine months ended September 30, 1997. Net cash used in investing activities and financing activities for the nine months ended September 30, 1997 was not material. At September 30, 1997, Alternative Solutions had working capital of $0.7 million and $0.3 million in outstanding debt.

     Alternative Solutions generated $0.2 million in net cash from operating activities for the twelve months ended April 30, 1997. No material cash was used in investing activities. No material cash was used in nor generated from financing activities. At April 30, 1997, Alternative Solutions had working capital of $0.4 million and $0.3 million of outstanding debt.

ASAP

     Founded in 1990, ASAP specializes in supplying light industrial labor to the food processing and manufacturing industries. ASAP is headquartered in Springdale, Arkansas with branches in three other cities and services clients primarily in Arkansas and Missouri.

  RESULTS OF OPERATIONS -- ASAP

     The following table sets forth certain selected financial data and data as a percentage of revenues for the periods indicated:

                                                                                               NINE MONTHS ENDED
                                                YEARS ENDED DECEMBER 31,                         SEPTEMBER 30,
                                       ------------------------------------------  ------------------------------------------
                                               1995                  1996                  1996                  1997
                                                                 (IN THOUSANDS, EXCEPT PERCENTAGES)
Revenues.............................  $   4,099      100.0% $   6,132      100.0% $   4,379      100.0% $   7,275      100.0%
Cost of services.....................      3,447       84.1%     5,016       81.8%     3,558       81.3%     5,943       81.7%
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................        652       15.9%     1,116       18.2%       821       18.7%     1,332       18.3%
Operating costs and expenses.........        272        6.6%       537        8.8%       329        7.5%       668        9.2%
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income.....................  $     380        9.3% $     579        9.4% $     492       11.2% $     664        9.1%
                                       =========  =========  =========  =========  =========  =========  =========  =========

ASAP RESULTS FOR NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

     REVENUES. Revenues increased $2.9 million, or 65.9%, from $4.4 million for the nine months ended September 30, 1996 to $7.3 million for the nine months ended September 30, 1997. This increase was primarily attributable to the addition of two new branch locations.

     GROSS PROFIT. Gross profit increased $0.5 million, or 62.5% from $0.8 million for the nine months ended September 30, 1996 to $1.3 million for the nine months ended September 30, 1997. Gross profit, as a percent of sales, decreased from 18.7% in the nine months ended September 30, 1996 to 18.3% of sales in the nine months ended September 30, 1997.

     OPERATING COSTS AND EXPENSES. Operating costs and expenses increased $0.4 million, or 133.3%, from $0.3 million for the nine months ended September 30, 1996 to $0.7 million for the nine months ended September 30, 1997. Operating costs and expenses as a percent of total revenues increased from 7.5% in the nine months ended September 30, 1996 to 9.2% in the nine months ended September 30, 1997. The dollar and percentage increase in operating costs and expenses were primarily attributable to an increase in administrative overhead related to the opening of a new branch facility as well as expenses associated with a new management information system.

     OPERATING INCOME. As a result of the aforementioned, operating income increased 40.0%, from $0.5 million, or 11.2% of revenues, in the nine months ended September 30, 1996 to $0.7 million, or 9.1% of revenues, in the nine months ended September 30, 1997.

ASAP RESULTS FOR YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     REVENUES. Revenues increased $2.0 million, or 48.8%, from $4.1 million in 1995 to $6.1 million in 1996. The increase was related to a significant increase in revenues with an existing client and addition of a new branch location.

     GROSS PROFIT. Gross profit increased $0.4 million, or 57.1%, from $0.7 million for 1995 to $1.1 million for 1996. Gross profit, as a percent of sales, increased from 15.9% in 1995 to 18.2% of sales in 1996 primarily due to economies of scale associated with certain operational improvements made in prior periods.

     OPERATING COSTS AND EXPENSES. Operating costs and expenses increased $0.2 million, or 66.7%, from $0.3 million in 1995 to $0.5 million in 1996. Operating costs and expenses as a percent of total revenue increased from 6.6% of sales in 1995 to 8.8% of sales in 1996. The dollar and percentage increase in operating costs and expenses was primarily related to opening a branch office and other administrative overhead in 1996 at both existing and new branch locations.

     OPERATING INCOME. As a result of the foregoing, operating income increased 50.0% from $0.4 million, or 9.3% of revenues, in 1995 to $0.6 million, or 9.4% of revenues, in 1996.

  LIQUIDITY AND CAPITAL RESOURCES -- ASAP

     ASAP generated $0.6 million in net cash from operating activities for the nine months ended September 30, 1997. Net cash used in investing activities was approximately $0.1 million, principally for equipment purchases. Net cash used in financing activities was $0.6 million, representing shareholder distributions. At September 30, 1997, ASAP had working capital of $0.5 million and no material outstanding debt.

     ASAP generated $0.7 million in net cash from operating activities for the twelve months ended December 31, 1996. There was no significant cash used in investing activities. Net cash used in financing activities was $0.4 million, representing distributions to shareholders. At December 31, 1996, ASAP had working capital of $0.5 million and no material outstanding debt.

CARDINAL

     Founded in 1988, Cardinal is headquartered in Coos Bay, Oregon and has four branch offices in Oregon. Cardinal provides temporary and leased employees to numerous industries, including the timber, paper and other light manufacturing industries.

  RESULTS OF OPERATIONS -- CARDINAL

     The following table sets forth certain selected financial data and data as a percentage of revenues for the periods indicated:

                                                                                                          NINE MONTHS ENDED
                                                         FISCAL YEARS ENDED JUNE 30,                        SEPTEMBER 30,
                                       ----------------------------------------------------------------  --------------------
                                               1995                  1996                  1997                  1996
                                                                 (IN THOUSANDS, EXCEPT PERCENTAGES)
Revenues --
    Temporary staffing...............  $   7,205       51.0% $   9,569       54.6% $  11,057       54.5% $   7,418       52.6%
    PEO services.....................      6,931       49.0%     7,962       45.4%     9,235       45.5%     6,679       47.4%
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                          14,136      100.0%    17,531      100.0%    20,292      100.0%    14,097      100.0%
Cost of services.....................     12,869       91.0%    15,794       90.1%    17,814       87.8%    12,513       88.8%
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      1,267        9.0%     1,737        9.9%     2,478       12.2%     1,584       11.2%
Operating costs and expenses.........      1,112        7.9%     1,634        9.3%     2,473       12.2%     1,299        9.2%
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income.....................  $     155        1.1% $     103        0.6% $       5        0.0% $     285        2.0%
                                       =========  =========  =========  =========  =========  =========  =========  =========

                                           NINE MONTHS ENDED
                                             SEPTEMBER 30,
                                          -------------------
                                               1997
Revenues --
    Temporary staffing...............  $   7,826       52.7%
    PEO services.....................      7,035       47.3%
                                       ---------  ---------
                                          14,861      100.0%
Cost of services.....................     12,900       86.8%
                                       ---------  ---------
Gross profit.........................      1,961       13.2%
Operating costs and expenses.........      1,860       12.5%
                                       ---------  ---------
Operating income.....................  $     101        0.7%
                                       =========  =========

CARDINAL RESULTS FOR NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

     REVENUES. Revenues increased $0.8 million, or 5.7%, from $14.1 million for the nine months ended September 30, 1996 to $14.9 million for the nine months ended September 30, 1997. This increase was attributable to an increase in revenues with existing clients and sales to new clients.

     GROSS PROFIT. Gross profit increased $0.4 million, or 25.0% from $1.6 million for the nine months ended September 30, 1996 to $2.0 million for the nine months ended September 30, 1997. Gross profit as a percent of sales, increased from 11.2% for the nine months ended September 30, 1996 to 13.2% of sales for the nine months ended September 30, 1997 primarily due to an increase in volume without a corresponding increase in costs of worksite employees.

     OPERATING COSTS AND EXPENSES. Operating costs and expenses increased $0.6 million, or 46.2%, from $1.3 million for the nine months ended September 30, 1996 to $1.9 million for the nine months ended September 30, 1997. Operating costs and expenses as a percent of total revenues increased from 9.2% in the nine months ended September 30, 1996 to 12.5% in the nine months ended September 30, 1997. The dollar and percentage increase in operating costs and expenses was primarily attributed to an increase in owners' compensation.

     OPERATING INCOME. As a result of the aforementioned, operating income decreased from $0.3 million, or 2.0% of revenues, for the nine months ended September 30, 1996 to $0.1 million, or 0.7% of revenues, for the nine months ended September 30, 1997.

CARDINAL RESULTS FOR YEAR ENDED JUNE 30, 1997 COMPARED TO YEAR ENDED JUNE 30,
1996

     REVENUES. Revenues increased $2.8 million, or 16.0%, from $17.5 million for 1996 to $20.3 million for 1997. This increase was attributable to an increase in revenues with existing clients.

     GROSS PROFIT. Gross profit increased $0.8 million or 47.1% from $1.7 million for 1996 to $2.5 million for 1997. Gross profit as a percent of sales, increased from 9.9% in 1996 to 12.2% of sales in 1997 primarily due to revenue increases without a commensurate increase in wages for worksite employees.

     OPERATING COSTS AND EXPENSES. Operating costs and expenses increased $0.9 million, or 56.3%, from $1.6 million for 1996 to $2.5 million for 1997. Operating costs and expenses as a percent of total revenues increased from 9.3% in 1996 to 12.2% in 1997. The dollar and percentage increase in operating costs and expenses was primarily attributed to an increase in owners' compensation.

     OPERATING INCOME. As a result of the aforementioned, operating income decreased 95.0%, from $0.1 million, or 0.6% of revenues, in 1996 to approximately $5,000 in 1997.

CARDINAL RESULTS FOR YEAR ENDED JUNE 30, 1996 COMPARED TO YEAR ENDED JUNE 30,
1995

     REVENUES. Revenues increased $3.4 million, or 24.1%, from $14.1 million in 1995 to $17.5 million in 1996. The increase was related to an increase in sales with existing clients and the opening of a new branch in 1996.

     GROSS PROFIT. Gross profit increased $0.4 million, or 30.8%, from $1.3 million for 1995 to $1.7 million for 1996. Gross profit, as a percent of sales, increased from 9.0% for 1995 to 9.9% of sales in 1996 due primarily to a reduction in workers' compensation insurance expenses.

     OPERATING COSTS AND EXPENSES. Operating costs and expenses increased $0.5 million, or 45.5%, from $1.1 million in 1995 to $1.6 million in 1996. Operating costs and expenses increased from 7.9% of sales in 1995 to 9.3% of sales in 1996. This dollar and percentage increase was primarily related to an increase in owners' compensation.

     OPERATING INCOME. As a result of the foregoing, operating income decreased 50.0% from $0.2 million, or 1.1% of revenues, in 1995 to $0.1 million, or 0.6% of revenues, in 1996.

  LIQUIDITY AND CAPITAL RESOURCES -- CARDINAL

     Cardinal generated $0.9 million in net cash from operating activities for the nine months ended September 30, 1997. There was $0.2 million of net cash provided by investing activities as a result of decreased notes receivable from related parties. Net cash used in financing activities was $0.5 million, representing shareholder distributions and a net reduction in debt. At September 30, 1997, Cardinal had working capital of $0.5 million and $0.2 million of outstanding debt.

     Cardinal used $0.5 million in net cash from operating activities for the twelve months ended June 30, 1997 primarily due to an increase in trade receivables outstanding. Net cash used in investing activities was approximately $0.1 million, principally for equipment purchases. Net cash provided by financing activities was $0.8 million, representing net increases in debt. At June 30, 1997, Cardinal had working capital of $0.2 million and $0.5 million in outstanding debt.

EMPLOYMENT ENTERPRISES

     Founded in 1980, Employment Enterprises is headquartered in Manassas, Virginia with five branches in North Carolina and Virginia. Employment Enterprises specializes in providing professional and clerical workers to the insurance and high technology industries and had employees serving clients in 39 states and the District of Columbia as of September 30, 1997.

  RESULTS OF OPERATIONS -- EMPLOYMENT ENTERPRISES

     The following table sets forth certain selected financial data and data as a percentage of revenues for the periods indicated:

                                                              FISCAL YEARS ENDED                          NINE MONTHS ENDED
                                       ----------------------------------------------------------------     SEPTEMBER 30,
                                           NOVEMBER 30,          NOVEMBER 30,          DECEMBER 31,      --------------------
                                               1994                  1995                  1996                  1996
                                                                 (IN THOUSANDS, EXCEPT PERCENTAGES)
Revenues --
    Temporary staffing...............  $   6,676       22.8% $   6,869       20.7% $   7,746       21.1% $   5,652       21.0%
    PEO services.....................     22,576       77.2%    26,303       79.3%    28,929       78.9%    21,305       79.0%
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                          29,252      100.0%    33,172      100.0%    36,675      100.0%    26,957      100.0%
Cost of services.....................     26,109       89.3%    29,789       89.8%    32,874       89.6%    24,209       89.8%
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      3,143       10.7%     3,383       10.2%     3,801       10.4%     2,748       10.2%
Operating costs and expenses.........      2,982       10.1%     3,157        9.6%     3,560        9.7%     2,595        9.6%
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income.....................  $     161        0.6% $     226        0.6% $     241        0.7% $     153        0.6%
                                       =========  =========  =========  =========  =========  =========  =========  =========

                                         NINE MONTHS ENDED
                                           SEPTEMBER 30,
                                        ------------------
                                               1997
Revenues --
    Temporary staffing...............  $   7,464       22.6%
    PEO services.....................     25,607       77.4%
                                       ---------  ---------
                                          33,071      100.0%
Cost of services.....................     29,404       88.9%
                                       ---------  ---------
Gross profit.........................      3,667       11.1%
Operating costs and expenses.........      2,809        8.5%
                                       ---------  ---------
Operating income.....................  $     858        2.6%
                                       =========  =========

EMPLOYMENT ENTERPRISES RESULTS FOR NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED
  SEPTEMBER 30, 1996

     REVENUES. Revenues increased $6.1 million, or 22.6%, from $27.0 million for the nine months ended September 30, 1996 to $33.1 million for the nine months ended September 30, 1997. This was primarily attributable to new temporary staffing clients in the banking industry and revenues increasing related to a renewal of a nationwide PEO services contract.

     GROSS PROFIT. Gross profit increased $1.0 million, or 37.0%, from $2.7 million for the nine months ended September 30, 1996 to $3.7 million for the nine months ended September 30, 1997. Gross profit, as a percent of sales, increased from 10.2% for the nine months ended September 30, 1996 to 11.1% of sales for the nine months ended September 30, 1997 due to economies of scale associated with technological improvements made in prior periods which enhanced operational efficiencies.

     OPERATING COSTS AND EXPENSES. Operating costs and expenses increased $0.2 million, or 7.7%, from $2.6 million for the nine months ended September 30, 1996 to $2.8 million for the nine months ended September 30, 1997. Operating costs and expenses as a percent of total revenues declined from 9.6% in the nine months ended September 30, 1996 to 8.5% in the nine months ended September 30, 1997. The dollar increase in operating costs and expenses was primarily attributable to an increase in management information systems staffing and related expenses.

     OPERATING INCOME. As a result of the aforementioned, operating income increased 350.0% from approximately $0.2 million, or 0.6% of revenues, in the nine months ended September 30, 1996 to $0.9 million, or 2.6% of revenues, in the nine months ended September 30, 1997.

EMPLOYMENT ENTERPRISES RESULTS FOR YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED NOVEMBER 30,
  1995

     REVENUES. Revenues increased $3.5 million, or 10.5%, from $33.2 million in 1995 to $36.7 million in 1996. The increase was related primarily to a number of new PEO clients from sales efforts started in prior periods.

     GROSS PROFIT. Gross profit increased $0.4 million, or 11.8%, from $3.4 million for 1995 to $3.8 million for 1996. Gross profit, as a percent of sales, increased from 10.2% in 1995 to 10.4% of sales in 1996.

     OPERATING COSTS AND EXPENSES. Operating costs and expenses increased $0.4 million, or 12.5%, from $3.2 million in 1995 to $3.6 million in 1996. Operating costs and expenses, as a percent of sales, increased from 9.6% in 1995 to 9.7% of sales in 1996. The dollar and percentage increase was primarily related to expenses associated with technological improvements.

     OPERATING INCOME. As a result of the foregoing, operating income remained at $0.2 million. Operating income as a percent of total revenues was 0.6% in 1995 and 0.7% in 1996.

EMPLOYMENT ENTERPRISES RESULTS FOR YEAR ENDED NOVEMBER 30, 1995 COMPARED TO YEAR ENDED NOVEMBER 30,
  1994

     REVENUES. Revenues increased $3.9 million, or 13.3%, from $29.3 million in 1994 to $33.2 million in 1995. The increase was related primarily to development of the existing PEO client base.

     GROSS PROFIT. Gross profit increased $0.3 million, or 9.7%, from $3.1 million for 1994 to $3.4 million for 1995. Gross profit, as a percent of sales, declined from 10.7% in 1994 to 10.2% of sales in 1995.

     OPERATING COSTS AND EXPENSES. Operating costs and expenses increased $0.2 million, or 6.7%, from $3.0 million in 1994 to $3.2 million in 1995. Operating costs, as a percent of sales, declined from 10.1% of revenues in 1994 to 9.6% of revenues in 1995.

     OPERATING INCOME. As a result of the foregoing, operating income remained at $0.2 million for both 1994 and 1995. Operating income as a percent of total revenues was 0.6% in 1994 and 1995.

  LIQUIDITY AND CAPITAL RESOURCES -- EMPLOYMENT ENTERPRISES

     Employment Enterprises generated $0.3 million in net cash from operating activities for the nine months ended September 30, 1997. Net cash used in investing activities was $0.1 million and net cash used in financing activities was $0.2 million. At September 30, 1997, Employment Enterprises had working capital of $0.5 million and $0.4 million in outstanding debt.

     Employment Enterprises generated $0.4 million in net cash from operating activities for the twelve months ended December 31, 1996. Net cash was used in investing activities was not material, and net cash used in financing activities was $0.5 million, representing a net reduction of long-term debt. At December 31, 1996, Employment Enterprises had no material working capital and had $0.7 million of outstanding debt.

EVINS GROUP

     The first Evins Group company was formed in 1967 and all of the companies are headquartered in Austin, Texas. Evins Group specializes in providing temporary staffing and permanent placement to companies in the Austin and central Texas area and to various agencies of the State of Texas. Evins Group has three branch offices in Texas.

  RESULTS OF OPERATIONS -- EVINS GROUP

     The following table sets forth certain selected financial data and data as a percentage of revenues for the periods indicated:

                                            YEAR ENDED            NINE MONTHS ENDED SEPTEMBER 30,
                                        DECEMBER 31, 1996    ------------------------------------------
                                                                     1996                  1997
                                                      (IN THOUSANDS, EXCEPT PERCENTAGES)
Revenues.............................  $   7,833      100.0% $   5,346      100.0% $   7,000      100.0%
Cost of services.....................      5,824       74.4%     4,044       75.6%     5,153       73.6%
                                       ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      2,009       25.6%     1,302       24.4%     1,847       26.4%
Operating costs and expenses.........      1,630       20.8%     1,142       21.4%     1,640       23.4%
                                       ---------  ---------  ---------  ---------  ---------  ---------
Operating income.....................  $     379        4.8% $     160        3.0% $     207        3.0%
                                       =========  =========  =========  =========  =========  =========

EVINS GROUP RESULTS FOR NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

     REVENUES. Revenues increased $1.7 million, or 32.1%, from $5.3 million for the nine months ended September 30, 1996 to $7.0 million for the nine months ended September 30, 1997. This increase was attributable to an increase in public sector contracts due to new and renewed contracts during the third and fourth quarter of 1996, and also due to the opening of a new medical service division.

     GROSS PROFIT. Gross profit increased $0.5 million, or 38.5%, from $1.3 million for the nine months ended September 30, 1996 to $1.8 million for the nine months ended September 30, 1997. Gross profit, as a percent of sales, increased from 24.4% in the nine months ended September 30, 1996 to 26.4% of sales in the nine months ended September 30, 1997 due to economies of scale associated with operational improvements made in prior periods.

     OPERATING COSTS AND EXPENSES. Operating costs and expenses increased $0.5 million, or 43.6%, from $1.1 million for the nine months ended September 30, 1996 to $1.6 million for the nine months ended September 30, 1997. Operating costs and expenses, as a percent of sales, increased from 21.4% in the nine months ended September 30, 1996 to 23.4% in the nine months ended September 30, 1997. The dollar and percentage increase in operating costs and expenses were primarily attributable to an increase in owner compensation and expenses related to increased internal staff needed to support new public sector contracts awarded in prior periods.

     OPERATING INCOME. As a result of the aforementioned, operating income remained at $0.2 million, or 3.0% of revenues, in the nine months ended September 30, 1996 and $0.2 million, or 2.9% of revenues, in the nine months ended September 30, 1997.

  LIQUIDITY AND CAPITAL RESOURCES -- EVINS GROUP

     Evins Group generated $0.1 million in net cash from operating activities for the nine months ended September 30, 1997. Net cash used in investing activities and financing activities was not material. At September 30, 1997, Evins Group had negative working capital of $0.2 million and $1.1 million in outstanding debt.

     Evins Group used $0.2 million in net cash from operating activities for the twelve months ended December 31, 1996, primarily due to a $0.4 million increase in trade receivables. Net cash used in investing activities was not material. Net cash provided by financing activities was $0.2 million, representing a net increase in debt. At December 31, 1996, Evins Group had negative working capital of $0.1 million and $1.2 million of outstanding debt.

GTS

     GTS began operations in 1973 as a division of The Global Group, Inc., a privately held company located in Fort Worth, Texas. GTS was operated as a division of The Global Group until 1989 when it was incorporated and spun-off as a separate entity. GTS specializes in supplying engineers and skilled and unskilled labor to the aerospace industry and, as of September 30, 1997, provided employees to clients in 12 states.

  RESULTS OF OPERATIONS -- GTS

     The following table sets forth certain selected financial data and data as a percentage of revenues for the periods indicated:

                                                                                                          NINE MONTHS ENDED
                                                           YEARS ENDED DECEMBER 31,                         SEPTEMBER 30,
                                       ----------------------------------------------------------------  --------------------
                                               1994                  1995                  1996                  1996
                                                                 (IN THOUSANDS, EXCEPT PERCENTAGES)
Revenues.............................  $  25,162      100.0% $  23,167      100.0% $  28,661      100.0% $  20,824      100.0%
Cost of services.....................     23,686       94.1%    21,677       93.6%    26,561       92.7%    19,235       92.4%
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      1,476        5.9%     1,490        6.4%     2,100        7.3%     1,589        7.6%
Operating costs and expenses.........      1,039        4.2%     1,154        4.9%     1,247        4.3%       872        4.2%
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income.....................  $     437        1.7% $     336        1.5% $     853        3.0% $     717        3.4%
                                       =========  =========  =========  =========  =========  =========  =========  =========

                                           NINE MONTHS ENDED
                                             SEPTEMBER 30,
                                           ------------------
                                                1997

Revenues.............................  $  31,892      100.0%
Cost of services.....................     29,262       91.8%
                                       ---------  ---------
Gross profit.........................      2,630        8.2%
Operating costs and expenses.........      1,433        4.5%
                                       ---------  ---------
Operating income.....................  $   1,197        3.7%
                                       =========  =========

GTS RESULTS FOR NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

     REVENUES. Revenues increased $11.1 million, or 53.3%, from $20.8 million for the nine months ended September 30, 1996 to $31.9 million for the nine months ended September 30, 1997. This increase was attributable to several new contracts entered into after September 30, 1996.

     GROSS PROFIT. Gross profit increased $1.0 million, or 62.5%, from $1.6 million for the nine months ended September 30, 1996 to $2.6 million for the nine months ended September 30, 1997. Gross profit, as a percent of sales, increased from 7.6% in the nine months ended September 30, 1996 to 8.2% of sales in the nine months ended September 30, 1997.

     OPERATING COSTS AND EXPENSES. Operating costs and expenses increased $0.5 million, or 55.6%, from $0.9 million for the nine months ended September 30, 1996 to $1.4 million for the nine months ended September 30, 1997. Operating costs and expenses, as a percent of sales, increased from 4.2% in the nine months ended September 30, 1996 to 4.5% in the nine months ended September 30, 1997.

     OPERATING INCOME. As a result of the aforementioned, operating income increased 71.4%, from $ 0.7 million, or 3.4% of revenues, in the nine months ended September 30, 1996 to $1.2 million, or 3.7% of revenues, in the nine months ended September 30, 1997.

GTS RESULTS FOR YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     REVENUES. Revenues increased $5.5 million, or 23.7%, from $23.2 million in 1995 to $28.7 million in 1996. The increase was related to an increase in revenues with existing clients and two new contracts with new clients.

     GROSS PROFIT. Gross profit increased $0.6 million, or 40.0%, from $1.5 million for 1995 to $2.1 million for 1996. Gross profit, as a percent of sales, increased from 6.4% in 1995 to 7.3% of sales in 1996.

     OPERATING COSTS AND EXPENSES. Operating costs and expenses remained at $1.2 million for 1995 and 1996. Operating costs and expenses as a percent of total revenues decreased from 4.9% in 1995 to 4.3% in 1996.

     OPERATING INCOME. As a result of the foregoing, operating income increased 200.0% from $0.3 million, or 1.5% of revenues, in 1995 to $0.9 million, or 3.0% of revenues, in 1996.

GTS RESULTS FOR YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     REVENUES. Revenues decreased $2.0 million, or 7.9%, from $25.2 million in 1994 to $23.2 million in 1995. The decline was primarily related to a significant downturn in the fourth quarter of 1995 for two existing clients which subsequently returned to historical revenue levels in the first quarter of 1996.

     GROSS PROFIT. Gross profit remained at $1.5 million for 1994 and 1995. Gross profit, as a percent of sales, increased from 5.9% in 1994 to 6.4% of sales in 1995.

     OPERATING COSTS AND EXPENSES. Operating costs and expenses increased $0.2 million or 20.0%, from $1.0 million in 1994 to $1.2 million in 1995. Operating costs and expenses as a percent of sales increased from 4.2% in 1994 to 4.9% in 1995. The increase in operating costs and expenses as a percent of sales is primarily attributed to a 7.9% decrease in revenues.

     OPERATING INCOME. As a result of the foregoing, operating income decreased from $0.4 million, or 1.7% of revenues, in 1994 to $0.3 million, or 1.5% of revenues, in 1995.

  LIQUIDITY AND CAPITAL RESOURCES -- GTS

     GTS generated $0.7 million in net cash from operating activities for the nine months ended September 30, 1997. Net cash provided by investing activities was approximately $0.6 million, principally for receipts of receivables from related parties. Net cash used in financing activities was $1.2 million, representing net reductions of debt. At September 30, 1997, GTS had working capital of $0.5 million and $1.2 million in outstanding debt.

     GTS used $0.4 million in net cash from operating activities for the twelve months ended December 31, 1996, primarily due to an increase in trade receivables of $1.2 million. Net cash used in investing activities was approximately $0.3 million, principally for equipment purchases. Net cash provided by financing activities was $0.1 million, representing net increases in debt. At December 31, 1996, GTS had negative working capital of $0.7 million and $2.4 million of outstanding debt.

HP SERVICES

     Founded in 1990, HP Services acquired the employees of Gulf Coast Maintenance, Inc. which had been in operation since 1978. Headquartered in Alvin, Texas, HP Services specializes in supplying light industrial labor to the petrochemical industry.

  RESULTS OF OPERATIONS -- HP SERVICES

     The following table sets forth certain selected financial data and data as a percentage of revenues for the periods indicated:

                                                                                                          NINE MONTHS ENDED
                                                           YEARS ENDED DECEMBER 31,                         SEPTEMBER 30,
                                       ----------------------------------------------------------------  --------------------
                                               1994                  1995                  1996                  1996
                                                                 (IN THOUSANDS, EXCEPT PERCENTAGES)
Revenues.............................  $   5,868      100.0% $   6,488      100.0% $   9,063      100.0% $   6,755      100.0%
Cost of services.....................      5,220       89.0%     5,697       87.8%     7,943       87.6%     5,984       88.6%
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................        648       11.0%       791       12.2%     1,120       12.4%       771       11.4%
Operating costs and expenses.........        338        5.8%       381        5.9%       641        7.1%       315        4.7%
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income.....................  $     310        5.3% $     410        6.3% $     479        5.3% $     456        6.7%
                                       =========  =========  =========  =========  =========  =========  =========  =========

                                           NINE MONTHS ENDED
                                            SEPTEMBER 30,
                                        -------------------
                                               1997

Revenues.............................  $   6,676      100.0%
Cost of services.....................      5,693       85.3%
                                       ---------  ---------
Gross profit.........................        983       14.7%
Operating costs and expenses.........        399        6.0%
                                       ---------  ---------
Operating income.....................  $     584        8.7%
                                       =========  =========

HP SERVICES RESULTS FOR NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

     REVENUES. Revenues remained at $6.7 million for the nine months ended September 30, 1996 and the nine months ended September 30, 1997.

     GROSS PROFIT. Gross profit increased $0.2 million, or 25.0%, from $0.8 million for the nine months ended September 30, 1996 to $1.0 million for the nine months ended September 30, 1997. Gross profit, as a percent of sales, increased from 11.4% in the nine months ended September 30, 1996 to 14.7% of sales in the nine months ended September 30, 1997 primarily due to a reduction in expenses associated with workers' compensation insurance.

     OPERATING COSTS AND EXPENSES. Operating costs and expenses increased $0.1 million, or 33.3%, from $0.3 million for the nine months ended September 30, 1996 to $0.4 million for the nine months ended September 30, 1997. Operating costs and expenses as a percent of sales increased from 4.7% in the nine months ended September 30, 1996 to 6.0% in the nine months ended September 30, 1997. The dollar and percentage increase was primarily related to an increase in owners' compensation.

     OPERATING INCOME. As a result of the aforementioned, operating income increased $0.1 million, or 20%, from $0.5 million in the nine months ended September 30, 1996 to $0.6 million for September 30, 1997. Operating income as a percent of total revenue increased from 6.7% of revenues in the nine months ended September 30, 1996 to 8.7% in the nine months ended September 30, 1997, respectively.

HP SERVICES RESULTS FOR YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     REVENUES. Revenues increased $2.6 million, or 40.0%, from $6.5 million in 1995 to $9.1 million in 1996. The increase was related to a significant increase in revenues with existing clients in the third and fourth quarters of 1996.

     GROSS PROFIT. Gross profit increased $0.3 million, or 37.5%, from $0.8 million for 1995 to $1.1 million for 1996. Gross profit, as a percent of sales, increased from 12.2% in 1995 to 12.4% of sales in 1996. The dollar increase in the gross profit was primarily attributable to the increase in revenues of 40.0%.

     OPERATING COSTS AND EXPENSES. Operating costs and expenses increased $0.2 million, or 50.0%, from $0.4 million in 1995 to $0.6 million in 1996. Operating costs and expenses increased from 5.9% of revenues in 1995 to 7.1% of revenues in 1996. The dollar and percentage increase was primarily related to an increase in owners' compensation in 1996.

     OPERATING INCOME. As a result of the foregoing, operating income increased 25.0% from $0.4 million, or 6.3% of revenues, in 1995 to $0.5 million, or 5.3% of revenues, in 1996.

HP SERVICES RESULTS FOR YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     REVENUES. Revenues increased $0.6 million, or 10.2%, from $5.9 million in 1994 to $6.5 million in 1995. The increase was related to an increase in revenues with existing clients.

     GROSS PROFIT. Gross profit increased $0.2 million, or 33.3%, from $0.6 million for 1994 to $0.8 million for 1995. Gross profit, as a percent of sales, increased from 11.0% in 1994 to 12.2% of sales in 1995 primarily related to pricing increases without a commensurate increase in worksite employee costs.

     OPERATING COSTS AND EXPENSES. Operating costs and expenses increased $0.1 million, or 33.3%, from $0.3 million in 1994 to $0.4 million in 1995. Operating costs and expenses as a percent of total revenues increased from 5.7% in 1994 to 5.9% of sales in 1995.

     OPERATING INCOME. As a result of the foregoing, operating income increased 33.3% from $0.3 million in 1994, or 5.3% of revenues, to $0.4 million, or 6.3% or revenues, in 1995.

  LIQUIDITY AND CAPITAL RESOURCES -- HP SERVICES

     HP Services generated $1.0 million in net cash from operating activities for the nine months ended September 30, 1997. No net cash was used in investing activities. Net cash used in financing activities was $0.7 million, representing shareholder distributions. At September 30, 1997, HP Services had working capital of $1.1 million and $0.3 million in outstanding debt.

     HP Services generated $0.4 million in net cash from operating activities for the twelve months ended December 31, 1996. Net cash provided by investing activities was not material. Net cash used in financing activities was $0.6 million, representing distributions to shareholders and reductions in loans to shareholders. At December 31, 1996, HP Services had working capital of $1.2 million and $0.3 million of outstanding debt.

TECHNOLOGY PLUS

     Founded in 1985, Technology Plus is headquartered in Lee's Summit, Missouri, a suburb of Kansas City, Missouri. Technology Plus specializes in providing technical manpower, including engineers, designers and CAD personnel to the chemical, petrochemical, refinery, gas transportation and heavy industries. Technology Plus has branch offices in St. Louis, Missouri; Panama City, Florida; and New Orleans, Louisiana and as of September 30, 1997 provided employees to clients in 22 states.

  RESULTS OF OPERATIONS -- TECHNOLOGY PLUS

     The following table sets forth certain selected financial data and data as a percentage of revenues for the periods indicated:

                                                YEARS ENDED DECEMBER 31,                NINE MONTHS ENDED SEPTEMBER 30,
                                       ------------------------------------------  ------------------------------------------
                                               1995                  1996                  1996                  1997
                                                                 (IN THOUSANDS, EXCEPT PERCENTAGES)
Revenues.............................  $   9,828      100.0% $  12,256      100.0% $   8,541      100.0% $   8,990      100.0%
Cost of services.....................      8,571       87.2%    10,802       88.1%     7,438       87.1%     7,801       86.8%
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      1,257       12.8%     1,454       11.9%     1,103       12.9%     1,189       13.2%
Operating costs and expenses.........        878        8.9%       964        7.9%       707        8.3%       822        9.1%
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income.....................  $     379        3.9% $     490        4.0% $     396        4.6% $     367        4.1%
                                       =========  =========  =========  =========  =========  =========  =========  =========

TECHNOLOGY PLUS RESULTS FOR NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

     REVENUES. Revenues increased $0.5 million, or 5.9%, from $8.5 million for the nine months ended September 30, 1996 to $9.0 million for the nine months ended September 30, 1997. This increase was attributable primarily to an increase in revenues with existing clients due to overtime and partially due to revenues from new clients.

     GROSS PROFIT. Gross profit increased $0.1 million, or 9.1%, from $1.1 million for the nine months ended September 30, 1996 to $1.2 million for the nine months ended September 30, 1997. Gross profit, as a percent of sales, increased from 12.9% in the nine months ended September 30, 1996 to 13.2% in the nine months ended September 30, 1997.

     OPERATING COSTS AND EXPENSES. Operating costs and expenses increased $0.1 million, or 14.3%, from $0.7 million for the nine months ended September 30, 1996 to $0.8 million for the nine months ended September 30, 1997. Operating costs and expenses, as a percent of sales, increased from 8.3% in the nine months ended September 30, 1996 to 9.1% in the nine months ended September 30, 1997. The dollar and percentage increase was primarily related to an increase in marketing costs and expenses associated with the relocation of a branch office.

     OPERATING INCOME. As a result of the aforementioned, operating income remained at $0.4 million or 4.6% and 4.1% of revenues in the nine months ended September 30, 1996 and 1997, respectively.

TECHNOLOGY PLUS RESULTS FOR YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     REVENUES. Revenues increased $2.5 million, or 25.5%, from $9.8 million in 1995 to $12.3 million in 1996. The increase was primarily related to revenues from new clients and partially due to overtime billings with existing clients.

     GROSS PROFIT. Gross profit increased $0.1 million, or 7.7%, from $1.3 million for 1995 to $1.4 million for 1996. Gross profit, as a percent of sales, decreased from 12.8% in 1995 to 11.9% of sales in 1996 primarily due to the unfavorable timing of increased costs for worksite employees compared to price increases to clients.

     OPERATING COSTS AND EXPENSES. Operating costs and expenses increased $0.1 million, or 11.1%, from $0.9 million in 1995 to $1.0 million in 1996. Operating costs and expenses as a percent of total revenue decreased from 8.9% to 7.9%.

     OPERATING INCOME. As a result of the foregoing, operating income increased 25.0% from $0.4 million, or 3.9% of revenues, in 1995 to $0.5 million, or 4.0% of revenues, in 1996.

  LIQUIDITY AND CAPITAL RESOURCES -- TECHNOLOGY PLUS

     Technology Plus generated $0.3 million in net cash from operating activities for the nine months ended September 30, 1997. There was no material net cash provided by investing activities. Net cash used in financing activities was $0.1 million, representing net decreases in debt. At September 30, 1997, Technology Plus had working capital of $0.9 million and $0.4 million in outstanding debt.

     Technology Plus net cash from operating activities for the twelve months ended December 31, 1996 was not material. Net cash used in investing activities was $0.1 million. Net cash provided by financing activities was not material. At December 31, 1996, Technology Plus had working capital of $0.6 million and $0.6 million of outstanding debt.

SEASONALITY, INFLATION AND QUARTERLY FLUCTUATIONS

     The Company's operating results have historically fluctuated from quarter to quarter. In addition, due to the timing of the assessment of employment related taxes, the Company's gross profit margin typically improves from quarter to quarter within each year with the first quarter generally being the least favorable. Employment related taxes are based on the cumulative earnings of individual employees up to a specified wage level. Since the Company's revenues related to an individual employee are generally earned and collected at a relatively constant rate throughout each year, payment of such unemployment tax obligations has a substantial impact on the Company's financial condition and results of operations during the first six months of each year. In addition, the Company's operations are also affected by the seasonal fluctuations in the businesses of the Company's clients, as well as the fluctuations in the demand for staffing services, which are typically stronger in the second and third quarters.

     The Company believes the effects of inflation have not had a significant impact on its results of operations or financial condition.

                                    BUSINESS

INTRODUCTION

     Nationwide Staffing was organized in February 1997 to become a leading national provider of comprehensive staffing solutions to businesses, professional and service organizations and governmental agencies. The Company provides professional, skilled industrial and commercial (clerical and light industrial) employees to over 2,400 clients in a wide variety of industries, including aerospace, petrochemicals, petroleum refining, insurance, food processing, legal and high technology, and to the government sector. The Company's pro forma revenues for the year ended December 31, 1996 of $133.8 million were derived approximately 70% from temporary staffing and approximately 30% from staff leasing or professional employer organization ("PEO") services. In a PEO arrangement, the Company enters into a contract to transfer the client company's existing workforce, or a portion thereof, to the Company and assumes responsibility for all or a portion of personnel-related matters. Upon consummation of the Offering, Nationwide Staffing will acquire through the Mergers the eight Founding Companies, which have been in business for an average of 15 years and currently have 29 offices and operations in 42 states and the District of Columbia.

     The Company believes that as businesses increasingly outsource a wider range of human resource functions in order to focus on their core operations, they will require more sophisticated and diverse services from their staffing providers. In order to serve these needs, the Company offers significantly broader services than those provided by traditional staffing companies. In addition to supplying temporary workers for short-term needs, the Company also provides extended-term temporary employees, including staff leasing or PEO services, temporary-to-permanent placements, recruiting, permanent placements, payroll processing, vendor-on-premises and human resource consulting. In addition, the Company is pursuing strategic alliances with selected human resource consulting firms that will enable the Company to expand its range of staffing services to include additional human resource department outsourcing services and executive compensation and employee benefits consulting.

     The Company's emphasis on providing comprehensive staffing solutions affords it a competitive advantage by appealing to a broader universe of potential clients, including regional and national companies, while also creating cross-marketing opportunities within its existing client base. The Company intends to provide companies with single-source solutions to their staffing needs by combining and integrating the extensive services already being provided by the Founding Companies, along with additional services that may become available through acquisitions and strategic alliances. This comprehensive service offering will allow the Company to offer cost-effective service to companies who can select those staffing services that best satisfy their particular needs. In addition, the Company will be able to cross market services to existing and new clients, thereby reducing the Company's business development costs, and will be able to serve larger companies seeking comprehensive staffing services on a regional or national basis. Finally, the Company believes that a comprehensive service offering will assist the Company in establishing multiple contacts within existing and new clients that should contribute to more extensive and longer-term relationships.

INDUSTRY OVERVIEW

     The staffing industry encompasses a wide range of services to businesses, professional and service organizations and government agencies. The U.S. staffing industry has grown rapidly in recent years as organizations have sought to reduce costs and improve operating efficiency by outsourcing human resource functions. Staffing Industry Analysts, Inc. ("SIA") estimates that gross revenues in the U.S. staffing industry have grown since 1991 at a compound annual growth rate of 18.8%, from approximately $31.4 billion in 1991 to approximately $74.4 billion in 1996. According to SIA, temporary staffing and PEO services represented approximately 63.3% and 23.3%, respectively, of total staffing industry gross revenues in 1996.

     The U.S. staffing industry is highly fragmented and has begun to experience consolidation, particularly with respect to temporary staffing and PEO companies. Based on data available from Dun & Bradstreet and the National Association of Professional Employer Organizations ("NAPEO"), in the United States over 9,300 companies provide temporary staffing services and more than 1,800 companies provide PEO services. Many of these companies are small, owner-operated businesses with limited access to capital for development and expansion. The Company believes that temporary staffing and, to a lesser extent, PEO companies are consolidating in response to (i) the increased demands of local, regional and national companies for a single supplier of a full range of staffing and human resource services, (ii) increased competition from larger, better capitalized competitors and (iii) owners' desires for liquidity. Although some consolidation activity has already occurred, the Company believes that consolidation in the U.S. staffing industry will continue and that there will be numerous available acquisition candidates.

     TEMPORARY STAFFING. Temporary staffing has grown rapidly in recent years as competitive pressures have caused businesses to focus on reducing overhead, including converting fixed labor costs to variable costs. The use of temporary employees also enables companies to improve flexibility in employee hiring and scheduling and allows them to focus on their core business operations. According to SIA, the United States market for temporary services has grown since 1991 at a compound annual growth rate of 17.0%, from approximately $21.5 billion in revenue in 1991 to approximately $47.1 billion in 1996. National Association of Temporary and Staffing Services ("NATSS") data also shows that temporary staffing personnel now account for approximately 1.9% of the total U.S. workforce. The Company believes that the use of temporary personnel has become widely accepted as a valuable tool for managing personnel costs, supplementing permanent workforces and meeting specialized or fluctuating employment requirements. Vacations, illnesses, resignations, seasonal increases in work volume, marketing promotions and month-end accounting requirements have historically created demand for temporary staffing. More recently, the growing cost and difficulty of administering, hiring and terminating full-time workers has also encouraged greater use of temporary workers.

     Organizations have also begun using temporary staffing to reduce administrative overhead by outsourcing operations that are not part of their core business operations, such as recruiting, training and benefits administration. By utilizing temporary personnel, businesses are able to avoid the management and administrative costs that would be incurred if full-time employees were employed. An ancillary benefit, particularly for smaller businesses, is that use of temporary personnel reduces certain employment costs and risks (for example, workers' compensation and medical and unemployment insurance) that a temporary personnel provider can spread over a much larger pool of employees. Businesses are also utilizing temporary staffing services as a method of selectively hiring and adding to their full-time staff. This concept, typically referred to as "temp-to-perm," provides the client with an opportunity to evaluate the skills and proficiency of workers prior to extending full-time employment offers. NATSS estimates that approximately 38.0% of temporary personnel are offered full-time employment while on assignment.

     PEO.   PEO services have also grown substantially in recent years, driven by the increasingly complex legal and regulatory burdens placed on employers as well as trends relating to the growth of small businesses in the United States and their efforts at improving productivity and competitiveness. While various service providers, such as payroll processing firms, benefits and safety consultants and temporary services firms were available to assist these businesses with specific tasks, PEO service companies began to emerge as providers of a more comprehensive range of services relating to the employer/employee relationship. Growth in PEO services has been significant. SIA estimates that gross revenues in the PEO industry have grown since 1991 at a compound annual rate of 28.2%, from approximately $5.0 billion in 1991 to approximately $17.3 billion in 1996. Because of the numerous benefits realized by small businesses using PEO services, growth in PEO services has also been influenced by growth of the small business sector. According to reports published by the Small Business Administration ("SBA"), at year end 1994 there were more than 5.2 million businesses in the United States with fewer than 500 employees. In addition, the Company believes that attempts to achieve higher levels of productivity in the workplace have supported a movement toward the outsourcing of services such as payroll administration and consulting on benefits, safety and other employment issues. The Company believes that the key factors driving demand for PEO services include (i) complex regulation of labor and employment issues and the related costs of compliance, including the allocation of time and effort to such functions by owners and key executives,
(ii)
the need to provide competitive health care and related benefits to employees of small businesses, (iii) the increasing costs associated with workers' compensation and health insurance coverage, workplace safety programs, employee-related complaints and related litigation, (iv) trends relating to the growth and productivity of the small business community in the United States and
(iv) the desire of business owners to focus on their core operations.

BUSINESS STRATEGY

     The Company plans to achieve its objective of becoming a leading national provider of comprehensive staffing solutions through the implementation of a cohesive business strategy consisting of the following elements:

  o OFFER A DIVERSIFIED RANGE OF STAFFING SERVICES. The Company offers a wide range of staffing services, including short and extended-term temporaries, PEO services, temporary-to-permanent placements, recruiting, permanent placements, payroll processing, vendor-on-premises and human resource consulting. Each of the Company's services is available on a stand-alone basis or as part of a comprehensive staffing solution, thereby affording the Company the flexibility to provide customized services based on individual client requirements. By offering a broad range of staffing services, the Company believes that it will be able (i) to offer its services on a more cost-effective basis, (ii) to cross market services to existing and new clients, (iii) to capitalize on new marketing opportunities with clients demanding comprehensive staffing services, particularly regional and national companies, and (iv) to solidify long-term relationships with clients.

  o CONTINUE TO DEVELOP NICHE MARKETS. As U.S. corporations have become more accustomed to using specialized employees on a temporary basis, the Company has developed a strong reputation in certain markets either by focusing on specific industries, such as aerospace, petrochemical and insurance, or by providing temporary employees with specialized skills, such as engineers, computer technicians and health care specialists. These "niche" markets tend to yield longer-term staffing placements and, in many instances, higher margins. The Company intends to continue to expand its services in these speciality markets by leveraging the Founding Companies expertise on a company-wide basis and to pursue additional niche market opportunities.

  o CONTINUE TO DEVELOP LONG-TERM CLIENT RELATIONSHIPS. The Company's emphasis on providing high quality, value-added staffing solutions has enabled it to establish long-term relationships with a number of clients. The Company's 25 largest clients have utilized its services on average for approximately eight years. By continuing to focus on providing superior client service and by continuing to expand its range of services, the Company intends to further its relationships with long-standing clients and to establish long-term relationships with new clients. The Company believes that long-standing client relationships provide it with the in-depth knowledge necessary to continue to provide focused and customized service, affording the Company with an advantage over competitors.

  o INCREASE OPERATING EFFICIENCIES. The Company believes that it can provide significant opportunities to achieve cost savings and greater operating efficiencies that are not available to the Founding Companies on an individual basis. The Company intends to support its subsidiaries and branch offices by combining a number of general and administrative functions at the corporate level, such as risk management, certain purchasing (including workers' compensation and health insurance), cash management, human resource and other systems and administrative support services. The Company will also implement a program to identify "best practices" among the Founding Companies to enhance operating efficiencies that can be implemented successfully throughout its operations. However, while maintaining strong operating and financial controls at the corporate level, the Company will also maintain a decentralized operating structure at the local level that will retain the entrepreneurial spirit present in each of the Founding Companies and will allow the Company to capitalize on the considerable local and regional market knowledge and customer relationships possessed by the Founding Companies.

  o FOCUS ON INTERNAL GROWTH OPPORTUNITIES. A key component of the Company's strategy is to build on the Founding Companies' history of internal growth. By combining the Founding Companies, Nationwide Staffing will be able to significantly expand the available service offering of each individual Founding

Company, thereby allowing them to present a wider variety of services to both existing clients and potential clients. This wider service offering will also appeal to regional or national companies searching for a one-stop source of staffing solutions who previously may not have considered utilizing a Founding Company on a stand alone basis. Furthermore, the Company's assumption of many administrative functions formerly carried out by the Founding Companies will allow them to devote increased management efforts towards the cultivation of new clients.

  o EXPAND THROUGH ACQUISITIONS. The Company believes that providers of temporary staffing and PEO services in the United States are highly fragmented and consolidating, thereby offering significant opportunities for the Company to complement its internal growth by aggressively pursuing strategic acquisitions. The key objectives of the Company's acquisition program are (i) to enhance the Company's position in its existing niche markets and to establish a position in new niche markets, (ii) to broaden further the Company's range of staffing services, (iii) to enter new geographic markets, and (iv) to expand the Company's presence within its existing geographic markets. The Company's focus will be to acquire companies that have a history of growth and profitability, a strong management team, a reputation for quality services and the infrastructure necessary to be a core business into which other operations may be consolidated. The Company believes that there are significant opportunities to expand by acquiring companies that satisfy the Company's acquisition criteria. Once the Company has entered a geographic market, the Company will also pursue
"tuck-in" acquisitions of smaller companies whose operations can be assimilated into an existing operation thereby leveraging the Company's established infrastructure.

OPERATIONS

     The Company will offer its comprehensive staffing solutions on a nationwide basis through the Founding Companies, which are headquartered in Arkansas, Massachusetts, Missouri, Oregon, Texas and Virginia, and their 29 branch offices. The Company currently provides staffing services in 42 states and the District of Columbia. In order to capitalize on established local reputations and name recognition, each of the Founding Companies will operate as a separate subsidiary with subsidiary presidents exercising a significant degree of autonomy, authority and accountability for their operations.

     The Company intends to form an Operating Committee comprised of the Chief Executive Officer, Senior Vice President -- Operations and certain subsidiary presidents. The Operating Committee will be responsible for certain senior level planning and oversight of Company activities pertaining to areas such as strategic planning, national sales and marketing, development of strategic alliances, advertising, insurance, risk management and safety programs and the identification and evaluation of acquisition candidates.

     The Company also intends to centralize various administrative functions to enable management of the Founding Companies to focus on serving clients, coordinating new business opportunities and improving efficiencies. Some of the administrative functions expected to be centralized include risk management and insurance coordination, employee benefit programs, selected accounting and information technology activities, certain purchasing activities, marketing, treasury and cash management.

     Within established guidelines, subsidiary presidents will be responsible for establishing and maintaining incentive compensation programs designed to motivate and reward branch managers and other personnel based on the growth and profitability of their operations. Subsidiary chairmen and presidents will also participate in incentive compensation programs established by the Company's Board of Directors. Branch managers will report to regional managers or subsidiary presidents and will be responsible for certain functions on a local and regional basis such as sales and marketing, safety programs, employee recruitment and retention and client relations.

ACQUISITIONS

     The Company believes that it will be regarded by acquisition candidates as an attractive acquiror due to (i) its operation as a comprehensive service provider, which should appeal to an acquired company's desire to offer expanded services and grow in its local and regional markets; (ii) the potential for improved profitability as a result of the Company's centralization of certain administrative functions, greater purchasing power and economies of scale; (iii) its decentralized management structure, which will often offer an acquired company's management the opportunity to remain involved in local operations; (iv) the Company's access to financial resources as a public company; (v) training and job promotion opportunities that will allow employees to advance their careers; (vi) the potential for the owners of acquired businesses to realize liquidity and to participate in the Company's planned growth; and (vii) the Company's increased visibility as a public company.

     The Company believes that management of the Founding Companies will be instrumental in identifying and completing future acquisitions due to their industry knowledge and experience. Also, the Company has executed a contract with Messrs. Warren L. Williams and Jerry L. Hyde (both of whom are members of WJG Capital) as well as W. Sherman Adcock that provides for two years after the consummation of the Offering they will assist the Company in identifying qualified acquisition candidates. Since January 1997, Messrs. Williams, Hyde and Adcock have been identifying potential merger or acquisition candidates and are primarily responsible for introducing the eight Founding Companies to the Company. The Company believes this agreement with Messrs. Williams, Hyde and Adcock will significantly enhance the Company's ability to implement the acquisitions contemplated in its business strategy. See "Certain Transactions
-- Other Transactions." The Company currently has no agreements, other arrangements or understandings to effect any acquisition other than with the Founding Companies.

     As consideration for future acquisitions, the Company intends to use various combinations of its Common Stock, other capital stock, cash and debt. The consideration for each future acquisition will vary on a case-by-case basis, with the major factors in establishing the purchase price being historical operating results, future prospects of the business to be acquired and the ability of that business to complement the services offered by the Company and to implement additional service offerings. The Company intends to register 3,000,000 additional shares of Common Stock under the Securities Act for its use in connection with future acquisitions. See "Shares Eligible For Future Sale" and "Underwriting."

SALES AND MARKETING

     The Company intends to develop a comprehensive sales and marketing strategy that will focus on cross-marketing services to existing clients and developing additional regional and national clients. Local accounts will be targeted by account managers at the subsidiaries and branch offices, thereby permitting the Company to capitalize on the local expertise and established relationships of its subsidiaries and branch offices. The Company's marketing strategy will include personal sales presentations, telephone marketing, direct mail solicitation, referrals from clients and advertising in a variety of local and national media. It is contemplated that advertisements will appear in general circulation newspapers, in trade and industry specific newspapers, in publications and telephone directories. The Company also intends to conduct additional public relations activities designed to enhance public recognition of the Company and its services. Local employees will be encouraged to be active in civic organizations and industry trade groups to facilitate the development of new customer relationships. Lastly, when a specialty or niche market is served by one or more of its subsidiaries, the Company will implement a program by which such subsidiaries can share information, cross market services and employment candidates and eliminate duplicative functions.

INFORMATION TECHNOLOGY

     Each of the Founding Companies currently operates a variety of management information systems to generate the information necessary to operate their businesses and serve clients. These systems enable the Company to maintain customer profile data, communicate with clients, process order entry and billing, track employee utilization and supply customized reporting to clients. Additionally, these systems enable the Company to maintain employee profile data and screen prospective employees for the skills needed for proper job placement. These information systems also perform accounting, Internet, E-mail and other miscellaneous applications, such as computer testing of potential employees and employee training.

     For operating and financial reporting purposes, the Company will utilize comprehensive reporting and information systems packages prepared by branch offices. These packages will provide both local and corporate management with daily, weekly, monthly and quarterly operating and financial data necessary to manage its business and report operating results. In addition, the Company will evaluate its existing management information systems and its present and future information technology needs. Based on this evaluation, the Company plans to implement Company-wide management information systems that will enable all of the Company's offices to readily share pertinent information and provide those capabilities required to meet the increasing needs of clients, regulatory authorities and management of the Company. Until such evaluation is completed, the Company believes that it can operate successfully utilizing the management information systems maintained by the Founding Companies.

WORKERS' COMPENSATION PROGRAM AND SAFETY PROGRAM

     The maintenance of workers' compensation and health insurance plans that cover worksite employees will be a significant aspect of the Company's business. The workers' compensation and health insurance contracts used by the Founding Companies are provided by vendors with whom the Founding Companies have established relationships and on terms that the Company believes to be favorable. The Company believes there are savings to be achieved by consolidating its workers' compensation and employee benefits and intends to implement a new program at such time as, in management's judgment, a more cost-effective program can be identified.

     The Company intends to maintain and improve existing safety programs in each of its subsidiary and branch offices pursuant to which it will provide safety training to employees prior to job assignment. The Company's risk managers and field personnel will also perform safety inspections at customer locations to help determine potential risks for employee injury and to assist customers in making the workplace safer. The Company's policies will prohibit staffing of high-risk work such as roofing, the handling of hazardous materials or other high risks that could have an adverse effect on the Company's workers' compensation rates and liability.

COMPETITION

     The Company believes that the U.S. temporary staffing and PEO markets are highly competitive and fragmented, with an estimated 9,300 and 1,800 firms, respectively, providing such services, some of which operate on a regional, national and international basis. There are limited barriers to entry and new competition frequently enters the markets. There are many national and regional temporary personnel companies and PEOs with substantially greater financial and marketing resources than those of the Company. See "Risk Factors -- Substantial Competition and New Market Entrants."

     The key competitive factors in obtaining clients for temporary staffing services are a strong sales and marketing program, the timely availability of qualified temporary personnel, the ability to match client requirements with available temporary personnel, competitive pricing of services and meeting the clients' work production requirements. Moreover the key competitive factors in the PEO industry are the breadth, quality and value of services provided and the prices of such services. The Company anticipates that its long-term client relationships and strong emphasis on providing comprehensive, value-added staffing solutions to clients and to temporary employees will be important competitive advantages.

EMPLOYEES

     At September 30, 1997, the Founding Companies had the following temporary and leased employees working at client worksites:

                                         TEMPORARY        LEASED
                NAME                    EMPLOYEES(1)     EMPLOYEES
Alternative Solutions................         567            176
ASAP.................................         732          --
Cardinal.............................         760            630
Employment Enterprises...............         540          2,066
Evins Group..........................         516             23
GTS..................................         623          --
HP Services..........................         482          --
Technology Plus......................         150          --
                                        ------------     ---------
     Total...........................       4,370          2,895
                                        ============     =========
------------
(1) Temporary employees include some employees of the Company who have been at the same job site for over a year.

     The Company will have approximately 204 employees in its corporate headquarters, subsidiary and branch offices. These employees will consist of 49 employees in corporate services, 26 in accounting and finance, five in benefits administration, one in legal, nine in marketing, five in information technology, 25 in human resources and 84 in client services (including sales associates).

LEGAL AND ADMINISTRATIVE PROCEEDINGS

     None of the Founding Companies is a party to any pending legal proceedings that would be material to the Company, other than ordinary routine litigation incidental to its business. In the ordinary course of their business, the Founding Companies are periodically threatened with or named as a defendant in various lawsuits, including personal injury, discrimination and harassment and other similar claims. The Company will maintain insurance in such amounts and with such coverage and deductibles as management believes are reasonable.

INTELLECTUAL PROPERTY

     The Company owns and licenses several state and federal trademarks used by the Founding Companies. The Company believes that it has all rights to trademarks and tradenames necessary for the conduct of its business.

FACILITIES

     The Company will lease from third parties its corporate headquarters office as well as many of the facilities for the Founding Companies and the Company's branch offices. In addition, several of the Founding Companies lease office space from their former owners or affiliates. The Company believes that the lease terms are at least as favorable as could be obtained from any unrelated third party. See "Certain Transactions -- Leases of Real Property by Founding Companies."

                                   REGULATION
GENERAL

     As an employer, the Company is subject to all federal and state laws regarding the employer-employee relationship, including numerous federal and state laws relating to labor, tax and discrimination matters. In a temporary staffing situation, these obligations are directly applicable to the Company. In a PEO situation, the Company assumes certain of these obligations of the client company. Because many of these federal and state laws were enacted prior to the development of non-traditional employment relationships, such as temporary staffing, PEO and outsourcing arrangements, many of these laws do not specifically address the obligations and responsibilities of non-traditional employers.

     State-mandated workers' compensation and unemployment insurance premiums may change from year to year that directly impact the Founding Companies' cost of services. In addition, the extent and type of health insurance benefits that employers are required to provide employees have been the subject of intense scrutiny and debate in recent years at both the national and state provide health insurance benefits to staffing employees and that some states could impose sales taxes, or raise sales tax rates, on staffing services. Further increases in such premiums or rates, or the introduction of new regulatory provisions, could substantially raise the costs associated with hiring and employing employees for the Company.

TEMPORARY STAFFING

     The Company's temporary staffing operations are not generally subject to state or local licensing requirements or other regulations specifically governing the provision of commercial and professional temporary staffing services. There can be no assurance, however, that states in which the Company operates or may in the future operate will not adopt such licensing or other regulations affecting the Company.

PEO

     While many states do not explicitly regulate PEO operations, 15 states have enacted legislation containing licensing or registration requirements. In addition, the Company believes that other states are considering such regulation. Such laws vary from state to state but generally provide for monitoring the fiscal responsibility of PEO companies. Three of the Founding Companies hold licenses in states that regulate PEO operations. State regulation assists in screening insufficiently capitalized PEO operations and has the effect of resolving interpretive issues concerning employee status under applicable state law. The Company does not view the compliance with these regulations as material to its business operations.

     Some governmental agencies that regulate employment and labor laws have developed rules that specifically address labor and employment issues raised by the relationship among PEO companies, client companies and worksite employees. Existing regulations are relatively new and, therefore, their interpretation and application by administrative agencies and federal and state courts is very limited. The development of additional regulations and interpretations of existing regulations can be expected to evolve over time. The Company cannot predict the nature or direction of the development of federal, state and local regulations.

EMPLOYEE BENEFIT PLANS

     The Founding Companies offer various employee benefit plans to their employees, including temporary and leased employees. These employee benefit plans are treated by the Founding Companies as constituting "single-employer" plans of each Founding Company rather than multiple employer plans. Of the Founding Companies, six companies provide a 401(k) Plan, which is a profit-sharing plan with (i) a cash or deferral arrangement ("CODA") under
Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code"), (ii) a discretionary matching contribution feature under Code Section 401(m) ("Matching Contribution") and (iii) an additional discretionary contribution feature which is allocated based on an employee's compensation ("Profit Sharing Contribution"). Since the inception of each 401(k) Plan, any Matching Contributions or Profit Sharing Contributions to such plans have been minimal, if made at all. Additionally, each Founding Company maintains a group health plan on behalf of its employees with at least six maintaining such medical plan through a cafeteria plan under Code
Section 125. Several of the Founding Companies provide group life insurance, group disability plans and dependent care plans. Generally, all the employee benefit plans provided by the Founding Companies are subject to provisions of both the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     After the Offering, the Company intends to evaluate each of the 401(k) Plans of the Founding Companies and intends, if prudent, to merge the 401(k) Plans of the Founding Companies into one single-employer 401(k) Plan sponsored by the Company to provide retirement benefits to its headquarters and branch office personnel and, possibly, to its temporary and leased employees. Additionally, after the Offering, the Company intends to evaluate all other employee benefit plans provided by the Founding Companies, and based on such evaluation, the Company intends to offer those employee benefits to its headquarters and branch office personnel and to its temporary and leased employees as the Company deems reasonable.

     EMPLOYER STATUS. In order to qualify for favorable tax treatment under the Code, the benefit plans of the Founding Companies and the benefit plans to be implemented by the Company must be established and maintained by an employer for the exclusive benefit of its employees. Generally, an entity is an "employer" of certain workers for federal employment tax purposes if an employment relationship exists between the entity and the workers under the common law test of employment. In addition, the officers of a corporation are deemed to be employees of that corporation for federal employment tax purposes. The common law test of employment, as applied by the Internal Revenue Service ("IRS"), involves an examination of approximately 20 factors to ascertain whether an employment relationship exists between a worker and a purported employer. That test is generally applied to determine whether an individual is an independent contractor or an employee for federal employment tax purposes and not to determine whether each of two or more companies is a "co-employer."
Substantial weight is typically given to the question of whether the purported employer has the right to direct and control the details of an individual's work. Among the various categories of factors which appear to be considered more important by the IRS are (i) the employer's degree of behavioral control (the extent of instructions, training and the nature of the work), (ii) the financial control of the economic aspects of the relationship and (iii) the intended relationship of the parties, as evidenced by any contracts, permanency (that is, are services ongoing or for a project) and penalties for discharge/termination.

     The IRS has established a Market Segment Study Group on Employee Leasing for the purpose of identifying specific compliance issues prevalent in certain segments of the PEO industry. Approximately 70 PEO companies have been randomly selected by the IRS for audit pursuant to this program. One issue that has arisen from these audits is the issue of whether a PEO company can be a co-employer of worksite employees, including officers and owners of client companies, for various purposes under the Code ("Industry Issue"). If it is determined that the PEO company is not a co-employer with respect to its worksite employees, then such worksite employees may not be able to participate in the employee benefit plans of a PEO company, including a 401(k) Plan and a cafeteria plan. Additionally, the IRS may treat temporary employees who have been on the same job for over one year as leased employees, who are not considered to be employees of the Company. NAPEO is cooperating with the IRS in this study. The Company also understands that, with respect to the Market Segment Study, the IRS is similarly referring the Industry Issue to its National Office. The Company understands that it is the IRS's view that such a co-employer status is not recognized under current tax law. If the Market Segment Study were to reach a conclusion that is adverse to the PEO industry, there is an administrative procedure available to appeal that conclusion. In addition to working with the Market Segment Study, NAPEO is actively engaged in policy discussions with both the Treasury Department and with members of Congress in an effort to reduce the likelihood of unfavorable conclusions and to procure favorable legislation.

     The Company is unable to predict whether the Treasury Department will issue a policy statement with respect to its position on the Industry Issue or, if issued, whether such a statement would be favorable to the Company. If it were ultimately determined that a PEO company is not a co-employer of its leased worksite employees, then the leased worksite employees could not continue to make salary deferral contributions to a

401(k) Plan or a cafeteria plan or continue to participate in certain other employee benefit plans of the affected Founding Company or participate in various employee benefit plans which may be established by the Company. The Company believes that, although unfavorable to the Company, a prospective application by the IRS of such an adverse conclusion (that is, one applicable only to periods after such a conclusion is reached) would not have a material adverse effect on its financial position or results of operations, as the affected Founding Company could continue to make available similar benefit programs to its client companies at comparable cost. If such unfavorable conclusion were applied retroactively to disqualify a 401(k) Plan of the Founding Companies, the employees' vested account balances under the 401(k) Plan would become taxable and the affected Founding Company would lose its tax deductions to the extent its Matching Contributions and Profit Sharing Contributions were not vested, a Founding Company's plan trust would become a taxable trust and such Founding Company would be subject to liability with respect to trust earnings and its failure to withhold applicable taxes with respect to certain contributions. Further, the affected Founding Company or the Company would be subject to liability, including penalties, with respect to its cafeteria plan for the failure to withhold and pay taxes applicable to salary deferral contributions by employees, including worksite employees. In such a scenario, the affected Founding Company or the Company also would face the risk of client dissatisfaction and potential litigation. Retroactive application by the IRS of an adverse conclusion could have a material adverse effect on the Company's financial position and results of operations. While the Company believes that a retroactive disqualification is unlikely, there can be no assurance as to the ultimate resolution of these issues by the IRS.

     ERISA REQUIREMENTS. Employee benefit plans are also governed by ERISA. ERISA defines "employer" as "any person acting directly as an employer, or indirectly in the interest of an employer, in relation to an employee benefit plan." ERISA defines the term "employee" as "an individual employed by an employer." The United States Supreme Court has held that the common law test of employment must be applied to determine whether an individual is an employee or an independent contractor under ERISA. A definitive judicial interpretation of "employer" in the context of employee leasing arrangement has not been established.

     If a Founding Company were found not to be an employer for ERISA purposes in its PEO operations, its plans would not comply with ERISA. Further, as a result of such finding the Founding Company and its plans would not enjoy, with respect to worksite employees, the preemption of state laws provided by ERISA and could be subject to varying state laws and regulations, as well as to claims based upon state common laws. Even if such a finding were made, however, the Company believes that the Founding Company would not be materially adversely affected because it could continue to make available similar benefits at comparable cost.

     POSSIBLE MULTIPLE EMPLOYER TAX TREATMENTS. The U.S. Department of Labor ("DOL") issued an Advisory Opinion in December 1995 to a PEO company advising that particular company that its health plan, which covered worksite employees, was a multiple employer plan, rather than a single employer plan. Because the Company believes that the five Founding Companies which conduct PEO operations are co-employers with respect to their worksite employees, the Company views such Founding Company group health plans to be single employer plans. However, if this DOL opinion were applied to a Founding Company, it is possible, although the Company believes it is unlikely, that the DOL would assert penalties against the Founding Company for having incorrectly filed annual reports treating its plan as a single employer plan. Such a conclusion, if applied to the other employee benefit plans that cover worksite employees, could result in additional liabilities of the affected Founding Company. The Company does not believe that any such penalties will, individually or in the aggregate, be material. Further, even if such a conclusion is reached, the Company believes that it would continue to be able to make available comparable benefit programs to client companies.

FEDERAL AND STATE EMPLOYMENT TAXES

     In a temporary staffing situation, the Company is the employer for tax purposes. In a PEO situation, the Company assumes from its clients the clients' responsibility and liability for the payment of federal and state employment taxes with respect to wages and salaries paid to its worksite employees. There are essentially three types of federal employment tax obligations: (i) withholding of income tax governed by Code Section 3401; (ii) obligations under FICA governed by Code Section 3101; and (iii) obligations under the FUTA governed by Code Section 3301. Under the Code, employers have the obligation to remit the employer portion and, where applicable, withhold and remit the employee portion of these taxes.

     The IRS Market Segment Study Group discussed above is examining, among other issues, whether PEO companies are employers of worksite employees under the Code provisions applicable to federal employment taxes and, consequently, responsible for payment of employment taxes on wages and salaries paid to such worksite employees.

     The uncertainties associated with new and developing regulatory positions and the IRS studies and investigations could have the effect of discouraging companies from enrolling with PEO companies.

     State employment tax obligations vary from state to state; therefore, the Company's responsibilities with respect to state employment tax obligations will be dependent upon the particular states in which the worksite employees are performing services.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning the Company's directors, executive officers and key employees upon completion of this Offering.

                NAME                   AGE               POSITION
------------------------------------   --- -------------------------------------
Larry E. Darst......................   46  Chairman of the Board, President,
                                           Chief Executive Officer and Director
Dean G. Walberg.....................   58  Senior Vice President -- Operations
Gary J. Petry.......................   48  Senior Vice President and Chief
                                           Financial Officer
Stephen M. Alter....................   59  Chief Executive Officer of
                                           Alternative Solutions, Director*
Brenda S. Dougan....................   47  President of ASAP, Director*
Mary E. Evins.......................   66  President of Evins Group, Director*
Lovey L. Hammel.....................   38  President of Employment Enterprises,
                                           Director*
Paul L. Milligan....................   43  President of GTS, Director*
Gary D. Pitts.......................   40  President of HP Services, Director*
Richard L. Bronson..................   52  President of Technology Plus,
                                           Director*
Quincy T. Freeman...................   59  Chief Executive Officer of Cardinal,
                                           Director*
Carl L. Norton......................   54  Director
George C. Woods.....................   39  Director
Thomas N. Amonett...................   53  Director*

------------

* Election as a director effective as of the consummation of this Offering.

     LARRY E. DARST became the Chief Executive Officer of the Company and a director in April 1997. From 1974 to 1996, Mr. Darst was employed by Ernst & Young LLP, an international professional services firm. From 1983 until he departed in 1996, Mr. Darst was a partner in Ernst & Young LLP. At the time of his departure, Mr. Darst had served for two years as the Associate Regional Director of Accounting and Auditing. In addition, from 1984 to 1988, Mr. Darst was Ernst & Young LLP's Regional Director of Human Resources.

     DEAN G. WALBERG became Senior Vice President -- Operations of the Company in August 1997. From June 1991 through August 1992, Mr. Walberg served as President of Questco, Inc., a staff leasing company. From August 1992 to May 1995, Mr. Walberg was with Unisource Services, Inc. as a consultant working primarily in the staffing industry, and from May 1995 to August 1997, he was Vice President of Southwestern Headquarters with Digital Solutions, Inc., a staff leasing company. He is a member of NAPEO.

     GARY J. PETRY became Senior Vice President and Chief Financial Officer of the Company in August 1997. Prior to joining the Company, Mr. Petry was employed in various management capacities from 1979 to 1997 by Air Liquide America Corporation and Big Three Industries, Inc., before it was acquired by Air Liquide. During his tenure with Air Liquide America Corporation, Mr. Petry served as Vice President and Controller (Chief Accounting Officer) from 1994 to 1997 and Vice President -- Finance from 1992 to 1994. Mr. Petry is a Certified Public Accountant, licensed in the State of Texas.

     STEPHEN M. ALTER will become a director of the Company upon the consummation of this Offering. He has been the Chief Executive Officer of Alternative Solutions since April 1982 and he will continue in that capacity after the consummation of this Offering. Mr. Alter is active in both the National Association of Temporary and Staffing Services and the Massachusetts Association of Staffing Services.

     BRENDA S. DOUGAN will become a director of the Company upon the consummation of this Offering. She has been the President of ASAP since its founding in September 1990. Ms. Dougan will continue as President of ASAP after the consummation of this Offering.

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
     MARY E. EVINS will become a director of the Company upon the consummation of this Offering. She has been the Chairman of the Board and President of Evins Group since its founding in July 1967. Ms. Evins will continue as President of Evins Group after the consummation of this Offering. Ms. Evins has held numerous industry association officer positions, including Chairman of the Certification Committee for the National Association of Personnel Consultants and currently serves as a member of the Board of Directors for the Texas Chapter of NAPEO. Ms. Evins was designated a Certified Personnel Consultant in 1969 and a Certified Professional Employer Specialist in 1994.

     LOVEY L. HAMMEL will become a director of the Company upon the consummation of this Offering. She has been a co-owner and Vice President of Employment Enterprises, Inc. since March 1980. Ms. Hammel will continue as President of Employment Enterprises after the consummation of this Offering.

     PAUL L. MILLIGAN will become a director of the Company upon the consummation of this Offering. Mr. Milligan has served as President of GTS since its inception in October 1989. From 1984 to 1989 Mr. Milligan was Regional Vice President for PDS Technical Services Inc., a contract staffing services firm. He will continue as President of GTS after the consummation of this Offering.

     GARY D. PITTS will become a director of the Company upon the consummation of this Offering. He has been President of HP Services since its founding in 1990 and will continue as President of HP Services after the consummation of the Offering.

     RICHARD L. BRONSON will become a director of the Company upon the consummation of this Offering. Mr. Bronson has served as President of Technology Plus since December 1985. He will continue as President of Technology Plus after the consummation of this Offering.

     QUINCY T. FREEMAN will become a director of the Company upon the consummation of this Offering. Mr. Freeman has served as Chief Executive Officer of Cardinal since 1988. He will continue as Chairman of the Board of Cardinal after the consummation of this Offering.

     CARL L. NORTON has been a director of the Company since February 1997. He has been a partner in the Houston, Texas law firm of Norton, Jacobs, Kuhn & McTopy, L.L.P. since 1994. From 1982 through 1994, Mr. Norton was a shareholder, director and officer in the law firm of Norton & Blair, P.C. and its predecessors.

     GEORGE C. WOODS has been a director of the Company since February 1997. He has been a manager of WJG Capital since February 1997. From 1987 to 1996, Mr. Woods held senior financial and accounting positions with Quality Tubing, Inc. at which company he was the Chief Financial Officer, Vice President -- Finance and Administration, Secretary and Treasurer.

     THOMAS N. AMONETT will become a director of the Company upon the consummation of the Offering. In November 1997, Mr. Amonett became the President and Chief Executive Officer of American Residential Services, Inc., a publicly-traded provider of residential heating, air conditioning, plumbing and similar services. Prior to that, he served as President and Chief Executive Officer of Weatherford Enterra, Inc. from July 1996 to May 1997. From 1992 to 1996, he served as Chairman of the Board and President of Reunion Resources Company (previously known as Buttes Gas and Oil Company and now known as Reunion Industries, Inc.). Prior thereto, he was Of Counsel with the law firm of Fulbright & Jaworski L.L.P. from 1986 to 1992. He was President and a director of Houston Oil Fields Company from 1982 to 1986. Mr. Amonett also currently serves as a director of ITEQ, Inc., PetroCorp Incorporated, Reunion Industries, Inc., Weatherford Enterra, Inc. and American Residential Services, Inc.

     Effective upon consummation of this Offering, the Board of Directors will be divided into three classes of four directors, respectively, with directors serving staggered three-year terms, expiring at the annual meeting of stockholders in 1998, 1999 and 2000, respectively. Directors whose terms expire in 1998 are: Brenda S. Dougan, Carl L. Norton, Paul L. Milligan and Gary D. Pitts. Directors whose terms expire in 1999 are: Stephen M. Alter, Lovey L. Hammel, Quincy T. Freeman and George C. Woods. Directors whose terms expire in 2000 are: Mary E. Evins, Richard L. Bronson, Larry E. Darst and Thomas N. Amonett. At each annual meeting of stockholders, one class of directors will be elected for a full term of three years to succeed that class of directors whose terms are expiring. All officers serve at the discretion of the Board of Directors.

     The Board of Directors will establish an Audit Committee, Nominating Committee, Compensation Committee and an Executive Committee. The members of these committees will be selected following the consummation of the Offering.

EXECUTIVE COMPENSATION; EMPLOYMENT AGREEMENTS; COVENANTS-NOT-TO-COMPETE

     The Company was organized in February 1997, has conducted limited operations and generated no revenue to date. The Company anticipates that during 1997 and 1998 its most highly compensated executive officers will be Messrs. Darst, Walberg and Petry.

     Each of Messrs. Darst, Walberg and Petry has entered into an employment agreement with the Company pursuant to which he will act as the Company's Chief Executive Officer, Senior Vice President -- Operations and Senior Vice
President -- Chief Financial Officer, respectively. Pursuant to the agreements, each executive will receive a base salary, a performance bonus in an amount up to 100% of his annual salary, certain insurance, vacation, pension and profit sharing benefits and an opportunity to receive options to purchase additional shares of Common Stock on conditions consistent with the Company's 1997 Stock Awards Plan and agreed to by the Compensation Committee and the executive. Prior to the consummation of this Offering, the base salaries of the executives are as follows: Mr. Darst -- $10,000 per month; Mr. Walberg -- $7,500 per month; Mr. Petry -- $6,000 per month. After the consummation of this Offering, the annual base salaries of the executive officers become: Mr. Darst -- $175,000; Mr. Walberg -- $150,000; and Mr. Petry -- $150,000. The $6,000 per month salary due to Mr. Petry prior to closing this Offering is not payable until the consummation of this Offering. Each bonus will be payable upon the satisfaction of certain performance criteria to be established annually by the Company's Board of Directors. The initial term of each employment agreement is for three years from the date of the closing of this Offering, with automatic one year extensions thereafter unless the agreement is terminated by either party at least 30 days prior to the expiration of any term. Each agreement may also be terminated upon (i) the death or disability of the executive, (ii) three months prior notice by Mr. Darst to the Company and 30 days prior notice by either of Messrs. Walberg or Petry, (iii) notice by the Company to the executive, "for cause," (iv) notice by the Company to the executive without "cause," (v) notice by the executive to the Company, within 60 days after a "constructive termination," or (vi) immediately, in the event (a) the Company fails to consummate an initial public offering prior to January 31, 1998 in the case of Mr. Darst, or March 15, 1998, in the case of Messrs. Walberg and Petry, (b) the Offering is abandoned by the Board of Directors, or (c) in the case of Mr. Darst, prior to the Offering a majority of the representatives of the Founding Companies inform the Board of Directors that they do not want Mr. Darst to serve as Chief Executive Officer. Each agreement provides for the payment of certain severance benefits in the event the executive is terminated due to disability. If any executive is terminated without cause, such executive will be paid a severance amount payable in equal monthly payments over a period of 24 months as follows: Mr. Darst -- $350,000; Mr. Walberg -- $300,000 and Mr.
Petry -- $300,000. Each agreement also contains a covenant not to compete with the Company for a period of two years after termination of employment.

1997 STOCK AWARDS PLAN

     In September 1997, the Board of Directors and the Company's stockholders approved the Company's 1997 Stock Awards Plan (the "1997 Stock Awards Plan"). The 1997 Stock Awards Plan is intended to provide employees, consultants and other service providers with an opportunity to acquire a proprietary interest in the Company and additional incentive and reward opportunities based on the growth in the Common Stock price of the Company and to aid the Company in attracting and retaining outstanding personnel. The 1997 Stock Awards Plan provides for the granting of options (either incentive stock options within the meaning of Code Section 422(b), or options that do not constitute incentive stock options ("non-qualified stock options")), restricted stock awards, stock appreciation rights, performance awards and phantom stock awards, or any combination thereof. The maximum number of shares of Common Stock that may be subject to outstanding awards, determined immediately after the grant of any award, may not exceed the greater of 850,000 shares or 10% of the aggregate number of shares of Common Stock outstanding. Shares of Common Stock which are attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

     GRANTS. The following individuals or groups have been granted options under the 1997 Stock Awards Plan contingent on the completion of the Offering:
Mr. Darst (non-qualified stock options for 175,000 shares which have an exercise price equal to the price of the shares sold in this Offering), Mr. Walberg (non-qualified stock options for 100,000 shares, 50,000 of which have an exercise price equal to the price of the shares sold in this Offering and 50,000 of which have an exercise price of $3.00 less than the price of the shares sold in this Offering), and Mr. Petry (non-qualified stock options for 50,000 shares which have an exercise price equal to the price of the shares sold in this Offering) and all Named Executive Officers (three in number) as a group (non-qualified stock options for 325,000 shares). At the consummation of the Offering, additional options to purchase 212,592 shares will be granted to certain employees of the Company at an exercise price equal to the price of the shares sold in this Offering.

     ADMINISTRATION. The 1997 Stock Awards Plan will be administered by the Compensation Committee of the Company. The Compensation Committee will have the power to determine which employees, consultants and other service providers will receive an award, the time or times when such award will be made, the type of the award and the number of shares of Common Stock to be issued under the award or the value of the award. Only persons who at the time of the award are employees of or service providers to the Company or of any subsidiary of the Company will be eligible to receive awards under the 1997 Stock Awards Plan. A director of the Company is not eligible to receive an award under the 1997 Stock Awards Plan unless such director is an employee of the Company or any of its subsidiaries.

     OPTIONS. The 1997 Stock Awards Plan will provide for two types of options: incentive stock options and nonqualified stock options. The Compensation Committee will designate the persons to receive the options, the number of shares subject to the options and the terms and conditions of each option granted under the 1997 Stock Awards Plan. The maximum number of shares of Common Stock which may be issued under the 1997 Stock Awards Plan as incentive stock options is 850,000. No person may be awarded an option in any calendar year to purchase more than 200,000 shares of Common Stock. The term of any option granted under the 1997 Stock Awards Plan shall be determined by the Compensation Committee; provided, however, that an incentive stock option may only be awarded to an employee and that the term of any incentive stock option cannot exceed ten years from the date of the grant and any incentive stock option granted to an employee who possesses more than 10.0% of the total combined voting power of all classes of shares of the Company or of its subsidiary within the meaning of
Section 422(b)(6) of the Code must not be exercisable after the expiration of five years from the date of grant. No option may be exercised earlier than six months from the date of grant. The exercise price of options granted under the 1997 Stock Awards Plan will be determined by the Compensation Committee; provided, however, that an incentive stock exercise price cannot be less than the fair market value of a share of Common Stock on the date such option is granted (subject to certain adjustments provided under the 1997 Stock Awards
Plan). Further, the exercise price of any incentive stock option granted to an employee who possesses more than 10.0% of the total combined voting power of all classes of shares of the Company or of its subsidiaries within the meaning of
Section 422(b)(6) of the Code must be at least 110% of the fair market value of the Common Stock on the date such option is granted. The exercise price of options granted under the 1997 Stock Awards Plan will be paid in full in a manner prescribed by the Compensation Committee.

     RESTRICTED STOCK AWARDS. Pursuant to a restricted stock award, Common Stock will be issued in the name of an eligible person at the time the award is made without any cash payment to the Company, except to the extent otherwise provided by the Compensation Committee or required by law; provided, however, that such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit such shares to the Company as may be determined in the discretion of the Compensation Committee. The restrictions on disposition may lapse based upon (a) the Company's attainment of specific performance targets established by the Compensation Committee that are based on
(i) the price of a share of Common Stock, (ii) the Company's earnings per share,
(iii) the Company's revenue, (iv) the revenue of a business unit of the Company designated by the Compensation Committee, (v) the return on stockholders' equity achieved by the Company, or (vi) the Company's pre-tax cash flow from operations, (b) the grantee's tenure with the Company, or (c) a combination of factors. The Company will retain custody of the Common Stock issued pursuant to a restricted stock award until the restrictions lapse. An employee may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of such shares until the expiration of the restriction period. However, upon the issuance to the employee of Common Stock pursuant to a restricted stock award, except for the foregoing restrictions, such employee will have all the rights of a stockholder of the Company with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. No person may be awarded more than 200,000 shares of restricted stock in any calendar year.

     STOCK APPRECIATION RIGHTS. A stock appreciation right permits the holder thereof to receive an amount (in cash, Common Stock, or a combination thereof (as determined by the Compensation Committee)), equal in value to the number of stock appreciation rights exercised by the holder multiplied by the excess of the fair market value of Common Stock on the exercise date over the stock appreciation rights' exercise price. Stock appreciation rights may or may not be granted in connection with the grant of an option and no stock appreciation right may be exercised earlier than six months from the date of grant. A stock appreciation right may be exercised in whole or in such installments and at such time as determined by the Compensation Committee. No person may be awarded more than 200,000 stock appreciation rights in any calendar year.

     PERFORMANCE AND PHANTOM STOCK AWARDS. The 1997 Stock Awards Plan will permit grants of performance awards and phantom stock awards, which may be paid in cash, Common Stock, or a combination thereof as determined by the Compensation Committee. Performance awards granted under the 1997 Stock Awards Plan will have a maximum value established by the Compensation Committee at the time of the grant. No person may be granted a performance award in any calendar year where the value of such award exceeds the Fair Market Value of 200,000 shares of Common Stock. A grantee's receipt of such amount will be contingent upon satisfaction by the Company, or any subsidiary, division or department thereof, of future performance conditions established by the Compensation Committee prior to the beginning of the performance period. Future performance conditions may be based on (i) the price of a share of Common Stock, (ii) the Company's earnings per share, (iii) the Company's revenue, (iv) the revenue of a business unit of the Company designated by the Compensation Committee, (v) the return on stockholder's equity achieved by the Company, (vi) the Company or business unit's pre-tax cashflow from operations or (vii) a combination of such factors. Such performance awards, however, may be subject to later revisions as the Compensation Committee deems appropriate to reflect significant unforeseen events or changes. A performance award will terminate if the grantee's employment with the Company terminates during the applicable performance period except as otherwise provided by the Compensation Committee at the time of grant. Phantom stock awards granted under the 1997 Stock Awards Plan are awards of Common Stock or rights to receive amounts equal to stock appreciation over a specific period of time. No person may be granted a phantom stock award in any calendar year for more than 200,000 shares of Common Stock. Such awards vest over a period of time or upon the occurrence of a specific event(s) (including, without limitation, a change of control) established by the Compensation Committee, without payment of any amounts by the holder thereof (except to the extent required by law) or satisfaction of any performance criteria or objectives. Future performance conditions may be based on (i) the price of a share of Common Stock, (ii) the Company's earnings per share, (iii) the Company's revenue, (iv) the revenue of a business unit of the Company designated by the Compensation Committee, (v) the return on stockholder's equity achieved by the Company, (vi) the Company or business unit's pre-tax cashflow from operations or (vii) a combination of such factors. A phantom stock award will terminate if the grantee's employment with the Company terminates during the applicable vesting period or, if applicable, the occurrence of a specific event(s), except as otherwise provided by the Compensation Committee at the time of grant. In determining the value of performance awards or phantom stock awards, the Compensation Committee must take into account the employee's responsibility level, performance, potential, other awards under the 1997 Stock Awards Plan and such other considerations as it deems appropriate. Such payment may be made in a lump sum or in installments as prescribed by the Compensation Committee. Any payment made in Common Stock will based upon the fair market value of the Common Stock on the payment date.

     INCOME TAX CONSIDERATIONS. The grant of an incentive stock option does not result in any income tax consequences to the employee and the Company. The exercise of an incentive stock option does not result in any income tax consequences to the employee if the incentive stock option is exercised by the employee during his employment with the Company or a subsidiary, or within a specified period after termination of employment. However, the excess of the fair market value of the shares of Common Stock as of the date of exercise over the option price is a tax preference item for purposes of determining the employee's alternative minimum tax. An employee who sells shares acquired pursuant to the exercise of an incentive stock option after the expiration of
(i) two years from the date of grant, and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize long-term capital gain or loss on the sale. An employee who disposes of his incentive stock option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the employee, short or long term, depending on the employee's holding period for the shares. If the shares are sold for less than the option price, the employee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period. The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option, or the sale of incentive stock option shares after the Waiting Period. If an employee disposes of his incentive stock option shares in an Early Disposition, the Company will be entitled to deduct the amount of ordinary income recognized by the employee.

     The grant of a nonqualified stock option will not result in the recognition of any taxable income by the optionee nor a tax deduction by the Company. The optionee will recognize income on the date of exercise of the nonqualified stock option equal to the difference between (i) the fair market value on that date of the shares acquired, and (ii) the exercise price, and the Company will be entitled to deduct that amount. The grant of a restricted stock award, performance award and phantom stock award will not result in the recognition of any taxable income by the recipient nor a tax deduction by the Company. At the time each such award is earned or the restrictions lapse, the recipient will recognize ordinary income equal to the amount of cash and or the fair market value of Common Stock received, and the Company generally will be entitled to a tax deduction.

     COMPENSATION DEDUCTION LIMITATION/SECTION 162(M) OF THE CODE. In the 1993 Omnibus Budget Reconciliation Act ("OBRA"), Congress generally limited to $1 million per year the tax deduction available to public companies for certain compensation paid to designated executives. These executives include the Chief Executive Officer and the next four highest compensated officers of the Company. An exception is provided from this deduction limitation, for "performance-based" compensation, if specified statutory requirements are satisfied. The Plan is designed to satisfy these statutory requirements for stock options and for performance-based awards, Thus, the Company anticipates being entitled to deduct an amount equal to the ordinary income reportable by an optionee on exercise of a nonqualified stock option, the Early Disposition of shares of stock acquired by exercise of an incentive stock option, and the payment of restricted stock awards, performance based awards, and phantom stock awards which are performance-based. However, restricted stock awards and performance based awards which become vested as a result of a "change of control" without reference to the applicable performance goals, or based on service to the Company, rather than achievement of performance goals established by the Committee, may not be exempt from the $1.0 million deduction cap.

DIRECTOR COMPENSATION

     Directors who are also employees of the Company or one of its subsidiaries will not receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries will receive a fee of $2,000 for attendance at each Board of Directors meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors meeting). Under the 1997

Nonqualified Stock Option Plan for Non-Employee Directors (the "1997 Directors Stock Option Plan"), each current non-employee director and, upon the election of a new non-employee director, such additional non-employee director will be granted an option to acquire 10,000 shares of Common Stock at an exercise price equal to fair market value of a share of Common Stock as of the date of grant. In addition, each non-employee director will automatically be granted an annual option to acquire 5,000 shares at an exercise price equal to the then fair market value of a share of Common Stock at each annual meeting of the Company's stockholders at which such director is re-elected or remains a director, unless such annual meeting is held within three months of such person's initial election as a director. Each non-employee director also may elect to receive shares of Common Stock or credits representing "deferred shares" in lieu of cash directors' fees. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

     In connection with the formation of the Company, the Company issued to WJG Capital a total of 1,000 shares of Common Stock for an aggregate cash consideration of $1,000. These shares were converted into 1,083,929 shares of Common Stock after the 1,084-for-one stock split. See "Description of Capital Stock." WJG Capital is a Texas limited liability company that is managed by three managers: Messrs. Warren L. Williams, Jerry L. Hyde and George C. Woods. Mr. Hyde and Woods, Williams & Company, a Texas general partnership of which Messrs. Woods and Williams are the only partners, are members of WJG Capital. The Norton Family Trust, of which Carl L. Norton is a beneficiary, is also a member of WJG Capital. Mr. Norton is a director of the Company and has a consulting agreement with WJG Capital pursuant to which he is assisting the Company with the Mergers and the Offering. For such consulting services, WJG Capital will pay Mr. Norton $10,000 upon the consummation of this Offering and the Company will reimburse WJG Capital for this payment. Shortly after consummation of this Offering, the Company expects that WJG Capital will distribute its shares of Common Stock in the Company to its equity owners. WJG Capital has agreed with the Company not to sell any shares of Common Stock for one year after the consummation of this Offering.

     The members of WJG Capital intend to exchange their shares of Common Stock for Restricted Common Stock which will have 0.35 of one vote for each share held. As a result WJG Capital will have effective voting shares of 379,375 and all existing stockholders of Nationwide Staffing will have 596,161 effective voting shares collectively.

     WJG Capital has agreed to advance whatever funds are necessary to pay the expenses incurred to effect the Mergers and this Offering. As of September 30, 1997, WJG Capital had outstanding advances to the Company in the aggregate amount of approximately $1,948,000, all of which is non-interest-bearing. All of WJG Capital's advances will be repaid from the net proceeds of this Offering.

     In February 1997, for nominal consideration, the Company sold the Norton Family Trust and Sabrina A. McTopy warrants to purchase 45,000 and 5,000 shares of Common Stock, respectively, at the exercise price equal to the lower of $8.00 per share or 60% of the per share price at which shares of Common Stock are sold in this Offering. See "Description of Capital Stock." The Norton Family Trust is also a member of WJG Capital. Mr. Norton, a beneficiary of the Norton Family Trust, is also a director of the Company and Mr. Norton and Ms. McTopy are partners in a Houston, Texas law firm.

     In April 1997 and September 1997, the Company issued a total of 216,786 shares of Common Stock to various members of management, as follows: Mr.
Darst -- 173,429 shares at $0.01 per share and Mr. Petry 43,357 shares at $0.01 per share. The Company also granted options to purchase 10,000 shares of Common Stock to each of Messrs. Norton and Woods, directors of the Company, and will grant Mr. Amonett an option to purchase 10,000 shares of Common Stock upon the consummation of this Offering.

     Simultaneously with the closing of this Offering, Nationwide Staffing will acquire in the Mergers all of the issued and outstanding stock of the eight Founding Companies, at which time each Founding Company will become a wholly-owned subsidiary of the Company. The aggregate consideration to be paid by Nationwide Staffing in the Mergers is $17.1 million in cash and 3,570,718 shares of Common Stock. In addition, immediately prior to the Mergers certain of the Founding Companies will make S Corporation Distributions and C Corporation Distributions of approximately $1.8 million to their respective stockholders.

     The consummation of each Merger is subject to customary conditions. These conditions include, among others, the continuing accuracy on the closing date of the Mergers of the representations and warranties of the Founding Companies and the principal stockholders thereof and of Nationwide Staffing, the performance by each of them of all covenants included in the agreements relating to the Mergers and the non-existence of a material adverse change in the results of operations, financial condition or business of each Founding Company. There can be no assurance that the conditions to closing of the Mergers will be satisfied or waived or that the acquisition agreements will not be terminated prior to consummation. If any of the Mergers is terminated for any reason, the Company does not intend to consummate this Offering on the terms described herein.

     The following table sets forth the consideration to be paid by Nationwide Staffing for each of the Founding Companies based on the Offering Price:

                                             CASH          SHARES OF
                NAME                    (IN THOUSANDS)    COMMON STOCK
Alternative Solutions................      $  1,397           731,669
A.S.A.P..............................         1,028           293,830
Cardinal.............................         1,568           447,856
Employment Enterprises...............         3,006           667,971
Evins Group..........................         1,260           200,550
GTS..................................         5,000           380,969
HP Services..........................         2,000           428,022
Technology Plus......................         1,889           419,851
                                        --------------    ------------
     Total...........................      $ 17,148         3,570,718
                                        ==============    ============


     Pursuant to the agreements entered into in connection with the Mergers, the stockholders of the Founding Companies have agreed not to compete with the Company for five years, commencing on the date of consummation of this Offering. In addition, the employment agreements entered into by certain stockholders of the Founding Companies contain a covenant not to compete with the Company for a period of two years after termination of employment.

     Certain of the Founding Companies have incurred indebtedness which has been personally guaranteed by their stockholders or their affiliates. At September 30, 1997, the aggregate amount of indebtedness of these Founding Companies that was subject to personal guarantees was approximately $0.6 million. The Company intends to repay such indebtedness from the proceeds of this Offering. See "Use of Proceeds."

     In connection with the Mergers and as consideration for their interests in the Founding Companies, certain officers, directors, and holders of more than 5.0% of the outstanding shares of the Company, together with their spouses and trusts for which they act as trustees, will receive cash and shares of Common Stock of the Company as follows:

                                                           SHARES OF
                NAME                         CASH         COMMON STOCK
                                        (IN THOUSANDS)
Quincy T. Freeman & Diane Gail
  Freeman, JTWROS....................       $1,567           447,856
Jana W. Yeates.......................        2,004           445,314
Richard L. Bronson...................        1,417           314,888
Lovey L. Hammel......................        1,002           222,657
Brenda S. Dougan.....................          720           205,681
Mary E. Evins........................        1,260           200,550
Paul L. Milligan.....................        2,200           167,628
Stephen M. Alter.....................          769           135,038
Gary D. Pitts........................        1,000           128,407


LEASES OF REAL PROPERTY BY FOUNDING COMPANIES

     Following the Mergers, Alternative Solutions will continue to lease its office space at Boston, Massachusetts from Commonwealth Realty Trust of which Stephen M. Alter owns a 40% interest. Mr. Stephen M. Alter owns a 25% interest of Alternative Solutions and will become a director of the Company upon the consummation of the Mergers. The lease expires on April 30, 1998, and can be renewed for one year at the option of Alternative Solutions. The annual base rent for 1997 and 1998 is $156,000 per year. Additionally, Alternative Solutions will pay all utilities, taxes and insurance costs on the leased premises. The Company believes that the rent for this property does not exceed fair market value.

     Following the Mergers, ASAP will continue to lease its office space at Springdale, Arkansas from Ms. Brenda S. Dougan. Ms. Dougan owns a 70% interest in ASAP and will become a director of the Company upon the consummation of the Mergers. The lease expires May 31, 1998, and provides for minimum aggregate annual rent of $13,200 in 1997 and $5,500 in 1998. An extension has also been executed which provides for rent of $13,200 per year and expires in 2003. The Company believes that the rent for this property does not exceed fair market value.

     Following the Mergers, HP Services will continue to lease its office space at Alvin, Texas from GEM Enterprises, Inc., a company in which Gary D. Pitts owns a 30% interest. Mr. Pitts owns a 30% interest in HP Services and will be a director of the Company upon the consummation of the Mergers. The lease provides for rent of $12,000 per year and expires in 2002. Additionally, HP Services will pay all utilities, taxes and insurance costs on the leased premises. The Company believes that the rent for this property does not exceed fair market value.

     Following the Mergers, Employment Enterprises will continue to lease its office space at Woodbridge, Virginia from Jana W. and Marvin D. Yeates. Ms. Yeates owns 66.67% of Employment Enterprises. The term of the lease expires on August 31, 1998, and provides for aggregate minimum annual rent of $11,569. Employment Enterprises has the option to renew the lease for an additional one year term at a 7% rent increase. Additionally, Employment Enterprises will pay all condominium fees, utilities and insurance costs on the leased premises. The Company believes that the rent for this property does not exceed fair market value.

     Following the Mergers, Evins Group will continue to lease its office space at Austin, Texas, from C&M Properties. C&M Properties is a Texas company that is wholly owned by Ms. Mary E. Evins. Ms. Evins will be a director of the Company upon the consummation of the Mergers. The leases are for terms of 56 and 60 months each, and combined provide for future annual minimum rent payments of $142,018 in 1997, $133,600 in 1998, $136,350 in 1999 and $45,450 in 2000. Both
leases expire on April 1, 2000 and can be renewed at the Company's option. Additionally, Evins Group will pay all utilities, taxes and insurance costs on the leased premises. The Company believes that the rent for this property does not exceed fair market value.

     Following the Mergers, Cardinal will continue to lease its office space at Coos Bay, Oregon from Freeman Industries which is owned by Quincy T. Freeman and Diane Gail Freeman. Mr. Freeman will be a director of the Company upon consummation of the Mergers. The lease expires on September 30, 2000 and provides for minimum aggregate annual rent of $39,000. The Company believes that the rent for this property does not exceed fair market value.

     Following the Mergers, Technology Plus will continue to lease its office space at Panama City Beach, Florida from Bobby W. Watson. Mr. Watson is an executive with Technology Plus and owns an interest in Technology Plus. The lease expires on December 31, 1999 and provides for minimum annual aggregate rent of $9,900 in 1998 and $10,380 in 1999. The Company believes that the rent for this property does not exceed the fair market value.

OTHER TRANSACTIONS

     Pursuant to an agreement among Nationwide Staffing and Messrs. Williams, Adcock and Hyde, for two years after the consummation of this Offering, Messrs. Williams, Adcock and Hyde will be paid a finder's fee with respect to any acquisition by the Company of a temporary staffing, PEO, permanent placement and/or human resource consulting or outsourcing company that they introduce to the Company. Such fee will be based on a sliding scale of 5.0% of the first $1,000,000 of the consideration paid for the acquired business, declining ratably to 1.0% of the consideration in excess of $4,000,000 paid for such business and will be payable with respect to all acquired businesses other than the Founding Companies. In addition, as a group, Messrs. Williams, Adcock and Hyde will receive from the Company $30,000 per month as an advance against potential fees to be earned. However, in no event will such advances exceed the aggregate of $90,000. If the aggregate of such advances exceeds the fees earned by Messrs. Williams, Adcock and Hyde, they will be jointly and severally obligated to repay such excess to the Company. The agreement is terminable by Nationwide Staffing or any of Messrs. Williams, Adcock or Hyde upon 30 days prior written notice.

     From time to time, HP Services provides light industrial labor for BEAED Corporation, a company owned by Mr. W.M. Hartman. Mr. Hartman is a 70% owner of HP Services. Revenues derived from BEAED totaled $433,849 in 1996, $525,576 in 1995 and $263,990 in 1994. As of September 30, 1997, the outstanding amount owed by BEAED to HP Services for such services was $114,081.

COMPANY POLICY

     Any future transactions with directors, officers, employees or affiliates of the Company are anticipated to be minimal and will be approved in advance by a majority of disinterested members of the Board of Directors.

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
                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company, after giving effect to the Mergers and this Offering, by (i) each person known to own beneficially more than 5.0% of the outstanding shares of Common Stock; (ii) each Company director and person who has consented to be named as a director ("named directors"); (iii) each named executive officer; and (iv) all executive officers, directors and named directors as a group. The information set forth below does not give effect to any Directed Shares that may be purchased by persons holding more than 5.0% of the outstanding Common Stock, directors, persons who have consented to be named directors or executive officers of the Company. See "Underwriting."

     Unless otherwise noted, the address of each such person is c/o Nationwide Staffing, Inc., 600 Travis, Suite 6200, Houston, Texas 77002. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                         SHARES BENEFICIALLY
                                         OWNED AFTER OFFERING
                                        ----------------------
                                         NUMBER       PERCENT
WJG Capital, L.L.C...................   1,083,929        13.1%
Quincy T. Freeman and Diane Gail
  Freeman, JTWROS....................     447,856         5.4%
Jana W. Yeates.......................     445,314         5.4%
Richard L. Bronson...................     314,888         3.8%
George C. Woods......................     264,090(1)      3.2%
Lovey L. Hammel......................     222,657         2.7%
Brenda S. Dougan.....................     205,681         2.5%
Mary E. Evins........................     200,550         2.4%
Carl L. Norton.......................     191,799(2)      2.3%
Larry E. Darst.......................     173,429         2.1%
Paul L. Milligan.....................     167,628         2.0%
Stephen M. Alter.....................     135,038         1.6%
Gary D. Pitts........................     128,407         1.6%
Dean G. Walberg......................      50,000(3)     *
Gary J. Petry........................      43,357        *
Thomas N. Amonett....................      10,000(4)     *
                                        ---------     --------
All executive officers, directors and
  named directors as
  a group (14 persons)...............   2,555,380       29.20%
                                        =========     ========

------------
 * Less than 1.0%

(1) Includes 10,000 shares of Common Stock issuable upon exercise of options granted under the Company's 1997 Directors Stock Option Plan and 254,090 shares of Common Stock issued to WJG Capital. Of the shares of Common Stock issued to WJG Capital, 249,290 shares will be distributed to Woods, Williams & Company, of which Mr. Woods is the general partner, and 4,800 shares will be distributed to another member of WJG Capital. Mr. Woods has acquired the right to acquire the 4,800 shares of Common Stock issued to the other member of WJG Capital.

(2) Includes 10,000 shares of Common Stock issuable upon exercise of options granted under the Company's 1997 Directors Stock Option Plan and 181,799 shares of Common Stock issued to WJG Capital. Of the shares of Common Stock issued to WJG Capital, 53,239 shares will be distributed to the Norton Family Trust, 52,560 will be issued to Mr. Norton and 76,000 shares will be distributed to a member of WJG Capital. Mr. Norton is one of the beneficiaries of the Norton Family Trust, and he has acquired the right to receive the 76,000 shares of Common Stock issued to such other member of WJG Capital. In addition, other members of Mr. Norton's family have acquired the right to receive 5,600 shares of Common Stock issued to another member of WJG Capital. Mr. Norton disclaims beneficial ownership of these shares.

(3) Represents 50,000 shares of Common Stock issuable upon the exercise of options granted under the Company's 1997 Stock Awards Plan.

(4) Represents 10,000 shares of Common Stock issuable upon the exercise of options to be granted under the Company's 1997 Director's Stock Option Plan.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized capital stock of the Company consists of 60,000,000 shares of capital stock consisting of 55,000,000 shares of Common Stock, of which 5,000,000 are Restricted Common Stock, and 5,000,000 shares of Preferred Stock ("Preferred Stock"). Upon completion of the Mergers and this Offering, the Company will have outstanding 8,271,433 shares of Common Stock (8,781,433 if the Underwriters' over-allotment option is exercised in full) and no shares of Restricted Common Stock or Preferred Stock. The following discussion of the material features of the capital stock of the Company is intended as a summary only and is qualified in its entirety by reference to the Restated Certificate of Incorporation of Nationwide Staffing, which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

     The holders of Common Stock are each entitled to one vote for each share held on all matters to which they are entitled to vote, including the election of directors. The holders of Restricted Common Stock, voting together as a single class, are entitled to elect one member of the Company's Board of Directors and to 0.35 of one vote for each share held on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors. Upon consummation of this Offering, the Board of Directors will be classified into three classes of four, with the term of each class expiring on a staggered basis. The classification of the Board of Directors may make it more difficult to change the composition of the Board of Directors and thereby may discourage or make more difficult an attempt by a person or group to obtain control of the Company. Cumulative voting for the election of directors is not permitted. Any director, or the entire Board of Directors, may be removed at any time, with cause, by a majority of the aggregate number of votes which may be cast by the holders of outstanding shares of Common Stock and Restricted Common Stock entitled to vote for the election of directors, provided, however, that only the holders of the Restricted Common Stock may remove the director such holders are entitled to elect. See "Management -- Directors and Executive Officers."

     Subject to the rights of any then outstanding shares of Preferred Stock, holders of Common Stock and Restricted Common Stock are entitled to participate pro rata in such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. Holders of Common Stock and Restricted Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. Holders of Common Stock and holders of Restricted Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. Shares of Restricted Common Stock are not subject to any redemption provisions but are convertible into Common Stock, on the occurrence of certain events. All outstanding shares of Common Stock and Restricted Common Stock are, and the shares of Common Stock to be issued pursuant to this Offering and the Mergers will be upon payment threfor, fully paid and non-assessable.

     Each share of Restricted Common Stock will automatically convert to Common Stock on a share-for-share basis (i) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a distribution which is a distribution by a holder to its partners or beneficial owners, or a transfer to a related party of such holder (as defined in Sections 267, 707, 318 and/or 4946 of the Internal Revenue Code of 1986)), (ii) in the event any person acquires beneficial ownership of 30% or more of the outstanding shares of Common Stock of the Company, (iii) in the event any person offers to acquire 30% or more of the outstanding shares of Common Stock of the Company, (iv) in the event the holder of Restricted Common Stock elects to convert it into Common Stock at any time after the fifth anniversary of the date of this Prospectus, (v) on the fifth anniversary of the date of this Prospectus or (vi) earlier, upon the affirmative vote of a majority of the aggregate number of votes which may be cast by the holders of outstanding shares of Common Stock and Restricted Common Stock. After January 31, 1999, the Board of Directors may elect to convert any outstanding shares of Restricted Common Stock into shares of Common Stock in the event

80% or more of the originally outstanding shares of Restricted Common Stock have been previously converted into shares of Common Stock.

     The Common Stock has been approved for listing on the American Stock Exchange under the symbol "STF," subject to official notice of issuance. The Restricted Common Stock will not be listed on any exchange.

WARRANTS

     Effective February 1997, for nominal consideration, the Company sold to the Norton Family Trust and Sabrina A. McTopy warrants to purchase 45,000 shares and 5,000 shares of Common Stock, respectively, at an exercise price equal to the lower of $8.00 or 60.0% of the per-share price at which shares of Common Stock are sold in this Offering. The warrants are exercisable for a four-year period beginning one year after the date of this Offering. In addition, the warrants contain anti-dilution provisions providing for adjustment of the exercise price upon the occurrence of certain events, including the issuance of shares of Common Stock or other securities convertible into or exercisable for shares of Common Stock at a price per share less than the exercise price or the market price of the Common Stock, or in the event of any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. Such anti-dilution provisions could, under certain circumstances, afford the holders of these warrants the opportunity to purchase a substantial amount of the Company's securities at a price significantly below market. Further, the warrants grant to the holders thereof certain "piggyback" registration rights. Mr. Norton is a beneficiary of the Norton Family Trust. Mr. Norton is serving as a consultant to WJG Capital and is a director of the Company. See "Directors and Executive Officers" and "Certain
Transactions -- Organization of the Company."

PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors in one or more series. Subject to the provisions of the Company's Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock.

     One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise and to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

STATUTORY BUSINESS COMBINATION PROVISION

     The Company is subject to Section 203 of the Delaware General Corporation Law ("DGCL") which, with certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such time, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85.0% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15.0% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and, in either instance, was the owner of 15.0% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

     Pursuant to the Company's Certificate of Incorporation and as permitted by Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

     Additionally, the Certificate of Incorporation and the Bylaws of the Company provide that directors and officers of the Company shall be and at the discretion of the Board of Directors non-officer employees and agents may be, indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities actually and reasonably incurred in connection with service for or on behalf of the Company and further permits the advancing of expenses incurred in defense of claims. The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of the Company at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof.

     The Company's Bylaws provide that a special meeting of stockholders may be called only by the Chief Executive Officer, by a majority of the Board of Directors, or by a majority of the Executive Committee of the Board of Directors. The Bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting. The Company's Bylaws may be amended or repealed, or new Bylaws may be adopted by the Board of Directors, subject to the right of the stockholders entitled to vote thereon to amend or repeal such Bylaws as adopted or amended by the Board of Directors; provided that such stockholder right to amend or repeal the Bylaws requires at least a 66 2/3% vote of the stockholders.

     The Company's Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors (the "Nomination Procedure") and with regard to other matters to be brought by stockholders before an annual meeting of stockholders of the Company (the "Business Procedure").

     The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination for the Board of Directors to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Company's Bylaws. If the Chairman of the Board of Directors determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director.

     Under the Business Procedure, a stockholder seeking to have any business conducted at an annual meeting must give prior written notice, in proper form, to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Company's Bylaws. If the Chairman of the

Board of Directors determines that the other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting.

     Although the Company's Bylaws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or of any other business desired by stockholders to be conducted at an annual or any other meeting, the Company's Bylaws (i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular meeting if the proper procedures are not followed or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its stockholders.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is Harris Trust and Savings Bank.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon consummation of the Mergers and completion of this Offering, the Company will have outstanding 8,271,433 shares of Common Stock (8,781,433 if the Underwriters' over-allotment option is exercised in full). The 3,400,000 shares sold in this Offering (plus any additional shares sold upon exercise of the Underwriters' over-allotment option) will be freely tradeable without restriction unless acquired by affiliates of the Company. None of the remaining outstanding shares of Common Stock have been registered under the Securities Act, which means that they may be resold publicly only upon registration under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 or Rule 145 thereunder.

     In general, under Rule 144 and Rule 145, if a period of at least one year has elapsed between the later of the date on which restricted securities were acquired from the Company or the date on which they were acquired from an affiliate, the holder of such restricted securities (including an affiliate) is entitled to sell a number of shares within any three-month period that does not exceed the greater of (i) one percent of the then outstanding shares of the Common Stock (approximately 82,714 shares upon completion of this Offering) or
(ii) the average weekly reported volume of trading of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 and Rule 145 are also subject to certain requirements pertaining to the manner of such sales, notices of such sales and the availability of current public information concerning the Company. Affiliates may sell shares not constituting restricted securities in accordance with the foregoing volume limitations and other requirements but without regard to the one year holding period. Under Rule 144(k), if a period of at least two years has elapsed between the later of the date on which restricted securities were acquired from the Company and the date on which they were acquired from an affiliate, a holder of such restricted securities who is not an affiliate at the time of the sale and has not been an affiliate for a least three months prior to the sale is entitled to sell the shares immediately without regard to the volume limitations and other conditions described above.

     The Company and its officers, directors and certain stockholders who beneficially own 4,871,433 shares in the aggregate have agreed not to sell or otherwise dispose of any shares of Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, except that the Company may issue Common Stock in connection with acquisitions (so long as such shares are subject to such selling restrictions during the 180-day period) or in connection with its 1997 Stock Awards Plan. In the event that any Directed Shares are purchased in the Offering by officers, directors or certain stockholders of the Company, such shares of Common Stock would also be subject to similar restrictions for a period of 90 days after the date of this Prospectus. See "Underwriting." In addition, all of the stockholders of the Founding Companies and the Company's officers and all members of WJG Capital have agreed with the Company that they will not sell any of their shares for a period of one year after the closing of this Offering. Such stockholders, however, have the right, in the event the Company proposes to register under the Securities Act any Common Stock for its own account or for the account of others, subject to certain exceptions, to require the Company to include their shares in the registration, subject to the right of the Company to exclude some or all of the shares in the offering upon the advice of the managing underwriter.

     Within 90 days after the closing of this Offering, the Company intends to register 3,000,000 shares of its Common Stock under the Securities Act for use by the Company in connection with future acquisitions. Upon such registration, these shares will generally be freely tradeable after their issuance; provided, however, that such shares will be subject to the selling restrictions during the 180-day period discussed in the section of this Prospectus entitled "Underwriting." In some instances, however, the Company may contractually restrict the sale of shares issued in connection with future acquisitions. The piggyback registration rights described above do not apply to the registration statement relating to these 3,000,000 shares. See "Shares Eligible For Future Sale" and "Underwriting."

     Prior to this Offering, there has been no public market for the Common Stock and no prediction can be made as to the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price for the Common Stock prevailing from time to time. Nevertheless, sales, or the availability for sale of, substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the future ability of the Company to raise equity capital and complete any additional acquisitions for Common Stock.

                                  UNDERWRITING

     Subject to the terms and conditions of an Underwriting Agreement, (the "Underwriting Agreement"), the Underwriters named below, who are represented by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Legg Mason Wood Walker, Incorporated and Ladenburg Thalmann & Co. Inc. (the "Representatives"), have severally agreed to purchase from the Company the respective numbers of shares of Common Stock set forth opposite their names below.

                                        NUMBER OF
            UNDERWRITERS                 SHARES
Donaldson, Lufkin & Jenrette
Securities Corporation...............
Legg Mason Wood Walker,
Incorporated.........................
Ladenburg Thalmann & Co. Inc.........

                                        ---------
          Total......................   3,400,000
                                        =========

     The Underwriting Agreement provides that the obligations of the several Underwriters to purchase and accept delivery of the shares of Common Stock offered hereby are subject to approval by their counsel of certain legal matters and to certain other conditions. The Underwriters are obligated to purchase and accept delivery of all the shares of Common Stock offered hereby (other than those shares covered by the over-allotment option described below) if any are purchased.

     The Underwriters initially propose to offer the shares of Common Stock in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain dealers (including the
Underwriters) at such price less a concession not in excess of $     per share.
The Underwriters may allow, and such dealers may re-allow, to certain other
dealers a concession not in excess of $     per share. After the initial
offering of the Common Stock, the public offering price and other selling terms may be changed by the Representatives at any time without notice. The Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

     The Company has granted to the Underwriters an option, exercisable within 30 days after the date of this Prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 510,000 additional shares of Common Stock at the initial public offering price less underwriting discounts and commissions. The Underwriters may exercise such option solely to cover over-allotments, if any, made in connection with the Offering. To the extent that the Underwriters exercise such option, each Underwriter will become obligated, subject to certain conditions, to purchase its pro rata portion of such additional shares based on such Underwriter's percentage underwriting commitment as indicated in the preceding table.

     At the request of the Company, the Underwriters have reserved up to 750,000 Directed Shares of Common Stock for sale to existing shareholders, including owners of the Founding Companies, officers and directors of the Company and representatives of WJG Capital, at the public offering price set forth on the cover page of this Prospectus. Any shares not so purchased will be offered to the public at such price.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof.

     Each of the Company, its executive officers and directors and certain stockholders of the Company has agreed, subject to certain exceptions noted below, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise) for a period of 180 days (or 90 days after the date of this Prospectus with respect to any Directed Shares purchased by any of such persons) after the date of this Prospectus without the prior written consent of DLJ. In addition, during such period, the Company has also agreed not to file any registration statement with respect to, and each of its executive officers, directors and certain stockholders of the Company has agreed, except as noted below, not to make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common stock without DLJ's prior written consent.

     The Underwriters have agreed to allow the Company to issue shares of Common Stock in connection with acquisitions after the thirtieth day following the date of the Prospectus; provided, however, such shares shall be subject to the same selling restrictions during the 180-day period mentioned above. In addition, the Company intends to register 3,000,000 shares of Common Stock under the Securities Act for use by the Company in future acquisitions; provided, however, such shares shall be subject to the same selling restrictions during the 180-day period mentioned above. See "Shares Eligible For Future Sale."

     Prior to the Offering, there has been no established trading market of the Common Stock. The initial public offering price for the shares of Common Stock offered hereby will be determined by negotiation among the Company and the Representatives. The factors to be considered in determining the initial public offering price include the history of and the prospects for the industry in which the Company competes, the past and present operations of the Founding Companies, the historical results of operations of the Founding Companies, the prospects for future earnings of the Company, the recent market prices of securities of generally comparable companies and the general condition of the securities markets at the time of the Offering.

     The Common Stock has been approved for listing on the American Stock Exchange (the "AMEX"). In order to meet the requirements for listing the Common Stock on the AMEX, the Underwriters have undertaken to sell lots of 100 or more shares to a minimum of 2,000 beneficial owners.

     Other than in the United States, no action has been taken by the Company or the Underwriters that would permit a public offering of the shares of Common Stock offered hereby in any jurisdiction where action for that purpose is required. The shares of Common Stock offered hereby may not be offered or sold, directly or indirectly, nor may this Prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares of Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of such jurisdiction. Persons into whose possession this Prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this Prospectus. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock offered hereby in any jurisdiction in which such an offer or a solicitation is unlawful.

     In connection with the Offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the Underwriters may over-allot the Offering, creating a syndicate short position. The Underwriters may bid for and purchase shares of Common Stock in the open market to cover such syndicate short position or to stabilize the price of the Common Stock. In addition, the underwriting syndicate may reclaim selling concessions from syndicate members and selected dealers if they repurchase previously distributed Common Stock in syndicate covering transactions, in stabilizing transactions or otherwise. These activities may stabilize or maintain the market price of the Common Stock above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL MATTERS

     The legality of the Common Stock offered hereby will be passed on for the Company by Bracewell & Patterson, L.L.P., Houston, Texas. Certain legal matters will be passed on for the Underwriters by Fulbright & Jaworski L.L.P., Houston, Texas.

                                    EXPERTS

     The financial statements included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

     The Company has filed with the SEC a Registration Statement (which term shall encompass any and all amendments thereto) on Form S-1 (the "Registration Statement") under the Securities Act, with respect to the offered Common Stock. This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the SEC. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company, reference is hereby made to the Registration Statement and such exhibits and schedules filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661-2511. The SEC maintains a World Wide Web site on the Internet at HTTP://WWW.SEC.GOV that contains reports, proxy and information statements regarding registrants that file electronically with the SEC. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the SEC, upon payment of the prescribed fees.

                         INDEX TO FINANCIAL STATEMENTS

                                           PAGE
                                           -----
NATIONWIDE STAFFING, INC., AND FOUNDING
  COMPANIES UNAUDITED PRO FORMA COMBINED
  FINANCIAL STATEMENTS
     Introduction to Unaudited Pro Forma
      Combined Financial Statements.....     F-3
     Unaudited Pro Forma Combined
      Balance Sheet.....................     F-4
     Unaudited Pro Forma Combined
      Statements of Operations..........     F-5
     Notes to Unaudited Pro Forma
      Combined Financial Statements.....     F-8

NATIONWIDE STAFFING, INC.
     Report of Independent Public
      Accountants.......................    F-11
     Balance Sheets.....................    F-12
     Statement of Operations............    F-13
     Statement of Changes in
      Stockholders' Equity..............    F-14
     Statement of Cash Flows............    F-15
     Notes to Financial Statements......    F-16

FOUNDING COMPANIES
   ALTERNATIVE SOLUTIONS, INC.
     Report of Independent Public
      Accountants.......................    F-18
     Balance Sheets.....................    F-19
     Statements of Operations...........    F-20
     Statements of Changes in
      Shareholders' Equity..............    F-21
     Statements of Cash Flows...........    F-22
     Notes to Financial Statements......    F-23

  A.S.A.P. SERVICES, INC.
     Report of Independent Public
      Accountants.......................    F-28
     Balance Sheets.....................    F-29
     Statements of Operations...........    F-30
     Statements of Changes in
      Shareholders' Equity..............    F-31
     Statements of Cash Flows...........    F-32
     Notes to Financial Statements......    F-33

  CARDINAL SERVICES, INC.
     Report of Independent Public
      Accountants.......................    F-36
     Balance Sheets.....................    F-37
     Statements of Operations...........    F-38
     Statements of Changes in
      Shareholders' Equity..............    F-39
     Statements of Cash Flows...........    F-40
     Notes to Financial Statements......    F-41

  EMPLOYMENT ENTERPRISES, INC.
     Report of Independent Public
      Accountants.......................    F-47
     Consolidated Balance Sheets........    F-48
     Consolidated Statements of
      Operations........................    F-49
     Consolidated Statements of Changes
      in Shareholders' Equity...........    F-50
     Consolidated Statements of Cash
      Flows.............................    F-51
     Notes to Financial Statements......    F-52

                                           PAGE
                                           -----

  EVINS PERSONNEL CONSULTANTS, INC., AND
     AFFILIATES
     Report of Independent Public
      Accountants.......................    F-58
     Balance Sheets.....................    F-59
     Statements of Operations...........    F-60
     Statements of Changes in
      Shareholders' Equity..............    F-61
     Statements of Cash Flows...........    F-62
     Notes to Financial Statements......    F-63

  GLOBAL TECHNICAL SERVICES, INC.
     Report of Independent Public
      Accountants.......................    F-68
     Balance Sheets.....................    F-69
     Statements of Operations...........    F-70
     Statements of Changes in
      Shareholders' Equity..............    F-71
     Statements of Cash Flows...........    F-72
     Notes to Financial Statements......    F-73

  HP SERVICES, INC.
     Report of Independent Public
      Accountants.......................    F-82
     Balance Sheets.....................    F-83
     Statements of Operations...........    F-84
     Statements of Changes in
      Shareholders' Equity..............    F-85
     Statements of Cash Flows...........    F-86
     Notes to Financial Statements......    F-87

  TECHNOLOGY PLUS, INC.
     Report of Independent Public
      Accountants.......................    F-90
     Balance Sheets.....................    F-91
     Statements of Operations...........    F-92
     Statements of Changes in
      Shareholders' Equity..............    F-93
     Statements of Cash Flows...........    F-94
     Notes to Financial Statements......    F-95

               NATIONWIDE STAFFING, INC., AND FOUNDING COMPANIES
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION

     The following unaudited pro forma combined financial statements give effect to the acquisition by Nationwide Staffing, Inc. (Nationwide Staffing), of substantially all of the net assets of (a) Employment Enterprises, Inc. (Employment Enterprises), (b) Alternative Solutions, Inc. (Alternative Solutions), (c) Cardinal Services, Inc. (Cardinal), (d) Global Technical Services, Inc. (GTS), (e) HP Services, Inc. (HP Services), (f) A.S.A.P. Staffing Services, Inc. (ASAP), (g) Technology Plus, Inc. (Technology Plus), and (h) Evins Personnel Group (Evins Group) (together, the Founding Companies). Nationwide Staffing and the Founding Companies are hereinafter referred to as "the Company." These mergers (the Mergers) will occur simultaneously with the closing of Nationwide Staffing's initial public offering (the Offering) and will be accounted for using the purchase method of accounting. Alternative Solutions has been identified as the accounting acquiror because it will receive the largest portion of voting rights of the Company.

     These statements are based on the historical financial statements of Nationwide Staffing and the Founding Companies included elsewhere in this Prospectus. The unaudited pro forma combined balance sheet gives effect to the Mergers and the Offering as if they had occurred on September 30, 1997. The unaudited pro forma combined statements of operations give effect to these transactions as if they were consumated on January 1, 1996.

     The Company has estimated the savings that it expects to be realized by consolidating certain operational and general and administrative functions. To the extent the owners and certain key employees of the Founding Companies have agreed prospectively to reductions in salary, bonuses, benefits, and rent expense paid to the owners, these reductions have been reflected in the unaudited pro forma combined statement of income. With respect to other potential cost savings, the Company has not and cannot quantify these savings until completion of the combination of the Founding Companies. It is anticipated that these savings will be partially offset by the costs of being a publicly held company and the incremental increase in costs related to the Company's new management. However, these costs, like the savings that they offset, cannot be estimated at this time. Neither the anticipated savings nor the anticipated costs have been included in the pro forma combined financial information. In addition the pro forma combined results of operations exclude all non-cash, non-recurring charges related to common stock issued prior to the Offering and the Mergers.

     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma financial data do not purport to represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not representative of the Company's financial position or results of operations for any future period. Since the Founding Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus. See "Risk Factors" included elsewhere herein.

               NATIONWIDE STAFFING, INC., AND FOUNDING COMPANIES
                        PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                    ALTERNATIVE                         EMPLOYMENT   EVINS                  HP
                                       NATIONWIDE    SOLUTIONS      ASAP     CARDINAL   ENTERPRISES  GROUP       GTS     SERVICES
                                       ----------   -----------   ---------  --------   ----------   ------   ---------  --------
Cash and cash
  equivalents........................    $  132       $     7     $     362   $  916      $--        $  62    $     107   $  339
Trade accounts receivable............     --            1,927           793    1,071       3,410       916        3,252    1,115
Other current assets.................     --              112            29       66         185      --            114      158
                                       ----------   -----------   ---------  --------   ----------   ------   ---------  --------
  Total current assets...............       132         2,046         1,184    2,053       3,595       978        3,473    1,612
Property and equipment, net..........         5            48           118      135         231        92          237       11
Goodwill.............................     --           --            --            4       --         --         --        --
Other assets.........................     2,146        --            --           12           6       164          371    --
                                       ----------   -----------   ---------  --------   ----------   ------   ---------  --------
  Total assets.......................    $2,283       $ 2,094     $   1,302   $2,204      $3,832     $1,234   $   4,081   $1,623
                                       ==========   ===========   =========  ========   ==========   ======   =========  ========
Accounts payable and accrued
  liabilities........................    $2,481       $ 1,086     $     638   $1,415      $2,621     $ 406    $   1,759   $  271
Borrowings under lines of credit.....     --              290        --        --            432       679        1,192      250
Notes payable, current portion.......     --           --                 4      157       --         --         --        --
                                       ----------   -----------   ---------  --------   ----------   ------   ---------  --------
  Total current liabilities..........     2,481         1,376           642    1,572       3,053     1,085        2,951      521
Notes payable, long term.............     --           --                 7        9       --          451           10    --
Other long term liabilities..........     --           --            --            8       --         --         --        --
                                       ----------   -----------   ---------  --------   ----------   ------   ---------  --------
  Total liabilities..................     2,481         1,376           649    1,589       3,053     1,536        2,961      521
                                       ----------   -----------   ---------  --------   ----------   ------   ---------  --------
Common stock.........................        13            10        --            1           3         1           10        1
Additional paid-in capital...........       502        --            --        --              7      --            190    --
Retained earnings
  (deficit)..........................      (713)          708           653      614         769      (303)         920    1,101
                                       ----------   -----------   ---------  --------   ----------   ------   ---------  --------
  Total shareholders' equity
    (deficit)........................      (198)          718           653      615         779      (302)       1,120    1,102
                                       ----------   -----------   ---------  --------   ----------   ------   ---------  --------
Total liabilities and shareholders'
  equity.............................    $2,283       $ 2,094     $   1,302   $2,204      $3,832     $1,234   $   4,081   $1,623
                                       ==========   ===========   =========  ========   ==========   ======   =========  ========

                                       TECHNOLOGY     MERGER      PRO FORMA    OFFERING        AS
                                          PLUS      ADJUSTMENTS   COMBINED    ADJUSTMENTS   ADJUSTED
                                       ----------   -----------   ---------   -----------   --------
Cash and cash
  equivalents........................    $  327       $(1,753)     $   499     $   8,362    $ 8,861
Trade accounts receivable............     1,361        --           13,845        --         13,845
Other current assets.................       279           (81)         862        --            862
                                       ----------   -----------   ---------   -----------   --------
  Total current assets...............     1,967        (1,834)      15,206         8,362     23,568
Property and equipment, net..........       127        --            1,004        --          1,004
Goodwill.............................     --           37,161       37,165        --         37,165
Other assets.........................         2            (6)       2,695        (2,146)       549
                                       ----------   -----------   ---------   -----------   --------
  Total assets.......................    $2,096       $35,321      $56,070     $   6,216    $62,286
                                       ==========   ===========   =========   ===========   ========
Accounts payable and accrued
  liabilities........................    $  722       $   359      $11,758     $  (1,948)   $ 9,810
Borrowings under lines of credit.....       367        --            3,210        (3,210)     --
Notes payable, current portion.......     --           --              161          (161)     --
                                       ----------   -----------   ---------   -----------   --------
  Total current liabilities..........     1,089           359       15,129        (5,319)     9,810
Notes payable, long term.............        41        --              518          (518)     --
Other long term liabilities..........     --           17,445       17,453       (17,148)       305
                                       ----------   -----------   ---------   -----------   --------
  Total liabilities..................     1,130        17,804       33,100       (22,985)    10,115
                                       ----------   -----------   ---------   -----------   --------
Common stock.........................         1             9           49            34         83
Additional paid-in capital...........      (279)       23,894       24,314        39,566     63,880
Retained earnings
  (deficit)..........................     1,244        (6,386)      (1,393)      (10,399)   (11,792)
                                       ----------   -----------   ---------   -----------   --------
  Total shareholders' equity
    (deficit)........................       966        17,517       22,970        29,201     52,171
                                       ----------   -----------   ---------   -----------   --------
Total liabilities and shareholders'
  equity.............................    $2,096       $35,321      $56,070     $   6,216    $62,286
                                       ==========   ===========   =========   ===========   ========

               NATIONWIDE STAFFING, INC., AND FOUNDING COMPANIES
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                    ALTERNATIVE                         EMPLOYMENT    EVINS                  HP
                                       NATIONWIDE    SOLUTIONS      ASAP     CARDINAL   ENTERPRISES   GROUP       GTS     SERVICES
                                       ----------   -----------   ---------  --------   ----------   -------   ---------  --------
Revenues from services...............    $--          $12,855     $   6,132  $ 20,292    $ 36,676    $ 7,833   $  28,661  $  9,063
Cost of services.....................     --           (9,792)       (5,016)  (17,814)    (32,874)    (5,824)    (26,561)   (7,943)
                                       ----------   -----------   ---------  --------   ----------   -------   ---------  --------
    Gross profit.....................     --            3,063         1,116     2,478       3,802      2,009       2,100     1,120
                                       ----------   -----------   ---------  --------   ----------   -------   ---------  --------
Operating costs and expenses.........     --           (2,988)         (537)   (2,473)     (3,560)    (1,630)     (1,247)     (641)
Interest expense.....................     --              (30)       --           (11)       (113)      (134)       (173)      (10)
Other income (expense) net...........     --                4             6        29      --          --             (3)       14
                                       ----------   -----------   ---------  --------   ----------   -------   ---------  --------
  Income before income tax...........     --               49           585        23         129        245         677       483
Income tax...........................     --              (14)       --           (11)        (54)      (114)       (290)    --
                                       ----------   -----------   ---------  --------   ----------   -------   ---------  --------
  Net income.........................    $--          $    35     $     585  $     12    $     75    $   131   $     387  $    483
                                       ==========   ===========   =========  ========   ==========   =======   =========  ========

                                       TECHNOLOGY    PRO FORMA    PRO FORMA
                                          PLUS      ADJUSTMENTS   COMBINED
                                       ----------   -----------   ---------
Revenues from services...............   $ 12,256      $--         $133,768
Cost of services.....................    (10,802)      --         (116,626)
                                       ----------   -----------   ---------
    Gross profit.....................      1,454       --           17,142
                                       ----------   -----------   ---------
Operating costs and expenses.........       (964)       2,679(h)   (12,290)
                                                         (929)(j)
Interest expense.....................        (67)         538(k)     --
Other income (expense) net...........         45       --               95
                                       ----------   -----------   ---------
  Income before income tax...........        468        2,288        4,947
Income tax...........................       (197)      (1,611)(l)   (2,291)
                                       ----------   -----------   ---------
  Net income.........................   $    271      $   677     $  2,656
                                       ==========   ===========   =========
Earnings per share...................                                  .35
                                                                  =========
Shares used in computing pro forma
  earnings per share.................                             7,528,092
                                                                  =========
               NATIONWIDE STAFFING, INC., AND FOUNDING COMPANIES
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                    ALTERNATIVE                        EMPLOYMENT    EVINS                  HP
                                       NATIONWIDE    SOLUTIONS     ASAP     CARDINAL   ENTERPRISES   GROUP      GTS      SERVICES
                                       ----------   -----------   -------   --------   ----------   -------   --------   --------
Revenues from services...............   $ --          $ 9,659     $ 4,379   $14,097     $ 26,957    $ 5,346   $ 20,824   $  6,755
Cost of Services.....................     --           (7,391)     (3,558)  (12,513)     (24,209)    (4,044)   (19,235)    (5,984)
                                       ----------   -----------   -------   --------   ----------   -------   --------   --------
  Gross profit.......................     --            2,268         821     1,584        2,748      1,302      1,589        771
                                       ----------   -----------   -------   --------   ----------   -------   --------   --------
Operating costs and expenses.........     --           (2,168)       (329)   (1,299)      (2,595)    (1,142)      (872)      (316)
Interest expense.....................     --              (21)      --          (17)         (58)       (73)      (129)        (8)
Other income (expense), net..........     --               25           3        18       --          --             4         14
                                       ----------   -----------   -------   --------   ----------   -------   --------   --------
  Income before income tax...........     --              104         495       286           95         87        592        461
Income tax...........................     --              (47)      --         (118)         (46)       (41)      (266)     --
                                       ----------   -----------   -------   --------   ----------   -------   --------   --------
  Net income.........................   $ --          $    57     $   495   $   168     $     49    $    46   $    326   $    461
                                       ==========   ===========   =======   ========   ==========   =======   ========   ========

                                       TECHNOLOGY    PRO FORMA    PRO FORMA
                                          PLUS      ADJUSTMENTS   COMBINED
                                       ----------   -----------   ---------
Revenues from services...............   $  8,541      $--         $ 96,558
Cost of Services.....................     (7,438)      --          (84,372)
                                       ----------   -----------   ---------
  Gross profit.......................      1,103       --           12,186
                                       ----------   -----------   ---------
Operating costs and expenses.........       (707)       1,394(h)    (8,731)
                                                         (697)(j)
Interest expense.....................        (52)         358(k)     --
Other income (expense), net..........         33       --               97
                                       ----------   -----------   ---------
  Income before income tax...........        377        1,055        3,552
Income tax...........................       (159)        (862)(l)   (1,539)
                                       ----------   -----------   ---------
  Net income.........................   $    218      $   193     $  2,013
                                       ==========   ===========   =========
Earnings per share...................                                  .27
                                                                  =========
Shares used in computing pro forma
  earnings per share.................                             7,528,092
                                                                  =========
               NATIONWIDE STAFFING, INC., AND FOUNDING COMPANIES
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                    ALTERNATIVE                         EMPLOYMENT     EVINS                  HP
                                       NATIONWIDE    SOLUTIONS      ASAP     CARDINAL   ENTERPRISES    GROUP       GTS     SERVICES
                                       ----------   -----------   ---------  --------   ----------   ---------  ---------  --------
Revenues from services...............    $--          $11,219     $   7,275  $14,861     $ 33,071    $   7,000  $  31,892  $  6,676
Cost of services.....................     --           (8,443)       (5,943) (12,900)     (29,404)      (5,153)   (29,263)   (5,693)
                                       ----------   -----------   ---------  --------   ----------   ---------  ---------  --------
    Gross profit.....................     --            2,776         1,332    1,961        3,667        1,847      2,629       983
                                       ----------   -----------   ---------  --------   ----------   ---------  ---------  --------
Operating costs and expenses.........      (199)       (2,301)         (668)  (1,860)      (2,809)      (1,639)    (1,433)     (399)
Special non-cash compensation
  expense............................      (514)       --            --        --          --           --         --         --
Interest expense.....................     --              (20)       --           (2)         (39)        (189)      (114)      (20)
Other income
  (expense), net.....................     --               41             3        8       --           --             52     --
                                       ----------   -----------   ---------  --------   ----------   ---------  ---------  --------
    Income (loss) before income tax..      (713)          496           667      107          819           19      1,134       564
Income tax...........................     --             (212)       --          (44)        (324)         (16)      (481)    --
                                       ----------   -----------   ---------  --------   ----------   ---------  ---------  --------
    Net income (loss)................    $ (713)      $   284     $     667  $    63     $    495    $       3  $     653  $    564
                                       ==========   ===========   =========  ========   ==========   =========  =========  ========

                                       TECHNOLOGY    PRO FORMA    PRO FORMA
                                          PLUS      ADJUSTMENTS   COMBINED
                                       ----------   -----------   ---------
Revenues from services...............   $  8,990      $--         $120,984
Cost of services.....................     (7,801)      --         (104,600)
                                       ----------   -----------   ---------
    Gross profit.....................      1,189       --           16,384
                                       ----------   -----------   ---------
Operating costs and expenses.........       (822)       1,469(h)   (11,358)
                                                         (697)(j)
Special non-cash compensation
  expense............................     --              514(i)     --
Interest expense.....................        (25)         409(k)     --
Other income
  (expense), net.....................         20       --              124
                                       ----------   -----------   ---------
    Income (loss) before income tax..        362        1,695        5,150
Income tax...........................       (151)      (1,112)(l)   (2,340)
                                       ----------   -----------   ---------
    Net income (loss)................   $    211      $   583     $  2,810
                                       ==========   ===========   =========
Earnings per share...................                                  .37
                                                                  =========
Shares used in computing pro forma
  earnings per share.................                             7,528,092
                                                                  =========

               NATIONWIDE STAFFING, INC., AND FOUNDING COMPANIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
             (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)
1.  BUSINESS:

     Nationwide Staffing was formed to create a leading national provider of comprehensive staffing solutions to businesses, professional and service organizations and governmental agencies. The Founding Companies provide professional skilled industrial and commercial (clerical and light industrial) employees in a wide variety of industries, including aerospace and defense, petrochemicals, petroleum refining, insurance, food processing, legal and high-technology, and the government sector. Nationwide Staffing has conducted no operations to date and will acquire the Founding Companies simultaneously with the consummation of the Offering.

2.  HISTORICAL FINANCIAL STATEMENTS:

     The historical financial statements represent the financial position and results of operations of Nationwide Staffing and the Founding Companies and were derived from their respective financial statements. All Founding Companies have been presented as of a December 31 year-end, except for Cardinal which has been presented as of June 30. Interim results of operations for Cardinal for the nine months ended September 30, 1997 and September 30, 1996, have been included in the pro forma statements of operations for those periods.

3.  ACQUISITION OF FOUNDING COMPANIES:

     Concurrent with the closing of the Offering, Nationwide Staffing will acquire substantially all of the net assets of the Founding Companies. The Acquisitions will be accounted for using the purchase method of accounting and Alternative Solutions has been identified as the acquiror on the basis that Alternative Solutions will have the greatest percentage of voting rights upon completion of the Mergers.

     The following table sets forth for each Founding Company the estimated consideration to be paid its common stockholders (a) in cash and (b) in shares of common stock. The estimated consideration is subject to certain adjustments at and following closing. See "Certain Transactions Organization of the Company."
                                                     COMMON STOCK
                                           --------------------------------
                                  CASH       SHARES      VALUE OF SHARES(1)
                                ---------  -----------   ------------------
                                          (DOLLARS IN THOUSANDS)
Alternative Solutions.........  $   1,397      731,669        $  6,146
ASAP..........................      1,028      293,830           2,468
Cardinal......................      1,568      447,856           3,762
Employment Enterprises........      3,006      667,971           5,611
Evins Group...................      1,260      200,550           1,685
GTS...........................      5,000      380,969           3,200
HP Services...................      2,000      428,022           3,595
Technology Plus...............      1,889      419,851           3,527
                                ---------  -----------   ------------------
          Total...............  $  17,148    3,570,718        $ 29,994
                                =========  ===========   ==================
------------
(1) Valued at the initial offering price of $10.50 per share discounted by 20%. The 20% discount is based on the contractual and legal restrictions on the sale of these shares, the anticipated price volatility and trading volume of these shares, the intent of the Company not to issue dividends, and available information regarding the marketability discounts taken by comparable companies on shares with similar restrictions.

               NATIONWIDE STAFFING, INC., AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4.  UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

     (a) Records distribution of certain Founding Company's S Corporation Accumulated Adjustment Accounts and the deferred income taxes attributable to temporary differences between the financial reporting and tax basis of assets and liabilities held by these S Corporations and distributions of retained earnings by C Corporations prior to the Mergers.

     (b) Records the recapitalization of Alternative Solutions with the cash consideration of $1.4 million received reflected as a dividend.

     (c) Records the purchase of the Founding Companies consisting of $15.8 million in cash (reflected as other long term liabilities which are distributed in adjustment (f)) and 2,839,049 shares of Common Stock for a total estimated purchase price of $39.6 million (based on an estimated fair value per share, which represents a discount of twenty percent from the estimated initial public offering price) resulting in the purchase price exceeding the fair value of assets acquired of $2.4 million by $37.2 million.

     (d) Eliminates the balance sheet accounts of GTS, a division and an equity investment disposed of during 1997, which will not be included in the Mergers.

     (e) Records the proceeds of $33.2 million from the issuance of 3,400,000 shares of Common Stock net of underwriters' discount, and estimated offering costs of $4.0 million (based on an estimated offering price).

     (f) Records the cash portion of the consideration to be paid to the stockholders of the Founding Companies in connection with the Mergers and the repayment of certain debt obligations with the proceeds of this Offering.

     (g) Records the non-cash, non-recurring charge of $9.1 million to reflect Offering expenses related to the 1,083,929 shares of Common Stock issued to WJG Capital, Inc., and the $1.3 million of non-cash, non-recurring charges related to the revaluation of 216,786 shares of Common Stock issued to management of the Company which will be recorded contemporaneously with the Offering.

     The following tables summarize unaudited pro forma combined balance sheet adjustments:

                                                                                        MERGER
                                          (A)        (B)        (C)         (D)      ADJUSTMENTS
                                       ---------  ---------  ----------  ---------   ------------
Cash and cash equivalents............  $  (1,753) $  --      $   --      $  --         $ (1,753)
Other current assets.................                                          (81)         (81)
Goodwill.............................                            37,161                  37,161
Other assets.........................                                           (6)          (6)
Accounts payable and accrued
  liabilities........................                              (200)      (159)        (359)
Other long term liabilities..........       (292)    (1,397)    (15,751)        (5)     (17,445)
Common stock.........................                     2         (11)                     (9)
Additional paid-in capital...........                     8     (23,902)                (23,894)
Retained earnings....................      2,045      1,387       2,703        251        6,386
                                       ---------  ---------  ----------  ---------   ------------
                                       $  --      $  --      $   --      $      --     $ --
                                       =========  =========  ==========  =========   ============

               NATIONWIDE STAFFING, INC., AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                              OFFERING
                                          (E)         (F)         (G)        ADJUSTMENTS
                                       ----------  ----------  ---------     -----------
Cash and cash equivalents............  $   29,399  $  (21,037) $  --          $   8,362
Other assets.........................      (2,146)                               (2,146)
Accounts payabale and accrued
  liabilities........................       1,948                                 1,948
Borrowings under lines of credit.....                   3,210                     3,210
Notes payable, current portion.......                     161                       161
Notes payable, long term.............                     518                       518
Other long term liabilities..........                  17,148                    17,148
Common stock.........................         (34)                                  (34)
Additional paid-in capital...........     (29,167)               (10,399)       (39,566)
Retained earnings....................                             10,399         10,399
                                       ----------  ----------  ---------     -----------
                                       $   --      $   --      $      --      $  --
                                       ==========  ==========  =========     ===========

5.  UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS:

     (h) Adjust salaries, bonuses, benefits and amounts established in contractual agreements between the Company and certain owners and key employees of the Founding Companies.

     (i) Reflects the elimination of the non-recurring, non-cash compensation charge of $0.5 million recorded by Nationwide Staffing during the nine-month period ended September 30, 1997 related to Common Stock issued to management of the Company. Contemporanously with the Offering, non-cash, non-recurring charges of approximately $9.1 million and $1.3 million will be recorded to reflect the revaluation of the Common Stock held by WJG and management, respectively. These issuances of Common Stock to management and WJG were made in contemplation of the Mergers and Offering, and no future issuances of this nature are anticipated.

     (j) Record pro forma goodwill amortization using a 40 year estimated life.

     (k) Eliminate interest expense related to certain debt obligations repaid with the proceeds of this Offering.

     (l) Adjust the provision for federal and state income taxes to an estimated 39 percent effective tax rate for the Company and to reflect the effect of non-deductible goodwill. Amortization of goodwill will not be deductible for tax purposes since the Acquisitions are considered to be a tax free reorganization.

6.  NET INCOME PER SHARE:

     The number of shares used in computing net income per share includes (i) 1,300,715 shares outstanding prior to the Mergers and Offering, (ii) 3,570,718 shares issued to owners of the Founding Companies, (iii) 34,286 net shares that would be outstanding if the warrants and options were exercised and the proceeds used to repurchase shares at the assumed Offering Price and (iv) 2,622,373 of the 3,400,000 shares sold in the Offering necessary to pay the purchase prices for the Founding Companies, repay indebtedness and pay estimated offering expenses. The remaining 777,627 shares excluded reflects the net cash proceeds to be available for working capital and general corporate purposes.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Nationwide Staffing, Inc.:

     We have audited the accompanying balance sheet of Nationwide Staffing, Inc., (a Delaware corporation) as of September 30, 1997, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the period from inception of operations (February 12, 1997) through September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nationwide Staffing, Inc., as of September 30, 1997, and the results of its operations and cash flows for the period from inception of operations (February 12, 1997) through September 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
November 19, 1997

                           NATIONWIDE STAFFING, INC.
                                 BALANCE SHEET
                               SEPTEMBER 30, 1997
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $    132,132
                                       ------------
               Total current
                assets...............       132,132
                                       ------------
OTHER ASSETS:
     Deferred offering costs.........     2,145,516
     Property and equipment..........         4,868
                                       ------------
               Total other assets....     2,150,384
                                       ------------
               Total assets..........  $  2,282,516
                                       ============

LIABILITIES AND STOCKHOLDERS' EQUITY
ACCRUED LIABILITIES AND AMOUNTS DUE
  TO STOCKHOLDER.....................  $  2,480,320
                                       ------------
STOCKHOLDERS' EQUITY:
     Common stock, $0.01 par value,
      55,000,000 shares authorized,
      1,300,715 shares outstanding...        13,007
     Paid-in capital.................       502,125
     Retained deficit, net of
      subscription receivable........      (712,936)
                                       ------------
               Total stockholders'
                equity...............      (197,804)
                                       ------------
               Total liabilities and
                stockholders'
                equity...............  $  2,282,516
                                       ============


   The accompanying notes are an integral part of these financial statements.

                           NATIONWIDE STAFFING, INC.
                            STATEMENT OF OPERATIONS
               FOR THE PERIOD FROM INCEPTION (FEBRUARY 12, 1997)
                           THROUGH SEPTEMBER 30, 1997

REVENUES.............................  $   --
SPECIAL NON-CASH COMPENSATION
  EXPENSES...........................      513,782
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      199,154
                                       -----------
LOSS BEFORE INCOME TAXES.............     (712,936)
INCOME TAX EXPENSE...................      --
                                       -----------
NET LOSS.............................  $  (712,936)
                                       ===========

   The accompanying notes are an integral part of these financial statements.

                           NATIONWIDE STAFFING, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
               FOR THE PERIOD FROM INCEPTION (FEBRUARY 12, 1997)
                           THROUGH SEPTEMBER 30, 1997

                                           COMMON STOCK                                                      TOTAL
                                       ---------------------   SUBSCRIPTION     PAID-IN     RETAINED     STOCKHOLDERS'
                                         SHARES     AMOUNT      RECEIVABLE      CAPITAL      DEFICIT         EQUITY
                                       ----------  ---------   -------------    --------   -----------   --------------
Initial Capitalization...............   1,083,929  $  10,839     $  (9,839)     $  --      $   --          $    1,000
     Issuance of warrant.............      --         --           --                 50       --                  50
     Issuance of management shares...     216,786      2,168        (1,868)      513,782       --             514,082
     Net loss........................      --         --           --              --         (712,936)      (712,936)
                                       ----------  ---------   -------------    --------   -----------   --------------
Balance at September 30, 1997........   1,300,715  $  13,007     $ (11,707)     $513,832   $  (712,936)    $ (197,804)
                                       ==========  =========   =============    ========   ===========   ==============

   The accompanying notes are an integral part of these financial statements.

                           NATIONWIDE STAFFING, INC.
                            STATEMENT OF CASH FLOWS
               FOR THE PERIOD FROM INCEPTION (FEBRUARY 12, 1997)
                           THROUGH SEPTEMBER 30, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss........................  $    (712,936)
     Adjustments to reconcile net
      loss to net cash provided by
      operating activities --
          Special non-cash
          compensation expense.......        513,782
          Increase in deferred
          offering costs.............     (2,145,516)
          Increase in accrued
          liabilities and amounts due
          to stockholder.............      2,480,320
                                       -------------
               Net cash provided by
             operating activities....        135,650
                                       -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures............         (4,868)
                                       -------------
               Net cash used in
             investing activities....         (4,868)
                                       -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from sale of common
      stock..........................          1,350
                                       -------------
               Net cash provided by
             financing activities....          1,350
                                       -------------
NET INCREASE IN CASH.................        132,132
CASH, beginning of period............       --
                                       -------------
CASH, end of period..................  $     132,132
                                       =============

   The accompanying notes are an integral part of these financial statements.

                           NATIONWIDE STAFFING, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Nationwide Staffing, Inc., a Delaware corporation (Nationwide Staffing or the Company), was organized in February 12, 1997 to become a leading national provider of comprehensive staffing solutions to businesses, professional and service organizations and governmental agencies and to pursue aggressively the consolidation of the highly fragmented temporary staffing and employee leasing industry. Nationwide Staffing intends to acquire eight businesses (the Mergers), contemporaneously complete an initial public offering (the Offering) of its common stock and, subsequent to the Offering, continue to acquire through merger or purchase, similar companies to expand its national operations.

     Nationwide Staffing has not conducted any operations, and all activities to date have related to the Offering and the Mergers. Initial capitalization of the Company by WJG Capital, Inc. (WJG) was $1,000 which was less than the par value of the Common Stock. All expenditures to date have been funded by WJG, on behalf of the Company. As of September 30, 1997, costs of approximately $2,145,516 have been incurred by WJG in connection with the Offering. Nationwide Staffing has treated these costs as deferred offering costs. Nationwide Staffing is dependent upon the Offering to execute the pending Mergers and to repay WJG. There is no assurance that the pending Mergers discussed below will be completed or that Nationwide Staffing will be able to generate future operating revenues.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ from those estimates.

2.  STOCKHOLDERS' EQUITY:

  COMMON STOCK

     Nationwide Staffing has entered into agreements whereby the total shares of Nationwide Staffing held by WJG and management of the Company, excluding shares to be issued to the Founding Companies and to the public, will represent 15 percent of the total shares outstanding immediately upon completion of the Offering. Of these shares, certain members of management will hold 2.5 percent of the total shares outstanding immediately upon completion of the Offering and WJG will hold the remaining shares. Based on these agreements and the estimated total shares to be outstanding upon completion of the Offering, the shares presented herein have been restated to effect a 1,084-for-one stock split and an increase in authorized shares of common stock to 55,000,000 shares.

     In connection with the organization and initial capitalization of Nationwide Staffing, the Company issued 1,083,929 shares of common stock to WJG. In April 1997, management of the Company acquired 173,429 shares of common stock at par value. The issuance of the 173,429 shares of common stock resulted in a non-cash compensation charge of approximately $362,466 based on 20 percent of the estimated Offering price to the public which represents the estimated fair value of shares issued at that date. In September 1997, certain members of management who joined the Company were issued an additional 43,357 shares at par value. As a result of the issuance of 43,357 shares the Company recorded an additional non-cash compensation charge of approximately $151,316 based on 33% of the estimated Offering price to the public which represents the estimated fair value of the shares issued at that date. Upon completion of the Offering, non-cash, non-recurring charges of approximately $9,094,164 and $1,305,051 based on a twenty percent marketability discount from the estimated Offering price to the public will be recorded to reflect Offering expenses related to the 1,083,929 shares of common stock to WJG and to recognize the revaluation at the date of the Offering of the 216,786 shares of common stock to management of the Company, respectively.

                           NATIONWIDE STAFFING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
  WARRANTS

     At the date of the Company's organization, warrants were issued for 50,000 shares of common stock with an exercise price equal to the lesser of $8 per share or 60 percent of the initial public offering price. These shares were issued to legal and investment advisors for $50. As the Company was subject to significant uncertainties, the value of the warrants and their underlying shares was de minimus at that date and no value beyond the consideration received has been assigned to them.

  STOCK OPTION PLANS

     The board of directors of the Company has adopted the 1997 Nonqualified Stock Option Plan for Non-Employee Directors, whereby non-employee directors are eligible to receive awards, and the 1997 Stock Awards Plan (the Plan). The Company anticipates that upon or shortly after the consummation of its Offering that it will have granted options to purchase 567,592 shares of common stock under the Plan. Under this arrangement, the Company has granted certain members of management options for 50,000 shares of common stock at a discount of $3 from the Offering price to the public. At the closing of the Offering, the Company will record an additional non-cash compensation charge to the extent that exercise price of the options exceeds the estimated Offering price to the public less a 20 percent marketability discount. The Company will account for options issued to employees and non-employee directors under the Plan in accordance with APB Opinion No. 25, and accordingly no compensation cost will be recognized to the extent that shares are issued at the fair market value as of the date of grant. If the 567,592 options had been granted at the Offering price to the public, the annual compensation expense as determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation," would have reduced the Company's pro forma net income by approximately $0.9 million. The fair value of employee stock options was estimated using the Black-Scholes pricing model with the following assumptions:

Expected stock price volatility.........  63.0%
Risk-free interest rate.................  6.75%
Expected life of options................  10 years

3.  NEW ACCOUNTING PRONOUNCEMENT:

     In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share." For the Company, SFAS No. 128 will be effective for the year ended December 31, 1997. SFAS No. 128 simplifies the standards required under current accounting rules for computing earnings per share and replaces the presentation of primary earnings per share and fully diluted earnings per share with a presentation of basic earnings per share (basic EPS) and diluted earnings per share (diluted EPS). Basic EPS excludes dilution and is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. Diluted EPS is computed similarly to fully diluted earnings per share under current accounting rules. The implementation of SFAS No. 128 is not expected to have a material effect on the Company's earnings per share as determined under current accounting rules.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Alternative Solutions, Inc.:

     We have audited the accompanying balance sheets of Alternative Solutions, Inc. (a Massachusetts corporation) as of April 30, 1996 and 1997, December 31, 1996, and September 30, 1997, and the related statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended April 30, 1997, the year ended December 31, 1996 and the nine month period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alternative Solutions, Inc., as of April 30, 1996 and 1997, December 31, 1996 and September 30, 1997, and the results of its operations and its cash flows for each of the three years in the period ended April 30, 1997, the year ended December 31, 1996 and the nine month period ended September 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Houston, Texas
November 14, 1997

                          ALTERNATIVE SOLUTIONS, INC.
                                 BALANCE SHEETS

                                               APRIL 30,
                                       --------------------------    DECEMBER 31,     SEPTEMBER 30,
                                           1996          1997            1996             1997
                                       ------------  ------------    ------------     -------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $      6,080  $    168,806     $    7,089       $     6,741
     Trade accounts receivable, net
       of allowance of $28,439,
       $44,615, $54,584 and
       $61,584.......................     1,198,805     1,570,693      1,577,560         1,927,072
     Employee loans receivable.......        39,119        36,983         41,876            32,331
     Prepaid expenses and other
       assets........................        94,972        84,999        159,655            18,314
     Deferred tax asset..............        33,153        68,709         34,958            60,879
                                       ------------  ------------    ------------     -------------
          Total current assets.......     1,372,129     1,930,190      1,821,138         2,045,337
PROPERTY AND EQUIPMENT, net..........        62,330        46,289         53,831            48,233
                                       ------------  ------------    ------------     -------------
          Total assets...............  $  1,434,459  $  1,976,479     $1,874,969       $ 2,093,570
                                       ============  ============    ============     =============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Line of Credit..................  $    313,092  $    300,000     $  320,000       $   289,676
     Accounts payable................       234,984        79,662        292,304           198,689
     Accrued payroll and related
       taxes.........................       512,781       979,863        786,413           755,525
     Other current liabilities.......        44,308       192,441         41,934           131,700
                                       ------------  ------------    ------------     -------------
          Total liabilities..........     1,105,165     1,551,966      1,440,651         1,375,590
SHAREHOLDERS' EQUITY:
     Common stock, no par value,
       12,500 shares authorized,
       10,000 issued and
       outstanding...................        10,000        10,000         10,000            10,000
     Retained earnings...............       319,294       414,513        424,318           707,980
                                       ------------  ------------    ------------     -------------
          Total shareholders'
             equity..................       329,294       424,513        434,318           717,980
                                       ------------  ------------    ------------     -------------
          Total liabilities and
             shareholders' equity....  $  1,434,459  $  1,976,479     $1,874,969       $ 2,093,570
                                       ============  ============    ============     =============

   The accompanying notes are an integral part of these financial statements.

                          ALTERNATIVE SOLUTIONS, INC.
                            STATEMENTS OF OPERATIONS

                                                                                                        NINE-MONTHS
                                               YEAR ENDED APRIL 30,              YEAR ENDED         ENDED SEPTEMBER 30,
                                     ----------------------------------------   DECEMBER 31,    ----------------------------
                                         1995          1996          1997           1996           1996            1997
                                     ------------  ------------  ------------   ------------    -----------   --------------
                                                                                                (UNAUDITED)
REVENUES FROM SERVICES.............  $ 11,461,267  $ 12,380,866  $ 13,681,206   $12,855,116     $ 9,659,485   $   11,218,693
COST OF SERVICES...................     8,989,533     9,804,639    10,278,122     9,791,696       7,390,718        8,443,009
                                     ------------  ------------  ------------   ------------    -----------   --------------
         Gross profit..............     2,471,734     2,576,227     3,403,084     3,063,420       2,268,767        2,775,684
OPERATING COSTS AND EXPENSES.......     2,312,297     2,486,575     3,241,406     2,988,253       2,167,539        2,300,767
                                     ------------  ------------  ------------   ------------    -----------   --------------
         Operating income..........       159,437        89,652       161,678        75,167         101,228          474,917
INTEREST EXPENSE...................        52,241        48,146        28,357        29,640          21,128           20,068
OTHER INCOME.......................         7,751        30,580        41,501         4,209          24,895           40,746
                                     ------------  ------------  ------------   ------------    -----------   --------------
         Income before income tax
           expense.................       114,947        72,086       174,822        49,736         104,995          495,595
INCOME TAX EXPENSE.................        51,044        36,094        79,603        14,296          47,401          211,933
                                     ------------  ------------  ------------   ------------    -----------   --------------
NET INCOME.........................  $     63,903  $     35,992  $     95,219    $   35,440     $    57,594   $      283,662
                                     ============  ============  ============   ============    ===========   ==============

   The accompanying notes are an integral part of these financial statements.

                          ALTERNATIVE SOLUTIONS, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                             COMMON STOCK
                                           -----------------    RETAINED
                                           SHARES    AMOUNT     EARNINGS       TOTAL
                                           ------    -------    ---------    ---------
BALANCE, April 30, 1994.................   10,000    $10,000    $ 219,399    $ 229,399
     Net income.........................     --        --          63,903       63,903
                                           ------    -------    ---------    ---------
BALANCE, April 30, 1995.................   10,000     10,000      283,302      293,302
     Net income.........................     --        --          35,992       35,992
                                           ------    -------    ---------    ---------
BALANCE, April 30, 1996.................   10,000     10,000      319,294      329,294
     Net income.........................     --        --          95,219       95,219
                                           ------    -------    ---------    ---------
BALANCE, April 30, 1997.................   10,000    $10,000    $ 414,513    $ 424,513
                                           ======    =======    =========    =========
BALANCE, December 31, 1995..............   10,000    $10,000    $ 388,878    $ 398,878
     Net income.........................     --        --          35,440       35,440
                                           ------    -------    ---------    ---------
BALANCE, December 31, 1996..............   10,000     10,000      424,318      434,318
     Net income.........................     --        --         283,662      283,662
                                           ------    -------    ---------    ---------
BALANCE, September 30, 1997.............   10,000    $10,000    $ 707,980    $ 717,980
                                           ======    =======    =========    =========

   The accompanying notes are an integral part of these financial statements.

                          ALTERNATIVE SOLUTIONS, INC.
                            STATEMENTS OF CASH FLOWS

                                                   YEAR ENDED                                     NINE MONTHS
                                                   APRIL 30,                 YEAR ENDED       ENDED SEPTEMBER 30,
                                       ----------------------------------   DECEMBER 31,   --------------------------
                                          1995        1996        1997          1996           1996          1997
                                       ----------  ----------  ----------   ------------   ------------  ------------
                                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $   63,903  $   35,992  $   95,219    $   35,440    $     57,594  $    283,662
  Adjustments to reconcile net income
    to net cash provided by operating
    activities --
    Depreciation.....................      36,348      33,796      30,694        32,526          23,254        17,690
    Changes in operating assets and
      liabilities --
      Trade accounts receivable......     (22,499)    175,313    (371,888)     (288,600)       (176,042)     (349,512)
      Employee receivables...........      (5,241)      5,493       2,136           462           3,196         9,545
      Prepaid expenses and other
         assets......................      (1,055)    (86,259)    (25,583)     (190,467)        (43,720)      115,420
      Accounts payable and accrued
         liabilities.................      61,144     (15,855)    459,893       597,381         217,819       (34,737)
                                       ----------  ----------  ----------   ------------   ------------  ------------
         Net cash provided by
           operating activities......     132,600     148,480     190,471       186,742          82,101        42,068
                                       ----------  ----------  ----------   ------------   ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and
    equipment........................      (7,899)    (10,540)    (14,653)      (14,779)        (11,173)      (12,092)
                                       ----------  ----------  ----------   ------------   ------------  ------------
         Net cash used in investing
           activities................      (7,899)    (10,540)    (14,653)      (14,779)        (11,173)      (12,092)
                                       ----------  ----------  ----------   ------------   ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds on line of credit.........     622,616     492,000     247,908       272,908         317,000     1,066,987
  Principal payments on line of
    credit...........................    (746,907)   (630,000)   (261,000)     (511,000)       (455,092)   (1,097,311)
                                       ----------  ----------  ----------   ------------   ------------  ------------
         Net cash used in financing
           activities................    (124,291)   (138,000)    (13,092)     (238,092)       (138,092)      (30,324)
                                       ----------  ----------  ----------   ------------   ------------  ------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................         410         (60)    162,726       (66,129)        (67,164)         (348)
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD................       5,730       6,140       6,080        73,218          73,218         7,089
                                       ----------  ----------  ----------   ------------   ------------  ------------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD.............................  $    6,140  $    6,080  $  168,806    $    7,089    $      6,054  $      6,741
                                       ==========  ==========  ==========   ============   ============  ============
SUPPLEMENTAL DISCLOSURES:
  Cash paid for interest.............  $   52,469  $   48,948  $   27,568    $   32,283    $     23,738  $     20,494
  Cash paid for taxes................  $   43,500  $   25,409  $   70,808    $   49,633    $     34,219  $     47,106

   The accompanying notes are an integral part of these financial statements.

                          ALTERNATIVE SOLUTIONS, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

  NATURE OF OPERATIONS

     Alternative Solutions, Inc. (ASI or the Company), incorporated in the state of Massachusetts in March 1987, provides temporary and permanent personnel to business, professional service organizations, health care facilities and government agencies located primarily in Massachusetts and Connecticut.

     In September 1997, the Company and its shareholders entered into a definitive agreement with Nationwide Staffing, Inc. (Nationwide), pursuant to which all shares of the Company will be exchanged for cash and shares of Nationwide's common stock concurrent with the consummation of an initial public offering (the Offering) of the common stock of Nationwide.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements for the nine months ended September 30, 1996 are unaudited. and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     The Company provides for workers' compensation, health care insurance and unemployemnt taxes related to its employees. A deterioration in claims experience could result in increased costs to the Company in the future. The Company has recorded an estimate of any existing liabilities under these programs at each balance sheet date. The Company's future costs could also increase if there are any material changes in government regulations related to employment law or employee benefits.

  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include bank deposits and short-term investments with original maturities of three months or less when purchased.

  TRADE ACCOUNTS RECEIVABLE -- CREDIT RISK

     The Company provides, if necessary, allowances which management believes are adequate to absorb losses to be incurred in realizing the amounts recorded in the accompanying financial statements. The Company periodically evaluates the creditworthiness of its customers' financial conditions to determine credit to be extended and to determine the adequacy of the allowance for bad debts. Historically, bad debts have not been significant.

     The Company operates primarily in the healthcare industry. The Company is obligated to pay the salaries, wages and related benefit costs and payroll taxes of worksite employees. Accordingly, the Company's ability to collect amounts due from customers could be affected by economic fluctuations in its markets or these industries.

                          ALTERNATIVE SOLUTIONS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Maintenance and repairs are charged to expense as incurred; renewals and betterments are capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation applicable thereto are eliminated from the accounts, and the resulting gain or loss is reflected in operations.

     The cost of property and equipment is depreciated over the estimated useful lives of the related assets using the straightline method. The estimated useful lives of property and equipment for purposes of computing depreciation range from three to nine years.

  INCOME TAXES

     The Company has adopted the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Deferred income taxes are recognized for temporary differences between financial statement and income tax bases of assets and liabilities and net operating loss carryforwards for which tax benefits will be realized in future years.

  REVENUE AND COST RECOGNITION

     ASI's revenues consist of service fees paid by its clients under client service agreements. In consideration for payment of such service fees, ASI agrees to pay the following direct costs associated with the worksite employees:
(a) salaries and wages, (b) employment related taxes and (c) workers' compensation insurance premiums. ASI accounts for service fees and the related direct payroll costs using the accrual method of accounting. Under the accrual method, service fees relating to worksite employees with earned but unpaid wages at the end of each period are recognized as unbilled revenues and the related direct payroll costs for such wages are accrued as a liability during the period in which wages are earned by the worksite employee. Subsequent to the end of each period, such wages are paid and the related service fees are billed.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, receivables and accrued expenses approximate their fair values due to the short-term maturities of these instruments.

     The carrying amounts of borrowings pursuant to ASI's revolving line of credit agreement approximate fair value because the rates on such agreements are variable, based on current market rates.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                  APRIL 30,
                                          --------------------------   DECEMBER 31,    SEPTEMBER 30,
                                              1996          1997           1996             1997
                                          ------------  ------------   ------------    --------------
Furniture and fixtures..................  $     21,916  $     27,083    $   21,523       $   27,084
Office equipment........................       121,272       104,971       130,758          117,063
Leasehold improvements..................        51,924        51,924        51,924           51,924
                                          ------------  ------------   ------------    --------------
                                               195,112       183,978       204,205          196,071
Less -- Accumulated depreciation........      (132,782)     (137,689)     (150,374)        (147,838)
                                          ------------  ------------   ------------    --------------
                                          $     62,330  $     46,289    $   53,831       $   48,233
                                          ============  ============   ============    ==============

                          ALTERNATIVE SOLUTIONS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  LINE OF CREDIT:

     The Company maintains a revolving line of credit that allows for borrowings of up to 80 percent of temporary service and 75 percent of permanent service trade accounts receivable which are less than 90 days old. Borrowings made under this arrangement bear interest at prime plus 1/4 percent. The line is secured by all of the business assets and guaranteed by two shareholders up to $150,000 each.

     In August 1996, the agreement was amended to include a LIBOR revolving loan option available to the Company. The amended agreement allows the Company to borrow funds subject to an interest rate of LIBOR plus 2.5 percent. Such borrowings must equal at least $300,000 and in increments of $100,000 thereafter. Maximum borrowings under the two available interest options are $1,500,000. The agreement expires April 30, 1998, and is renewable annually. The line of credit is subject to certain financial covenants including minimum net worth, minimum net income and certain financial ratio requirements. The Company was in compliance with such covenants for all periods presented.

     The amounts outstanding at April 30, 1996 and 1997 were $313,092 and $300,000, respectively. The weighted average interest rates for the years ended April 30, 1996 and 1997 were 10% and 9.5%, respectively. The amount outstanding and weighted average interest rate in the year ended December 31, 1996 were $320,000 and 8%. The amount outstanding and weighted average interest rate in the nine month period ended September 30, 1997 were $289,676 and 7%.

5.  INCOME TAXES

     Income tax (benefit) expense consisted of the following components:

                                                   APRIL 30,
                                       ---------------------------------   DECEMBER 31,    SEPTEMBER 30,     SEPTEMBER 30,
                                         1995        1996        1997          1996             1996              1997
                                       ---------  ----------  ----------   ------------    --------------    --------------
                                                                                            (UNAUDITED)
Current:
     Federal.........................  $  40,208  $   48,689  $   87,480     $ 12,569         $ 39,928          $178,523
     State...........................     12,722      15,405      27,679        1,921           13,270            59,331
                                       ---------  ----------  ----------   ------------    --------------    --------------
                                          52,930      64,094     115,159       14,490           53,198           237,854
                                       ---------  ----------  ----------   ------------    --------------    --------------
Deferred:
     Federal.........................     (1,433)    (21,270)    (27,010)        (162)          (4,403)          (19,690)
     State...........................       (453)     (6,730)     (8,546)         (32)          (1,394)           (6,231)
                                       ---------  ----------  ----------   ------------    --------------    --------------
                                          (1,886)    (28,000)    (35,556)        (194)          (5,797)          (25,921)
                                       ---------  ----------  ----------   ------------    --------------    --------------
          Total......................  $  51,044  $   36,094  $   79,603     $ 14,296         $ 47,401          $211,933
                                       =========  ==========  ==========   ============    ==============    ==============

                          ALTERNATIVE SOLUTIONS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Income tax expense differs from amounts computed by applying the statutory rate to income before taxes as follows:

                                                        YEAR ENDED
                                       ------------------------------------------------           NINE MONTHS ENDED
                                                   APRIL 30,                               --------------------------------
                                       ---------------------------------   DECEMBER 31,    SEPTEMBER 30,     SEPTEMBER 30,
                                         1995        1996        1997          1996             1996              1997
                                       ---------  ----------  ----------   ------------    --------------    --------------
                                                                                            (UNAUDITED)
Income tax expense at the statutory
  rate...............................  $  40,231  $   25,230  $   61,188     $ 17,408         $ 36,748          $173,459
Increase (decrease) resulting from:
     State income tax, net of benefit
       for federal deduction.........      7,975       5,639      12,436        3,986            7,350            34,515
     Nondeductible expenses..........      2,838       5,225       5,979       (7,098)           3,303             3,959
                                       ---------  ----------  ----------   ------------    --------------    --------------
                                       $  51,044  $   36,094  $   79,603     $ 14,296         $ 47,401          $211,933
                                       =========  ==========  ==========   ============    ==============    ==============

     The net deferred tax assets and liabilities are comprised of the following:

                                             APRIL 30,
                                       ----------------------   DECEMBER 31,    SEPTEMBER 30,
                                          1996        1997          1996             1997
                                       ----------  ----------   ------------    --------------
Deferred income tax assets --
     Allowance for doubtful accounts.  $   12,789  $   24,546     $ 20,627         $ 28,637
     Accrued expenses................      33,450      56,913       25,351           42,947
                                       ----------  ----------   ------------    --------------
               Total.................      46,239      81,459       45,978           71,584
                                       ----------  ----------   ------------    --------------
Deferred income tax liabilities --
     Property and equipment..........     (10,298)     (6,970)      (8,080)          (5,584)
     State taxes.....................      (2,788)     (5,780)      (2,940)          (5,121)
                                       ----------  ----------   ------------    --------------
               Total.................     (13,086)    (12,750)     (11,020)         (10,705)
                                       ----------  ----------   ------------    --------------
Net deferred income tax assets.......  $   33,153  $   68,709     $ 34,958         $ 60,879
                                       ==========  ==========   ============    ==============

6.  COMMITMENTS AND CONTINGENCIES:

     The Company leases office space under noncancelable leases. One location is leased from a related party (see Note 7) and expires on April 30, 1998. The future minimum lease payments under this operating lease is $164,328 for the year ending April 30, 1998. During 1995 and 1996, the Company also leased motor vehicles and office equipment under operating lease agreements. Rent paid each of the years ended 1995, 1996 and 1997 was $225,632, $231,068 and $238,723,
respectively. Rent paid for the nine months ended September 30, 1997 was $187,792.

     In the ordinary course of its business, the Company has been threatened with or named as defendant in various lawsuits, including claims related to the actions of its clients and their employees. Management does not believe that any claims would have a material adverse effect on the Company's financial position or results of operations.

7.  RELATED-PARTY TRANSACTIONS:

     The Company has a lease commitment with an entity controlled by two shareholders for one office facility. The annual base rent for this facility was $156,000 for April 30, 1996 and 1997 and December 31,

                          ALTERNATIVE SOLUTIONS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
1996, respectively and $117,000 for the nine month period ended September 30, 1997. The lease expires on April 30, 1998, and can be renewed for one year at the option of the Company.

     The Company pays a management fee to a company owned by a principal shareholder. Management fees of $150,000 were paid by the Company for the years ended April 30, 1996 and 1997, and December 31, 1996, respectively and $112,500 for the nine month period ended September 30, 1997.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To A.S.A.P. Services, Inc.:

     We have audited the accompanying balance sheets of A.S.A.P. Services, Inc. (an Arkansas Corporation) as of December 31, 1996 and September 30, 1997, and the related statements of operations, changes in shareholders' equity and cash flows for each of the two years in the period ended December 31, 1996 and for the nine-month period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of A.S.A.P. Services, Inc., as of December 31, 1996 and September 30, 1997 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 and for the nine-month period ended September 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Houston, Texas
November 17, 1997

                            A.S.A.P. SERVICES, INC.
                                 BALANCE SHEETS

                                        DECEMBER 31,    SEPTEMBER 30,
                                            1996            1997
                                        ------------    -------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......     $378,176       $   362,051
     Trade accounts receivable.......      312,038           792,833
     Prepaid expenses and other
        assets.......................        8,885            28,680
                                        ------------    -------------
          Total current assets.......      699,099         1,183,564
PROPERTY AND EQUIPMENT, net..........       58,220           118,141
                                        ------------    -------------
          Total assets...............     $757,319       $ 1,301,705
                                        ============    =============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
        liabilities..................     $ 71,814       $   235,683
     Accrued payroll and related
        taxes........................      115,945           401,871
     Notes payable...................        5,101             4,098
                                        ------------    -------------
          Total current
            liabilities..............      192,860           641,652
NOTES PAYABLE, less current
portion..............................        9,645             6,534
                                        ------------    -------------
          Total liabilities..........      202,505           648,186
SHAREHOLDERS' EQUITY:
     Common stock, no par value,
      100,000 shares authorized, 100
      shares issued and
      outstanding....................          300               300
     Retained earnings...............      554,514           653,219
                                        ------------    -------------
          Total shareholders'
             equity..................      554,814           653,519
                                        ------------    -------------
          Total liabilities and
              shareholders' equity...     $757,319       $ 1,301,705
                                        ============    =============

   The accompanying notes are an integral part of these financial statements.

                            A.S.A.P. SERVICES, INC.
                            STATEMENTS OF OPERATIONS

                                                                         NINE-MONTHS
                                      YEAR ENDED DECEMBER 31,        ENDED SEPTEMBER 30,
                                     --------------------------   --------------------------
                                         1995          1996          1996           1997
                                     ------------  ------------   -----------   ------------
                                                                  (UNAUDITED)
REVENUES FROM SERVICES.............  $  4,099,136  $  6,131,833   $ 4,378,864   $  7,274,778
COST OF SERVICES...................     3,446,516     5,015,748     3,558,368      5,942,715
                                     ------------  ------------   -----------   ------------
          Gross profit.............       652,620     1,116,085       820,496      1,332,063
OPERATING COSTS AND EXPENSES.......       272,431       537,106       328,871        667,623
                                     ------------  ------------   -----------   ------------
          Operating income.........       380,189       578,979       491,625        664,440
OTHER INCOME.......................         4,682         6,243         3,490          3,160
                                     ------------  ------------   -----------   ------------
NET INCOME.........................  $    384,871  $    585,222   $   495,115   $    667,600
                                     ============  ============   ===========   ============

   The accompanying notes are an integral part of these financial statements.

                            A.S.A.P. SERVICES, INC.
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                             COMMON STOCK
                                           ----------------    RETAINED
                                           SHARES    AMOUNT    EARNINGS       TOTAL
                                           ------    ------    ---------   ------------
BALANCE, December 31, 1994..............     100     $ 300     $ 300,502   $    300,802
     Distributions......................    --        --        (260,445)      (260,445)
     Net income.........................    --        --         384,871        384,871
                                           ------    ------    ---------   ------------
BALANCE, December 31, 1995..............     100       300       424,928        425,228
     Distributions......................    --        --        (455,636)      (455,636)
     Net income.........................    --        --         585,222        585,222
                                           ------    ------    ---------   ------------
BALANCE, December 31, 1996..............     100       300       554,514        554,814
     Distributions......................    --        --        (568,895)      (568,895)
     Net income.........................    --        --         667,600        667,600
                                           ------    ------    ---------   ------------
BALANCE, September 30, 1997.............     100     $ 300     $ 653,219   $    653,519
                                           ======    ======    =========   ============

   The accompanying notes are an integral part of these financial statements.

                            A.S.A.P. SERVICES, INC.
                            STATEMENTS OF CASH FLOWS

                                                                             NINE-MONTHS
                                           YEAR ENDED DECEMBER 31,       ENDED SEPTEMBER 30,
                                          --------------------------   ------------------------
                                              1995          1996         1996          1997
                                          ------------  ------------   ---------   ------------
                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income.........................  $    384,871  $    585,222   $ 495,115   $    667,600
     Adjustments to reconcile net income
       to net cash provided by operating
       activities --
          Depreciation..................         4,027        12,092       8,506         23,535
          Changes in operating assets
             and liabilities --
               Trade accounts
                  receivable............       (16,463)      (41,984)   (293,882)      (480,795)
               Prepaid expenses and
                  other assets..........        64,563        27,743      36,197        (19,795)
               Accounts payable and
                  accrued liabilities...       (78,055)       71,814      35,084        163,869
               Accrued payroll and
                  related taxes.........       (17,312)       58,474      92,090        285,926
                                          ------------  ------------   ---------   ------------
          Net cash provided by operating
             activities.................       341,631       713,361     373,110        640,340
                                          ------------  ------------   ---------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and
       equipment........................       (38,112)      (22,424)    (22,424)       (83,456)
                                          ------------  ------------   ---------   ------------
     Net cash used in investing
       activities.......................       (38,112)      (22,424)    (22,424)       (83,456)
                                          ------------  ------------   ---------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from notes payable........       --             14,634      18,898        --
     Payments on notes payable..........        (2,279)       (3,116)     (5,917)        (4,114)
     Shareholder distributions..........      (260,445)     (455,636)   (138,705)      (568,895)
                                          ------------  ------------   ---------   ------------
          Net cash used in financing
             activities.................      (262,724)     (444,118)   (125,724)      (573,009)
                                          ------------  ------------   ---------   ------------
NET INCREASE (DECREASE) IN CASH.........        40,795       246,819     224,962        (16,125)
CASH AT BEGINNING OF PERIOD.............        90,562       131,357     131,357        378,176
                                          ------------  ------------   ---------   ------------
CASH AT END OF PERIOD...................  $    131,357  $    378,176   $ 356,319   $    362,051
                                          ============  ============   =========   ============

   The accompanying notes are an integral part of these financial statements.

                            A.S.A.P. SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

  NATURE OF OPERATIONS

     A.S.A.P. Services, Inc. (ASAP or the Company), incorporated in the state of Arkansas on December 28, 1990, specializes in the placement of clerical and light industrial labor to companies in northwest Arkansas and southern Missouri. The majority of revenues are derived from companies in the food processing industry.

     In September 1997, ASAP and its two shareholders entered into a definitive agreement with Nationwide Staffing, Inc. (Nationwide), pursuant to which all shares of the Company will be exchanged for cash and shares of Nationwide's common stock concurrent with the consummation of an initial public offering (the Offering) of the common stock of Nationwide.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of September 30, 1996, and for the nine months ended September 30, 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     The Company provides for workers compensation, health insurance and unemployment taxes related to its employees. A deterioration in claims experience could result in increased costs to the Company in the future. The Company has recorded an estimate of any existing liabilities under these programs at each balance sheet date. The Company's future costs could also increase if there are any material changes in government regulations related to employment law or employee benefits.

  TRADE ACCOUNTS RECEIVABLE -- CREDIT RISK

     The Company provides, if necessary, allowances which management believes are adequate to absorb losses to be incurred in realizing the amounts recorded in the accompanying financial statements. Historically, bad debts have not been significant.

     The Company operates in the food processing and manufacturing industry. The Company is obligated to pay the salaries, wages and related benefit costs and payroll taxes of worksite employees. Accordingly, the Company's ability to collect amounts due from customers could be affected by economic fluctuations in its markets or these industries.

  PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Maintenance and repairs are charged to expense as incurred; renewals and betterments are capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation applicable thereto are eliminated from the accounts, and the resulting gain or loss is reflected in operations.

                            A.S.A.P. SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The cost of property and equipment is depreciated over the estimated useful lives of the related assets using an accelerated method. The estimated useful lives of property and equipment for purposes of computing depreciation range from five to seven years.

  INCOME TAXES

     ASAP, with the consent of its shareholders, has elected to be an S Corporation under the Internal Revenue Code. Instead of paying corporation income taxes, the shareholders are taxed individually on the taxable income. Therefore, no provision or liability for federal income taxes has been made in the accompanying financial statements.

  REVENUE AND COST RECOGNITION

     ASAP's revenues consist of service fees paid by its clients under client service agreements. In consideration for payment of such service fees, ASAP agrees to pay the following direct costs associated with the worksite employees:
(a) salaries and wages, (b) employment-related taxes and (c) workers' compensation insurance premiums. ASAP accounts for service fees and the related direct payroll costs using the accrual method of accounting. Under the accrual method, service fees relating to worksite employees with earned but unpaid wages at the end of each period are recognized as unbilled revenues, and the related direct payroll costs for such wages are accrued as a liability during the period in which wages are earned by the worksite employee. Subsequent to the end of each period, such wages are paid and the related service fees are billed.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, receivables and accrued expenses approximate their fair values due to the short-term maturities of these instruments.

     The fair value of other debt was estimated by discounting future cash flows, including interest payments, using rates currently available for debt of similar terms and maturities based on ASAP's credit standing and other market factors. At December 31, 1996 and September 30, 1997, the carrying amounts of ASAP's other debt approximates fair value.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                           DECEMBER 31,      SEPTEMBER 30,
                                               1996              1997
                                           ------------      -------------
Office equipment and leasehold
improvements............................     $ 59,871          $ 143,327
Vehicles................................       18,898             18,898
                                           ------------      -------------
                                               78,769            162,225
Less -- Accumulated depreciation........      (20,549)           (44,084)
                                           ------------      -------------
                                             $ 58,220          $ 118,141
                                           ============      =============

                            A.S.A.P. SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  NOTES PAYABLE:

                                           DECEMBER 31,    SEPTEMBER 30,
                                               1996            1997
                                           ------------    -------------
Note payable to bank, secured by auto,
  bearing interest at 10%, payable in 42
  monthly installments of $415, balance
  due February 2000.....................     $ 13,448         $10,632
Note payable to bank, secured by
  property, bearing interest at 8.5%,
  payable in 36 monthly installments of
  $190, balance due May 1997............        1,298          --
                                           ------------    -------------
          Total notes payable...........       14,746          10,632
          Less -- Current portion.......       (5,101)         (4,098)
                                           ------------    -------------
          Long-term portion.............     $  9,645         $ 6,534
                                           ============    =============

     Future maturities of notes payable as of September 30, 1997 are as follows:

1997....................................  $     987
1998....................................      4,201
1999....................................      4,641
2000....................................        803
                                          ---------
                                          $  10,632
                                          =========

5.  COMMITMENTS AND CONTINGENCIES:

     ASAP leases office space from the majority owner. Rent paid in 1995, 1996 and for the nine-months ended September 30, 1997 was $13,500, $11,500 and $9,900, respectively. The lease requires monthly payments of $1,100 and expires May 31, 1998. Future minimum lease payments due as of December 31, 1996, are as follows: 1997 -- $13,200, 1998 -- $5,500 and none thereafter.

     In the ordinary course of its business, the Company has been threatened with or named as defendant in various lawsuits, including claims related to the actions of its clients and their employees. Management does not believe that any claims will have a material adverse effect on the Company's financial position or results of operations.

6.  SALES TO SIGNIFICANT CUSTOMERS:

     ASAP derived approximately 68 percent of its 1996 revenues and 53 percent of its 1995 revenues from one customer. Accounts receivable for such customer was $151,956 at December 31, 1996 and $138,643 at December 31, 1995. ASAP
derived approximately 69% of its revenues for the nine month period ended September 30, 1997 from one customer. Accounts receivable for such customer was $414,281. The loss of this customer could have a material adverse effect on the operations of ASAP.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Cardinal Services, Inc.:

     We have audited the accompanying balance sheets of Cardinal Services, Inc. (an Oregon corporation) as of June 30, 1996 and 1997, and the related statements of operations, changes in shareholders' equity and cash flows for the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cardinal Services, Inc., as of June 30, 1996 and 1997 and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
August 29, 1997

                            CARDINAL SERVICES, INC.
                                 BALANCE SHEETS

                                                JUNE 30,
                                       --------------------------    SEPTEMBER 30,
                                           1996          1997            1997
                                       ------------  ------------    -------------
                                                                      (UNAUDITED)
               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........  $    --       $    270,968     $   915,940
  Trade accounts receivable, net of
     allowance of $174,200, $162,470
     and $162,470, respectively......       969,960     1,223,380       1,071,351
  Prepaid expenses and other
     assets..........................       135,885        65,621          65,621
  Workers' compensation receivable...       420,399       516,502         --
                                       ------------  ------------    -------------
          Total current assets.......     1,526,244     2,076,471       2,052,912
  PROPERTY AND EQUIPMENT, net........       122,716       133,270         135,610
OTHER ASSETS:
  Notes receivable...................        22,324       --              --
  Notes receivable, related
     parties.........................       247,719       274,227          11,937
  Goodwill...........................         4,168         3,833           3,750
                                       ------------  ------------    -------------
          Total assets...............  $  1,923,171  $  2,487,801     $ 2,204,209
                                       ============  ============    =============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued
     liabilities.....................  $    815,012  $    777,351     $   765,840
  Accrued payroll and related
     taxes...........................       523,676       605,052         648,864
  Current portion of notes payable...         6,259         4,807         156,615
  Notes payable, related parties.....       --            525,000         --
                                       ------------  ------------    -------------
          Total current
             liabilities.............     1,344,947     1,912,210       1,571,319
NOTES PAYABLE........................        15,315        10,612           9,302
DEFERRED INCOME TAX LIABILITY........         8,934         8,384           8,384
                                       ------------  ------------    -------------
          Total liabilities..........     1,369,196     1,931,206       1,589,005
SHAREHOLDERS' EQUITY:
  Common stock, no par value, 100
     shares authorized, 100 shares
     issued and outstanding..........         1,000         1,000           1,000
  Retained earnings..................       552,975       555,595         614,204
                                       ------------  ------------    -------------
          Total shareholders'
             equity..................       553,975       556,595         615,204
                                       ------------  ------------    -------------
          Total liabilities and
             shareholders' equity....  $  1,923,171  $  2,487,801     $ 2,204,209
                                       ============  ============    =============

   The accompanying notes are an integral part of these financial statements.

                            CARDINAL SERVICES, INC.
                            STATEMENTS OF OPERATIONS

                                                                                              THREE MONTHS
                                                    YEAR ENDED JUNE 30,                   ENDED SEPTEMBER 30,
                                       ----------------------------------------------  --------------------------
                                            1995            1996            1997           1996          1997
                                       --------------  --------------  --------------  ------------  ------------
                                                                                              (UNAUDITED)
REVENUES FROM SERVICES...............  $   14,135,623  $   17,531,485  $   20,292,311  $  5,453,826  $  5,125,919
COST OF SERVICES.....................      12,868,713      15,793,831      17,813,808     4,786,130     4,500,433
                                       --------------  --------------  --------------  ------------  ------------
     Gross profit....................       1,266,910       1,737,654       2,478,503       667,696       625,486
OPERATING COSTS AND EXPENSES.........       1,112,314       1,634,243       2,473,155       435,591       520,184
                                       --------------  --------------  --------------  ------------  ------------
     Operating income................         154,596         103,411           5,348       232,105       105,302
INTEREST EXPENSE.....................           2,140          14,813          11,487         3,190         1,676
OTHER INCOME (EXPENSE), net..........           7,585           5,678          28,649        14,045        (4,751)
                                       --------------  --------------  --------------  ------------  ------------
INCOME BEFORE INCOME TAX EXPENSE.....         160,041          94,276          22,510       242,960        98,875
INCOME TAX EXPENSE...................          63,204          38,782          10,751        96,615        40,266
                                       --------------  --------------  --------------  ------------  ------------
NET INCOME...........................  $       96,837  $       55,494  $       11,759  $    146,345  $     58,609
                                       ==============  ==============  ==============  ============  ============

   The accompanying notes are an integral part of these financial statements.

                            CARDINAL SERVICES, INC.
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                           COMMON STOCK
                                        -------------------     RETAINED
                                        SHARES      AMOUNT      EARNINGS      TOTAL
                                        -------     -------     ---------   ----------
BALANCE, June 30, 1994...............      100      $1,000      $ 422,493   $  423,493
     Distributions...................     --          --           (9,833)      (9,833)
     Net income......................     --          --           96,837       96,837
                                        -------     -------     ---------   ----------
BALANCE, June 30, 1995...............      100       1,000        509,497      510,497
     Distributions...................     --          --          (12,016)     (12,016)
     Net income......................     --          --           55,494       55,494
                                        -------     -------     ---------   ----------
BALANCE, June 30, 1996...............      100       1,000        552,975      553,975
     Distributions...................     --          --           (9,139)      (9,139)
     Net income......................     --          --           11,759       11,759
                                        -------     -------     ---------   ----------
BALANCE, June 30, 1997...............      100       1,000        555,595      556,595
     Net income (Unaudited)..........     --          --           58,609       58,609
                                        -------     -------     ---------   ----------
BALANCE, September 30, 1997
(Unaudited)..........................      100      $1,000      $ 614,204   $  615,204
                                        =======     =======     =========   ==========

   The accompanying notes are an integral part of these financial statements.

                            CARDINAL SERVICES, INC.
                            STATEMENTS OF CASH FLOWS

                                                                            THREE MONTHS
                                             YEAR ENDED JUNE 30,        ENDED SEPTEMBER 30,
                                       -------------------------------  --------------------
                                         1995       1996       1997       1996       1997
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $  96,837  $  55,494  $  11,759  $ 146,345  $  58,609
  Adjustments to reconcile net income
    to net cash provided by (used in)
    operating activities --
      Depreciation and
         amortization................     21,195     31,244     35,531     12,577     20,088
      Provision for bad debts........    125,000    100,000    130,000     --         --
    Loss (gain) on sale of assets....     (4,437)       654        315     --         --
      Changes in operating assets and
         liabilities --
         Trade accounts receivable,
           net.......................   (659,390)   (54,008)  (700,198)    53,065    152,029
         Prepaid expenses and other
           assets....................     49,348    (12,262)    32,774     --         --
         Workers' compensation
           receivable................     --       (420,399)   (96,103)    --        516,502
         Accounts payable and accrued
           liabilities...............    270,971    111,442       (722)  (196,073)   (11,511)
         Accrued payroll and related
           taxes.....................    112,437    (66,453)    81,376     48,733     43,812
                                       ---------  ---------  ---------  ---------  ---------
         Net cash provided by (used
           in) operating
           activities................     11,961   (254,288)  (505,268)    64,647    779,529
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from the sale of property
    and equipment....................     20,451     --          1,400     --         --
  Purchases of property and
    equipment........................    (43,433)   (69,673)   (47,464)   (25,896)   (22,345)
  Notes receivable...................     --          2,265     22,324     22,324     --
  Notes receivable, related
    parties..........................     16,829    (71,184)   (26,508)   (45,158)   262,290
                                       ---------  ---------  ---------  ---------  ---------
  Net cash provided by (used in)
    investing activities.............     (6,153)  (138,592)   (50,248)   (48,730)   239,945
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Notes payable, related parties.....     --         --        525,000     --       (525,000)
  Proceeds from accounts receivable
    factoring........................     --        387,327    316,778     --         --
  Distributions to shareholders......     (9,833)   (12,016)    (9,139)    --         --
  Notes payable......................      4,025     17,569     (6,155)   (15,917)   150,498
                                       ---------  ---------  ---------  ---------  ---------
  Net cash provided by financing
    activities.......................     (5,808)   392,880    826,484    (15,917)  (374,502)
INCREASE IN CASH AND CASH
  EQUIVALENTS........................     --         --        270,968     --        644,972
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF YEAR..................     --         --         --         --        270,968
CASH AND CASH EQUIVALENTS AT END OF    ---------  ---------  ---------  ---------  ---------
  YEAR...............................  $  --      $  --      $ 270,968     --        915,940
                                       =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash paid for income taxes.........  $  17,087  $  42,723  $   3,729     --         --
                                       =========  =========  =========  =========  =========
  Cash paid for interest.............  $   2,140  $  12,589  $  13,711  $   3,190  $   1,673
                                       =========  =========  =========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                            CARDINAL SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

  NATURE OF OPERATIONS

     Cardinal Services, Inc. (Cardinal or the Company), incorporated in 1988 in the state of Oregon, specializes in providing temporary employees, part-time and replacement employees and full-time leased employees to a vast array of employers primarily in southwest Oregon. The Company's headquarters are located in Coos Bay, Oregon, with other offices in Florence, Eugene, Roseburg and Newport, Oregon.

     The Company and its shareholders intend to enter into a definitive agreement with Nationwide Staffing, Inc. (Nationwide), pursuant to which all shares of the Company will be exchanged for cash and shares of Nationwide's common stock concurrent with the consummation of an initial public offering (the Offering) of the common stock of Nationwide.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of September 30, 1996 and 1997, and for the three months ended September 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     The Company provides for workers' compensation, health care insurance and unemployment taxes related to its employees. A deterioration in claims experience could result in increased costs to the Company in the future. The Company has recorded an estimate of any existing liabilities under these programs at each balance sheet date. The Company's future costs could also increase if there are any material changes in government regulations related to employment law or employee benefits.

  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include bank deposits and short-term investments with original maturities of three months or less when purchased.

  TRADE ACCOUNTS RECEIVABLE -- CREDIT RISK

     The Company uses the allowance method for estimating the allowance for bad debts. The Company periodically evaluates the creditworthiness of its customers' financial conditions to determine credit to be extended and determine the adequacy of the allowance for bad debts. Historically, bad debts have not been significant.

     The Company is obligated to pay the salaries, wages and related benefit costs and payroll taxes of worksite employees. Accordingly, the Company's ability to collect amounts due from customers could be affected by economic fluctuations in its markets or these industries.

  PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Maintenance and repairs are charged to expense as incurred; renewals and betterments are capitalized. The cost of property sold or otherwise disposed of and

                            CARDINAL SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

the accumulated depreciation applicable thereto are eliminated from the accounts, and the resulting gain or loss is reflected in operations.

     The cost of property and equipment is depreciated over the estimated useful lives of the related assets using the straight-line method. For federal income tax purposes, depreciation is computed using the accelerated methods in accordance with the Internal Revenue Code. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the assets.

     Since October 1993, the Company has been insured for workers compensation under a policy that includes a provision to retroactively adjust premiums. The policy also contains a stop-loss limit whereby the Company's maximum loss exposure to the Company is 120 percent of standard rates, as defined. Premiums are paid to the insurance carrier based on estimates of current year loss experience and payroll. The loss estimates are based on several factors, including the Company's current experience, relative health care costs, regional influences and other factors. While estimated losses may not be paid for several years, an accrual for premiums is made based on actual payroll and these estimated loss experiences. The estimated premiums are continually reviewed by the Company's management, and any adjustments are reflected as a component of direct costs in the period of change, as they become known.

     In July 1997, the Company received a reduction of $516,552 in its premiums paid on its workers compensation policy for the period ended October 1996. This amount was treated as a reduction in direct costs over the period affected.

  INCOME TAXES

     The Company (Cardinal) has adopted the liability method of accounting for income taxes in accord-ance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Deferred income taxes are recognized for temporary differences between financial statement and income tax bases of assets and liabilities and net operating loss carryforwards for which tax benefits will be realized in future years.

  REVENUE AND COST RECOGNITION

     Cardinal's revenues consist of service fees paid by its clients under client service agreements. In consideration for payment of such service fees, Cardinal agrees to pay the following direct costs associated with the worksite employees: (a) salaries and wages, (b) employment-related taxes and (c) workers' compensation insurance premiums. Cardinal accounts for service fees and the related direct payroll costs using the accrual method of accounting. Under the accrual method, service fees relating to worksite employees with earned but unpaid wages at the end of each period are recognized as unbilled revenues and the related direct payroll costs for such wages are accrued as a liability during the period in which wages are earned by the worksite employee. Subsequent to the end of each period, such wages are paid and the related service fees are billed.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, bank overdrafts, unearned revenue, accrued expenses and notes payable, related parties approximate fair value at the applicable balance sheet dates due to the short-term maturity of these instruments. The carrying amount of notes payable at each balance sheet date approximates fair value as the interest rates on such agreements are at rates similar to what could be obtained for debt with similar remaining maturities and collateral requirements. The fair value of the accounts receivable recourse obligation for accounts sold under the factoring agreement is based on the Company's estimated exposure for uncollectable receivables, which was determined by considering the Company's past collection experience and performing an assessment of each of the individual accounts that were sold. The carrying amounts of notes receivable and notes receivable, related parties were calculated based on expected future cash flows, discounted at each balance sheet date, using rates at which loans would be made to borrowers with

                            CARDINAL SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

similar credit ratings. The carrying amount of notes receivable and notes receivable, related parties, approximate fair value at each applicable balance sheet date.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                               JUNE 30,
                                      --------------------------   SEPTEMBER 30,
                                          1996          1997           1997
                                      ------------  ------------   -------------
                                                                    (UNAUDITED)
Equipment and machinery.............  $     55,574  $     70,549     $  86,336
Furniture and fixtures..............        28,436        37,592        37,592
Computer equipment and software.....        98,987       121,474       127,982
Trucks and autos....................        34,473        26,573        26,573
Leaseholds..........................         5,734         6,459         6,459
                                      ------------  ------------   -------------
                                           223,204       262,647       284,942
Less -- Accumulated depreciation....      (100,488)     (129,377)     (149,332)
                                      ------------  ------------   -------------
                                      $    122,716  $    133,270     $ 135,610
                                      ============  ============   =============

4.  NOTE RECEIVABLE:

     During the year ended June 30, 1995, the Company sold real estate and received for partial consideration, a note in the amount of $25,000, bearing interest at the rate of 9 percent. As of June 30, 1997, the note had been paid in full.

5.  ACCOUNTS RECEIVABLE FACTORING AGREEMENT:

     The Company entered into a credit agreement with Security Bank on March 1, 1996, which provided for a line of credit of $150,000, which was personally guaranteed by shareholders. During 1996, the line of credit was increased to $295,000 and was secured by a pledge of accounts receivable and personal assets of a shareholder. No borrowings were made under the line of credit. Simultaneously, the Company entered into an agreement with the bank, whereby trade accounts receivable would be discounted at 1.65 percent of the face amount and sold to the bank with recourse. The recourse provision stated the Company was responsible for any receivables deemed uncollectable by the bank plus any attorneys' fees incurred by the bank during collection proceedings. The bank required an initial reserve, subject to the bank's right of adjustment, equal to 5 percent of the face amount of receivables purchased by the bank. The proceeds from accounts receivable that had been sold to the bank for the years ended June 30, 1996 and 1997, were $387,327 and $316,778, respectively, with $7,861 in reserves posted by the Company at June 30, 1996. The total finance and administrative fees incurred by the Company for the years ended June 30, 1996 and 1997, were $8,185 and $14,803, respectively. Both agreements were terminated during fiscal year 1997, at which time all amounts owed to the bank under the factoring agreement were settled.

                            CARDINAL SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  NOTES PAYABLE:

     Notes payable include the following:

                                             JUNE 30,
                                       --------------------   SEPTEMBER 30,
                                         1996       1997          1997
                                       ---------  ---------   -------------
                                                               (UNAUDITED)
Notes payable bearing interest at
  8.05% and 7.75%, secured by
  certificates of deposit............  $  --      $  --         $ 152,030
Ford Motor Credit, bearing interest
  at 10%, monthly
  payments of $421, secured by
  vehicle............................     17,142     13,648        12,475
Xerox Corporation, bearing interest
  at 15.5%, monthly
  payments of $183, secured by office
  equipment..........................      2,181        181       --
Ikon Capital, bearing interest at
  23.965%, monthly
  payments of $90, secured by office
  equipment..........................      2,251      1,590         1,412
                                       ---------  ---------   -------------
          Total debt.................     21,574     15,419       165,917
Less -- Current portion..............     (6,259)    (4,807)     (156,615)
                                       ---------  ---------   -------------
          Long-term portion..........  $  15,315  $  10,612     $   9,302
                                       =========  =========   =============

     Maturities of long-term debt for future years are as follows:

For the year ending June 30 --
     1998............................  $   4,807
     1999............................      5,088
     2000............................      4,692
     2001............................        832
                                       ---------
                                       $  15,419
                                       =========

7.  RELATED-PARTY TRANSACTIONS:

  NOTES RECEIVABLE

     The Company is a closely held corporation and engages in financial transactions with its shareholders and immediate family members. As of June 30, 1996 and 1997 and September 30, 1997, the shareholders and family members owed the corporation as follows:

                                              JUNE 30,
                                       ----------------------   SEPTEMBER 30,
                                          1996        1997          1997
                                       ----------  ----------   -------------
                                                                 (UNAUDITED)
Shareholders.........................  $  240,326  $  249,826      $ 9,500
Other related parties................       4,500       6,900        6,900
Accrued interest.....................       2,893      17,501       (4,463)
                                       ----------  ----------   -------------
                                       $  247,719  $  274,227      $11,937
                                       ==========  ==========   =============

     The notes receivable bear interest at 6% and require monthly payments. The notes stipulate if a payment is missed, all amounts are due and callable at the option of the holder. Current payments have not been made, but the Company has not called the notes.

  NOTES PAYABLE

     The Company accrued bonuses to an officer of $525,000 for the year ended June 30, 1997, to an officer. A note, which was noninterest bearing with five monthly payments of $105,000 beginning

                            CARDINAL SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

September 1, 1997, was issued for the bonus payable to the officer. This note was repaid as of September 30, 1997.

  MANAGEMENT FEE PAYABLE

     Cardinal is affiliated, through related shareholders, with Freeman Industries, Inc. The Company has contracted with Freeman Industries, Inc. to provide management services for the Company. The contract is still in effect, yet Cardinal has not incurred any expenses or fees since the fiscal year ended June 1995, when services were last provided. For the periods ended June 30, 1996 and 1997 and September 30, 1997, the Company was indebted to Freeman Industries, Inc. for $102,950, $102,350 and $101,750, respectively, for past management services provided.

8.  INCOME TAX:

     The income tax (benefit) expense consists of the following components:

                                                                                 THREE MONTHS ENDED
                                             YEAR ENDED JUNE 30,          --------------------------------
                                       --------------------------------   SEPTEMBER 30,     SEPTEMBER 30,
                                         1995       1996        1997           1996              1997
                                       ---------  ---------  ----------   --------------    --------------
                                                                                    (UNAUDITED)
Current
     Federal.........................  $  33,037  $   2,217  $   62,067      $ 85,800          $ 32,711
     State...........................      6,670        448      12,531        17,580             6,519
                                       ---------  ---------  ----------   --------------    --------------
                                          39,707      2,665      74,598       103,380            39,230
                                       ---------  ---------  ----------   --------------    --------------
Deferred --
     Federal.........................     19,550     30,050     (53,122)       (5,415)              791
     State...........................      3,947      6,067     (10,725)       (1,350)              245
                                       ---------  ---------  ----------   --------------    --------------
                                          23,497     36,117     (63,847)       (6,765)            1,036
                                       ---------  ---------  ----------   --------------    --------------
          Total......................  $  63,204  $  38,782  $   10,751      $ 96,615          $ 40,266
                                       =========  =========  ==========   ==============    ==============

     Income tax expense differs from amounts computed by applying the statutory rate to income before income taxes:

                                                                                THREE MONTHS ENDED
                                             YEAR ENDED JUNE 30,         --------------------------------
                                       -------------------------------   SEPTEMBER 30,     SEPTEMBER 30,
                                         1995       1996       1997           1996              1997
                                       ---------  ---------  ---------   --------------    --------------
                                                                                   (UNAUDITED)
Income tax expense at the statutory
  rate...............................  $  56,014  $  32,997  $   7,879      $ 85,036          $ 34,606
Increase (decrease) resulting from --
     State income tax, net of benefit
       for federal deduction.........      6,901      4,235      1,174         9,263             4,396
     Nondeductible expenses..........        289      1,550      1,698         2,316             1,264
                                       ---------  ---------  ---------   --------------    --------------
                                       $  63,204  $  38,782  $  10,751      $ 96,615          $ 40,266
                                       =========  =========  =========   ==============    ==============

                            CARDINAL SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The net deferred income tax assets and liabilities are comprised of the following:

                                                                                  THREE MONTHS
                                                       JUNE 30,                       ENDED
                                       ----------------------------------------   SEPTEMBER 30,
                                           1995          1996          1997           1997
                                       ------------  ------------  ------------   -------------
                                                                                   (UNAUDITED)
Deferred income tax assets --
     Allowance for doubtful
       accounts......................  $     34,528  $     72,467  $     67,588     $  67,588
     Management fees.................        24,960        24,960        24,960        24,960
     State taxes.....................         8,851        10,974         7,221         7,221
     Other...........................         5,103         9,704         6,972         6,972
                                       ------------  ------------  ------------   -------------
                                       $     73,442  $    118,105  $    106,741     $ 106,741
                                       ------------  ------------  ------------   -------------
Deferred income tax liabilities --
     Revenue accruals................  $   (213,884) $   (232,778) $    (15,699)    $ (14,663)
     Accrued wages...................       --            (44,039)     (172,894)     (172,894)
     Depreciation....................       (10,100)       (9,459)       (8,877)       (8,877)
     Other...........................                     (18,489)      (32,083)      (32,083)
                                       ------------  ------------  ------------   -------------
                                           (223,984)     (304,765)     (229,553)     (228,517)
                                       ------------  ------------  ------------   -------------
          Net deferred income tax
             liabilities.............  $   (150,542) $   (186,660) $   (122,812)    $(121,776)
                                       ============  ============  ============   =============

9.  COMMITMENTS AND CONTINGENCIES:

     The Company leases office space at each of its five locations. The lease for the Coos Bay office is with a related party. The lease is on a month-to-month basis with total lease payments for the Coos Bay location for the years ended June 30, 1995, 1996 and 1997, totaling $48,528, $26,760 and $29,669, respectively. Monthly lease payments for the other four locations range from $540 to $1,614. Total property lease expense, including Coos Bay, amounted to $62,488, $91,682 and $112,748 for the years ended June 30, 1995, 1996 and 1997, respectively.

     The Company also has various operating leases for automobiles and office equipment. Minimum future lease commitments for all noncancellable operating leases including property leases are as follows:

For the year ending June 30 --
     1998............................  $  72,536
     1999............................     15,533
                                       ---------
                                       $  88,069
                                       =========

10.  EMPLOYEE BENEFIT PLAN:

     Cardinal sponsors a 401(k) defined contribution plan (the Plan) that originated January 1, 1997. The Plan covers all non-highly compensated full-time employees of Cardinal who are over 21 and have completed at least one year of employment. The Plan is subject to provisions of the Employee Retirement Income Security Act of 1974. Company contributions are discretionary, and no amounts were contributed during fiscal year 1997.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Employment Enterprises, Inc.:

     We have audited the accompanying consolidated balance sheets of Employment Enterprises, Inc. (a Virginia corporation) and subsidiaries as of November 30, 1995, December 31, 1996, and September 30, 1997 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the two years in the period ended November 30, 1995, the period ended December 31, 1996 and for the nine month period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Employment Enterprises, Inc., as of November 30, 1995, December 31, 1996 and September 30, 1997 and the results of their operations and their cash flows for each of the two years in the period ended November 30, 1995, the period ended December 31, 1996 and the nine month period ended September 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
November 14, 1997

                          EMPLOYMENT ENTERPRISES, INC.
                          CONSOLIDATED BALANCE SHEETS

                                           NOVEMBER 30,    DECEMBER 31,    SEPTEMBER 30,
                                               1995            1996            1997
                                           ------------    ------------    -------------
                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........    $   50,132      $  --           $   --
     Trade accounts receivable, net of
       allowance of $94,884, $39,297 and
       $93,451..........................     2,553,518       2,629,811        3,409,902
     Deferred tax asset.................        81,950          89,093          121,704
     Prepaid expenses and other
       assets...........................        53,205         104,964           63,122
                                           ------------    ------------    -------------
          Total current assets..........     2,738,805       2,823,868        3,594,728
PROPERTY AND EQUIPMENT, net.............       302,141         238,147          230,968
OTHER ASSETS............................         5,761           7,076            5,634
                                           ------------    ------------    -------------
          Total assets..................    $3,046,707      $3,069,091      $ 3,831,330
                                           ============    ============    =============

  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Line of credit.....................    $  502,000      $   13,000      $   432,000
     Accounts payable...................       129,208         395,788          510,058
     Accrued payroll and related
       taxes............................       819,197         913,839        1,290,508
     Deferred compensation..............       765,267         819,929          819,929
     Loans from shareholders............       645,906         643,406          --
                                           ------------    ------------    -------------
          Total liabilities.............     2,861,578       2,785,962        3,052,495
SHAREHOLDERS' EQUITY:
     Common stock, $1 par value, 5,000
       shares authorized, 3,000 shares
       issued and outstanding...........         3,000           3,000            3,000
     Additional paid in capital.........         7,000           7,000            7,000
     Retained earnings..................       175,129         273,129          768,835
                                           ------------    ------------    -------------
          Total shareholders' equity....       185,129         283,129          778,835
                                           ------------    ------------    -------------
          Total liabilities and
             shareholders' equity.......    $3,046,707      $3,069,091      $ 3,831,330
                                           ============    ============    =============

   The accompanying notes are an integral part of these financial statements.

                          EMPLOYMENT ENTERPRISES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          YEAR ENDED                               NINE-MONTHS ENDED
                                        -----------------------------------------------     --------------------------------
                                        NOVEMBER 30,     NOVEMBER 30,     DECEMBER 31,      SEPTEMBER 30,     SEPTEMBER 30,
                                            1994             1995             1996               1996              1997
                                        -------------    -------------    -------------     --------------    --------------
                                                                                             (UNAUDITED)
REVENUES FROM SERVICES...............    $29,251,670      $33,172,417      $ 36,675,731      $ 26,957,282      $ 33,071,090
COST OF SERVICES.....................     26,109,015       29,789,041        32,874,334        24,209,225        29,403,662
                                        -------------    -------------    -------------     --------------    --------------
     Gross profit....................      3,142,655        3,383,376         3,801,397         2,748,057         3,667,428
OPERATING COSTS AND EXPENSES.........      2,981,331        3,156,565         3,559,868         2,595,227         2,808,863
                                        -------------    -------------    -------------     --------------    --------------
     Operating income................        161,324          226,811           241,529           152,830           858,565
INTEREST EXPENSE.....................         75,884          125,042           112,975            57,823            38,846
                                        -------------    -------------    -------------     --------------    --------------
Income before income tax expense.....         85,440          101,769           128,554            95,007           819,719
INCOME TAX EXPENSE...................         39,387           49,082            54,262            45,603           324,013
                                        -------------    -------------    -------------     --------------    --------------
NET INCOME...........................    $    46,053      $    52,687      $     74,292      $     49,404      $    495,706
                                        =============    =============    =============     ==============    ==============

   The accompanying notes are an integral part of these financial statements.

                          EMPLOYMENT ENTERPRISES, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                          COMMON STOCK
                                        ----------------              RETAINED
                                        SHARES    AMOUNT     APIC     EARNINGS      TOTAL
                                        ------    ------    ------    ---------   ----------
BALANCE, November 30, 1993...........    3,000    $3,000    $7,000    $  76,389   $   86,389
     Net income......................     --        --        --         46,053       46,053
                                        ------    ------    ------    ---------   ----------
BALANCE, November 30, 1994...........    3,000     3,000     7,000      122,442      132,442
     Net income......................     --        --        --         52,687       52,687
                                        ------    ------    ------    ---------   ----------
BALANCE, November 30, 1995...........    3,000     3,000     7,000      175,129      185,129
     Net income (unaudited)..........     --        --        --         23,708       23,708
                                        ------    ------    ------    ---------   ----------
BALANCE, December 31, 1995...........    3,000     3,000     7,000      198,837      208,837
     Net income......................     --        --        --         74,292       74,292
                                        ------    ------    ------    ---------   ----------
BALANCE, December 31, 1996...........    3,000     3,000     7,000      273,129      283,129
     Net income......................     --        --        --        495,706      495,706
                                        ------    ------    ------    ---------   ----------
BALANCE, September 30, 1997..........    3,000    $3,000    $7,000    $ 768,835   $  778,835
                                        ======    ======    ======    =========   ==========

   The accompanying notes are an integral part of these financial statements.

                          EMPLOYMENT ENTERPRISES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       YEAR ENDED                         NINE-MONTHS ENDED
                                       ------------------------------------------   -----------------------------
                                       NOVEMBER 30,   NOVEMBER 30,   DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                           1994           1995           1996            1996           1997
                                       ------------   ------------   ------------   --------------  -------------
                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $     46,053   $     52,687   $     74,292   $       49,404   $    495,706
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --
     Depreciation....................        38,556         75,878         74,237           48,194         67,398
     Change in net deferred income
       tax assets....................       (68,668)        (9,052)        (7,143)          (4,560)       (32,611)
     Changes in operating assets and
       liabilities --
       Trade accounts receivable.....      (500,763)       120,316        (71,648)        (419,619)      (780,091)
       Prepaid expenses and other
          assets.....................        (8,265)       (18,139)       (35,025)          (7,057)        43,284
       Accounts payable and accrued
          liabilities................       342,736          2,158        380,767          752,620        490,939
                                       ------------   ------------   ------------   --------------  -------------
          Net cash provided by (used
             in) operating
             activities..............      (150,351)       223,848        415,480          418,982        284,625
                                       ------------   ------------   ------------   --------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and
     equipment.......................      (118,909)      (156,681)       (17,061)          (7,563)       (60,219)
                                       ------------   ------------   ------------   --------------  -------------
          Net cash used in investing
             activities..............      (118,909)      (156,681)       (17,061)          (7,563)       (60,219)
                                       ------------   ------------   ------------   --------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from line of credit.......     4,690,000      5,094,000      5,914,000        5,065,000      3,186,000
  Principal payments on line of
     credit..........................    (4,451,000)    (5,280,000)    (6,386,000)      (5,550,000)    (2,767,000)
  Loans from shareholders............        (4,131)        90,000         (2,500)          (2,500)      (643,406)
                                       ------------   ------------   ------------   --------------  -------------
          Net cash provided by (used
             in) financing
             activities..............       234,869        (96,000)      (474,500)        (487,500)      (224,406)
                                       ------------   ------------   ------------   --------------  -------------
NET DECREASE IN CASH AND CASH
  EQUIVALENTS........................       (34,391)       (28,833)       (76,081)         (76,081)      --
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD................       113,356         78,965         76,081           76,081       --
                                       ------------   ------------   ------------   --------------  -------------
CASH AND CASH EQUIVALENTS AT END OF
  YEAR...............................  $     78,965   $     50,132   $    --        $     --         $   --
                                       ============   ============   ============   ==============  =============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
  Cash paid for interest.............  $     75,884   $    107,988   $     75,584   $       57,823   $     38,846
  Cash paid for income taxes.........  $     79,187   $    105,405   $    107,345   $       89,759   $    189,777

   The accompanying notes are an integral part of these financial statements.

                          EMPLOYMENT ENTERPRISES, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

  NATURE OF OPERATIONS

     Employment Enterprises, Inc. (EEI or the Company), incorporated in the state of Virginia in February 1989, specializes as a provider of temporary and leased employment opportunities for individuals. EEI is composed of two wholly owned subsidiaries, Temporary Solutions, Inc., and Checks & Balances, Inc. Temporary Solutions, Inc. (TSI), offers companies in Virginia a wide variety of staffing solutions including temporary, temp-to-hire, permanent contract, project and specialty recruitment. Checks & Balances, Inc. (C&B), is a nationwide professional employer organization (PEO) that provides comprehensive personnel management services including benefit and payroll administration, medical and workers' compensation programs and tax filings.

     In September 1997, the Company and its shareholders entered into a definitive agreement with Nationwide Staffing, Inc. (Nationwide), pursuant to which all shares of the Company will be exchanged for cash and shares of Nationwide's common stock concurrent with the consummation of an initial public offering (the Offering) of the common stock of Nationwide.

     Effective January 1, 1996 EEI changed its fiscal year end from November 30 to December 31. Accordingly, EEI's fiscal 1996 year includes the period for January 1, 1996 to December 31, 1996. During the one month transition period ended December 31, 1995, EEI recognized revenues of $2,487,817, gross profit of $254,911, and net income of $23,708.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements for the nine months ended September 30, 1996 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     The Company provides for workers compensation, health insurance and unemployment taxes related to its employees. A deterioration in claims experience could result in increased costs to the Company in the future. The Company has recorded an estimate of any existing liabilities under these programs at each balance sheet date. The Company's future costs could also increase if there are any material changes in government regulations related to employment law or employee benefits.

  PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of EEI and its wholly owned subsidiaries, TSI and C&B. All material intercompany transactions have been eliminated in consolidation.

  ACCOUNTS RECEIVABLE -- CREDIT RISK

     The Company uses the allowance method for estimating the allowance for bad debts. The Company periodically evaluates the creditworthiness of its customers' financial conditions to determine credit to be

                          EMPLOYMENT ENTERPRISES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

extended and to determine the adequacy of the allowance for bad debts. Historically, bad debts have not been significant.

     The Company operates within several industries including the insurance and high-tech industries. The Company is obligated to pay the salaries, wages and related benefit costs and payroll taxes of worksite employees. Accordingly, the Company's ability to collect amounts due from customers could be affected by economic fluctuations in its markets or these industries.

  PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Maintenance and repairs are charged to expense as incurred; renewals and betterments are capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation applicable thereto are eliminated from the accounts, and the resulting gain or loss is reflected in operations.

     The cost of property and equipment is depreciated over the estimated useful lives of the related assets using the straight-line method. The estimated useful lives of property and equipment for purposes of computing depreciation range from five to seven years.

  INCOME TAXES

     The Company has adopted the liability method of accounting for income taxes in accordance with Statement of Financial Acconting Standards (SFAS) No. 109, "Accounting for Income Taxes." Deferred income taxes are recognized for temporary differences between financial statement and income tax bases of assets and liabilities and net operating loss carryforwards for which tax benefits will be realized in future years.

  REVENUE RECOGNITION

     EEI's revenues consist of service fees paid by its clients under client service agreements. In consideration for payment of such service fees, EEI agrees to pay the following direct costs associated with the worksite employees:
(a) salaries and wages, (b) employment-related taxes and (c) workers' compensation insurance premiums. EEI accounts for service fees and the related direct payroll costs using the accrual method of accounting. Under the accrual method, service fees relating to worksite employees with earned but unpaid wages at the end of each period are recognized as unbilled revenues and the related direct payroll costs for such wages are accrued as a liability during the period in which wages are earned by the worksite employee. Subsequent to the end of each period, such wages are paid and the related service fees are billed.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, receivables and accrued expenses approximate their fair values due to the short-term maturities of these instruments.

     The carrying amounts of borrowings pursuant to EEI's revolving credit agreement approximate fair value because the rates on such agreements are variable, based on current market rates.

                          EMPLOYMENT ENTERPRISES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                  NOVEMBER 30,    DECEMBER 31,    SEPTEMBER 30,
                                      1995            1996            1997
                                  ------------    ------------    -------------
Furniture and fixtures...........  $  111,402      $  114,649       $ 114,649
Leasehold improvements...........      26,210          26,210          26,210
Computer equipment...............     491,819         524,001         584,220
Vehicles.........................      18,131         --              --
                                  ------------    ------------    -------------
                                      647,562         664,860         725,079
Less -- Accumulated depreciation.    (345,421)       (426,713)       (494,111)
                                  ------------    ------------    -------------
                                   $  302,141      $  238,147       $ 230,968
                                  ============    ============    =============

4.  DEBT:

     Short-term notes payable are as follows:

                                           NOVEMBER 30,    DECEMBER 31,    SEPTEMBER 30,
                                               1995            1996            1997
                                           ------------    ------------    -------------
Unsecured notes payable to shareholders,
  bearing interest at rates ranging from
  9% to 10%.............................    $  645,906       $643,406        $ --
Line of credit up to $1,750,000,
  $2,050,000, and $2,050,000,
  respectively, with bank bearing
  interest at 8.75%, 8.25% and 8.5%
  respectively..........................       502,000         13,000          432,000
                                           ------------    ------------    -------------
                                            $1,147,906       $656,406        $ 432,000
                                           ============    ============    =============

     The line of credit bears interest at various rates ranging from prime to prime plus 7/8 percent, depending on the amounts outstanding. The weighted average interest rate for the years ended November 30, 1995, December 31, 1996, and for the nine-month period ended September 30, 1997, was 8.75 percent, 8.25 percent and 8.5 percent, respectively.

     The line of credit is subject to certain financial reporting covenants and certain financial ratio requirements. The Company was in compliance with such covenants for all periods presented.

                          EMPLOYMENT ENTERPRISES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5.  INCOME TAXES

     Income tax expense (benefit) consists of the following components.

                                                                                  NINE MONTHS ENDED
                                           NOVEMBER 30,                     -----------------------------
                                       --------------------  DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                         1994       1995         1996           1996            1997
                                       ---------  ---------  ------------   -------------   -------------
                                                                             (UNAUDITED)
Current:
     Federal.........................  $  58,088  $  50,853    $ 51,350        $42,137        $ 298,228
     State...........................     11,374      9,957      10,055          8,026           58,396
                                       ---------  ---------  ------------   -------------   -------------
                                          69,462     60,810      61,405         50,163          356,624
                                       ---------  ---------  ------------   -------------   -------------
Deferred:
     Federal.........................    (25,150)    (9,808)     (5,973)        (3,813)         (27,271)
     State...........................     (4,925)    (1,920)     (1,170)          (747)          (5,340)
                                       ---------  ---------  ------------   -------------   -------------
                                         (30,075)   (11,728)     (7,143)        (4,560)         (32,611)
                                       ---------  ---------  ------------   -------------   -------------
          Total......................  $  39,387  $  49,082    $ 54,262        $45,603        $ 324,013
                                       =========  =========  ============   =============   =============

     Income tax expense (benefit) differs from amounts computed by applying the statutory rate to income before income taxes as follows:

                                                                                  NINE MONTHS ENDED
                                           NOVEMBER 30,                     -----------------------------
                                       --------------------  DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                         1994       1995         1996           1996            1997
                                       ---------  ---------  ------------   -------------   -------------
                                                                             (UNAUDITED)
Tax provision at the statutory
  rate...............................  $  29,904  $  35,619    $ 44,994        $33,252        $ 286,901
Increase resulting from:
     State income tax, net of benefit
       for federal deduction.........      4,195      5,224       5,775          5,558           34,486
     Nondeductible expenses..........      5,288      8,239       3,493          6,793            2,625
                                       ---------  ---------  ------------   -------------   -------------
                                       $  39,387  $  49,082    $ 54,262        $45,603        $ 324,012
                                       =========  =========  ============   =============   =============

     The net deferred income tax assets and liabilities are comprised of the following:

                                              DECEMBER 31,
                                       --------------------------   SEPTEMBER 30,
                                           1995          1996           1997
                                       ------------  ------------   -------------
Deferred income tax assets --
     Bad debts.......................         9,775        16,274        38,746
     Deferred compensation...........       316,926       339,564       356,542
     Other...........................         2,679       --            --
                                       ------------  ------------   -------------
          Total......................  $    329,380  $    355,838     $ 395,288
                                       ============  ============   =============
Deferred income tax liabilities --
     Property, plant and equipment...       (12,200)      (17,325)      (22,295)
     Deferred income.................      (235,230)     (235,230)     (235,230)
     Other...........................       --            (14,190)      (16,059)
                                       ------------  ------------   -------------
          Total......................      (247,430)     (266,745)     (273,584)
                                       ------------  ------------   -------------
Net deferred income tax assets.......  $     81,950  $     89,093     $ 121,704
                                       ============  ============   =============

                          EMPLOYMENT ENTERPRISES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  COMMITMENTS AND CONTINGENCIES:

     The Company leases office space and office equipment under operating lease agreements expiring in 2000. Rent paid in each of the years ended November 30, 1994, and 1995, December 31, 1996, and the nine months ended September 30, 1997, was $148,638, $212,783 and $249,632, $170,692, respectively. Future lease commitments through 2000 under its operating leases are as follows:

1997....................................  $   59,311
1998....................................     181,758
1999....................................     134,244
2000....................................      33,561
2001....................................      --
Thereafter..............................      --
                                          ----------
                                          $  408,874
                                          ==========

     Providing certain services entails an inherent risk of professional malpractice and other similar claims. The Company believes that its exposure to these risks is mitigated by its existing insurance coverage. In the ordinary course of its business, the Company has been threatened with or named as defendant in various lawsuits, including claims related to the actions of its clients and their employees. Management does not believe that any claims will have a material adverse effect on the Company's financial position or results of operations.

     The Internal Revenue Service (IRS) is currently reviewing specific compliance issues prevalent in certain segments in the professional employer organization (PEO) industry (See "Regulation -- Employee Benefit Plans"). One issue that has arisen is whether a PEO can be a co-employer of worksite employees for various purposes under the Internal Revenue Code of 1986, as amended (the Code), including participation in the PEO company's 401(k) plan. If the IRS concludes that the Company is not the "employer" of certain worksite employees for the purposes of the Code, the 401(k) plan tax-exempt status could be revoked and those worksite employees would not be permitted to make tax deferred salary contributions to the 401(k) plan. The Company believes that, although unfavorable to the Company, the prospective application of an unfavorable conclusion would not have a material adverse effect on its financial position or the results of its operations. A retroactive application of such a decision would have an adverse financial effect on the Company. However, the Company is unable to determine the ultimate resolution of this matter by the IRS, and therefore, cannot assess or reasonably estimate the effect on the Company's financial position or results of operations if an unfavorable decision is reached by the IRS.

7.  SALES TO SIGNIFICANT CUSTOMERS:

     During 1994, one customer accounted for 66 percent of the Company's service revenue. During 1995, one customer accounted for 63 percent of the Company's service revenue. During 1996, two customers accounted for 56 percent and 15 percent, respectively, of the Company's service revenue. During the nine months ended September 30, 1997 two customers accounted for 43 percent and 25 percent, respectively, of the Company's service revenues. The loss of these customers could have a material adverse effect on the operations of the Company in the near term.

8.  RELATED-PARTY TRANSACTIONS:

     The Company owed $645,906 and $643,406 to shareholders of the Company for the years ended November 30, 1995, and December 31, 1996, respectively. The notes bear interest at annual rates of 9 percent and 10 percent and are subordinated to the line of credit. The notes were repaid in full in July 1997.

                          EMPLOYMENT ENTERPRISES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     At December 31, 1996 and September 30, 1997 EEI has accrued $819,929 to officers and shareholders of the Company under deferred compensation arrangements.

     EEI leases a portion of its office space from directors of the Company. Rental expense incurred for each of the years ended November 30, 1994, and 1995, and December 31, 1996, was $10,800.

9.  EMPLOYEE BENEFIT PLAN:

     C&B sponsors a 401(k) retirement plan that originated January 1, 1994, and is a defined contribution plan (the Plan) covering all full-time employees of EEI and its wholly owned subsidiaries, C&B and TSI, who have completed at least one year of employment and 1,000 hours of service. There is no minimum age requirement for participation. The Plan is subject to provisions of the Employee Retirement Income Security Act of 1974. The Company made no contributions to the Plan.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Evins Personnel Consultants, Inc., and Affiliates:

     We have audited the accompanying combined balance sheet of Evins Personnel Consultants, Inc. (a Texas corporation) and affiliates as of December 31, 1996 and the related combined statements of operations, changes in shareholder's equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Evins Personnel Consultants, Inc., and affiliates as of December 31, 1996 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
November 17, 1997

               EVINS PERSONNEL CONSULTANTS, INC., AND AFFILIATES
                            COMBINED BALANCE SHEETS

                                           DECEMBER 31,    SEPTEMBER 30,
                                               1996            1997
                                           ------------    -------------
                                                            (UNAUDITED)

                 ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............    $   11,716      $    62,618
  Trade accounts receivable --
     Factored to third party............       728,480          678,809
     Unfactored.........................       233,605          237,673
                                           ------------    -------------
          Total trade accounts
             receivable.................       962,085          916,482
                                           ------------    -------------
          Total current assets..........       973,801          979,100
PROPERTY AND EQUIPMENT, net.............        88,678           91,601
OTHER ASSETS............................       146,368          164,000
                                           ------------    -------------
          Total assets..................    $1,208,847      $ 1,234,701
                                           ============    =============
  LIABILITIES AND SHAREHOLDER'S EQUITY
               (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable and accrued
     liabilities........................    $  141,085      $   140,910
  Accrued payroll and related taxes.....       207,628          265,317
  Notes payable, due to factor..........       728,480          678,809
                                           ------------    -------------
          Total current liabilities.....     1,077,193        1,085,036
LONG-TERM LIABILITIES:
  Notes payable to shareholder..........       345,742          335,742
  Notes payable to insurance company....       115,562          115,562
                                           ------------    -------------
          Total long-term liabilities...       461,304          451,304
                                           ------------    -------------
          Total liabilities.............     1,538,497        1,536,340
SHAREHOLDER'S EQUITY (DEFICIT):
  Common stock, $1 par value, 10,000
     shares authorized, 1,000 shares
     issued and outstanding.............         1,000            1,000
  Accumulated deficit...................      (330,650)        (302,639)
                                           ------------    -------------
          Total shareholder's equity
             (deficit)..................      (329,650)        (301,639)
                                           ------------    -------------
          Total liabilities and
             shareholder's equity
             (deficit)..................    $1,208,847      $ 1,234,701
                                           ============    =============

    The accompanying notes are an integral part of these combined financial statements.

               EVINS PERSONNEL CONSULTANTS, INC., AND AFFILIATES
                       COMBINED STATEMENTS OF OPERATIONS

                                                           NINE-MONTH PERIOD
                                       YEAR ENDED       ENDED SEPTEMBER 30,
                                      DECEMBER 31,   --------------------------
                                          1996           1996          1997
                                      ------------   ------------  ------------
                                                            (UNAUDITED)
REVENUES FROM SERVICES.............    $7,832,520    $  5,346,056  $  6,999,917
COST OF SERVICES...................     5,824,275       4,043,648     5,153,251
                                      ------------   ------------  ------------
     Gross profit..................     2,008,245       1,302,408     1,846,666
OPERATING COSTS AND EXPENSES.......     1,629,504       1,141,836     1,639,228
                                      ------------   ------------  ------------
     Operating income..............       378,741         160,572       207,438
INTEREST EXPENSE...................       134,382          72,977       189,095
                                      ------------   ------------  ------------
INCOME BEFORE INCOME TAX EXPENSE...       244,359          87,595        18,343
INCOME TAX EXPENSE.................       113,693          40,735        15,832
                                      ------------   ------------  ------------
NET INCOME.........................    $  130,666    $     46,860  $      2,511
                                      ============   ============  ============

    The accompanying notes are an integral part of these combined financial statements.

               EVINS PERSONNEL CONSULTANTS, INC., AND AFFILIATES
        COMBINED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY (DEFICIT)

                                  COMMON STOCK
                                ----------------    ACCUMULATED
                                SHARES    AMOUNT      DEFICIT        TOTAL
                                ------    ------    -----------   ------------
BALANCE, December 31, 1995....   1,000    $1,000     $(497,138)   $   (496,138)
     Contributions............    --        --          35,822          35,822
     Net income...............    --        --         130,666         130,666
                                ------    ------    -----------   ------------
BALANCE, December 31, 1996....   1,000     1,000      (330,650)       (329,650)
     Contributions............    --        --          25,500          25,500
     Net income (unaudited)...    --        --           2,511           2,511
                                ------    ------    -----------   ------------
BALANCE, September 30, 1997
  (unaudited).................   1,000    $1,000     $(302,639)   $   (301,639)
                                ======    ======    ===========   ============

    The accompanying notes are an integral part of these combined financial statements.

               EVINS PERSONNEL CONSULTANTS, INC., AND AFFILIATES
                       COMBINED STATEMENTS OF CASH FLOWS

                                                              NINE-MONTHS
                                           YEAR ENDED     ENDED SEPTEMBER 30,
                                          DECEMBER 31,   ----------------------
                                              1996          1996        1997
                                          ------------   ----------  ----------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................   $  130,666    $   46,860  $    2,511
  Adjustments to reconcile net income to
     net cash provided by (used in)
     operating activities --
     Depreciation.......................        7,272         3,636       3,636
     Changes in operating assets and
       liabilities --
       Trade accounts receivable........     (439,164)     (144,886)     45,603
       Employee advances................      --              1,800      --
       Prepaid expenses.................        1,100         1,100      --
       Accounts payable and accrued
          liabilities...................       57,729       (15,770)       (175)
       Accrued payroll and related
          taxes.........................         (730)        2,067      57,689
       Other assets.....................       19,501        13,737     (17,632)
                                          ------------   ----------  ----------
      Net cash provided by (used in)
       operating activities.............     (223,626)      (91,456)     91,632
                                          ------------   ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment....      (22,250)       (1,550)     (6,559)
                                          ------------   ----------  ----------
      Net cash used in investing
       activities.......................      (22,250)       (1,550)     (6,559)
                                          ------------   ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from Factoring Agreement.....      728,480       627,388     (49,671)
  Payments on revolving credit
     agreement..........................     (500,000)     (500,000)     --
  Payments on notes payable to
     shareholder........................      (24,956)      (19,358)    (10,000)
  Contributions.........................       35,822        26,306      25,500
                                          ------------   ----------  ----------
      Net cash provided by (used in)
       financing activities.............      239,346       134,336     (34,171)
                                          ------------   ----------  ----------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...........................       (6,530)       41,330      50,902
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF PERIOD.............................       18,246        18,246      11,716
                                          ------------   ----------  ----------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD................................   $   11,716    $   59,576  $   62,618
                                          ============   ==========  ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash paid for interest................   $   43,435    $   30,709  $   --
  Cash paid for income taxes............        1,307         1,307         788

    The accompanying notes are an integral part of these combined financial statements.

               EVINS PERSONNEL CONSULTANTS, INC., AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

  NATURE OF OPERATIONS

     Evins Personnel Consultants, Inc., and affiliates (the Company or Evins), was incorporated in 1967 as a Texas corporation. Evins Personnel Consultants, Inc., and affiliates specialize in the permanent and temporary placement of clerical, light industrial and specialty medical labor to clients in Austin, Texas and other southeast regions of Texas.

     The accompanying combined financial statements include the following entities, which are each wholly owned by the sole shareholder of the Company:
Evins Personnel Consultants, Inc., Evins Personnel Consultants, Inc. # One, Evins Personnel Consultants, Inc. # Two, Evins Personnel Consultants Inc., of Abilene, Exceptional Resource Services, Inc., Excelsior Personnel Consultants, Inc., Excellent Personnel Consultants, Inc. and Elite Personnel Consultants, Inc. All significant intercompany accounts and transactions have been eliminated in order to present the combined financial statements of Evins Personnel Consultants, Inc., and affiliates.

     In September 1997, the Company and its sole shareholder entered into a definitive agreement with Nationwide Staffing, Inc. (Nationwide), pursuant to which all shares of the Company will be exchanged for cash and shares of Nationwide's common stock concurrent with the consummation of an initial public offering of the common stock of Nationwide.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of September 30, 1997, and for the nine-months ended September 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim combined financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     The Company provides for workers' compensation, health care insurance and unemployment taxes related to its employees. A deterioration in claims experience could result in increased costs to the Company in the future. The Company has recorded an estimate of any existing liabilities under these programs at each balance sheet date. The Company's future costs could also increase if there are any material changes in government regulations related to employment law or employee benefits.

  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include bank deposits and short-term investments with original maturities of three months or less when purchased.

  TRADE ACCOUNTS RECEIVABLE -- CREDIT RISK

     The Company uses the direct write-off method for recognition of bad debts. The Company periodically evaluates the creditworthiness of its customers' financial conditions to determine credit to be extended and to determine the adequacy of the allowance for bad debts. Historically, bad debts have not been significant.

               EVINS PERSONNEL CONSULTANTS, INC., AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company is obligated to pay the salaries, wages and related benefit costs and payroll taxes of worksite employees. Accordingly, the Company's ability to collect amounts due from customers could be affected by economic fluctuations in its markets or these industries.

     Trade accounts receivable as of December 31, 1996 and September 30, 1997, respectively, includes $728,480 and $678,809 which has been factored to a third party (see Note 3).

  PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Maintenance and repairs are charged to expense as incurred; renewals and betterments are capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation applicable thereto are eliminated from the accounts, and the resulting gain or loss is reflected in operations.

     The cost of property and equipment is depreciated over the estimated useful lives of the related assets using an accelerated method. The estimated useful lives of property and equipment for purposes of computing depreciation are five years for all categories of property and equipment.

  INCOME TAXES

     The Company has adopted the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Deferred income taxes are recognized for temporary differences between financial statement and income tax bases of assets and liabilities and net operating loss carryforwards for which tax benefits will be realized in future years.

  REVENUE AND COST RECOGNITION

     Revenues from services consist of service fees paid by its clients under client service agreements. In consideration for payment of such service fees, Evins agrees to pay the following direct costs associated with the worksite employees: (a) salaries and wages, (b) employment-related taxes and (c) workers' compensation insurance premiums. Evins accounts for service fees and the related direct payroll costs using the accrual method of accounting. Under the accrual method, service fees relating to worksite employees with earned but unpaid wages at the end of each period are recognized as unbilled revenues and the related direct payroll costs for such wages are accrued as a liability during the period in which wages are earned by the worksite employee. Subsequent to the end of each period, such wages are paid and the related service fees are billed.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, trade accounts receivable (factored and unfactored), accounts payable, other accrued expenses and notes payable, due to factor approximate their fair values due to the short-term maturities of these instruments.

     The fair values of notes payable to shareholder and notes payable to insurance company were estimated by discounting future cash flows, including interest payments, using rates currently available for debt of similar terms and maturities, based on Evins' credit standing and other market factors. At December 31, 1996, and September 30, 1997, the carrying amount of these loans approximates fair value.

3.  TRADE ACCOUNTS RECEIVABLE -- FACTORED TO THIRD PARTY:

     Effective September 19, 1996, Evins entered into a Receivables Purchase Agreement (the Agreement) with Brentwood Service Group, Inc. (Brentwood), an unrelated third party. Pursuant to the Agreement, Evins factored 95 percent, with recourse, of all outstanding accounts receivables on that date to Brentwood. On this effective date, proceeds of $467,350 were paid to Bank One, Texas, N.A., to repay a revolving line-of-credit agreement (see Note 5). The corresponding notes payable, due to factor represents Evins'

               EVINS PERSONNEL CONSULTANTS, INC., AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

obligation to Brentwood for factored accounts receivable not collected as of December 31, 1996 and September 30, 1997.

     The Agreement is for a 24-month period, commencing September 19, 1996, and may be terminated by either party giving written notice of termination at least 90 days prior to the termination date. Brentwood is entitled to a nonrefundable 2 percent administrative fee which is calculated on the face amount of each factored receivable, as well as finance charges calculated as follows: 1 percent of the face amount on receivables collected between 30 days and 45 days of the factoring date, and an additional 1 percent finance charge on those receivables collected between 46 days and 60 days of the factoring date. For the year ended December 31, 1996 and the nine-month period ended September 30, 1997, such finance charges amounted to $54,574 and $163,595, respectively. Any receivable which remains uncollected by Brentwood 60 days after the factoring date shall be deemed Defaulted Receivables and must be immediately paid by Evins, including applicable finance charges. As of December 31, 1996 and September 30, 1997, there were no factored receivables which were outstanding for greater than 60 days.

     The Agreement requires that Evins comply with certain representations and warranties, which include maintaining a positive Tangible Net Worth, as defined by the Agreement, of at least $100,000 during the term of the Agreement. Evins has not been in compliance with this and certain other provisions of the Agreement since the inception of the Agreement. In the event of a breach of warranty, Brentwood must allow a reasonable period for Evins to cure the breach. If Evins does not cure the breach within this time period, Brentwood may accelerate payment of accrued administrative and interest fees. As of December 31, 1996, and September 30, 1997 (unaudited), Evins has accrued all such administrative and interest fees due to Brentwood. Brentwood has made no demand of accelerated payment as of November 17, 1997.

4.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                           DECEMBER 31,    SEPTEMBER 30,
                                               1996            1997
                                           ------------    -------------
                                                            (UNAUDITED)
Furniture and fixtures..................     $ 41,283        $  47,842
Computer equipment......................       80,694           80,694
Vehicles................................       28,200           28,200
Leasehold improvements..................       77,854           77,854
                                           ------------    -------------
                                              228,031          234,590
Less -- Accumulated depreciation........      139,353          142,989
                                           ------------    -------------
                                             $ 88,678        $  91,601
                                           ============    =============

5.  REVOLVING LINE OF CREDIT AGREEMENT:

     During June 1995, Evins entered into a one-year revolving line-of-credit agreement with Bank One, Texas, N.A., for borrowings up to $500,000 for working capital requirements. The agreement had a stated interest rate of the bank's base rate plus 2 percent. The loan was repaid in September 1996. The average interest rate on the agreement for 1996 was 10.25 percent.

6.  NOTES PAYABLE TO SHAREHOLDER:

     At December 31, 1996 and September 30, 1997, Evins had two notes payable outstanding to its sole shareholder. Both notes related to advances to the Company in 1995 for operating purposes. The notes payable had principal balances at December 31, 1996, of $320,100 and $25,642, and $320,100 and $15,642 at
September 30, 1997 respectively. Both note agreements bear interest of 10 percent per annum on any unpaid principal balance. The sole shareholder has waived all interest charges since the inception of the

               EVINS PERSONNEL CONSULTANTS, INC., AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

notes. As a result, interest expense has been recognized and a related amount recorded as a capital contribution by the shareholder in these financial statements. The note agreements do not state a repayment schedule or a maturity date. The Company made payments on such notes payable of $24,956 during 1996 and $10,000 during 1997.

7.  NOTES PAYABLE TO INSURANCE COMPANY:

     Evins purchased key employee life insurance policies for four individuals, which have a total cash surrender value of $130,260 and $132,160 (unaudited) as of December 31, 1996 and September 30, 1997, respectively. During 1987 and 1988, Evins entered into eight notes payables with Texas Life Insurance Company (Texas
Life), related to funds borrowed against these key employees' life insurance policies. As of December 31, 1996 and September 30, 1997, total principal and accrued interest payable on such notes amounted to $115,562. The notes accrue interest annually at the rate of 7.4 percent. Any monthly unpaid interest is added to the principal of the loans. The notes do not require annual payments, nor do the notes state a specific term or maturity date. The total of the accrued interest and principal outstanding will be deducted from any amount payable by Texas Life during any settlement of amounts due for any reason. Evins has not repaid any principal or made any accrued interest payments since the inception of the notes.

8.  INCOME TAXES:

     Income tax expense (benefit) consists of the following components:

                                                      NINE-MONTHS ENDED
                                 YEAR ENDED     ------------------------------
                                DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,
                                    1996            1996             1997
                                ------------    -------------    -------------
                                                 (UNAUDITED)      (UNAUDITED)
Current --
     Federal..................    $ 65,827        $  23,585         $16,487
     State....................       8,862            3,175           2,219
                                ------------    -------------    -------------
                                    74,689           26,760          18,706
Deferred --
     Federal..................      34,374           12,316          (2,535)
     State....................       4,630            1,659            (339)
                                ------------    -------------    -------------
                                    39,004           13,975          (2,874)
                                ------------    -------------    -------------
          Total...............    $113,693        $  40,735         $15,832
                                ============    =============    =============

     Income tax expense differs from amounts computed by applying the statutory rate to income before taxes as follows:

                                                                 NINE-MONTHS ENDED
                                            YEAR ENDED     ------------------------------
                                           DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,
                                               1996            1996             1997
                                           ------------    -------------    -------------
                                                            (UNAUDITED)      (UNAUDITED)
Tax provision at the statutory rate.....     $ 85,525         $30,658          $ 6,420
                                           ------------    -------------    -------------
Increase (decrease) resulting from --
     State income tax, net of benefit
       for federal deduction............        8,769           3,127            1,878
     Nondeductible expenses.............       19,399           6,950            7,534
                                           ------------    -------------    -------------
                                             $113,693         $40,735          $15,832
                                           ============    =============    =============

               EVINS PERSONNEL CONSULTANTS, INC., AND AFFILIATES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The net deferred income tax assets and liabilities are comprised of the following:

                                           DECEMBER 31,    SEPTEMBER 30,
                                               1996            1997
                                           ------------    -------------
                                                            (UNAUDITED)
Deferred income tax assets --
     Property and equipment.............     $  5,706        $   7,142
     Accrued expenses...................        4,661           64,307
                                           ------------    -------------
          Total.........................       10,367           71,449
                                           ------------    -------------
Deferred income tax liabilities --
     State taxes and other..............      (10,004)         (68,210)
                                           ------------    -------------
          Total.........................      (10,004)         (68,210)
                                           ------------    -------------
          Net deferred income tax
             assets.....................     $    363        $   3,239
                                           ============    =============

9.  COMMITMENTS AND CONTINGENCIES:

  COMMITMENTS

     The following is a schedule of future minimum lease payments due as of December 31, 1996 (such lease arrangements are described below):

1997....................................  $  138,018
1998....................................     121,600
1999....................................     124,350
2000....................................      41,450
Thereafter..............................      --

     The Company leases three buildings from C&M Properties, a company wholly owned by its sole shareholder. The lease terms range from 40 to 60 months with monthly lease payments ranging from $2,800 to $6,250 and are subject to annual escalations. Total rental payments to C&M Properties in 1996 and for the nine-month period ended September 30, 1997, were $94,304 and $89,059 (unaudited), respectively. The leases require that the Company pay C&M Properties a proportionate share of any increase in the real property taxes assessed against the premises as compared to a designated base rate. Total property tax payments to C&M Properties during 1996 were $9,517. There were no property tax payments made to C&M Properties for the nine-month period ended September 30, 1997 (unaudited).

  CONTINGENCIES

     Providing specialty medical services entails an inherent risk of professional malpractice and other similar claims. The Company believes that its exposure to these risks is substantially mitigated by its existing insurance coverage.

     In the ordinary course of its business, the Company has been threatened with or named as a defendant in various lawsuits, including claims related to the actions of its customers and their employees. Management does not believe that any claims would have a material adverse effect on the Company's combined financial position or results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Global Technical Services, Inc.:

     We have audited the accompanying consolidated balance sheets of Global Technical Services, Inc. (a Texas corporation) as of December 31, 1995 and 1996, and September 30, 1997 and the related consolidated statements of operations, changes in shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1996 and for the nine month period ended September 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Technical Services, Inc., as of December 31, 1995 and 1996 and September 30, 1997 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 and for the nine month period ended September 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
November 14, 1997

                        GLOBAL TECHNICAL SERVICES, INC.
                          CONSOLIDATED BALANCE SHEETS

                                             DECEMBER 31,
                                      --------------------------   SEPTEMBER 30,
                                          1995          1996           1997
                                      ------------  ------------   -------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents....... $    612,109  $     43,193    $   107,041
     Trade accounts receivable.......    1,345,412     2,541,387      3,251,904
     Notes receivable --
          Related parties............        2,615         2,533            850
          Other......................        4,757         2,578         37,750
     Prepaid expenses and other
       assets........................      356,964        90,444         75,012
                                      ------------  ------------   -------------
               Total current
                  assets.............    2,321,857     2,680,135      3,472,557
PROPERTY AND EQUIPMENT, net..........      385,950       517,324        236,929
NOTES RECEIVABLE, related parties....      541,254       575,388        204,035
NOTE RECEIVABLE, other...............        5,629         3,780         46,427
     Equity investments..............      (33,456)        2,886            102
DEFERRED INCOME TAX ASSET............       15,974         5,471          6,551
OTHER ASSETS, net....................       90,900        86,944        113,535
                                      ------------  ------------   -------------
               Total assets.......... $  3,328,108  $  3,871,928    $ 4,080,136
                                      ============  ============   =============

LIABILITIES AND SHAREHOLDERS' EQUITY
              (DEFICIT)
CURRENT LIABILITIES:
     Accounts payable and accrued
       liabilities................... $    367,332  $    392,175    $   469,700
     Accrued payroll and related
       taxes.........................      485,203       624,812      1,289,234
     Notes payable, related party,
       GGI...........................      --              5,953          6,372
     Line of credit, GGI.............    2,299,099     2,373,627      1,185,686
     Deferred income tax liability...      --              6,140        --
                                      ------------  ------------   -------------
               Total current
                  liabilities........    3,151,634     3,402,707      2,950,992
NOTES PAYABLE, related party, GGI....      --             14,423          9,594
                                      ------------  ------------   -------------
               Total liabilities.....    3,151,634     3,417,130      2,960,586
SHAREHOLDERS' EQUITY (DEFICIT):
     Common stock, $.10 par value;
       1,000,000 shares authorized,
       100,000 shares issued and
       outstanding...................       10,000        10,000         10,000
     Additional paid-in capital......      190,000       190,000        190,000
     Retained earnings (deficit).....      (23,526)      254,798        919,550
                                      ------------  ------------   -------------
               Total shareholders'
                  equity (deficit)...      176,474       454,798      1,119,550
                                      ------------  ------------   -------------
               Total liabilities and
                  shareholders'
                  equity (deficit)... $  3,328,108  $  3,871,928    $ 4,080,136
                                      ============  ============   =============

  The accompanying notes are an integral part of these consolidated financial statements.

                        GLOBAL TECHNICAL SERVICES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                   NINE-MONTHS
                                                     YEAR ENDED DECEMBER 31,                   ENDED SEPTEMBER 30,
                                          ----------------------------------------------  ------------------------------
                                               1994            1995            1996            1996            1997
                                          --------------  --------------  --------------  --------------  --------------
                                                                                           (UNAUDITED)
REVENUES FROM SERVICES..................  $   25,162,293  $   23,167,013  $   28,660,778  $   20,823,515  $   31,892,418
COST OF SERVICES........................      23,686,084      21,677,307      26,560,697      19,234,832      29,262,587
                                          --------------  --------------  --------------  --------------  --------------
     Gross profit.......................       1,476,209       1,489,706       2,100,081       1,588,683       2,629,831
OPERATING COSTS AND EXPENSES............       1,039,460       1,153,495       1,247,024         871,534       1,433,188
                                          --------------  --------------  --------------  --------------  --------------
     Operating income...................         436,749         336,211         853,057         717,149       1,196,643
OTHER (INCOME) EXPENSE, net.............          15,999         (38,727)          3,438          (4,386)        (51,848)
INTEREST EXPENSE, net...................         128,467         155,808         173,407         129,476         113,657
                                          --------------  --------------  --------------  --------------  --------------
INCOME (LOSS) BEFORE INCOME TAX
  (BENEFIT) EXPENSE AND SHARE OF INCOME
  (LOSS) OF EQUITY INVESTMENTS AND
  DISCONTINUED OPERATIONS...............         292,283         219,130         676,212         592,059       1,134,834
INCOME TAX (BENEFIT) EXPENSE............         155,043          31,188         290,351         266,234         481,091
                                          --------------  --------------  --------------  --------------  --------------
INCOME (LOSS) BEFORE SHARE OF INCOME OF
  EQUITY INVESTMENTS AND DISCONTINUED
  OPERATIONS............................  $      137,240  $      187,942  $      385,861  $      325,825  $      653,743
MINORITY INTEREST IN SUBSIDIARY'S
  EARNINGS (LOSS).......................         147,070        (155,165)       --              --              --
SHARE OF INCOME (LOSS) OF EQUITY
  INVESTMENTS...........................         (41,497)         30,005          36,342          12,009          18,441
                                          --------------  --------------  --------------  --------------  --------------
INCOME BEFORE DISCONTINUED OPERATIONS...         242,813          62,782         422,203         337,834         672,184
DISCONTINUED OPERATIONS:
  LOSS FROM OPERATIONS OF DISCONTINUED
  SEGMENTS..............................        (212,434)       (190,220)       (143,879)        (54,613)        (45,763)
  GAIN ON DISPOSAL OF
  DISCONTINUED
  SEGMENT...............................        --              --              --              --                38,331
                                          --------------  --------------  --------------  --------------  --------------
NET INCOME (LOSS).......................  $       30,379  $     (127,438) $      278,324  $      283,221  $      664,752
                                          ==============  ==============  ==============  ==============  ==============

  The accompanying notes are an integral part of these consolidated financial statements.

                        GLOBAL TECHNICAL SERVICES, INC.
      CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

                                              COMMON STOCK       ADDITIONAL    RETAINED
                                           ------------------     PAID-IN      EARNINGS
                                           SHARES     AMOUNT      CAPITAL      (DEFICIT)      TOTAL
                                           -------    -------    ----------    ---------   ------------
BALANCE, December 31, 1993..............   100,000    $10,000     $ 190,000    $ 134,291   $    334,291
     Net (loss).........................                                         (30,379)       (30,379)
                                           -------    -------    ----------    ---------   ------------
BALANCE, December 31, 1994..............   100,000     10,000       190,000      103,912        303,912
     Net (loss).........................     --         --           --         (127,438)      (127,438)
                                           -------    -------    ----------    ---------   ------------
BALANCE, December 31, 1995..............   100,000     10,000       190,000      (23,526)       176,474
     Net income.........................     --         --           --          278,324        278,324
                                           -------    -------    ----------    ---------   ------------
BALANCE, December 31, 1996..............   100,000     10,000       190,000      254,798        454,798
     Net income.........................     --         --           --          664,752        664,752
                                           -------    -------    ----------    ---------   ------------
BALANCE, September 30, 1997.............   100,000    $10,000     $ 190,000    $ 919,550   $  1,119,550
                                           =======    =======    ==========    =========   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                        GLOBAL TECHNICAL SERVICES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                           NINE-MONTHS
                                                  YEAR ENDED DECEMBER 31,              ENDED SEPTEMBER 30,
                                          ----------------------------------------  --------------------------
                                              1994          1995          1996          1996          1997
                                          ------------  ------------  ------------  ------------  ------------
                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss).....................  $     30,379  $   (127,438) $    278,324  $    283,221  $    664,752
  Adjustments to reconcile net
    income/(loss) to net cash (used in)
    provided by operating activities
    Depreciation and amortization.......       124,363        85,658       119,935        87,517        86,215
    Bad debt expense....................       --             66,961       --            --            188,701
    (Gain) loss on disposal of fixed
       assets...........................        (1,262)      (28,401)      --            --             (8,405)
    Share of (income)/loss of equity
       investments......................        41,497       (30,100)      (36,342)      (12,009)      (18,441)
    Minority interest...................      (147,070)      155,164       --            --            --
    Discontinued operations.............       --            132,787       --            --            --
    Change in net deferred income tax
       assets...........................      (105,906)       97,535        16,643        16,643        (5,060)
    Changes in operating assets and
       liabilities --
       Trade accounts receivable........      (895,287)      857,420    (1,195,975)     (841,873)     (899,218)
       Prepaid expenses and other
         assets.........................       (80,018)      (93,012)      266,520       310,412       (15,432)
       Other assets, net................         1,105       (54,573)        3,956       (36,215)      (41,591)
       Accounts payable and other
         accrued expenses...............       593,664       (89,391)       24,843        57,164        77,525
       Accrued payroll and related
         taxes..........................       --             76,068       139,609       315,834       664,422
    Other, net..........................       --             69,651         2,848       --             (8,594)
                                          ------------  ------------  ------------  ------------  ------------
         Net cash (used in) provided by
           operating activities.........      (438,535)    1,118,329      (379,639)      180,694       684,874
                                          ------------  ------------  ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment....      (192,722)     (325,542)     (271,566)     (231,539)     (117,786)
  Sales of property and equipment.......         5,945        91,300        46,908        46,908       193,000
  Sale of Americom......................       --            --            --            --            179,762
  Dissolution of All Star...............       --            --            --            --             21,130
  Proceeds from notes
    receivable -- related party.........        54,962       154,840         2,383         3,680       379,037
  Advances on notes
    receivable -- related party.........      (419,022)      (40,718)      (36,435)      (37,633)       (6,000)
  Proceeds from notes
    receivable -- other.................       --              5,660         4,028         3,250         1,842
  Advances on notes
    receivable -- other.................       --            (12,516)      --               (271)      (79,660)
                                          ------------  ------------  ------------  ------------  ------------
         Net cash flows provided by
           (used in) investing
           activities...................      (550,837)     (126,976)     (254,682)     (215,605)      571,325
                                          ------------  ------------  ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from notes payable...........       --            --            --            --            --
  Payments on notes payable.............       (27,296)      (79,469)       (9,123)      --            --
  Proceeds from notes payable -- related
    party...............................       --            --            --             33,113       --
  Payment on notes payable -- related
    party...............................       --            --            --            (10,877)       (4,410)
  Proceeds from line of credit..........    22,522,535    20,430,852    26,259,895    20,666,280    27,200,059
  Payments on line of credit............   (21,374,288)  (20,863,000)  (26,185,367)  (21,096,265)  (28,388,000)
                                          ------------  ------------  ------------  ------------  ------------
         Net cash flows provided by
           (used in) financing
           activities...................     1,120,951      (511,617)       65,405      (407,749)   (1,192,351)
                                          ------------  ------------  ------------  ------------  ------------
NET INCREASE (DECREASE) IN CASH.........       131,579       479,736      (568,916)     (442,660)       63,848
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF PERIOD.............................           794       132,373       612,109       612,109        43,193
                                          ------------  ------------  ------------  ------------  ------------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD................................  $    132,373  $    612,109  $     43,193  $    169,449  $    107,041
                                          ============  ============  ============  ============  ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION...........................
  Cash paid for income taxes............  $    175,819  $     42,200  $    203,986  $      3,196  $    100,500
  Cash paid for interest................       203,555       233,044       231,365       177,868       157,015
Non-cash investing and financing
  activities:
  Note received in sale of Americom.....       --            --            --            --       $    100,000
  Stock received in sale of Americom....       --            --            --            --                102
  Accounts Payable written off with sale
    of Americom.........................       --            --            --            --             20,340

   The accompanying notes are an integral part of these financial statements.

                        GLOBAL TECHNICAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

  NATURE OF OPERATIONS

     Global Technical Services, Inc. (GTS or the Company), incorporated in the state of Texas in 1989, specializes in providing temporary contract labor, engineers and aircraft maintenance technicians to businesses primarily within the aerospace and defense industries throughout the United States. Contracts to provide such services vary in length, usually less than one year.

     The accompanying consolidated financial statements include the Company and the following division, subsidiary and equity investments:

      a. American Compliance (Americom), a division of the Company, began operations in 1995, for the purposes of providing administration of workplace drug testing. Effective March 19, 1997, the Company sold the assets and accounts payable of Americom to a third party.

     b. Tuff-Bilt Manufacturing, Inc., ("Tuff-Bilt") a 55% owned subsidiary, was formed in December, 1993 in order to manufacture trailers in Naples, Texas. The subsidiary ceased operations and was liquidated in 1995.

      c. The Company owned 25.5% of the capital stock in All Star Truck Parts & Equipment, Inc., (All Star) which ceased operations in May 1997. The investment was accounted for under the equity method. Accordingly, the Company's initial investment is increased (decreased) by its share of the investee's net income (loss). At December 31, 1996 and 1995 and September 30, 1997, the Company's investment was $2,886, $(33,456), and $0, respectively.

     d. The Company owned 49% of Arapaho Trailer Sales & Services, Inc. (Arapaho) which ceased operations in October, 1995. The investment was accounted for under the equity method. The investment in Arapaho was worthless as of December 31, 1995, and the Company reversed the deficit balance of $33,824 by adjusting its income from equity investments in 1995.

     See Note 5 for information relating to the disposal of the above division, subsidiary and equity investments.

     GTS is owned by eight shareholders who, together with the Company, entered into a definitive agreement with Nationwide Staffing, Inc. (Nationwide) in September 1997, pursuant to which all shares of the Company will be exchanged for cash and shares of Nationwide's common stock concurrent with the consummation of an initial public offering (the Offering) of the common stock of Nationwide.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements for the nine-months ended September 30, 1996 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim consolidated financial statements have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                        GLOBAL TECHNICAL SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company provides for workers' compensation, health insurance and unemployment taxes related to its employees. A deterioration in claims experience could result in increased costs to the Company in the future. The Company has recorded an estimate of any existing liabilities under these programs at each balance sheet date. The Company's future costs could also increase if there are any material changes in government regulations related to employment law or employee benefits.

  PRINCIPLES OF CONSOLIDATION

     As described in Note 1, the accompanying consolidated financial statements include the accounts of the Company, and its 55% owned subsidiary (Tuff-Bilt) in 1995 and 1994. All significant intercompany transactions were eliminated in consolidation.

  BASIS OF ACCOUNTING

     The accounts are maintained and the financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. The accounts for Tuff-Bilt were recorded as of December 31, 1995 on the liquidation basis of accounting in accordance with generally accepted accounting principles.

  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include bank deposits and short-term investments with an original maturity of three months or less.

  TRADE ACCOUNTS RECEIVABLE -- CREDIT RISK

     Bad debts are accounted for using the direct write-off method. Expense is recognized only when a specific account is determined to be uncollectible. The effects of this method approximate those of the allowance method. In the event of complete nonperformance by the Company's customers, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of nonperformance. The Company performs ongoing credit evaluations of its customers' financial conditions to determine credit to be extended.

     The Company operates within the aerospace and defense industries. The Company is obligated to pay the salaries, wages and related benefit costs and payroll taxes of worksite employees. Accordingly, the Company's ability to collect amounts due from customers could be affected by economic fluctuations in its market or these industries.

  PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Maintenance and repairs are charged to expense as incurred; renewals and betterments are capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation applicable thereto are eliminated from the accounts, and the resulting gain or loss is reflected in operations.

     The cost of property and equipment is depreciated using the double declining-balance method over the estimated useful lives of the related assets, which range from three to thirty-nine years.

  INCOME TAXES

     The Company has adopted the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Deferred income taxes are recognized for temporary differences between financial statement and income tax bases of assets and liabilities and net operating loss carryforwards for which tax benefits will be realized in future years.

                        GLOBAL TECHNICAL SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The financial results of the Company and its 55% owned subsidiary, Tuff-Bilt, are consolidated for financial reporting purposes for 1995. However, earnings from, Tuff-Bilt, were included in taxable income only when they were received (via dividends or sale of Tuff-Bilt) and a substantial portion of any dividends would be nontaxable. Losses from the investment in, Tuff-Bilt, were not deductible since under current tax law the investment in, Tuff-Bilt, must be accounted for under the cost method. The result of the above is the basis of the investment being different for financial and income tax reporting primarily by the Company's share of Tuff-Bilt's losses since its formation. The nondeductible losses of Tuff-Bilt that have been recognized in the Company's financial statements (since Tuff-Bilt's formation) approximated $200,600.

  PROFIT-SHARING PLAN

     The Company has a 401(k) deferred compensation plan for all eligible employees. Active participants may elect to have the Company make salary reduction contributions on their behalf based on a percentage of their earnings, not to exceed 20 percent. The Company has the option of making annual discretionary contributions to the plan up to a predetermined limit. For the years ended December 31, 1994, 1995 and 1996 and for the nine months ended September 30, 1997, the Company made no contributions to the plan.

  REVENUE AND COST RECOGNITION

     GTS's revenues consist of service fees paid by its clients under client service agreements. In consideration for payment of such service fees, GTS agrees to pay the following direct costs associated with the worksite employees:
(a) salaries and wages, (b) employment-related taxes and (c) workers' compensation insurance premiums. GTS accounts for service fees and the related direct payroll costs using the accrual method of accounting. Under the accrual method, service fees relating to worksite employees with earned but unpaid wages at the end of each period are recognized as unbilled revenues, and the related direct payroll costs for such wages are accrued as a liability during the period in which wages are earned by the worksite employee. Subsequent to the end of each period, such wages are paid and the related service fees are billed.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, receivables and accrued expenses approximate their fair values due to the short-term maturities of these instruments.

     The carrying amounts of borrowings pursuant to the Company's line of credit agreement approximate fair value because the rates on such agreements are variable, based on current market values. The fair value of notes payable was estimated by discounting future cash flows, including interest payments, using rates currently available for debt with similar terms and maturities, based on the Company's credit standing and other market factors. At December 31, 1995 and 1996 and September 30, 1997, the carrying amounts of notes payable approximate fair value.

                        GLOBAL TECHNICAL SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                             DECEMBER 31,
                                      --------------------------   SEPTEMBER 30,
                                          1995          1996           1997
                                      ------------  ------------   -------------
Airplane............................  $     25,292  $     52,983     $ 105,351
Airplane hanger.....................       119,221       204,068       --
Vehicles............................         5,933         5,933         3,000
Furniture and equipment.............       311,401       414,345       309,224
Leasehold improvements..............         7,834         7,834         9,353
Software............................        65,861        81,688        59,034
                                      ------------  ------------   -------------
                                           535,542       766,851       485,962
Less -- Accumulated depreciation....      (149,592)     (249,527)     (249,033)
                                      ------------  ------------   -------------
                                      $    385,950  $    517,324     $ 236,929
                                      ============  ============   =============

4.  RELATED PARTY TRANSACTIONS:

  NOTES RECEIVABLE, RELATED PARTIES

     Notes receivable consisting of loans to affiliated companies were as follows:

                                               DECEMBER 31,
                                          ----------------------   SEPTEMBER 30,
                                             1995        1996          1997
                                          ----------  ----------   -------------
Global Staff Solutions, Inc., 10% per
  annum, $1,675 interest and principal
  due monthly, balance due December 1,
  1999..................................  $  163,392  $  199,037     $ 204,885
All Star Truck Parts & Equipment, Inc.,
  10.5% per annum, $3,500 interest and
  principal due monthly, balance due
  December 31, 1998, secured by
  inventory, accounts receivable and
  equipment.............................     380,477     378,884       --
                                          ----------  ----------   -------------
          Total notes receivable,
             related parties............     543,869     577,921       204,885
Less -- Current portion.................      (2,615)     (2,533)         (850)
                                          ----------  ----------   -------------
          Long-term portion.............  $  541,254  $  575,388     $ 204,035
                                          ==========  ==========   =============

     These notes receivable represent advances made by GTS. Accrued interest is payable monthly. The notes mature with balloon payments due in December 1998 and 1999. The note receivable from All Star Truck Parts & Equipment, Inc. was paid in May 1997.

     Accrued interest receivable related to the above notes totaled $7,940, $6,629 and $4,825 at December 31, 1995 and 1996, and September 30, 1997,
respectively. During the years ended December 31, 1994, 1995, and 1996, and the nine months ended September 30, 1996 and 1997, the Company recorded interest income from these notes of $60,918, $70,060, $57,982, $42,724, and $28,161, respectively.

  NOTES PAYABLE, GGI

     The notes payable to Global Group, Inc. (GGI) at December 31, 1996, were for the purchase of the computer system referred to above for $29,499, payable in monthly installments of $640, including interest of 9.75 percent, through January 2000. Interest expense recorded was $1,021, $4,314, $3,795, and $1,349 during 1995, 1996 and the nine months ended September 30, 1996 and 1997, respectively. GGI owns approximately 49 percent of the outstanding common stock of GTS.

                        GLOBAL TECHNICAL SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The total future debt service requirements of this note payable are $20,376 principal and $3,297 interest. The annual requirements of this note are illustrated in the table below:

                                           PRINCIPAL    INTEREST     TOTAL
                                           ---------    --------    -------
1997....................................    $  1,543     $ 1,725    $ 3,268
1998....................................       6,560       1,118      7,678
1999....................................       7,229         449      7,678
2000....................................         634           6        640
                                           ---------    --------    -------
                                            $ 15,966     $ 3,298    $19,264
                                           =========    ========    =======

  LINE OF CREDIT, GGI

     The Company's major source of financing during 1994, 1995 and 1996 was through GGI. Advances from GGI are due on demand with interest payable monthly at bank prime plus 1 percent. If no demand is made, the note is due and payable on December 15, 1997. Payment of the note is secured by the accounts receivable of the Company, subordinate to a first priority security interest held by Overton Bank and Trust, NA (Overton), on a revolving line of credit of GGI. The note payable has been classified as a current liability in the accompanying balance sheets as of December 31, 1995 and 1996 and September 30, 1997. Interest paid to GGI in 1994, 1995, 1996 and for the nine months ended September 30, 1996 and 1997 totaled $180,195, $232,052, $231,365, $169,995, and $144,860,
respectively. Accrued interest payable to GGI at December 31, 1995 and 1996, and September 30, 1997 was $17,350, $19,588, $21,757, and $10,950, respectively.

     As of December 31, 1995 and 1996, and September 30, 1997, all accounts receivable and rights to payments are pledged to secure payments of GGI's revolving line of credit in the amount of $3,000,000 with Overton. The principal of the note is due and payable on or before December 15, 1997. At December 31, 1996, GGI was in compliance with or obtained waivers for all covenants related to its revolving line-of-credit agreement.

  GENERAL AND ADMINISTRATIVE EXPENSE

     The Company's facilities during 1994 and part of 1995 were leased from GGI on a month-to-month basis. Rent paid to GGI in 1994 and 1995 was $13,200 and $11,624, respectively. Computer consulting services purchased from GGI totaled $19,400 and $21,657 in 1994 and 1995, respectively. The Company purchased repair and maintenance services, advertising and supplies from GGI totaling $18,040 in 1996.

     The Company purchased payroll services of $579,308, $617,764, $749,296, $627,694, and $837,114 during 1994, 1995 and 1996, and for the nine months ended September 30, 1996 and 1997, respectively, from Global Staff Solutions, Inc. Amounts payable to Global Staff Solutions, Inc., at December 31, 1995, 1996 and for the nine months ended September 30, 1997, were $11,914, $90,842 and $5,655, respectively. Global Staff Solutions, Inc., and the Company have a common shareholder which owns significant amounts of the outstanding shares of each of the companies.

5.  DISPOSAL OF CERTAIN ASSETS

     The accompanying consolidated financial statements include the disposals of Americom, Tuffbilt, All Star and Arapaho, as follows:

     a. Effective March 19, 1997 the Company entered into an agreement to sell the assets and accounts payable of its workplace drug testing segment of operations (Americom). The Company received 101,667 shares of the purchaser's common stock, valued at $102 ($.001 per share), cash of $100,000 and a $100,000 note payable in 24 monthly installments beginning November 19, 1997 through October 19, 1999. Interest is computed from the date of the agreement until October 19, 1997, at the prime rate published in the Wall

                        GLOBAL TECHNICAL SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Street Journal on the date of the agreement plus 2%, payable on October 19, 1997. Beginning October 20, 1997, through the remaining term of the note, interest shall be payable monthly at the prime rate published in the Wall Street Journal on October 20, 1997 plus 2%. The Company recognized a gain of $58,971, ($38,331 net of income taxes) on the sale of Americom, as shown on the accompanying Consolidated Statements of Operations.

     b. On May 1, 1997, All Star Truck Parts & Equipment, Inc. sold its assets and the right to use the name "All Star Truck Parts & Equipment" for $650,000 cash. All Star repaid the balance of the note receivable to the Company in May 1997. (See Note 4.)

     c. Global Technical Services, Inc. owned 49% of Arapaho Trailer Sales & Services, Inc. which ceased operations in October, 1995. Upon dissolution, the remaining stockholders contributed their interest, resulting in Global Technical Services, Inc. becoming the sole owner. The Company subsequently sold the stock of Arapaho to an unrelated party.

     d. Effective December 31, 1995, Tuff-Bilt Manufacturing, Inc. (Tuff-Bilt) was liquidated because of continuing losses and changes in the market that made a return to profitable operations unlikely. Assets of Tuff-Bilt were sold in a public auction in February, 1996, but did not yield sufficient proceeds cash to pay all of its secured creditors. Management negotiated with two secured creditors to forgive the remainder of the indebtedness. Another creditor repossessed assets securing their debt.

     In 1995, the carrying amounts of assets and liabilities were adjusted from their historical basis to the amounts expected from their liquidation and net operating results of Tuff-Bilt were included in loss from discontinued operations.

     The following table summarizes "Discontinued Operations: Loss from Operations of Discontinued Segments" as shown in the accompanying consolidated statements of operations:

                                                        DECEMBER 31,                    SEPTEMBER 30,
                                          ----------------------------------------  ----------------------
                                              1994          1995          1996         1996        1997
                                          ------------  ------------  ------------  ----------  ----------
Loss on liquidation of Tuff-Bilt........  $   (212,434) $   (101,416) $    --       $   --      $   --
Loss from operations of Americom........       --            (88,804)     (143,879)    (54,613)    (45,763)
                                          ------------  ------------  ------------  ----------  ----------
     Total..............................  $   (212,434) $   (190,220) $   (143,879) $  (54,613) $  (45,763)
                                          ============  ============  ============  ==========  ==========

     The above amounts are net of applicable income taxes of ($114,388), ($102,426), $(77,474), ($29,406), and ($24,642) for the years ended December 31,
1994, 1995, and 1996 and for the nine months ended September 30, 1996 and 1997, respectively.

6.  SALES TO SIGNIFICANT CUSTOMERS:

     The Company has two customers who combined accounted for approximately 76 percent, 65 percent and 57 percent of the Company's total sales during 1995, 1996 and the nine months ended September 30, 1997, respectively. The amount due from these two customers, included in accounts receivable, was $475,729, $691,769 and $1,276,596 or approximately 35 percent, 30 percent and 39 percent of the balances, at December 31, 1995 and 1996 and September 30, 1997, respectively. The Company has three customers who, combined, accounted for approximately 78 percent of the Company's total sales during 1994. The loss of these customers could have a material adverse effect on the operations of the Company.

                        GLOBAL TECHNICAL SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.  INCOME TAXES:

     Income tax (benefit) expense includes components from continuing operations and discontinued operations as follows:

                                                                                       NINE MONTHS
                                                 YEAR ENDED DECEMBER 31,           ENDED SEPTEMBER 30,
                                          --------------------------------------  ----------------------
                                              1994          1995         1996        1996        1997
                                          ------------  ------------  ----------  ----------  ----------
Income (loss) from continuing
  operations............................  $    155,043  $     31,188  $  290,351  $  266,234  $  481,091
Loss from operations of discontinued
  segment...............................      (114,388)     (102,426)    (77,474)    (29,406)    (24,642)
Gain on disposal of discontinued
  segment...............................       --            --           --          --          20,640
                                          ------------  ------------  ----------  ----------  ----------
          Total.........................  $     40,655  $    (71,238) $  212,877  $  236,828  $  477,089
                                          ============  ============  ==========  ==========  ==========

     Income tax (benefit) expense consists of the following components:

                                                                                         NINE-MONTHS
                                                 YEAR ENDED DECEMBER 31,             ENDED SEPTEMBER 30,
                                          --------------------------------------   ------------------------
                                              1994          1995         1996         1996          1997
                                          ------------  ------------  ----------   -----------   ----------
                                                                                   (UNAUDITED)
Current --
     Federal............................  $    111,802  $   (130,532) $  151,770    $ 170,294    $  374,574
     State..............................        32,754       (38,241)     44,464       49,891       109,735
                                          ------------  ------------  ----------   -----------   ----------
                                               144,556      (168,773)    196,234      220,185       484,309
                                          ------------  ------------  ----------   -----------   ----------
Deferred --
     Federal............................       (80,359)       75,435      12,873       12,873        (5,584)
     State..............................       (23,542)       22,100       3,770        3,770        (1,636)
                                          ------------  ------------  ----------   -----------   ----------
                                              (103,901)       97,535      16,643       16,643        (7,220)
                                          ------------  ------------  ----------   -----------   ----------
          Total.........................  $     40,655  $    (71,238) $  212,877    $ 236,828    $  477,089
                                          ============  ============  ==========   ===========   ==========

     Income tax (benefit) expense differs from amounts computed by applying the statutory rate to income (loss) before income taxes:

                                                                                       NINE-MONTHS
                                                YEAR ENDED DECEMBER 31,            ENDED SEPTEMBER 30,
                                          ------------------------------------   ------------------------
                                              1994         1995        1996         1996          1997
                                          ------------  ----------  ----------   -----------   ----------
                                                                                 (UNAUDITED)
Income tax (benefit) expense at the
  statutory rate........................  $     24,862  $  (69,530) $  171,920    $ 191,263    $  399,644
Increase (decrease) resulting from --
     State income tax, net of benefit
       for federal deduction............         5,988     (10,492)     31,352       34,879        70,264
     Nondeductible expenses.............         9,805       8,784       9,605       10,686         7,181
                                          ------------  ----------  ----------   -----------   ----------
                                          $     40,655  $  (71,238) $  212,877    $ 236,828    $  477,089
                                          ============  ==========  ==========   ===========   ==========

                        GLOBAL TECHNICAL SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The net deferred tax assets and liabilities are comprised of the following:

                                              DECEMBER 31,
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
Deferred income tax assets --
     Accruals and other.................  $  18,494  $   8,348      $ 7,071
                                          ---------  ---------   -------------
          Total.........................     18,494      8,348        7,071
                                          ---------  ---------   -------------
Deferred income tax liabilities --
     State taxes and other..............     (2,520)    (9,017)        (520)
                                          ---------  ---------   -------------
          Total.........................     (2,520)    (9,017)        (520)
                                          ---------  ---------   -------------
          Net deferred income tax
             (liabilities) assets.......  $  15,974  $    (669)     $ 6,551
                                          =========  =========   =============

8.  COMMITMENTS AND CONTINGENCIES:

     The Company is a party to various operating leases, including its office building, copier, facsimile machine and two pad sites at Decatur Municipal Airport. Such operating leases range in terms from 36 months to 20 years.

     Minimum rental payments required under the above operating leases are as follows:

1997....................................  $   61,164
1998....................................      52,912
1999....................................      11,652
2000....................................       8,312
2001....................................       1,100
2002 and thereafter.....................      10,920
                                          ----------
                                          $  146,060
                                          ==========

     Providing engineering services entails an inherent risk of professional malpractice and other similar claims. The Company believes that its exposure to these risks is substantially mitigated by its existing insurance coverage.

     In the ordinary course of its business, the Company has been threatened with or named as a defendant in various lawsuits, including claims related to the actions of its clients and their employees. Management does not believe that any claims would have a material adverse effect on the Company's financial position or results of operations.

     From March 1993 to March 1997, the Company did not subscribe to the Texas Workers' Compensation Plan. Therefore, the Company does not have any legal protection from any of its employees who may not believe that they have received sufficient coverage for employment related injuries. In March 1997, the Company elected to again subscribe to the workers' compensation program in Texas. Potential outstanding liabilities exist for the four years in which the Company was not in the Texas Workers' Compensation plan, primarily related to any legal defense costs that may be incurred. However, the Company is not currently aware of any such claims and the potential liability cannot be reasonably estimated due to uncertainties inherent in such an estimation process.

     The Internal Revenue Service (IRS) is currently reviewing specific compliance issues prevalent in certain segments in the professional employer organization (PEO) industry (see "Regulation -- Employee Benefit Plans"). One issue that has arisen is whether a PEO can be a co-employer of worksite employees for various purposes under the Internal Revenue Code of 1986, as amended (the Code), including participation in the PEO company's 401(k) plan. If the IRS concludes that the Company is not the "employer" of certain worksite employees for the purposes of the Code, the 401(k) plan tax-exempt status

                        GLOBAL TECHNICAL SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

could be revoked and those worksite employees would not be permitted to make tax deferred salary contributions to the 401(k) plan. The Company believes that, although unfavorable to the Company, the prospective application of an unfavorable conclusion would not have a material adverse effect on its financial position or the results of its operations. A retroactive application of such a decision would have an adverse financial impact on the Company. However, the Company is unable to determine the ultimate resolution of this matter by the IRS, and therefore, cannot assess or reasonably estimate the effect on the Company's financial position or results of operations if an unfavorable decision is reached by the IRS.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To HP Services, Inc.:

     We have audited the accompanying balance sheets of HP Services, Inc. (a Texas corporation) as of December 31, 1995 and 1996, and September 30, 1997, and the related statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996 and the nine month period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HP Services, Inc., as of December 31, 1995 and 1996, and September 30, 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, and the nine month period ended September 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
November 14, 1997

                               HP SERVICES, INC.
                                 BALANCE SHEETS

                                             DECEMBER 31,
                                      --------------------------   SEPTEMBER 30,
                                          1995          1996           1997
                                      ------------  ------------   -------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents....... $    146,591  $     39,856    $   339,022
     Trade accounts receivable.......    1,332,581     1,637,713      1,114,663
     Due from affiliates.............       75,381        23,246        114,081
     Prepaid expenses and other
       assets........................      170,640       129,800         44,311
                                      ------------  ------------   -------------
          Total current assets.......    1,725,193     1,830,615      1,612,077
PROPERTY AND EQUIPMENT, net..........       53,322        14,830         10,830
                                      ------------  ------------   -------------
          Total assets............... $  1,778,515  $  1,845,445    $ 1,622,907
                                      ============  ============   =============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable................ $     49,128  $    155,834    $   --
     Accrued payroll and related
       taxes.........................      119,388       177,096        271,001
     Notes payable...................      283,447       259,149        250,000
                                      ------------  ------------   -------------
          Total current
          liabilities................      451,963       592,079        521,001
LOANS FROM SHAREHOLDERS..............      300,000       --             --
                                      ------------  ------------   -------------
          Total liabilities..........      751,963       592,079        521,001
                                      ------------  ------------   -------------
SHAREHOLDERS' EQUITY:
     Common stock, $1 par value,
       1,000,000 shares authorized,
       1,000 shares issued and
       outstanding...................        1,000         1,000          1,000
     Retained earnings...............    1,025,552     1,252,366      1,100,906
                                      ------------  ------------   -------------
          Total shareholders'
          equity.....................    1,026,552     1,253,366      1,101,906
                                      ------------  ------------   -------------
          Total liabilities and
             shareholders' equity.... $  1,778,515  $  1,845,445    $ 1,622,907
                                      ============  ============   =============

   The accompanying notes are an integral part of these financial statements.

                               HP SERVICES, INC.
                            STATEMENTS OF OPERATIONS

                                                                                           NINE-MONTHS
                                                  YEAR ENDED DECEMBER 31,              ENDED SEPTEMBER 30,
                                          ----------------------------------------  --------------------------
                                              1994          1995          1996          1996          1997
                                          ------------  ------------  ------------  ------------  ------------
                                                                                    (UNAUDITED)
REVENUES FROM SERVICES..................  $  5,867,792  $  6,487,601  $  9,062,752  $  6,755,198  $  6,675,706
COST OF SERVICES........................     5,219,827     5,696,887     7,943,249     5,984,050     5,692,562
                                          ------------  ------------  ------------  ------------  ------------
     Gross profit.......................       647,965       790,714     1,119,503       771,148       983,144
OPERATING COSTS AND EXPENSES............       337,814       381,081       640,660       315,523       399,420
                                          ------------  ------------  ------------  ------------  ------------
     Operating income...................       310,151       409,633       478,843       455,625       583,724
INTEREST EXPENSE........................       --             11,753         9,935         8,094        20,262
OTHER INCOME, net.......................           380       --             14,337        14,293           297
                                          ------------  ------------  ------------  ------------  ------------
NET INCOME..............................  $    310,531  $    397,880  $    483,245  $    461,824  $    563,759
                                          ============  ============  ============  ============  ============

   The accompanying notes are an integral part of these financial statements.

                               HP SERVICES, INC.
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                          COMMON STOCK
                                        ----------------     RETAINED
                                        SHARES    AMOUNT     EARNINGS       TOTAL
                                        ------    ------    ----------   ------------
BALANCE, December 31, 1993...........    1,000    $1,000    $  401,495   $    402,495
     Distributions...................     --        --         (41,890)       (41,890)
     Net income......................     --        --         310,531        310,531
                                        ------    ------    ----------   ------------
BALANCE, December 31, 1994...........    1,000     1,000       670,136        671,136
     Distributions...................     --        --         (42,464)       (42,464)
     Net income......................     --        --         397,880        397,880
                                        ------    ------    ----------   ------------
BALANCE, December 31, 1995...........    1,000     1,000     1,025,552      1,026,552
     Distributions...................     --        --        (256,431)      (256,431)
     Net income......................     --        --         483,245        483,245
                                        ------    ------    ----------   ------------
BALANCE, December 31, 1996...........    1,000     1,000     1,252,366      1,253,366
     Distributions...................     --        --        (715,219)      (715,219)
     Net income......................     --        --         563,759        563,759
                                        ------    ------    ----------   ------------
BALANCE, September 30, 1997..........    1,000    $1,000    $1,100,906   $  1,101,906
                                        ======    ======    ==========   ============

   The accompanying notes are an integral part of these financial statements.

                               HP SERVICES, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                            NINE MONTHS
                                                   YEAR ENDED DECEMBER 31,               ENDED SEPTEMBER 30,
                                          ----------------------------------------   --------------------------
                                              1994          1995          1996          1996           1997
                                          ------------  ------------  ------------   -----------   ------------
                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................  $    310,531  $    397,880  $    483,245    $  461,824   $    563,759
  Adjustments to reconcile net income to
     net cash provided by (used in)
     operating activities --
     Depreciation.......................        22,005        22,005        17,058         7,638          4,000
     Gain on sale of property and
       equipment........................       --            --            (16,966)      (16,966)       --
     Changes in operating assets and
       liabilities --
       Trade accounts receivable........      (535,986)      (15,565)     (305,132)      (22,916)       523,050
       Due from affiliates..............        (3,639)      (75,381)       52,135       (10,614)       (90,835)
       Prepaid expenses and other
          assets........................      (189,156)       53,644        40,840       139,615         85,489
       Accounts payable and accrued
          expenses......................       185,434       (18,620)      164,414        83,815        (61,929)
                                          ------------  ------------  ------------   -----------   ------------
  Net cash provided by (used in)
     operating activities...............      (210,811)      363,963       435,594       642,396      1,023,534
                                          ------------  ------------  ------------   -----------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
     equipment..........................       --            --             38,400        38,400        --
                                          ------------  ------------  ------------   -----------   ------------
  Net cash provided by investing
     activities.........................       --            --             38,400        38,400        --
                                          ------------  ------------  ------------   -----------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from short-term debt.........       234,802       200,000       200,000       --             100,000
  Principal payments on short-term
     debt...............................       --           (151,355)     (224,298)      (83,447)      (109,149)
  Loans from shareholders...............       239,541      (291,450)     (300,000)     (300,000)       --
  Shareholder distributions.............       (41,890)      (42,464)     (256,431)     (302,442)      (715,219)
                                          ------------  ------------  ------------   -----------   ------------
  Net cash provided by (used in)
     financing activities...............       432,453      (285,269)     (580,729)     (685,889)      (724,368)
                                          ------------  ------------  ------------   -----------   ------------
NET (DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS...........................       221,642        78,694      (106,735)       (5,093)       299,166
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF PERIOD.............................      (153,745)       67,897       146,591       146,591         39,856
                                          ------------  ------------  ------------   -----------   ------------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD................................  $     67,897  $    146,591  $     39,856    $  141,498   $    339,022
                                          ============  ============  ============   ===========   ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash paid for interest................  $      3,821  $     11,753  $      9,935    $    5,132   $     19,965

   The accompanying notes are an integral part of these financial statements.

                               HP SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

  NATURE OF OPERATIONS

     HP Services, Inc. (HP or the Company), incorporated in the state of Texas in 1990, specializes in the permanent placement of light industrial labor to the petrochemical industry in southeast Texas.

     The Company and its shareholders intend to enter into a definitive agreement with Nationwide Staffing, Inc. (Nationwide), pursuant to which all shares of the Company will be exchanged for cash and shares of Nationwide's common stock concurrent with the consummation of an initial public offering (the Offering) of the common stock of Nationwide.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of September 30, 1996 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     The Company provides for workers' compensation, health insurance and unemployment taxes related to its employees. A deterioration in claims experience could result in increased costs to the Company in the future. The Company has recorded an estimate of any existing liabilities under these programs at each balance sheet date. The Company's future costs could also increase if there are any material changes in government regulations related to employment law or employee benefits.

  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include bank deposits and short-term investments with original maturities of three months or less when purchased.

  TRADE ACCOUNTS RECEIVABLE  -- CREDIT RISK

     The Company uses the allowance method for estimating the allowance for bad debts. The Company periodically evaluates the creditworthiness of its customers' financial conditions to determine credit to be extended and to determine the adequacy of the allowance for bad debts. Historically, bad debts have not been significant.

     The Company operates within the petrochemical production industry. The Company is obligated to pay the salaries, wages and related benefit costs and payroll taxes of worksite employees. Accordingly, the Company's ability to collect amounts due from customers could be affected by economic fluctuations in its markets or these industries.

  PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Maintenance and repairs are charged to expense as incurred; renewals and betterments are capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation applicable thereto are eliminated from the accounts, and the resulting gain or loss is reflected in operations.

                               HP SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The cost of property and equipment is depreciated over the estimated useful lives of the related assets using the straight-line method. The estimated useful lives of property and equipment for purposes of computing depreciation range from five to seven years.

  INCOME TAXES

     HP, with the consent of its shareholders, has elected to be an S Corporation under the Internal Revenue Code. Instead of paying corporation income taxes, the shareholders are taxed individually on the taxable income. Therefore, no provision or liability for federal income taxes has been made.

  REVENUE RECOGNITION

     HP's revenues consist of service fees paid by its clients under client service agreements. In consideration for payment of such service fees, HP agrees to pay the following direct costs associated with the worksite employees: (a) salaries and wages, (b) employment-related taxes and (c) workers' compensation insurance premiums. HP accounts for service fees and the related direct payroll costs using the accrual method of accounting. Under the accrual method, service fees relating to worksite employees with earned but unpaid wages at the end of each period are recognized as unbilled revenues, and the related direct payroll costs for such wages are accrued as a liability during the period in which wages are earned by the worksite employee. Subsequent to the end of each period, such wages are paid and the related service fees are billed.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, receivables and accrued expenses approximate their fair values due to the short-term maturities of these instruments.

     The carrying amounts of borrowings pursuant to HP's revolving credit agreement approximate fair value because the rates on such agreements are variable, based on current market rates.

     The fair value of other debt was estimated by discounting future cash flows, including interest payments, using rates currently available for debt of similar terms and maturities, based on HP's credit standing and other market factors. At September 30, 1997, the carrying amount of HP's other debt approximates fair value.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                             DECEMBER 31,
                                        ----------------------    SEPTEMBER 30,
                                           1995        1996           1997
                                        ----------  ----------    -------------
Miscellaneous equipment...............  $   22,500  $   22,500      $  22,500
Office equipment......................      15,901      15,901         15,901
Computer equipment....................       2,162       2,162          2,162
Vehicles..............................     102,148      26,173         26,173
                                        ----------  ----------    -------------
                                           142,711      66,736         66,736
Less -- Accumulated depreciation......     (89,389)    (51,906)       (55,906)
                                        ----------  ----------    -------------
                                        $   53,322  $   14,830      $  10,830
                                        ==========  ==========    =============

                               HP SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  NOTES PAYABLE:

     Short-term notes payable are as follows:

                                               DECEMBER 31,
                                          ----------------------  SEPTEMBER 30,
                                             1995        1996         1997
                                          ----------  ----------  -------------
Unsecured notes payable to finance
  companies, bearing interest at rates
  ranging from 8.7% to 10.5%............  $   83,447  $   59,149    $ --
Line of credit up to $600,000 with bank,
  bearing interest at prime rate plus
  0.5%..................................     200,000     200,000      250,000
                                          ----------  ----------  -------------
                                          $  283,447  $  259,149    $ 250,000
                                          ==========  ==========  =============

5.  SALES TO SIGNIFICANT CUSTOMERS:

     During 1994, 1995 and 1996, one customer accounted for approximately 60 percent, approximately 48 percent and approximately 60 percent, respectively, of the Company's service revenue. During the nine months ended September 30, 1997, this one customer accounted for approximately 40 percent of the Company's service revenue. The loss of this customer could have a material adverse impact on the operations of the Company.

6.  COMMITMENTS AND CONTINGENCIES:

     HP leases office space from a related entity. Rent paid in each of the years ended 1994, 1995 and 1996 was $40,000, $60,000 and $184,000, respectively.
Rent paid in the nine months ended September 30, 1997 was $90,000. The lease term expires September 30, 2001. Future minimum lease payments due in 1997 are $30,000, $120,000 due in 1998, 1999, and 2000, and $90,000 due in 2001.

     In the ordinary course of its business, the Company has been threatened with or named as a defendant in various lawsuits, including claims related to the actions of its clients and their employees. Management does not believe that any claims would have a material adverse effect on the Company's financial position or results of operations.

7.  RELATED PARTY TRANSACTIONS:

     HP provides light industrial labor for an entity related through common ownership. Revenues derived from this entity totaled $306,382 for the nine months ended September 30, 1997, $433,849 in 1996, $525,576 in 1995 and $263,990
in 1994.

     HP entered into a consulting agreement with a former shareholder effective January 1, 1997, through December 31, 1997. HP pays the consultant $8,333 per month. The agreement may be renewed with the same terms and conditions in effect at January 1, 1997.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Technology Plus, Inc.:

     We have audited the accompanying balance sheets of Technology Plus, Inc. (a Kansas corporation) as of December 31, 1996, and September 30, 1997, and the related statements of operations, changes in shareholders' equity and cash flows for each of the two years in the period ended December 31, 1996, and for the nine-month period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Technology Plus, Inc., as of December 31, 1996 and September 30, 1997 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 and for the nine-month period ended September 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
November 17, 1997

                             TECHNOLOGY PLUS, INC.
                                 BALANCE SHEETS

                                        DECEMBER 31,     SEPTEMBER 30,
                                            1996             1997
                                        -------------    -------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......    $   112,133      $   326,572
     Trade accounts receivable.......      1,607,113        1,361,137
     Prepaid expenses and other
     assets..........................         11,030          209,216
     Deferred income tax asset.......         55,041           69,813
                                        -------------    -------------
          Total current assets.......      1,785,317        1,966,738
PROPERTY AND EQUIPMENT, net..........         98,514          127,235
MARKETABLE SECURITIES,
  available-for-sale.................        118,325          --
DEFERRED INCOME TAX ASSET............        --                 2,337
                                        -------------    -------------
          Total assets...............    $ 2,002,156      $ 2,096,310
                                        =============    =============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
     liabilities.....................    $   185,051      $   280,389
     Accrued payroll and related
     taxes...........................        446,753          441,111
     Line of credit..................        561,352          366,703
                                        -------------    -------------
          Total current
        liabilities..................      1,193,156        1,088,203
NOTES PAYABLE........................        --                41,074
DEFERRED INCOME TAX LIABILITY........         31,755          --
                                        -------------    -------------
          Total liabilities..........      1,224,911        1,129,277
SHAREHOLDERS' EQUITY:
     Common stock, $0.10 par value,
      250,000 shares authorized,
       10,000 shares issued and
      outstanding....................          1,000            1,000
     Receivable from shareholder.....       (248,629)        (278,900)
     Unrealized holding loss on
      marketable securities..........         (9,117)         --
     Retained earnings...............      1,033,991        1,244,933
                                        -------------    -------------
          Total shareholders'
        equity.......................        777,245          967,033
                                        -------------    -------------
          Total liabilities and
              shareholders' equity...    $ 2,002,156      $ 2,096,310
                                        =============    =============

   The accompanying notes are an integral part of these financial statements.

                             TECHNOLOGY PLUS, INC.
                            STATEMENTS OF OPERATIONS

                                                                           NINE-MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,             SEPTEMBER 30,
                                       ----------------------------    --------------------------
                                           1995           1996            1996           1997
                                       ------------  --------------    -----------   ------------
                                                                       (UNAUDITED)
REVENUES FROM SERVICES...............  $  9,827,635  $   12,255,946    $ 8,540,553   $  8,990,173
COST OF SERVICES.....................     8,570,461      10,802,445      7,437,554      7,801,405
                                       ------------  --------------    -----------   ------------
     Gross profit....................     1,257,174       1,453,501      1,102,999      1,188,768
OPERATING COSTS AND EXPENSES.........       877,620         963,830        707,078        822,098
                                       ------------  --------------    -----------   ------------
     Operating income................       379,554         489,671        395,921        366,670
OTHER INCOME.........................       (26,249)        (44,703)       (32,958)       (19,921)
INTEREST EXPENSE.....................        58,153          67,170         52,417         24,709
                                       ------------  --------------    -----------   ------------
INCOME BEFORE INCOME
  TAX EXPENSE........................       347,650         467,204        376,462        361,882
INCOME TAX EXPENSE...................       144,431         197,389        159,052        150,940
                                       ------------  --------------    -----------   ------------
NET INCOME...........................  $    203,219  $      269,815    $   217,410   $    210,942
                                       ============  ==============    ===========   ============

   The accompanying notes are an integral part of these financial statements.

                             TECHNOLOGY PLUS, INC.
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                            UNREALIZED      ACCOUNTS
                                           COMMON STOCK      GAIN (LOSS)    RECEIVABLE
                                          ---------------   ON MARKETABLE      FROM        RETAINED
                                          SHARES   AMOUNT    SECURITIES     SHAREHOLDER    EARNINGS       TOTAL
                                          ------   ------   -------------   -----------   ----------   ------------
BALANCE, December 31, 1994..............  10,000   $1,000     $ --           $ (111,534)  $  672,015   $    561,481
     Unrealized holding gain on
       marketable securities............    --       --          15,249         --            --             15,249
     Receivable from shareholder........    --       --         --             (100,867)      --           (100,867)
     Net income.........................    --       --         --              --           123,314        123,314
                                          ------   ------   -------------   -----------   ----------   ------------
BALANCE, December 31, 1995..............  10,000    1,000        15,249        (212,401)     795,329        599,177
     Distributions......................    --       --         --              --           (31,153)       (31,153)
     Unrealized holding loss on
       marketable securities............    --       --         (24,366)        --            --            (24,366)
     Receivable from shareholder........    --       --         --              (36,228)      --            (36,228)
     Net income.........................    --       --         --              --           269,815        269,815
                                          ------   ------   -------------   -----------   ----------   ------------
BALANCE, December 31, 1996..............  10,000    1,000        (9,117)       (248,629)   1,033,991        777,245
     Unrealized holding gain on
       marketable securities............                          9,117                                       9,117
     Receivable from shareholder........    --       --         --              (30,271)      --            (30,271)
     Net income.........................    --       --         --              --           210,942        210,942
                                          ------   ------   -------------   -----------   ----------   ------------
BALANCE, September 30, 1997.............  10,000    1,000       --             (278,900)   1,244,933        967,033
                                          ======   ======   =============   ===========   ==========   ============

   The accompanying notes are an integral part of these financial statements.

                             TECHNOLOGY PLUS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                     NINE-MONTHS
                                              YEAR ENDED DECEMBER 31,            ENDED SEPTEMBER 30,
                                          --------------------------------  ------------------------------
                                               1995             1996             1996            1997
                                          ---------------  ---------------  --------------  --------------
                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................  $       203,219  $       269,815  $      217,410  $      210,942
  Adjustments to reconcile net income to
     net cash provided by (used in)
     operating activities --
     Depreciation.......................           81,464           75,703          35,631          40,807
     Realized (gain) loss on sale on
       marketable securities, available
       for sale.........................           10,053          (11,935)         (5,390)          2,788
     (Gain) loss on sale of equipment...           (1,250)             191          (1,090)         (9,265)
     Change in net deferred income tax
       assets...........................            4,538          (71,923)         27,276         (48,864)
     Changes in operating assets and
       liabilities --
       Trade accounts receivable........           10,841         (643,055)       (584,118)        257,501
       Prepaid expenses and other
          assets........................          (15,642)           9,209        (107,275)       (198,186)
       Accounts payable and accrued
          liabilities...................          (28,035)         120,512         273,478          95,338
       Accrued payroll and related
          taxes.........................           48,061          223,242          89,054          (5,642)
                                          ---------------  ---------------  --------------  --------------
          Net cash provided by (used in)
             operating activities.......          313,249          (28,241)        (55,024)        345,419
                                          ---------------  ---------------  --------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment....         (105,527)         (42,507)        (42,261)        (69,287)
  Proceeds from sale of property and
     equipment..........................            8,380            6,050             450           2,600
  Purchase of marketable securities
     available-for-sale.................          (38,506)        (192,485)        (73,919)        (10,294)
  Proceeds from sale of marketable
     securities available-for-sale and
     other investments..................           32,500          165,663          33,281         114,771
  Advances to shareholder...............         (100,867)         (36,228)        (52,687)        (30,271)
                                          ---------------  ---------------  --------------  --------------
          Net cash used in investing
             activities.................         (204,020)         (99,507)       (135,136)          7,519
                                          ---------------  ---------------  --------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from line of credit..........       10,514,778       12,984,069       8,997,789      10,501,009
  Payments on line of credit............      (10,517,956)     (12,904,673)     (8,724,898)    (10,695,658)
  Proceeds from notes payable...........           36,888        --               --                57,308
  Payments on notes payable.............          (19,612)         (40,424)        (25,375)         (1,158)
                                          ---------------  ---------------  --------------  --------------
          Net cash provided by (used in)
             financing activities.......           14,098           38,972         247,516        (138,499)
                                          ---------------  ---------------  --------------  --------------
INCREASE (DECREASE) IN CASH.............          123,327          (88,776)         57,356         214,439
CASH AT BEGINNING OF PERIOD.............           77,582          200,909         200,909         112,133
                                          ---------------  ---------------  --------------  --------------
CASH AT END OF PERIOD...................  $       200,909  $       112,133  $      258,265  $      326,572
                                          ===============  ===============  ==============  ==============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Net change in unrealized holding gain
     (loss) on available-for-sale
     securities.........................  $        15,249  $       (24,366) $      (16,513) $        9,117
  Cash paid for income taxes............          146,161          139,228         104,593         332,227
  Cash paid for interest................           58,153           67,170          52,417          24,709

   The accompanying notes are an integral part of these financial statements.

                             TECHNOLOGY PLUS, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

  NATURE OF OPERATIONS

     Technology Plus, Inc. (TPI or the Company), incorporated in the state of Kansas on March 6, 1985, specializes in providing temporary engineers, designers, and CAD personnel to companies throughout the United States. The majority of revenues are derived from companies in the heavy industrial, refinery, chemical and petrochemical industries.

     In September 1997, TPI and its two shareholders entered into a definitive agreement with Nationwide Staffing, Inc. (Nationwide), pursuant to which all shares of the Company will be exchanged for cash and shares of Nationwide's common stock concurrent with the consummation of an initial public offering (the Offering) of the common stock of Nationwide.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of September 30, 1996, and for the nine-months ended September 30, 1996 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     The Company provides for workers' compensation, health care insurance and unemployment taxes related to its employees. A deterioration in claims experience could result in increased costs to the Company in the future. The Company has recorded an estimate of any existing liabilities under these programs at each balance sheet date. The Company's future costs could also increase if there are any material changes in government regulations related to employment law or employee benefits.

  TRADE ACCOUNTS RECEIVABLE -- CREDIT RISK

     The Company periodically performs credit evaluations of its customers' financial conditions to determine credit to be extended and to determine the adequacy of the allowance for bad debts.

     Bad debts are accounted for using the direct write-off method. Expense is recognized only when a specific account is determined to be uncollectible. The effects of this method approximate those of the allowance method. In the event of complete nonperformance by the Company's customers, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of nonperformance. Historically, bad debts have not been significant.

     The Company operates primarily within the chemical industry. The Company is obligated to pay the salaries, wages and related benefit costs and payroll taxes of worksite employees. Accordingly, the Company's ability to collect amounts due from customers could be affected by economic fluctuations in its markets or these industries.

  PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Maintenance and repairs are charged to expense as incurred; renewals and betterments are capitalized. The cost of property sold or otherwise disposed of and

                             TECHNOLOGY PLUS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

the accumulated depreciation applicable thereto are eliminated from the accounts, and the resulting gain or loss is reflected in operations.

     The cost of property and equipment is depreciated over the estimated useful lives of the related assets using an accelerated method. The estimated useful lives of property and equipment for purposes of computing depreciation range from five to seven years.

  MARKETABLE SECURITIES

     All marketable securities are classified as available-for-sale and are available to support current operations or to take advantage of other investment opportunities. These securities are stated at estimated fair value based upon market quotes. Unrealized gains and losses, net of tax, are computed on the basis of specific identification and are included in retained earnings. Realized gains, realized losses, and declines in value, judged to be other-than-temporary, are included in Other Income. The cost of securities sold is based on the specific identification method and interest earned is included in Other Income. All marketable securities were sold during August of 1997.

  INCOME TAXES

     The Company has adopted the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Deferred income taxes are recognized for temporary differences between financial statement and income tax bases of assets and liabilities and net operating loss carryforwards for which tax benefits will be realized in future years.

  REVENUE AND COST RECOGNITION

     TPI's revenues consist of service fees paid by its clients under client service agreements. In consideration for payment of such service fees, TPI agrees to pay the following direct costs associated with the worksite employees:
(a) salaries and wages, (b) employment-related taxes and (c) workers' compensation insurance premiums. TPI accounts for service fees and the related direct payroll costs using the accrual method of accounting. Under the accrual method, service fees relating to worksite employees with earned but unpaid wages at the end of each period are recognized as unbilled revenues and the related direct payroll costs for such wages are accrued as a liability during the period in which wages are earned by the worksite employee. Subsequent to the end of each period, such wages are paid and the related service fees are billed.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, trade accounts receivable, accounts payable and other accrued liabilities approximate their fair values due to the short-term maturities of these instruments.

     The carrying amount of the line of credit approximates fair value because the interest rate varies based on market rates.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                        DECEMBER 31,    SEPTEMBER 30,
                                            1996            1997
                                        ------------    -------------
Furniture and equipment..............     $395,966        $ 417,888
Vehicles.............................       31,507           68,212
                                        ------------    -------------
                                           427,473          486,100
Less -- Accumulated depreciation.....      328,959         (358,865)
                                        ------------    -------------
                                          $ 98,514        $ 127,235
                                        ============    =============

                             TECHNOLOGY PLUS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  MARKETABLE SECURITIES, AVAILABLE-FOR-SALE:

     TPI currently invests in only U.S. Corporate equity securities, which it classifies as available-for-sale.

     The following table presents the estimated fair values for marketable equity securities for the following periods:

                                                         GROSS         GROSS       ESTIMATED
                                                       UNREALIZED    UNREALIZED      FAIR
                                             COST        GAINS         LOSSES        VALUE
                                          ----------   ----------    ----------    ---------
December 31, 1995
     Marketable equity securities.......  $   63,471    $ 15,249      $ --         $  78,720
September 30, 1996
     Marketable equity securities.......     122,619      --            (1,264)      121,355
December 31, 1996
     Marketable equity securities.......     127,442      --            (9,117)      118,325
September 30, 1997
     Marketable equity securities.......  $   --        $ --          $ --         $  --

     Gross realized gains and gross realized losses on sales of available for sale securities were not significant at September 30, 1996 and 1997, respectively, and December 31, 1995 and 1996, respectively.

5.  RELATED-PARTY TRANSACTION:

     TPI has a receivable from its majority shareholder. The receivable represents advances made by TPI to this shareholder. The receivable totaled $248,629 and $278,900 at December 31, 1996 and September 30, 1997, respectively. Accrued interest is payable semiannually at the Internal Revenue Service blended annual rate and totaled $9,826, and $13,250 at December 31, 1995 and 1996, respectively. Accrued interest totaled $10,119 and $11,183 at September 30, 1996, and 1997, respectively. Interest rates applicable to amounts outstanding averaged 4.80%, 6.58% and 5.77% during 1995, 1996 and the nine months ended September 30, 1997, respectively.

6.  LINE OF CREDIT:

     At December 31, 1996 and September 30, 1997, TPI had a revolving line of credit agreement with United Missouri Bank, N.A. for up to $1,100,000. The credit borrowings are due on demand with accrued interest payable monthly on the 30th at bank prime plus .75 percent. Payment of the line of credit is secured by the accounts receivable of TPI. Outstanding borrowings under the agreement totaled $561,352 and $366,703 at December 31, 1996 and September 30, 1997, respectively. The average interest rates applicable to amounts outstanding were 9.0%, 9.25% and 9,25% during 1995, 1996 and the nine months ended September 30, 1997, respectively.

                             TECHNOLOGY PLUS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7.  INCOME TAXES:

     Income tax (benefit) expense consists of the following components:

                                                                           NINE-MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
                                          ------------------------     --------------------------
                                             1995         1996            1996            1997
                                          ----------  ------------     ----------      ----------
                                                                       (UNAUDITED)
Current --
     Federal............................  $  120,880  $    245,358      $ 197,659       $ 164,440
     State..............................      25,995        52,765         42,510          35,364
                                          ----------  ------------     ----------      ----------
                                             146,875       298,123        240,169         199,804
                                          ----------  ------------     ----------      ----------
Deferred --
     Federal............................      (2,012)      (82,908)       (66,759)        (40,215)
     State..............................        (432)      (17,826)       (14,358)         (8,649)
                                          ----------  ------------     ----------      ----------
                                              (2,444)     (100,734)       (81,117)        (48,864)
                                          ----------  ------------     ----------      ----------
          Total.........................  $  144,431  $    197,389      $ 159,052       $ 150,940
                                          ==========  ============     ==========      ==========

     Income tax expense differs from amounts computed by applying the statutory rate to income before income taxes:

                                           YEAR ENDED DECEMBER         NINE-MONTHS ENDED
                                                   31,                   SEPTEMBER 30,
                                          ----------------------    ------------------------
                                             1995        1996          1996          1997
                                          ----------  ----------    -----------   ----------
                                                                    (UNAUDITED)
Income tax expense at the statutory
  rate..................................  $  121,677  $  163,522     $ 131,762    $  126,659
Increase (decrease) resulting from --
     State income tax, net of benefit
       for federal deduction............      16,616      22,708        18,298        18,391
     Nondeductible expenses.............       6,138      11,159         8,992         5,890
                                          ----------  ----------    -----------   ----------
                                          $  144,431  $  197,389     $ 159,052    $  150,940
                                          ==========  ==========    ===========   ==========

     The net deferred income tax assets and liabilities are comprised of the following:

                                           DECEMBER 31,    SEPTEMBER 30,
                                               1996             1997
                                           ------------    --------------
Deferred income tax assets --
     Accrued liabilities................     $ 69,337         $ 73,236
     State taxes and other..............       17,816           28,474
                                           ------------    --------------
                                               87,153          101,710
                                           ------------    --------------
Deferred income tax liabilities --
     Accrued revenues and other.........      (27,663)         (29,560)
     Section 481(a) adjustment..........      (36,204)         --
                                           ------------    --------------
                                              (63,867)         (29,560)
                                           ------------    --------------
               Net deferred income tax
                  assets................     $ 23,286         $ 72,150
                                           ============    ==============

8.  SALES TO SIGNIFICANT CUSTOMERS:

     TPI derived approximately 48 percent of its 1995 revenues and 46 percent of its 1996 revenues from two customers. These two customers accounted for approximately 40 percent of TPI's revenue for the nine-months ended September 30, 1997. Accounts receivable for these two customers were $654,923 at

                             TECHNOLOGY PLUS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

December 31, 1996 and $573,527 at September 30, 1997. The loss of these customers could have a material adverse effect on the operations of TPI in the near term.

9.  COMMITMENTS AND CONTINGENCIES:

     TPI leased three office spaces in 1995 located in Kansas City, Missouri; St. Louis, Missouri; and Birmingham, Alabama. In 1996, TPI leased an additional office space in Midland, Texas. Rent paid for all of the offices in 1995 and 1996 was $68,000 and $77,000, respectively. Rent paid for the nine-months ended September 30, 1996 and 1997 was $57,602 and $55,766, respectively. In 1997, TPI moved the Midland operations to Metairie, Louisiana. Future minimum lease payments due as of September 30, 1997 are as follows: 1997 -- $13,320;
1998 -- $40,992; and 1999 -- $11,352.

     Providing engineering services entails an inherent risk of professional malpractice and other similar claims. The Company believes that its exposure to these risks is substantially mitigated by its existing insurance coverage.

     In the ordinary course of its business, the Company has the potential to be threatened with or named as a defendant in various lawsuits, including claims related to the actions of its customers and their employees. Management does not believe that any claims would have a material adverse effect on the Company's financial position or results of operations.

     The Internal Revenue Service (IRS) is currently reviewing specific compliance issues prevalent in certain segments in the professional employer organization (PEO) industry (see "Regulation -- Employee Benefit Plans"). One issue that has arisen is whether a PEO can be a co-employer of worksite employees for various purposes under the Internal Revenue Code of 1986, as amended (the Code), including participation in the PEO company's 401(k) plan. If the IRS concludes that the Company is not the "employer" of certain worksite employees for the purposes of the Code, the 401(k) plan tax-exempt status could be revoked and those worksite employees would not be permitted to make tax deferred salary contributions to the 401(k) plan. The Company believes that, although unfavorable to the Company, the prospective application of an unfavorable conclusion would not have a material adverse effect on its financial position or the results of its operations. A retroactive application of such a decision would have an adverse financial effect on the Company. However, the Company is unable to determine the ultimate resolution of this matter by the IRS, and therefore, cannot assess or reasonably estimate the effect on the Company's financial position or results of operations if an unfavorable decision is reached by the IRS.

10.  STOCK OPTIONS:

     On March 4, 1993, TPI granted an employee an option to buy up to 2,500 shares of common stock at a price of $110. Currently, this employee owns 328 shares totaling 3.28% of the 10,000 shares issued and outstanding. The option is fully vested and extends for a period of ten years. The option is not transferable or assignable by this minority shareholder.

                             TECHNOLOGY PLUS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Company has elected to account for these plans under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," under which no compensation cost has been recognized. Had compensation cost for these plans been determined consistent with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," the Company's reported net income and earnings per share would have been adjusted to the following pro forma amounts:

                                                                  NINE-MONTHS
                                        FOR THE YEARS ENDED          ENDED
                                            DECEMBER 31,         SEPTEMBER 30,
                                       ----------------------    -------------
                                          1996        1995           1997
                                       ----------  ----------    -------------
Net Income:
     As Reported.....................  $  269,215  $  203,219      $ 179,448
     Pro Forma.......................     176,908     110,312         87,591

     The valuation of the option is based on the consideration offered in the proposed transaction by Nationwide amortized over the four years since the option was granted. The option will be terminated if not exercised prior to the proposed transaction.

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY OF THE UNDERWRITERS OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS OR THAT THERE HAS BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                            ------------------------

        TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary...................     3
Risk Factors.........................    10
Disclosure Regarding Forward-Looking
  Statements.........................    15
The Company..........................    16
Use of Proceeds......................    19
Dividend Policy......................    19
Capitalization.......................    20
Dilution.............................    21
Selected Financial Data..............    22
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................    24
Business.............................    40
Regulation...........................    47
Management...........................    51
Certain Transactions.................    57
Principal Stockholders...............    61
Description of Capital Stock.........    62
Shares Eligible for Future Sale......    65
Underwriting.........................    67
Legal Matters........................    68
Experts..............................    69
Additional Information...............    69
Index to Financial Statements........   F-1

                            ------------------------

     UNTIL                     , 1998 (25 DAYS AFTER THE DATE OF THIS
PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES OF THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                3,400,000 SHARES

                      [LOGO -- NATIONWIDE STAFFING, INC.]

                                   NATIONWIDE
                                 STAFFING, INC.

                                  COMMON STOCK

                             ---------------------
                                   PROSPECTUS
                             ---------------------

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                             LEGG MASON WOOD WALKER
                                  INCORPORATED

                         LADENBURG THALMANN & CO. INC.

                                                 , 1998

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of the securities being registered. All amounts are estimates except for the fees payable to the SEC.

                                        AMOUNT TO
                                         BE PAID
SEC registration fee.................   $   21,188
Printing expenses....................      350,000
Legal fees and expenses..............      800,000
Accounting fees and expenses.........    2,250,000
NASD fees............................        6,509
AMEX listing fee.....................       42,500
Blue sky fees and expenses...........        2,000
Transfer Agent's and Registrar's
fees.................................        7,000
Miscellaneous........................      520,803
                                        ----------
          TOTAL......................   $4,000,000
                                        ==========


ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Company's Restated Certificate of Incorporation and Bylaws incorporate substantially the provisions of the Delaware General Corporation Law ("DGCL") providing for indemnification of directors and officers of the Company against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Company or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     As permitted by Section 102 of the DGCL, the Company's Restated Certificate of Incorporation contains provisions eliminating a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if, in the case of other than derivative suits, such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe that such person's conduct was unlawful). In the case of a derivative suit, an officer, employee or agent of the corporation which is not protected by the Restated Certificate of Incorporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which an officer, employee or agent has been adjudged to be liable to the corporation unless that person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory in the case of a director or officer who is successful on the merits in defense of a suit against such person and is permissible at the discretion of the Board of Directors in the case of an employee or agent who is successful on the merits in defense of a suit against such person.

     The Company has entered into Indemnity Agreements with its directors and certain key officers pursuant to which the Company generally is obligated to indemnify its directors and such officers to the full extent permitted by the DGCL as described above.

     The Company intends to purchase liability insurance policies covering directors and officers in certain circumstances.

     Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, the Underwriters have agreed to indemnify, under certain conditions, the Company, its officers and directors and persons who control the Company within the meaning of the Securities Act against certain liabilities.

ITEM 15.  RECENT SALES OF UNRESTRICTED SECURITIES.

     On February 12, 1997, the Company issued and sold 1,083,929 shares of Common Stock to WJG Capital, L.L.C. for a consideration of $1,000. This sale was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     Effective as of February 12, 1997, the Company issued to the Norton Family Trust and Sabrina A. McTopy warrants to purchase 45,000 shares and 5,000 shares, respectively, of Common Stock. The issuance of the warrants and the sales of Common Stock upon exercise of the warrants were and will be exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On April 1, 1997, the Company sold an aggregate of 173,429 shares of Common Stock to Larry E. Darst which were issued on April 1, 1997 and September 8, 1997. This sale was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On September 8th, 1997, the Company issued and sold an aggregate of 43,357 shares of Common Stock to Gary J. Petry. This sale was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On September 11, 1997, the Company issued and sold shares of Common Stock to the stockholders of the Founding Companies as set forth below. These sales were exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

                                         SHARES OF
FOUNDING COMPANY                        COMMON STOCK
Alternative Solutions:
     John Cogliano, Jr...............      282,544
     John M. Cogliano................       33,240
     Herbert Cogliano................       33,240
     James J. Cogliano...............       33,240
     John Cogliano, Jr. (Family
     Trust)..........................       33,240
     Newbury Personnel, Inc..........      316,165
ASAP:
     Brenda S. Dougan................      205,681
     L. Paul Dobbs...................       88,149
Cardinal:
     Quincy Tarver Freeman and Diane
      Gail
     Freeman as JTWROS...............      447,856
Employment Enterprises:
     Jana W. Yeates..................      445,314
     Lovey L. Hammel.................      222,657
Evins Group:
     Mary E. Evins...................      200,550

                                         SHARES OF
          FOUNDING COMPANY              COMMON STOCK
GTS:
     The Global Group, Inc...........      186,661
     Paul L. Milligan................      167,628
     Sherry A. Wood..................        1,272
     Glenn W. Wood...................       20,321
     M. Nell Dahl....................        1,272
     Kirk M. Humphries...............        1,272
     William J. White................        1,272
     Dorris A. Bright................        1,272
HP Services:
     W.M. Hartman....................      299,615
     Gary D. Pitts...................      128,407
Technology Plus:
     Richard L. Bronson..............      314,888
     Bobby Wayne Watson..............      104,963

     Effective September 11, 1997, the Company effected a 1,084-to-1 stock split in the form of a dividend of the shares of Common Stock outstanding as of September 10, 1997.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  Exhibits

        EXHIBIT
         NUMBER                                             DESCRIPTION OF EXHIBIT
------------------------  ------------------------------------------------------------------------------------------
           1.1**    --    Form of Underwriting Agreement.

           2.1**    --    Agreement and Plan, dated as of September 11, 1997, by and among Nationwide Staffing,
                          Inc., Alternative Solutions, Inc., Newbury Employment, Inc. and the Stockholders and
                          Newbury Stockholders named therein.

           2.2**    --    Agreement and Plan, dated as of September 11, 1997, by and among Nationwide Staffing,
                          Inc., A.S.A.P Acquisition Corp., A.S.A.P. Services, Inc. and the Stockholders named therein.

           2.3**    --    Agreement and Plan, dated as of September 11, 1997, by and among Nationwide Staffing,
                          Inc., Cardinal Acquisition Corp., Cardinal Services, Inc. and the Stockholders named therein.

           2.4**    --    Agreement and Plan, dated as of September 11, 1997, by and among Nationwide Staffing,
                          Inc., EEI Acquisition Corp., Employment Enterprises, Inc. and the Stockholders named therein.

           2.5**    --    Agreement and Plan, dated as of September 11, 1997, by and among Nationwide Staffing,
                          Inc., EPG Sub 1 Acquisition Corp., EPG Sub 2 Acquisition Corp., EPG Sub 3 Acquisition
                          Corp., EPG Sub 4 Acquisition Corp., EPG Sub 5 Acquisition Corp., EPG Sub 6 Acquisition
                          Corp., EPG Sub 7 Acquisition Corp., EPG Sub 8 Acquisition Corp., Evins Personnel
                          Consultants, Inc., Evins Personnel Consultants, Inc., No. One, Evins Personnel
                          Consultants, Inc., No. Two, Exceptional Resource Services Inc., Excelsior Personnel
                          Consultants, Inc., Excellent Personnel Consultants, Inc., Evins Personnel Consultants of
                          Abilene, Inc., Elite Personnel Consultants, Inc. and the Stockholder named therein.

           2.6**    --    Agreement and Plan, dated as of September 11, 1997, by and among Nationwide Staffing,
                          Inc., GTS Acquisition Corp., Global Technical Services, Inc. and the Stockholders named therein.

           2.7**    --    Agreement and Plan, dated as of September 11, 1997, by and among Nationwide Staffing,
                          Inc., HPSI Acquisition Corp., HP Services, Inc. and the Stockholders named therein.

           2.8**    --    Agreement and Plan, dated as of September 11, 1997, by and among Nationwide Staffing,
                          Inc., TPLUS Acquisition Corp., Technology Plus, Inc. and the Stockholders named therein.

                                      II-3

        EXHIBIT
         NUMBER                                             DESCRIPTION OF EXHIBIT
------------------------  ------------------------------------------------------------------------------------------
           3.1**    --    Amended and Restated Certificate of Incorporation of Nationwide Staffing, Inc., as amended by the Amendment to Amended and Restated Certificate of Incorporation of Nationwide
                          Staffing, Inc.

           3.2**    --    Bylaws of Nationwide Staffing, Inc., as amended.

           4.1**    --    Stock Restriction and Registration Rights Agreement dated as of September 11, 1997 between
                          WJG Capital, L.L.C. and Nationwide Staffing, Inc.

           4.2**    --    Form of certificate evidencing ownership of Common Stock of Nationwide Staffing, Inc.

           4.3**    --    Warrant to Purchase Shares of Common Stock of Nationwide Staffing, Inc., Warrant No. N-1.

           4.4**    --    Warrant to Purchase Shares of Common Stock of Nationwide Staffing, Inc., Warrant No. N-2.

           5.1**    --    Opinion of Bracewell & Patterson, L.L.P.

          10.1**    --    1997 Stock Awards Plan of Nationwide Staffing, Inc.

          10.2**    --    1997 Nonqualified Stock Option Plan for Non-Employee Directors.

          10.3**    --    Employment Agreement dated April 1, 1997, between Nationwide Staffing, Inc. and Larry E.
                          Darst, as amended by that certain Amendment to Employment Agreement dated September 8,
                          1997, between Nationwide Staffing, Inc. and Larry E. Darst.

          10.4**    --    Employment Agreement dated August 8, 1997, between Nationwide Staffing Inc. and Dean G.
                          Walberg.

          10.5**    --    Employment Agreement dated September 5, 1997, between Nationwide Staffing Inc. and Gary J.
                          Petry.

          10.6**    --    Employment Agreement between Brenda Dougan and A.S.A.P. Services, Inc.

          10.7**    --    Employment Agreement between Steve Alter and Alternative Solutions, Inc.

          10.8**    --    Employment Agreement between Quincy Tarver Freemen and Cardinal Services, Inc.

          10.9**    --    Employment Agreement between Lovey Hammel and Employment Enterprises, Inc.

          10.10**   --    Employment Agreement between Mary Evins and Evins Personnel Consultants, Inc.

          10.11**   --    Employment Agreement between Paul Milligan and Global Technical Services, Inc.

          10.12**   --    Employment Agreement between Gary Pitts and HP Services, Inc.

          10.13**   --    Employment Agreement between Richard Bronson and Technology Plus, Inc.

          10.14**   --    Nationwide Staffing, Inc. Introduction Agreement, by and among Nationwide Staffing, Inc.,
                          Woods and Williams collectively, W. Sherman Adcock, and Jerry L. Hyde.

          21.1**    --    List of subsidiaries of Nationwide Staffing, Inc.

          23.1***   --    Consent of Arthur Andersen LLP.

          23.2**    --    Consent of Bracewell & Patterson, L.L.P. (included in Exhibit 5.1).

          23.3**    --    Consent of Stephen M. Alter.

          23.4**    --    Consent of Brenda S. Dougan.

          23.5**    --    Consent of Mary E. Evins.

          23.6**    --    Consent of Lovey L. Hammel.

          23.7**    --    Consent of Paul L. Milligan.

          23.8**    --    Consent of Gary D. Pitts.

          23.9**    --    Consent of Richard L. Bronson.

          23.10**   --    Consent of Quincy T. Freeman.

          23.11**   --    Consent of Thomas N. Amonett.

          24.1**    --    Power of Attorney.

          27.1**    --    Financial Data Schedule.

------------
 ** Previously filed.
*** Filed herewith.

     (b)  Financial Statement Schedules

     The following financial statement schedules are included herein.

     None.

     All other schedules for which provision is made in the applicable accounting regulation of the SEC are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements and therefore have been omitted.

ITEM 17.  UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 14, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, NATIONWIDE STAFFING, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON JANUARY 28, 1998.

                                          NATIONWIDE STAFFING, INC.
                                          By:      LARRY E. DARST
                                                   LARRY E. DARST
                                                 CHIEF EXECUTIVE OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE INDICATED CAPACITIES ON JANUARY 28, 1998.

             SIGNATURE                                  TITLE
-----------------------------------------------------------------------------
           LARRY E. DARST               Chief Executive Officer; President;
           LARRY E. DARST               and Director

           GARY J. PETRY                Senior Vice President and Chief
           GARY J. PETRY                Financial Officer

           CARL L. NORTON               Director
           CARL L. NORTON

          GEORGE C. WOODS               Director
          GEORGE C. WOODS
                                      II-6